The share exchange described in this press release involves securities of a foreign company.  This share exchange is subject to disclosure requirements of Japan that are different from those of the United States.  Financial information included in this notice has been prepared in accordance with generally accepted Japanese accounting standards and may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country, and some or all of its officers are residents of a foreign country.  You may not be able to sue a foreign company or its officers in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

This document has been translated from the Japanese-language original for reference purposes only.  While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original.  Such Japanese-language original shall be the controlling document for all purposes.

(Translation)

Notice of Convocation of the 125th Ordinary General Meeting of Shareholders

Date and time
Tuesday, June 28th, 2016
10 a.m. (Reception opens at 9 a.m.)

Place:
8F, Conference Room, Head office of the Bank,
5-5, Minami-machi 2-chome, Mito, Ibaraki, Japan

Table of Contents
Notice of Convocation of the 125th Ordinary General Meeting of Shareholders		1
Exercise of Voting Rights		3
Guide to Exercise of Voting Rights via the Internet		4

Attachments:
Business Report for the 125th Period
1.	Matters concerning the current status of the Bank	5
2.	Matters concerning officers (directors and corporate auditors)	15
3.	Matters concerning outside officers	17
4.	Matters concerning shares of the Bank	19
5.	Matters concerning stock acquisition rights, etc. of the Bank	20
6.	Matters concerning accounting auditors	23
7.	Basic guidelines on the person(s) who control decisions about policies of business and finance	25
8.	System(s) to ensure correctness of operations and current status	25
9.	Matters concerning special wholly-owned subsidiaries	29
10.	Matters concerning transactions with the parent company, etc.	29
11.	Matters concerning accounting advisors	29
12.	Miscellaneous matters	29
Consolidated financial statements		30
Audit report		58
Reference Documents for the General Meeting of Shareholders
Proposal No. 1:	Appropriation of Surplus	61
Proposal No. 2:	Approval of Share Exchange Agreement with Ashikaga Holdings Co., Ltd.	62
Reference documentation shared by Proposal No. 3 through Proposal No. 8		77
Proposal No. 3:	Partial Amendment to the Articles of Incorporation	79
Proposal No. 4:	Election of Ten (10) Directors (excluding those who are Audit and Supervisory Committee Members)	85
Proposal No. 5:	Election of Five (5) Directors who are Audit and Supervisory Committee Members	93
Proposal No. 6:	Compensation, etc. for Directors (excluding those who are Audit and Supervisory Committee Members)	98
Proposal No. 7:	Compensation, etc. for Directors who are Audit and Supervisory Committee Members	98
Proposal No. 8:	Compensation by Stock Options and its Contents for Directors (excluding those who are Audit and Supervisory Committee Members)	99

(Securities Code:  8333)
June 7, 2016
To Shareholders:

Kazuyoshi Terakado
President
The Joyo Bank, Ltd.
5-5, Minami-machi 2-chome, Mito,
Ibaraki, Japan

NOTICE OF CONVOCATION OF

THE 125TH ORDINARY GENERAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the 125th Ordinary General Meeting of Shareholders of The Joyo Bank, Ltd. (the “Bank”).  The meeting will be held as described below.
If you are unable to attend the meeting, you can exercise your voting rights in writing by submitting the enclosed Voting Rights Exercise Form, or via electronic means (the Internet, etc.).  Please review the Reference Documents for the General Meeting of Shareholders (described hereinafter) and exercise your voting rights.

1.	Date and Time:	Tuesday, June 28th, 2016 at 10:00 a.m. Japan time (Reception opens at 9 a.m.)
2.	Place:	8F, Conference Room, Head Office of the Bank, 5-5, Minami-machi 2-chome, Mito, Ibaraki, Japan
3.	Meeting Agenda: Matters to be reported:
1.	The Business Report and Non-consolidated Financial Statements for the Bank’s 125th Fiscal Year (from April 1, 2015 to March 31, 2016)

2.
Consolidated Financial Statements for the Bank’s 125th Fiscal Year (from April 1, 2015 to March 31, 2016) and results of audits of the Consolidated Financial Statements by the Accounting Auditor and the Board of Corporate Auditors

Proposals to be resolved

Proposal No. 1:	Appropriation of Surplus

Proposal No. 2:	Approval of Share Exchange Agreement with Ashikaga Holdings Co., Ltd.

Proposal No. 3:	Partial Amendment to the Articles of Incorporation

Proposal No. 4:	Election of Ten (10) Directors (excluding Directors who are Audit and Supervisory Committee Members)

Proposal No. 5:	Election of Five (5) Directors who are Audit and Supervisory Committee Members

Proposal No. 6:	Setting of Amount of Compensation for Directors (excluding Directors who are Audit and Supervisory Committee Members)

Proposal No. 7:	Setting of Amount of Compensation for Directors who are Audit and Supervisory Committee Members

Proposal No. 8:	Decision on Stock Option Compensation for Directors (excluding Directors who are Audit and Supervisory Committee Members) and Details

1

4.      Exercise of Voting Rights
There are 3 methods for exercising voting rights.  (Please refer to pages 3 and 4 for details)
○Exercise of voting rights via attendance at the Ordinary General Meeting of Shareholders
Date and Time: Tuesday, June 28, 2016 at 10 a.m. (Reception opens at 9 a.m.)
If you intend to exercise your voting rights by proxy, please appoint as a proxy a shareholder with voting rights of the Bank. You may appoint only one shareholder as your proxy.
○Exercise of Voting Rights in Writing
Please return the Voting Rights Exercise Form so that it arrives at the Bank by 5:00 p.m. Japan Time, Monday, June 27th, 2016
○Exercise of Voting Rights via Electronic Means (via Internet, etc.)
Please exercise your vote by 5:00 p.m. Japan Time, Monday, June 27th, 2016.

(1) Handling of Duplicate Voting
If you vote both in writing on the Voting Rights Exercise Form and via electronic means (the Internet, etc.), only your vote placed via electronic means (the Internet, etc.) will be deemed valid.  In addition, if you submit your vote multiple times via electronic means (the Internet, etc.), only the last vote will be valid.

(2) Matters Disclosed on the Internet

A. In accordance with laws and regulations as well as Article 16 of the Articles of Incorporation of the Bank, items (1) through (4) below are posted on the Bank’s website (http://www.joyobank.co.jp/kabunushi/) and are therefore not included with this convocation notice.

(1)	“Matters concerning Stock Acquisition Rights” in the Business Report
(2)	“Statements of Changes in Net Assets” and “Notes to the Non-consolidated Financial Statements” in the Non-consolidated Financial Statements
(3)	“Consolidated Statements of Changes in Net Assets” and “Notes to the Consolidated Financial Statements” in the Consolidated Financial Statements
(4)
Of the documents that are required to be provided with Proposal No.2:  Approval of Share Exchange Agreement with Ashikaga Holdings Co., Ltd., (1) through (3) above from the latest fiscal year of the wholly owning parent company

The Business Report, Non-consolidated Financial Statements and Consolidated Financial Statements audited by the Corporate Auditors are the Business Report, and Non-consolidated Financial Statements and Consolidated Financial Statements attached to this convocation notice as well as items (1) through (3) above listed on the Bank’s website.
The Non-consolidated Financial Statements and Consolidated Financial Statements audited by the Accounting Auditor are the Non-consolidated Financial Statements and Consolidated Financial Statements attached to this convocation notice as well as items (2) and (3) above, which are posted on the Bank’s website.
B. Please note that any updates to the Reference Documents for the General Meeting of Shareholders and other attached documents will be posted on the Bank’s website (http://www.joyobank.co.jp/).
End

2

Exercise of Voting Rights:

Exercise of Voting Rights via Attendance at the Ordinary General Meeting of Shareholders

When attending the shareholders meeting, please bring this notice of convocation with you as well as the attached Voting Rights Exercise Form and present them at the reception desk of the meeting venue.

In the case of exercising voting rights by proxy, please appoint as a proxy one of the shareholders holding voting rights of the Bank.  You cannot appoint two or more shareholders as your proxy.

Date and time    Tuesday, June 28, 2016 at 10 a.m. (Registration opens at 9 a.m.)

Exercise of Voting Rights in Writing

Please indicate your vote for or against the proposals on the enclosed Voting Rights Exercise Form and return it so that it is received by the exercise deadline.  Please use the included tamper- proofing sticker.

Exercise deadline    Votes must arrive by Monday, June 27th, 2016 at 5 p.m. Japan time.

Exercise of Voting Rights via Electromagnetic Means (the Internet, etc.)

Please access the Bank’s designated voting website (http://www.evote.jp/) using the “Login ID” and “Temporary Password” enclosed with the Voting Rights Exercise Form, follow the on-screen instructions to vote on the proposals.  [For details, please refer to the following page]

Exercise deadline　by Monday, June 27th, 2016 at 5 p.m. Japan time.

Handling of Duplicate Voting

•	If you vote both in writing on the Voting Rights Exercise Form and via the Internet, only your vote placed via the Internet, etc. will be valid.
•	Should you submit your vote multiple times via the Internet, only the last vote will be valid.
In addition, if you submit multiple votes via PC, smartphone and/or mobile phone, only the last vote will be counted as valid.

3

Guide to Exercise of Voting Rights via the Internet
1. The voting website
(1)
Voting rights can only be exercised over the Internet via PC, smartphone or mobile phone by accessing our voting website (http://www.evote.jp/). (Please note that the site may not be accessible from 2 a.m. to 5 a.m. Japan time each day.)

◎	If using a mobile phone
※	You may use a mobile phone with barcode reader functionality to read the QR Code ® to the right to access the voting website.

2. Exercising voting rights via the Internet
(1)
Please access the Bank’s designated voting website (http://www.evote.jp/) using the “Login ID” and “Temporary Password” enclosed with the Voting Rights Exercise Form, follow the on-screen instructions to vote on the proposals.

(2)
To prevent improper access by a third party or tampering with cast votes by someone other than the shareholder, please note that we will ask you to change your temporary password on the voting website for those shareholders wishing to use the site.

3. Fees arising from accessing the voting website
(1)	We ask that any fees arising from accessing the voting website (internet connection fees, phone charges, etc.) be borne by the shareholder.
(2)	If using a mobile phone, packet transmission fees and other mobile usage charges may be required. We ask that shareholders also bear these costs.

Please direct system related inquiries, etc. to:	Stock Transfer Agency Business Planning Department, Mitsubishi UFJ Trust and Banking Corporation
Phone:  0120-173-027 (Toll Free)
Hours:  9:00 to 21:00 Japan time

Platform for institutional investors to exercise voting rights
For nominal shareholders of managing trust banks, etc., (including standing proxies), if you have applied to use the Voting Platform operated by ICJ Co., Ltd., you may use that voting platform as well as the above listed method via the Internet as an electromagnetic method to exercise voting rights.

4

Attachments

Business Report for the 125th Fiscal Year

1. Matters concerning the Current Status of The Joyo Bank, Ltd. (the “Bank”)
(1)	Progress and Results of Business
[Main businesses]
The Bank provides diverse financial products and services to regional customers, and conducts the following main businesses:  deposit and loans; in addition, the Bank conducts domestic exchange business, foreign exchange business, securities investment business, trust business, and sales of government bonds, investment trusts, and insurance products.

[Financial and economic environment]
In fiscal 2015, the Japanese economy showed a moderate recovery from the start of the fiscal year, supported mainly by the tapering off of the impact of the increase in the consumption tax rate and favorable corporate earnings.  However, the economy generally lacked strength due to such factors as concerns about a slowdown in the economies of emerging nations such as China and a downturn in business confidence caused by the appreciation of the yen and a decline in stock prices from the beginning of the year.
In Ibaraki Prefecture as well, the overall economy showed a weak trend.  Although consumer spending displayed underlying strength throughout the year, production showed signs of weakness.
In the financial sector, the yen tended to depreciate against the U.S. dollar from the start of the fiscal year until the summer but then strengthened in light of such factors as concern about the deterioration of overseas economies, before trading at a rate of around 113 yen versus the U.S. dollar at the end of the fiscal year.  The Nikkei Stock Average performed strongly, recovering to a level of 20,000 yen for the first time in 15 years by the summer.  However, it subsequently weakened mainly because of concerns about an economic slowdown in emerging nations, and hovered at around 17,000 yen at the end of the fiscal year.  As regards interest rates, both short-term and long-term interest rates were at low levels throughout the fiscal year, and then declined to the negative zone in response to the introduction of negative interest rates by the Bank of Japan in February 2016.

[Progress and results of business]
(Management strategy)
In this financial and economic environment, the Bank is carrying out the 12th Medium-Term Business Plan (from fiscal 2014 to fiscal 2016), which represents our vision for becoming the “best partner bank for the collaborative creation of the region’s future.”  During the fiscal year under review, which represented the middle year of the Plan, we continued to carry out various policies, centering on the “‘PLUS+’ Project for Collaborative Creation of the Region’s Future.”  Our objective is to help customers and communities solve local issues arising due to structural changes in society and the economy through the provision of comprehensive financial services while translating these efforts into our own growth as the Joyo Bank Group.

In addition, the Bank celebrated its 80th anniversary in July 2015.  As this occasion was made possible by the continuing support of customers, community members and shareholders, we would like to express our deep gratitude to them.  In fiscal 2015, as a way of showing our appreciation, we carried out a number of commemorative programs that incorporated the concept of the “collaborative creation of the region’s future.”

5

In corporate banking, we continuously work to provide a smooth flow of funding to customers.  In addition, we endeavored to diversify funding methods for customers establishing businesses and launching new business and for growth areas.  For example, we newly established the “Joyo Startup Support Plan,” a financing plan to support the establishment of businesses, and started providing “Medical Facility Bonds” aimed at medical corporation customers.  Furthermore, in addition to continuing to hold the Joyo Commercial Food Fair and the Joyo Manufacturing Forum, we strengthened our support for customers’ overseas business expansion by holding Joyo Commercial Food Fairs and business seminars in various Asian countries where customers develop overseas businesses.  In addition, as part of the programs to commemorate our 80th anniversary, we established “Joyo Mirai Kyoso Juku” to provide a forum for learning and interchange for next-generation of executives who will drive the future of the region and focused efforts on regional human resource development initiatives.

In retail banking, we responded to diversifying customer needs in the area of asset management.  Along with expanding lineups of investment trust and insurance products, we started handling the “First Installment-Based Investment Trust Pack (Mirai Select),” which enables diversified investment beginning with a small amount by combining several installment-based investment trust products, and “Payroll deduction NISA,” which uses the Nippon Individual Savings Account (NISA) tax exemption system for small investments in corporate and other welfare programs and asset formation for officers and employees.  Moreover, in the area of individual financing, we increased handling of housing loans intended to encourage long-term residency in coordination with the municipal grant program, and expanded lineups of loan products to support the active roles of women.  In such ways, we worked to contribute to the regional economy and economic revitalization by leveraging our financial intermediary role.

In sales channels, we enhanced our branch network along the Tsukuba Express line, where remarkable development is continuing, by establishing the Tsukuba Shintoshi Branch in August 2015 and opening a Loan Plaza inside the Misato Branch.  In addition, we strove to enhance systems for providing customers with more finely tailored financial services by opening “Money Advice Desks,” which provide advice such as on asset management for retail customers on weekday evenings and Saturdays, inside three stores in Ibaraki Prefecture from April 2016.

In the area of financial services that utilize information technology (IT), we adopted initiatives to diversify points of contact with customers and enhance customer convenience.  For example, we introduced the humanoid companion robot “PALRO” and started providing a “smartphone-dedicated screen” for account opening procedures that do not require a visit to a branch.

Joyo Bank was also involved in a range of social contribution activities.  We were engaged in support for disaster-affected locations due to the Kanto-Tohoku Heavy Rainfall Disaster, which occurred in September 2015, by responding to various kinds of requests for advice from people affected by the disaster and providing a temporary ATM service utilizing the “Mobile Customer Inquiry Vehicle.”

6

In the case of initiatives aimed at revitalizing the region, we established the “Ibaraki Shopping Street Revitalization Fund” based on cooperation with the Regional Economy Vitalization Corporation of Japan, and thereby strengthened the funding support framework aimed at revitalizing and improving the prosperity of shopping streets in Ibaraki Prefecture.  In addition, we actively expanded initiatives to resolve local issues through public and private-sector cooperation.  As one example, we signed the “Partnership Agreement on the Promotion of Relocation to Ibaraki Prefecture” with the Ibaraki prefectural government and the Japan Trans-Housing Institute.  This centers on the use of the “ ‘Ibaraki Appeal’ Residual Value Guarantee-type Relocation Plan ‘Yutori Life’”, a new housing loan product which is the first of its kind in Japan and incorporates a rental guarantee by the Japan Trans-Housing Institute.

On a different note, an incident involving a large amount of embezzlement by a former employee was discovered in September 2015.  We would like to deeply apologize again for the great trouble and worry this has caused to customers, the local community and shareholders.  The Bank will exert its utmost efforts to prevent any recurrence of such an incident by thoroughly improving compliance awareness and enhancing and strengthening internal control systems.

(Trends in Major Accounts)
As a result of promoting initiatives to improve the Bank’s business performance and resolve local issues in cooperation with customers and the local community, as described above, the Bank recorded the following business performance in fiscal 2015.

○Deposits, etc.
The Bank’s balance of deposits at the end of the fiscal year was 8.1033 trillion yen, an increase of 374.6 billion yen during the term, which resulted mainly from individual deposits.  The balance of ordinary deposits at the end of the fiscal year was 4.9227 trillion yen, an increase of 338.0 billion yen during the term.  However, the balance of time and savings deposits at the end of the fiscal year was 2.7715 trillion yen, a decrease of 15.0 billion yen during the term.  In addition, the balance of assets in custody such as investment trusts and insurance at the end of the fiscal year was 1.0357 trillion yen, a decrease of 53.2 billion yen during the term, which was mainly attributable to a decrease in public bond investment trusts.

○Loans
The Bank’s balance of loans at the end of the fiscal year was 5.9127 trillion yen, an increase of 256.3 billion yen during the term.  The balance of loans to individuals at the end of the fiscal year was 1.5445 trillion yen, an increase of 106.8 billion yen during the term, which was mainly due to housing loans, and the balance of loans to SMEs at the end of the fiscal year was 2.2639 trillion yen, an increase of 157.6 billion yen during the term.

○Securities
The Bank’s balance of securities at the end of the fiscal year was 2.7395 trillion yen, an increase of 4.1 billion yen during the term.  As the Bank endeavored to secure stable income and conducted appropriate portfolio management responding to market trends such as the decline in yen interest rates, the balance of Japanese government bonds at the end of the fiscal year was 1.0449 trillion yen, a decrease of 135.5 billion yen during the term, and the balance of other securities, primarily foreign bonds, at the end of the fiscal year was 743.4 billion yen, an increase of 109.9 billion yen during the term.

7

○Total assets
The balance of total assets at the end of the fiscal year was 9.2363 trillion yen, an increase of 200.4 billion yen during the term, which was mainly attributable to an increase in loans.

○Profit and loss
Ordinary income increased by 5.297 billion yen year on year to 138.712 billion yen, mainly due to an increase in gains on sales of bonds and gains on sales of stocks and other securities, which offset a decrease in interest on loans and discounts caused by a decline in interest rates.  Ordinary expenses increased by 2.985 billion yen year on year to 95.995 billion yen, mainly due to an increase in interest expenses and other ordinary expenses, despite a decline in general and administrative expenses.
As a result, ordinary profit increased by 2.312 billion yen year on year to 42.717 billion yen, and net income increased by 3.858 billion yen year on year to 27.774 billion yen.
In regard to consolidated earnings, consolidated ordinary profit increased 1.955 billion yen year on year to 47.685 billion yen, and net income attibutable to shareholders of parent increased by 2.354 billion yen year on year to 31.034 billion yen.  In addition, return on equity (ROE) was 5.2% on a consolidated basis.  The capital ratio, an indicator of banking soundness, remained at the high level of 12.00% on a consolidated basis.

(Capital policy)
In order to enhance corporate value and capital efficiency as well as improve returns to shareholders, the Bank has adopted a profit distribution policy for the time being of aiming to return at least 40% of non-consolidated net income, based on a combination of the amount of share buybacks and dividends, with dividends accounting for at least 30% of such returns.
Usually, we intend to carry out returns to shareholders by means of share buybacks and dividends based on this policy, but in view of having reached a basic agreement on business integration with Ashikaga Holdings Co., Ltd., we have decided to only distribute dividends and not carry out a share buyback in fiscal 2015.
As regards the year-end dividend, in order to respond to the support of shareholders, we are considering paying an ordinary dividend of 7.0 yen per share.  The annual dividend, after combining the ordinary interim dividend of 5.0 yen and the 80th anniversary commemorative dividend of 1.0 yen, will therefore be 13.0 yen per share, an increase of 3.0 yen from last fiscal year.

[Issues to be Addressed by the Bank]
Changes in the socioeconomic structure, namely, the decline in the total population, the further decrease in the birthrate and aging of the population, and the advance of economic globalization, have progressed further, and various issues such as an increase in vacant houses and the hollowing out of city centers are becoming manifested.  Against this backdrop, the “Overall Revitalization Strategy for Local Communities, People and Jobs” formulated by various local governments has reached the implementation stage, and we recognize that regional financial institutions are increasingly expected to participate actively in regional development.

8

In fiscal 2016, which marks the final year of the 12th Medium-Term Business Plan, with the aim of becoming the “Best Partner Bank for the Collaborative Creation of the Region’s Future,” we will solve — together with customers and the region — the local challenges accompanying socioeconomic changes by providing comprehensive financial services, contribute to the revitalization of the regional community and economy, and also contribute to the Joyo Bank Group’s growth.

Furthermore, on November 2, 2015, we entered into a basic agreement concerning a business integration with Ashikaga Holdings Co., Ltd, set up an Integration Preparation Committee, and engaged in discussions and investigations.  On April 25, 2016, we entered into a share exchange agreement and a business integration agreement, and on October 1, 2016, we aim to launch a new financial group, Mebuki Financial Group, Inc.  While maintaining and more deeply cultivating the customer relations and deep understanding of local communities that both Joyo Bank and The Ashikaga Bank, Ltd, which is a subsidiary of Ashikaga Holdings Co., Ltd., have built over the years, we will provide more convenient, high-quality comprehensive financial services that can only be achieved through the integration of leading regional banks.

All officers and employees will continue to do their utmost to meet the expectations of customers, regional communities and shareholders.  Thank you for your ongoing encouragement and support.

(2) Status of Assets and Profits and Losses
(Hundred millions of yen)
	Fiscal 2012	Fiscal 2013	Fiscal 2014	Fiscal 2015
Deposits	73,553	74,909	77,287	81,033
Time and saving deposits	28,206	27,900	27,866	27,715
Other	45,347	47,008	49,421	53,318
Loans	51,399	53,993	56,564	59,127
To individuals	12,123	13,263	14,377	15,445
To SMEs	18,383	19,736	21,063	22,639
Other	20,893	20,993	21,123	21,041
Trading assets	27	33	44	59
Trading liabilities	1	1	1	8
Securities	26,441	27,525	27,354	27,395
Japanese Government bonds	14,022	13,680	11,805	10,449
Municipal bonds	3,013	3,235	2,052	2,157
Other	9,404	10,609	13,496	14,788
Corporate bonds	150	150	150	150
Corporate bonds with stock acquisition rights	－	－	360	338
Total assets	82,408	85,084	90,359	92,363

9

Domestic exchange transaction volume	518,096	536,944	615,696	569,871
Foreign exchange transaction volume	Millions of dollars 3,741	Millions of dollars 4,186	Millions of dollars 3,937	Millions of dollars 4,312
Ordinary profit	Millions of yen 31,726	Millions of yen 35,837	Millions of yen 40,404	Millions of yen 42,717
Net income	Millions of yen 20,378	Millions of yen 22,071	Millions of yen 23,915	Millions of yen 27,774
Net income per share	Yen Sen 26 95	Yen Sen 29 55	Yen Sen 32 92	Yen Sen 38 42
Trust property	34	35	25	24
Trust fees	Millions of yen 37	Millions of yen 25	Millions of yen 26	Millions of yen 25
(Notes)	1.	Amounts shown have been rounded down.
2.
“Net income per share” has been calculated by dividing net income by the average number of issued shares during the term.
The average number of issued shares during the term is based on the number of shares after deducting the number of treasury shares.

(Reference) Trend in Consolidated Earnings
(Hundred millions of yen)
	Fiscal 2012	Fiscal 2013	Fiscal 2014	Fiscal 2015
Consolidated ordinary income	1,504	1,591	1,561	1,633
Consolidated ordinary profit	359	413	457	476
Net income attributable to shareholders of parent	227	250	286	310
Consolidated net assets	5,066	5,169	6,018	5,920
Consolidated total assets	82,680	85,365	90,654	92,587
(Note) Amounts shown have been rounded down.

(3) Status of Employees
	End of fiscal 2015	End of fiscal 2014
Number of employees	3,638	3,629
Average age	40 years 7 months	40 years 8 months
Average years of service	17 years 11 months	18 years 1 month
Average monthly wages	432,000 yen	427,000 yen
(Notes)	1.	Average age, average number of years of service and average monthly wages are presented rounding down to the nearest yen.
2.	Number of employees does not include temporary employees or fixed-term employees.
3.	Average monthly wages are average wages including tax during March and do not include bonuses.

10

(4) Status of Branches, etc.
a. Changes in number of branches
	End of fiscal 2015		End of fiscal 2014
Ibaraki Prefecture	Branches 145	Of which, sub-branches (28)	Branches 144	Of which, sub-branches (25)
Fukushima Prefecture	10	（－）	10	（－）
Tochigi Prefecture	8	(1)	8	(1)
Chiba Prefecture	6	（－）	6	（－）
Tokyo	5	（－）	5	（－）
Other prefectures	5	（－）	5	（－）
Total	179	(29)	178	(26)
(Note)	In addition to the above, at the end of fiscal 2015, the Bank had established 3 representative offices (3 at the end of fiscal 2014) and 237 off-premises ATMs (237 at the end of fiscal 2014).
In addition, the Bank had established 330 off-premises ATMs (302 at the end of fiscal 2014) based on cooperation with E-net Co., Ltd., which became an arranger.

b. New branches at the end of fiscal 2015
Branch name	Address
Tsukuba Shintoshi Branch	4-2 Kenkyugakuen 4-chome, Tsukuba, Ibaraki Prefecture
(Note)	1.	In fiscal 2015, the Bank converted Yamagata Branch to Yamagata Sub-Branch, Sashima Branch to Sashima Sub-Branch, and Azuma Branch to Azuma Sub-Branch.
2.	In fiscal 2015, the Bank newly established and closed down off-premises ATMs as follows.
(New off-premises ATMs)
Oarai Branch Oarai Town Office Sub-Branch     6881-275 Isohamacho, Oarai, Higashiibaraki District, Ibaraki Prefecture
(inside Oarai Town Hall)
Kenkyugakuen Toshi Branch  BiVi Tsukuba Sub-Branch     8-10 Azuma 1-chome, Tsukuba Ibaraki Prefecture
(inside BiVi Tsukuba)
Mooka Branch   Kasumi Ninomiya Branch Sub-Branch     812 Ishijima, Mooka, Tochigi Prefecture
(inside Kasumi Ninomiya Branch)
Ushiku Higashi Branch  Ushiku City Office Sub-Branch 15-1 Chuo 3-chome, Ushiku, Ibaraki Prefecture
(inside Ushiku City Office)

11

(Closure of off-premises ATMs)
Togashira Branch     AEON Toride Store Sub-Branch     1118-1 Togashira Daimyojin, Toride, Ibaraki Prefecture
(inside Joso Shopping Center)
Kugeta Branch     Ninomiya Community Center Joint Sub-Branch     893-15 Ishijima, Mooka, Tochigi Prefecture
(inside Ninomiya Community Center)
Ushiku Higashi Branch     Sub-Branch in front of Ushiku City Office     10-12 Chuo 4-chome, Ushiku, Ibaraki Prefecture
(in front of Ushiku City Office)
Tsuchiura Branch     Tsuchiura City Office Sub-Branch     20-35 Shimotakatsu 1-chome, Tsuchiura City, Ibaraki Prefecture
(inside Tsuchiura City Office)

c. List of bank agencies
Not applicable.

d. Status of bank agency businesses, etc. operated by the Bank
Not applicable.

(5) Status of Capital Investment
a. Total amount of capital investment
(Millions of yen)
Total amount of capital investment	5,420
(Note) Amounts shown have been rounded down.

b. New installation, etc. of major equipment
(Millions of yen)
Description	Amount
Software	1,942
ATMs	484
(Notes)  1. Amounts shown have been rounded down.
2. The above software includes software suspense account and lease assets.

(6) Status of Major Parent Companies and Subsidiaries, etc.
a. Status of parent company
Not applicable.

12

b. Status of subsidiaries, etc.
Company name	Address	Main business activities	Established	Common stock	Share of voting rights held by the Bank	Other
The Joyo Computer Service Co., Ltd.	16-25 Nishihara 2-chome, Mito, Ibaraki	Sale of software and contract of calculating business	April 26, 1973	(Millions of yen) 47.5	(%) 5.00
The Joyo Lease Co., Ltd.	4-12 Minami-machi 3-chome, Mito, Ibaraki	Leasing of machinery and equipment, claim acquisition	September 25, 1974	100	5.00
The Joyo Credit Guarantee Co., Ltd.	4-12 Minami-machi 3-chome, Mito, Ibaraki	Credit guarantee of housing loans from the Bank	April 20, 1978	30	5.00
The Joyo Credit Co., Ltd.	4-12 Minami-machi 3-chome, Mito, Ibaraki	Credit card services	August 30, 1982	100	5.00
The Joyo Business Service Co., Ltd.	8-1 Sasano-cho 1-chome, Hitachinaka, Ibaraki	Agent in charge of administrative work for the Bank	March 24, 1984	100	100.00
The Joyo Industrial Research Institute, Ltd.	5-18 sannomaru 1-chome, Mito, Ibaraki	Consulting, investigation and research	April 3, 1995	100	5.00
The Joyo Equipment Management Co., Ltd.	5-5 Minami-machi 2-chome, Mito, Ibaraki	Maintenance and management of operational properties and equipment of the Bank	March 17, 1999	100	100.00
The Joyo Cash Service Co., Ltd.	3-3 Shinhara 1-chome, Mito, Ibaraki	Mainly maintenance and management of the Bank’s ATMs and CDs	April 14, 1999	50	100.00
The Joyo Securities Co., Ltd.	4-12 Minami-machi 3-chome, Mito, Ibaraki	Dealing of securities, mediation, commission and substitution of trading of securities	November 30, 2007	3,000	100.00
(Note) 1. There are nine subsidiaries within the scope of consolidation including the above major subsidiaries, etc., and there are no companies within the scope of the equity method.
2.  In fiscal 2015, consolidated ordinary income was 163,314 million yen and net profit attributable to owners of parent was 31,034 million yen.

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Summary of Major Business Alliances
1.
Based on a tie-up between The Tsukuba Bank, Ltd., Mito Credit Union, The Yuki Shinkin Bank, The Ibaraki-ken Credit Cooperative, the Ibaraki Prefectural Credit Federations of Agricultural Cooperatives and the agricultural cooperatives that are members of the aforementioned Federations, Joyo Bank is providing a collection of bills service based on a jointly established fund settlement system (abbreviation:  I-NET Cash Service).  In addition, we provide an automatic cash withdrawal service based on jointly established ATMs.

2.	Based on a tie-up with 64 regional banks, the Bank provides services such as automatic cash withdrawals through the mutual use of ATMs.

3.
Based on a tie-up with 64 regional banks, city banks, trust banks, member banks of the Second Association of Regional Banks, credit unions, credit cooperatives, JA affiliates and JF Marine Banks (including Norin Chukin Bank and the National Association of Prefectural Credit Federation of Agricultural Cooperatives and labor credit associations, the Bank provides services that include automatic cash withdrawals through the mutual use of ATMs (abbreviation:  MICS).

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4.
At Chigin Network Service Co., Ltd. (a company based on joint investment by 64 regional banks; abbreviation:  CNS), the Bank provides services such as the transfer of various kinds of data such as comprehensive transfers, account transfers, and detailed data on deposits and withdrawals between client companies by means of data transmission methods.

5.
Based on a tie-up with Seven Bank Ltd. and E-net Co., Ltd., the Bank provides automatic cash withdrawal and automatic cash deposit services based on jointly installed ATMs installed in stores such as convenience stores.

6.	Based on a tie-up with Japan Post Bank, the Bank provides automatic cash withdrawal and automatic cash deposit services through the mutual use of ATMs.

(7) Status of Business Transfers, etc.
Not applicable.

(8) Other Significant Matters concerning Current Status of the Bank
In regard to the business integration with Ashikaga Holdings Co., Ltd., such matters are described in [Issues to be Addressed by the Bank] under (1) Progress and Results of Business.

2. Matters concerning Officers (Directors and Corporate Auditors)
(1) Status of Corporate Officers
(As of fiscal year-end)
Name	Position and responsibilities	Significant concurrent positions	Other
Kunio Onizawa	Chairman
Kazuyoshi Terakado	President (Representative Director)	Director, Ibaraki Credit Guarantee Corporation
Hideo Sakamoto	Senior Managing Director (Representative Director) Delegated Director-General of Business Headquarters
Katsuhiko Ito	Managing Director Delegated Vice Director-General of Business Headquarters, in charge of Public and Regional Business (Stationed in Mito)
Atsuyuki Kurosawa	Managing Director In charge of International Market Business (Treasury and Securities Division, Markets Administration and International Division, Tokyo Sub-Headquarters) (Stationed in Tokyo)

15

Eiji Murashima
Managing Director
In charge of Corporate Risk Management, Operation Systems and Information Security (Corporate Risk Management Division, Operation Management Division, Operational Innovation Division)
Deputy Head of protection of personal information, Head of finance facilitation management

Ritsuo Sasajima	Managing Director In charge of Corporate Management, Operation Systems and Group Companies (Corporate Planning Division, Computer Systems Division)
Hiroshige Sonobe	Managing Director Delegated Vice Director-General of Business Headquarters, in charge of Public and Regional Business (Stationed in Tsukuba)
Masaru Seki	Managing Director In charge of Credit Examination (Credit Examination Division) Head of finance facilitation management
Hiroaki Yokochi	Managing Director In charge of Corporate Management (Personnel Division, General Affairs Division)
Toshihiko Kawamura	Director (Outside Director)	Director, IBARAKI Port Authority Corporation
Ryuzaburo Kikuchi	Director (Outside Director)
Yoshiaki Terakado	Standing Corporate Auditor
Hideo Torihata	Standing Corporate Auditor
Akira Yasu	Corporate Auditor (Outside Auditor)	Attorney
Sanenori Hitomi	Corporate Auditor (Outside Auditor)	Curator, Ibaraki Prefectural Museum of History
Toshio Mizushima	Corporate Auditor (Outside Auditor)	Certified Public Accountant (CPA)	He is a qualified CPA and has specialized knowledge regarding finance and accounting.
(Note) The Bank has designated all outside directors and outside auditors as Independent Officers based on the rules of the Tokyo Stock Exchange and submitted their details to the Exchange.

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(2) Compensation, etc. for Officers
(Millions of yen)
Category	No. of persons compensated	Compensation, etc.
Directors	15	344 (47)
Corporate Auditors	5	58 (4)
Total	20	403 (51)
(Notes)  1. Compensation, etc. is rounded down to millions for this presentation.
2. The number of persons compensated above includes three directors who retired during fiscal 2015.
3. The amounts of compensation, etc. in the above table include the amount of expenses recorded (23 million yen for 10 directors) during fiscal 2015 in relation to stock acquisition rights granted as stock options and provision for directors’ bonuses for fiscal 2015 (24 million yen for directors, 4 million yen for corporate auditors), and these are shown in parentheses after the total amount.
4. The annual limit on compensation resolved at a General Meeting of Shareholders is 400 million yen for directors and 80 million yen for corporate auditors.
5. The total amount of compensation for directors and corporate auditors was determined as follows within the range of the limits resolved at a General Meeting of Shareholders.
Compensation, etc. for directors (excluding outside directors) comprises monthly compensation, bonuses and stock options, and all of these are determined at a meeting of the Board of Directors based on the prescribed criteria.  The monthly compensation for each director consists of a standard amount for monthly compensation based on their position multiplied by a variable index that is determined by taking into account the level of profit (return on equity) and their respective degree of contribution to earnings.  As regards bonuses, an upper limit is determined based on the level of profit (return on equity), the total amount of bonuses paid is determined within this range, and the distribution to each director is determined by taking into account their respective contribution to earnings.  As regards stock options, the Bank grants Stock Compensation-Type Stock Options that use stock acquisition rights where the exercise price per share is 1 yen, and the stock option compensation amount for each director is determined according to the basic amount of monthly remuneration.
Compensation, etc. for outside directors comprises a monthly compensation amount and a bonus, and both are determined at a meeting of the Board of Directors based on the prescribed criteria.  The monthly compensation amount is prescribed as a basic, fixed amount that reflects the director’s duties, and bonuses are determined based on the same method as for directors (excluding outside directors).
Compensation, etc. for corporate auditors comprises a monthly compensation amount and a bonus, and both the compensation and bonus for each corporate auditor are determined by means of discussion among the corporate auditors, in accordance with the criteria prescribed by the Bank.

(3) Contracts for Limited Liability
Not applicable.

3. Matters concerning Outside Officers
(1) Concurrent Positions and Other Status of Outside Officers
Name	Concurrent positions and other status
Toshihiko Kawamura
Director, Ibaraki Port Authority Corporation
The company is in the third sector, in which Ibaraki Prefecture has invested, and the Bank has a relationship with the company that is based on a capital contribution and a normal business relationship.

Sanenori Hitomi
Director, Ibaraki Prefectural Museum of History
The museum is a facility operated by the Ibaraki Prefectural Foundation for Education, and the Bank has a normal business relationship with the Foundation.

(Note) A child of Outside Auditor Sanenori Hitomi serves as an employee of the Bank.

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(2) Status of Main Activities of Outside Officers
Name	Period of service	Attendance at Board of Directors’ meetings	Comments at Board of Directors’ meetings Status of other activities
Toshihiko Kawamura	6 years and 9 months	He attended all 17 meetings of the Board of Directors held in fiscal 2015.	Based on his abundant knowledge and experience regarding management in general, he appropriately made necessary comments in regard to deliberation of proposals, etc.
Ryuzaburo Kikuchi	6 years and 9 months	He attended 16 out of 17 meetings of the Board of Directors held in fiscal 2015.	Based on his academic background and broad knowledge, he appropriately made necessary comments in regard to deliberation of proposals, etc.
Akira Yasu	12 years and 9 months	He attended 16 out of 17 meetings of the Board of Directors held in fiscal 2015, and attended all 14 of the meetings of the Board of Corporate Auditors held in fiscal 2015.	Based on his specialized knowledge and experience as an attorney, he appropriately made necessary comments in regard to deliberation of proposals, etc.
Sanenori Hitomi	9 years and 9 months	He attended all 17 meetings of the Board of Directors held in fiscal 2015, and attended all 14 of the meetings of the Board of Corporate Auditors held in fiscal 2015.	Based on his abundant knowledge and experience regarding administration and management in general, he appropriately made necessary comments in regard to deliberation of proposals, etc.
Toshio Mizushima	6 years and 9 months	He attended all 17 meetings of the Board of Directors held in fiscal 2015, and attended all 14 of the meetings of the Board of Corporate Auditors held in fiscal 2015.	Based on his specialized knowledge and experience as a CPA, he appropriately made necessary comments in regard to deliberation of proposals, etc.

(3) Compensation, etc. for Outside Officers
(Millions of yen)
	No. of persons compensated	Compensation, etc. from the Bank	Compensation, etc. from the parent company, etc. of the Bank
Total compensation, etc.	5	26 （1）	Not applicable.
(Note) 1. Compensation, etc. has been rounded down to millions.
2. The amount of compensation, etc. above includes provision for directors’ bonuses in fiscal 2015 (0 yen for outside directors, 1 million yen for outside auditors), and the latter is shown in parentheses after the total amount.

(4) Opinions of Outside Officers
Not applicable.

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4. Matters concerning Shares of the Bank

(1) Number of Shares	Number of authorized shares	2,167,515 thousand shares
	Number of shares issued	766,231 thousand shares

(2) Number of Shareholders at End of Fiscal 2015		28,250

(3) Major Shareholders
Names of shareholders	Status of investment in the Bank
	Number of shares held	Shareholding ratio (%)
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	28,992 thousand	4.01
Nippon Life Insurance Company	25,203	3.48
Japan Trustee Services Bank, Ltd. (Trust Account)	23,495	3.25
Sompo Japan Nipponkoa Insurance Inc.	23,178	3.20
State Street Bank and Trust Company 505223	18,575	2.56
The Master Trust Bank of Japan, Ltd. (Trust Account)	17,703	2.44
The Dai-ichi Life Insurance Company, Limited	17,049	2.35
Sumitomo Life Insurance Company	16,448	2.27
Meiji Yasuda Life Insurance Company	11,422	1.58
Japan Trustee Services Bank, Ltd. (Trust Account 9)	11,154	1.54
  (Notes) 1. For the number of shares held, amounts have been rounded down to the nearest 1,000 shares.
2. Shareholding ratios have been calculated by deducting treasury shares, and amounts have been rounded down to two decimal places.
3. The Bank holds 43,361 thousand treasury shares but has been excluded from the major shareholders above.

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5. Matters concerning Stock Acquisition Rights, etc. of the Bank
(1) Stock acquisition rights, etc. of the Bank held by officers of the Bank at fiscal year-end
	Summary of details of stock acquisition rights, etc.	Number of persons holding stock acquisition rights, etc.
	(1) Name The Joyo Bank, Ltd. Series 1 Stock Acquisition Rights (2) Type and number of underlying shares Common stock: 14,388 shares (3) Exercise period for stock acquisition rights August 25, 2009 to August 24, 2039 (4) Exercise price (per share) 1 yen (5) Exercise conditions Holders of stock acquisition rights may exercise stock acquisition rights only up to 10 days from the day after they cease to be a director of the Bank.	2
Directors (excluding outside officers)	(1) Name The Joyo Bank, Ltd. Series 3 Stock Acquisition Rights (2) Type and number of underlying shares Common stock: 20,201 shares (3) Exercise period for stock acquisition rights July 22, 2010 to July 21, 2040 (4) Exercise price (per share) 1 yen (5) Exercise conditions Holders of stock acquisition rights may exercise stock acquisition rights only up to 10 days from the day after they cease to be a director of the Bank.	2
	(1) Name The Joyo Bank, Ltd. Series 5 Stock Acquisition Rights (2) Type and number of underlying shares Common stock: 37,120 shares (3) Exercise period for stock acquisition rights July 21, 2011 to July 20, 2041 (4) Exercise price (per share) 1 yen (5) Exercise conditions Holders of stock acquisition rights may exercise stock acquisition rights only up to 10 days from the day after they cease to be a director of the Bank.	4

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	Summary of details of stock acquisition rights, etc.	Number of persons holding stock acquisition rights, etc.
	(1) Name The Joyo Bank, Ltd. Series 7 Stock Acquisition Rights (2) Type and number of underlying shares Common stock: 35,920 shares (3) Exercise period for stock acquisition rights July 20, 2012 to July 19, 2042 (4) Exercise price (per share) 1 yen (5) Exercise conditions Holders of stock acquisition rights may exercise stock acquisition rights only up to 10 days from the day after they cease to be a director of the Bank.	4
Directors (excluding outside officers)	(1) Name The Joyo Bank, Ltd. Series 9 Stock Acquisition Rights (2) Type and number of underlying shares Common stock: 33,541 shares (3) Exercise period for stock acquisition rights July 19, 2013 to July 18, 2043 (4) Exercise price (per share) 1 yen (5) Exercise conditions Holders of stock acquisition rights may exercise stock acquisition rights only up to 10 days from the day after they cease to be a director of the Bank.	7
	(1) Name The Joyo Bank, Ltd. Series 11 Stock Acquisition Rights (2) Type and number of underlying shares Common stock: 34,752 shares (3) Exercise period for stock acquisition rights July 19, 2014 to July 18, 2044 (4) Exercise price (per share) 1 yen (5) Exercise conditions Holders of stock acquisition rights may exercise stock acquisition rights only up to 10 days from the day after they cease to be a director of the Bank.	7

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	Summary of details of stock acquisition rights, etc.	Number of persons holding stock acquisition rights, etc.
Directors (excluding outside officers)	(1) Name The Joyo Bank, Ltd. Series 13 Stock Acquisition Rights (2) Type and number of underlying shares Common stock: 34,231 shares (3) Exercise period for stock acquisition rights July 18, 2015 to July 17, 2045 (4) Exercise price (per share) 1 yen (5) Exercise conditions Holders of stock acquisition rights may exercise stock acquisition rights only up to 10 days from the day after they cease to be a director of the Bank.	10
Outside directors	―	―
Corporate auditors	―	―

(2) Stock acquisition rights, etc. of the Bank granted to employees, etc. during fiscal year

	Summary of details of stock acquisition rights, etc.	Number of persons granted stock acquisition rights
Executive officers	(1) Name The Joyo Bank, Ltd. Series 14 Stock Acquisition Rights (2) Type and number of underlying shares Common stock: 28,464 shares (3) Exercise period for stock acquisition rights July 18, 2015 to July 17, 2045 (4) Exercise price (per share) 1 yen (5) Exercise conditions Holders of stock acquisition rights may exercise stock acquisition rights only up to 10 days from the day after they cease to be an executive officer of the Bank.	13
Employees	―	―
Corporate officers or employees of subsidiaries or subsidiary corporations	―	―

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(3) Other significant matters concerning stock acquisition rights, etc.
A summary of stock acquisition rights attached to Euro-US dollar-denominated convertible bonds with stock acquisition rights with call provision due 2019 (issued on April 24, 2014) is shown below.
Issuance resolution date	April 8, 2014
Number of stock acquisition rights	3,000 units
Type and number of underlying shares	Common stock: 49,586,776 shares
Conversion price per share	US$6.04
Exercise period	May 9, 2014 to April 10, 2019
Balance of corporate bonds with stock acquisition rights	US$300,000 thousand

6. Matters concerning Accounting Auditors
(1) Status of Accounting Auditor
(Millions of yen)
Name	Compensation, etc. relating to fiscal 2015	Other
Ernst & Young ShinNihon LLC Designated limited liability partner Kazutaka Aso Designated limited liability partner Masahiko Yamauchi Designated limited liability partner Ken Komatsuzaki	73	①
As a result of verifying and examining the details of the audit plan of the Accounting Auditors, the status of execution of duties in the previous fiscal year, and the grounds for calculation of the compensation estimate, by obtaining necessary materials and listening to reports from directors, relevant departments, and the Accounting Auditors, the Board of Corporate Auditors provides its agreement to Article 399, Paragraph 1 of the Companies Act regarding compensation, etc. for the Accounting Auditors.

		②	Non-audit services (services other than services in Article 2, Paragraph 1 of the Certified Public Accountants Act) are advisory services relating to compliance.
		③	On December 22, 2015, the Accounting Auditors were ordered by the Financial Services Agency (FSA) to suspend taking on new business contracts for three months (from January 1, 2016 to March 31, 2016).

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(Notes)  1. Amounts shown have been rounded down.
2. As the audit contract between the Bank and the Accounting Auditor does not separate the compensation for the audit prescribed by the Companies Act from the compensation for the audit prescribed by the Financial Instruments and Exchange Act, these two forms of compensation cannot be separated.  Therefore, the above amount for fiscal 2015 represents the total of these compensations.
3. Total compensation to be paid or payable to the Accounting Auditor by the Bank and its subsidiaries and subsidiary corporations:  95 million yen

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(2) Contracts for Limited Liability
Not applicable.

(3) Other matters concerning Accounting Auditors
○Policy for determining the dismissal or non-reappointment of an Accounting Auditor
If the Board of Corporate Auditors has determined that the Accounting Auditor falls under the matters prescribed in Article 340, Paragraph 1 of the Companies Act, and has caused material damage to the auditing functions of the Bank, it will dismiss the Accounting Auditor with the consent of all Corporate Auditors.
Moreover, if it acknowledges that it will be difficult for the Accounting Auditor to appropriately execute its duties, the Board of Corporate Auditors will decide on a proposal regarding the dismissal or non-reappointment of the Accounting Auditor, and the Board of Directors will submit the proposal at a General Meeting of Shareholders based on that decision.

7. Basic Guidelines on the Person(s) Who Control Decisions about Policies of Business and Finance
Not applicable.

8. System(s) to Ensure Correctness of Operations and Current Status
(1) Systems to ensure appropriate operations
In regard to “the system for ensuring the execution of directors’ duties complies with laws and regulations and the Bank’s Articles of Incorporation and systems to ensure the appropriateness of other Bank operations as well as the operations of the Joyo Bank Group comprised of the Bank and its subsidiaries,” the Bank has formulated the following basic policies based on resolutions adopted by the Board of Directors.

① System for ensuring directors and employees are executing their duties in compliance with laws and regulations and the Bank’s Articles of Incorporation
(i)
Compliance is the highest management priority under Joyo Bank’s Management Philosophy of “Practicing sound management, creation of values, and partnership with the home region.” To ensure compliance, the Bank also has a Corporate Philosophy and Action Guidelines providing basic guidance for its corporate activities.  Moreover, rules governing the compliance system have been established and disseminated to the directors and employees to ensure that the Bank remains in compliance with laws and regulations and its Articles of Incorporation.

(ii)
Board of Directors Regulations govern the operation of Joyo Bank’s Board of Directors.  These regulations guide the Board’s business decisions and supervision of directors’ execution of duties.  The regulations also stipulate separation of duties among directors to ensure that the Bank’s business is carried out appropriately.

(iii)
The Bank also has a Compliance and Risk Management Division to supervise and rigorously enforce compliance.  This division implements a compliance program approved by the Board of Directors to supervise compliance throughout the Bank and periodically report back to the Board of Directors.  The Bank also has a Compliance Hotline that serves as an internal whistleblower system.

(iv)
Important matters of compliance are discussed by the Bank’s Compliance Committee, while a Compliance Audit Committee comprising a panel of outside experts periodically verifies the Bank’s overall compliance standing.

(v)	Independent of the Bank’s business execution divisions, there is also a Corporate Audit Division that conducts internal audits to ensure Joyo Bank’s internal controls are functioning properly.

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(vi)
The Bank also resolutely builds countermeasures and refuses all relationships with organized crime and other antisocial forces which threaten public law and order and safety and stand in the way of sound economic and social development.

② Systems concerning storage and management of information relating to execution of directors’ duties
(i)
The Bank has formulated rules relating to the storage and management of documents and other information associated with the execution of directors’ duties and stores and manages the documents prescribed in each of the following items together with related materials in accordance with these rules.

• Minutes of General Meetings of Shareholders
• Minutes of meetings of the Board of Directors
• Minutes of meetings of the Executive Officer Committee
• Documents prescribed in other rules
(ii)	Documents and other information described in (i) are stored in a way that enables their perusal as required by directors and corporate auditors.

③ Regulations and other systems for managing the risk of loss
(i)
The Bank has regulations for managing the risk of loss and manages various risks appropriately and establishes systems for comprehensively monitoring and managing the risks to ensure sound management and a steady stream of revenue and income.  At the same time, the Bank is building up a framework of business continuity plans (BCPs) in preparation for emergency situations such as natural disasters and core ICT system failures.

(ii)
The management of each kind of risk is the responsibility of various risk management departments, as set down in the in-house regulations.  Comprehensive risk management is carried out by one department that oversees risk management for the entire Bank.  The Board of Directors has appointed a director to oversee the risk management program.

(iii)
The Risk Management Committee is tasked with periodically assessing the Bank’s overall risk exposure, as well as measuring individual risks and deliberating policies for countering them.  The director in charge of risk management periodically reports back to the Board of Directors on the status of the Bank’s risk management and countermeasures.

④ System for ensuring the efficient execution of duties by directors
(i)	The Bank formulates business plans to clarify its management vision and earnings targets, and compiles a general budget, among other details, each fiscal year to make the plans more specific.
(ii)
To carry out operations efficiently, the Bank has established Standards on Head Office Decision-Making Authority that clarify the decision-making authority attached to each business assignment and duty of each director.

(iii)
The Bank has an Executive Officer Committee and Executive Officer Committee Regulations prescribing details such as the committee’s role and when it meets.  The committee is tasked with deliberating important business execution matters.  Various other committees made up of executive directors, executive officers and division general managers have also been established as needed to address various business issues.

⑤ Systems for ensuring appropriate operations in a corporate group composed of a joint-stock corporation and its parent company and subsidiaries
(i)	System for reporting matters relating to execution of duties of directors, etc. of subsidiaries to the company
(a)	The Board of Directors has appointed an officer in charge of Group companies as the person responsible for overseeing Group companies, and has also established a department to oversee Group companies.
(b)	To appropriately grasp the status of execution of the operations of Group companies, they are required to discuss the execution of important matters with the Bank and provide reports on such matters.
(ii)	Regulations and system for managing the risk of losses at subsidiaries
(a)	The Bank has prescribed basic rules regarding risk management as rules that are common to Group companies, and established a system to comprehensively manage various kinds of risk in the entire Group.
(iii)	System for ensuring the efficient execution of duties by directors, etc. of subsidiaries
(a)
The Bank seeks to ensure efficient business operation by formulating management plans based on the scope of business, its scale and relation with the Bank at Group companies as well as by holding Group Management Meetings, where information is shared.

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(iv)	System for ensuring directors, etc. and employees of subsidiaries are executing their duties in compliance with laws and regulations and the Bank’s Articles of Incorporation
(a)	The department that oversees Group companies manages compliance at Group companies and is establishing a compliance system for the entire Group.
(b)	The Bank’s Corporate Audit Division for internal audits conducts audits to confirm that internal control at Group companies is being appropriately conducted.
(c)	The Compliance Hotline has been established as an internal whistleblower system common to the Joyo Bank Group that officers and employees at Group companies can also use.
(d)	The Bank and Group companies observe the arm’s length rule, and do not cause any disadvantage to each other in the execution of operations.

⑥ System for ensuring the reliability of financial reporting
(i)	The Bank and each of its Group companies have regulations governing the structure, organization, and implementation of internal control systems for financial reporting to ensure that it is reliable.

⑦ System governing the treatment of employees assigned to assist the Corporate Auditors with their duties when requested
(i)	The Bank is to assign at least one employee as the corporate auditing staff for assisting the Corporate Auditors with their duties.
(ii)	Furthermore, the Bank is to assign personnel with knowledge and capabilities suitable for assisting with auditing duties, and having no involvement in the Bank’s business execution.

⑧ Matters relating to the independence of the above employees from the Board of Directors and ensuring that the employees carry out instructions from the Corporate Auditors
(i)	In the event that the corporate auditing staffs are to be reassigned, the director in charge is to give advance notice to the Corporate Auditors s, who are to be allowed to give their opinions.
(ii)	Furthermore, the corporate auditing staffs are to assist the Corporate Auditors with their duties by exclusively following their instructions.

⑨ System relating to reports from officers and employees of the Joyo Bank Group and other reports to the Corporate Auditors
(i)	Corporate Auditors attend the Executive Officer Committee and other important meetings of the Joyo Bank Group, at which they are given the opportunity to voice their opinions.
(ii)
Officers and employees of the Joyo Bank Group are encouraged to report matters that could cause significant damage to the Bank to the Corporate Auditors, take advantage of the internal whistleblower system to report the details confidentially and otherwise provide information considered necessary by the Corporate Auditors.

(iii)	Officers and employees are not to be treated unfairly for having divulged such information to the Corporate Auditors.

⑩ Matters relating to advances or reimbursements for expenses incurred by Corporate Auditors when executing their duties and policy on accounting for the expenses and reimbursements
(i)	The Bank is to bear the necessary expenses requested by the Corporate Auditors, unless the Bank can prove that the expenses were unnecessary for the execution of the Corporate Auditors’ duties.

⑪ Other systems for ensuring effectiveness of audits carried out by the Corporate Auditors
(i)	The Corporate Auditors, Corporate Audit Division for internal audits, and other business divisions and departments cooperate with one another to raise the effectiveness of the auditing system.
(ii)	The Chairman of the Board of Directors and the Bank’s representative directors and the Accounting Auditors meet periodically with the Corporate Auditors to exchange opinions.

(2) Overview of status of operation of systems to ensure appropriate operations
The status of the main operation at the Bank that was conducted in fiscal 2015 based on the above policies is as follows:

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① Compliance system
A compliance program was formulated at meetings of the Board of Directors, and its implementation status and important matters, etc. regarding compliance were reported to the Board of Directors and the Executive Officer Committee.  In regard to the violation of laws and ordinances, etc., the Board of Directors verified the response status regarding a summary of concerns, the results of analysis of occurrence factors and recurrence prevention measures.  In addition, the Bank conducted discussions and examinations by holding four meetings of the Compliance Committee, and also received verifications from outside committee members and reflected them in policies by holding two meetings of the Compliance Audit Committee.
In regard to the Compliance Hotline, which the Bank set up as an internal whistleblower system, the Bank set up a consulting point external to the Bank at the legal counselor’s office in addition to the consulting point within the Bank.

② Risk management system
The Risk Management Committee held 13 meetings to gain an understanding of various risks and consider a response policy on an organization-wide basis.  Moreover, the Bank formulated the “Fiscal 2015 BCM Training Plan” to ensure the effectiveness of the business continuity system, which prepares for emergencies such as natural disasters and core ICT system failures, and carried out various kinds of training.

③ Business execution by directors
The Board of Directors held 17 meetings, decided important matters relating to management policy and management strategy, and supervised the status of business execution of each director.  Furthermore, the Executive Officer Committee, which is composed of executive directors and executive officers, held 20 meetings and discussed important matters related to business execution, apart from matters that are the exclusive prerogative of the Board of Directors.

④ Internal audits
The Corporate Audit Division, which is independent from departments that execute business, conducted audits on each branch, head office department and subsidiary (hereinafter referred to as “audited departments”).  The Bank reported the audit results to the Board of Directors and notified them to the heads of audited departments.  In addition, it shared information with relevant departments through the Audit Information Liaison Committee, which held 11 meetings.

⑤ Group company management
Based on the “Group Corporation Management Guidelines,” which prescribes matters for discussion and reporting between Group companies and the Bank, discussion and reporting was carried out between Group companies and the Bank.  Group Management Meetings, which are aimed at sharing information throughout the entire Group, and Top Meetings with the Banks’ director in charge of Group companies and general managers responsible were held on two occasions, respectively.

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⑥ Audits of Corporate Auditors
The Corporate Auditors conducted audits on the execution of duties of directors and carried out the following initiatives to verify the status of establishment and operation of internal control systems.
•
Attendance at important committee meetings such as the Board of Directors, the Executive Officer Committee, the Group Management Meeting, the General Budget Committee, the Compliance Committee, and the Audit Information Liaison Committee

•	Inspection of important approval documents
•	Reports from responsible departments
•	Visiting audits at branches, etc.
•	Audit of Group companies
•	Regular exchanges of opinions between the Chairman of the Board of Directors, representative directors, and the Accounting Auditor

9. Matters concerning Special Wholly-owned Subsidiaries
Not applicable.

10. Matters concerning Transactions with the Parent Company, etc.
Not applicable.

11. Matters concerning Accounting Advisors
Not applicable.

12. Miscellaneous Matters
Not applicable.

29

Consolidated Balance Sheet

(As of March 31, 2016)

(Millions of yen)
Item	Amount	Item	Amount
(Assets)		(Liabilities)
Cash and due from banks	442,713	Deposits	8,088,463
Call loans and bills purchased	2,000	Negotiable certificates of deposit	22,689
Other debt purchased	9,977	Call money and bills sold	45,560
Trading assets	5,918	Payables under securities lending transactions	130,247
Securities	2,736,884	Trading liabilities	895
Loans and bills discounted	5,869,596	Borrowed money	174,118
Foreign exchange	4,241	Foreign exchange	886
Lease receivables and lease investment assets	42,502	Corporate bonds	15,000
Other assets	64,583	Corporate bonds with stock acquisition rights	33,804
Tangible fixed assets	94,300	Due to trust account	13
Buildings	33,423	Other liabilities	78,627
Land	52,401	Reserve for directors’ bonuses	48
Lease assets	20	Net defined benefit liabilities	15,475
Construction in progress	324	Reserve for directors’ retirement benefits	38
Other tangible fixed assets	8,130	Reserve for reimbursement of dormant deposits	2,354
Intangible fixed assets	9,936	Reserve for frequent user points	145
Software	6,217	Reserve for losses on interest refunded	6
Other intangible fixed assets	3,719	Reserve for contingent losses	1,045
Deferred tax assets	1,986	Reserves under special laws	2
Customers’ liabilities for acceptances and guarantees	14,727	Deferred tax liabilities	31,295
Reserve for possible loan losses	(40,659)	Deferred tax liabilities for land revaluation	9,526
Reserve for devaluation of investment securities	(9)	Negative goodwill	1,659
		Acceptances and guarantees	14,727
		Total liabilities	8,666,631
		(Net assets)
		Common stock	85,113
		Capital surplus	58,574
		Retained earnings	333,964
		Treasury stock	(21,569)
		Total shareholders’ equity	456,082
		Net unrealized gain (loss) on available-for-sale securities	135,031
		Deferred gains (losses) on hedges	(3,073)
		Excess for land revaluation	13,002
		Remeasurements of defined benefit plans	(10,667)
		Total accumulated other comprehensive income	134,293
		Stock acquisition rights	132
		Non-controlling interests	1,562
		Total net assets	592,070
Total Assets	9,258,701	Total liabilities and net assets	9,258,701

30

Consolidated Statement of Income

(Millions of yen)
Item	Amount
Ordinary income		163,314
Interest and dividend income	96,245
Interest on loans and bills discounts	66,321
Interest and dividends on securities	29,208
Interest on call loans and bills purchased	38
Interest on due from banks	323
Other interest income	353
Asset management fees	25
Fees and commissions	26,514
Trading income	2,211
Other operating income	9,556
Other ordinary income	28,761
Recoveries of written-off claims	2,167
Other income	26,593
Ordinary expenses		115,628
Interest expenses	6,577
Interest on deposits	2,629
Interest on negotiable certificates of deposit	21
Interest on call money and bills sold	255
Interest on payables under securities lending transactions	605
Interest on borrowed money	358
Interest on corporate bonds	254
Other interest expenses	2,452
Fees and commissions	6,477
Other operating expenses	4,163
General and administrative expenses	70,784
Other expenses	27,625
Provision of reserve for possible loan losses	2,754
Other	24,871
Ordinary profit		47,685
Extraordinary income		86
Gain on disposal of fixed assets	86
Extraordinary losses		739
Loss on disposal of fixed assets	531
Impairment losses	208
Income before income taxes		47,032
Income taxes--current	13,937
Income taxes--deferred	1,925
Total income taxes		15,862
Net income		31,169
Net income attributable to non-controlling interests		135
Net income attributable to shareholders of parent		31,034

31

Consolidated Statement of Changes in Net Assets
(Millions of yen)
	Shareholders’ Equity					Accumulated other comprehensive income
	Common stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity	Net unrealized gain (loss) on available-for-sale securities	Deferred gains (losses) on hedges	Excess for land revaluation	Remeasurements of defined benefit plans	Total accumulated other comprehensive income
Balance at the beginning of the current period	85,113	58,574	311,093	(21,619)	433,160	159,909	(1,725)	12,666	(3,756)	167,094
Changes during the period
Cash dividends			(8,312)		(8,312)
Net income attributable to shareholders of parent			31,034		31,034
Purchase of treasury stock				(28)	(28)
Disposal of treasury stock			(12)	78	65
Reversal of excess for land revaluation			161		161
Net changes in items except for shareholders’ equity						(24,878)	(1,348)	336	(6,911)	(32,801)
Total changes during the period	－	－	22,871	49	22,921	(24,878)	(1,348)	336	(6,911)	(32,801)
Balance at the end of the current period	85,113	58,574	333,964	(21,569)	456,082	135,031	(3,073)	13,002	(10,667)	134,293

32

	Stock Acquisition Rights	Non-controlling interests	Total net assets
Balance at the beginning of current period	147	1,437	601,840
Changes during the period
Cash dividends			(8,312)
Net income attributable to shareholders of parent			31,034
Purchase of treasury stock			(28)
Disposal of treasury stock			65
Reversal of excess for land revaluation			161
Net changes in items except for shareholders’ equity	(14)	124	(32,691)
Total changes during the period	(14)	124	(9,769)
Balance at the end of current period	132	1,562	592,070

33

Notes to the Consolidated Financial Statements

Amounts are rounded down to the nearest million yen.
Subsidiaries, subsidiary companies and affiliated companies are as defined in Article 2, Paragraph 8 of the Banking Act and Article 4-2 of the Order for Enforcement of the Banking Act.
Basis of Preparation
1.	Matters relating to scope of consolidation
(1)	Consolidated subsidiaries and subsidiary companies, etc.: Nine
The Joyo Computer Service Co., Ltd.
The Joyo Lease Co., Ltd.
The Joyo Credit Guarantee Co., Ltd.
The Joyo Credit Co., Ltd.
The Joyo Business Service Co., Ltd.
The Joyo Industrial Research Institute, Ltd.
The Joyo Equipment Management Co., Ltd.
The Joyo Cash Service Co., Ltd.
The Joyo Securities Co., Ltd.
(2)	Non-consolidated subsidiaries and subsidiary companies, etc.: None

2.	Matters relating to application of equity accounting method
(1)	Unconsolidated subsidiaries and subsidiary companies, etc. to which the equity accounting method is applied: None
(2)	Affiliates, etc. to which the equity accounting method is applied: None
(3)	Unconsolidated subsidiaries and subsidiary companies, etc. to which the equity accounting method is not applied: None
(4)	Affiliates, etc. to which the equity accounting method is not applied: Four
Ibaraki-kizuna Investment Limited Partnership
Ibaraki New Industry Creation Investment Limited Partnership
Ibaraki Creation Investment Limited Partnership
Ibaraki Revitalization Investment Limited Partnership

These affiliates, etc. are not accounted for under the equity method because the amounts of net income, retained earnings and accumulated other comprehensive income of the affiliate, commensurate with equity, are immaterial, and as such do not have any significant impact on the consolidated financial statements when excluded from the scope of equity method.

3.	Matters relating to amortization of goodwill and negative goodwill
Negative goodwill is amortized using the straight-line method over 20 years.

34

Significant Accounting Policies

1.	Evaluation standards regarding trading assets and liabilities, and basis for recording income and expenses

  Transactions for “trading purposes” (seeking to capture gains arising from short-term changes in interest rates, currency exchange rates or market prices of securities and other market-related indices or from arbitrage between markets) are included as trading assets and trading liabilities on the consolidated balance sheets on a trade date basis.  Gains or losses on such trading transactions are included as trading income or trading expenses in the consolidated statements of income.

  Among the trading assets and liabilities, securities and monetary claims are carried at market value as of the consolidated financial statement date.  Derivatives including swaps, futures and options are stated at the amount that would be settled if they were terminated at the consolidated financial statement date.

  Trading income and trading expenses include interest received or paid during the fiscal year.  The year-on-year valuation differences of securities and monetary claims are also recorded in the above-mentioned accounts.  The year-on-year valuation differences of derivatives are also recorded in the above-mentioned accounts, assuming that settlement will be made in cash.

2.	Evaluation standard and evaluation method regarding securities

  Marketable debt securities held to maturity are stated at amortized cost using the moving average cost method (fixed amount method).  Equity shares and investment trusts listed on Japanese markets are, as a rule, carried at market value based on their average market prices over the month prior to the date of the consolidated financial statements (the cost of sales is determined principally by the moving average method), while those other than shares with market value are carried at market value, etc. on the date of the consolidated financial statements (the cost of sales is determined principally by the moving average method).  Available-for-sale securities whose market values are considered extremely difficult to assess are stated at cost using the moving average method.

Note that unrealized gains or losses on available-for-sale securities are recognized directly into net assets in full.

3.	Evaluation standard and evaluation method regarding derivatives
Derivatives (excluding transactions for trading purposes) are carried at market value.

4.	Depreciation of non-current assets
(1)	Tangible fixed assets (excluding lease assets)
Depreciation of tangible fixed assets of the Bank is computed using the straight-line method.
The useful lives of tangible fixed assets are primarily as follows:
Buildings:	6 to 50 years
Others:	3 to 20 years

  Depreciation of tangible fixed assets of the consolidated subsidiaries and subsidiary companies, etc. is computed principally using the declining-balance method according to their estimated useful lives.

(2)	Intangible fixed assets

  Depreciation of intangible fixed assets is computed using the straight-line method.  The cost of computer software for the Bank’s internal use is amortized based on an estimated useful life of five years, which is set by the Bank and its consolidated subsidiaries and consolidated companies, etc.

(3)	Lease assets

  Depreciation of lease assets included in “Tangible fixed assets” relating to finance lease transactions not involving the transfer of ownership is computed using the straight-line method over the lease period deemed as the useful life.  Regarding residual value, the amount where there is a residual value guarantee in the lease agreement will be deemed as the residual guarantee amount, while the amount for others is zero.

5.	Reserve for possible loan losses
The reserve for possible loan losses of the Bank is provided for as follows, in accordance with internal criteria for write-off and provisioning of reserves.

35

  For claims to debtors who are legally bankrupt (as a result of bankruptcy, special liquidation, etc.) or who are substantially bankrupt, a reserve is provided based on the amount of the claims, net of the amounts expected to be collected by the disposal of collateral or as a result of the execution of guarantees.  For claims to debtors who are not currently bankrupt, but who are deemed highly likely to fall into bankruptcy, a reserve is provided based on the amount deemed necessary based on an overall solvency assessment of the amount of claims, net of the amounts expected to be collected by the disposal of collateral or as a result of the execution of guarantees.

  For claims against debtors with bankruptcy concerns and major debtors for whom the Bank has eased lending terms and whose credit exceeds a certain threshold, and those whose cash flows from the collection of principal and interest can be reasonably estimated, the difference between cash flow discounted at the agreed interest rate prior to the easing of lending terms and the book value of the debt is recorded as a reserve for possible loan losses (the cash flow estimated method).

For other claims, a reserve is provided based on a calculation with reference to actual default rates arising during a defined period in the past.

All claims are assessed by the Business Section based on the Bank’s internal rules for self-assessment of asset quality, and the Corporate Audit Department, which is independent of the Business Section, subsequently conducts audits of such assessments.

 The estimated uncollectible amount of collateralized or guaranteed claims against legally bankrupt debtors or substantially bankrupt debtors, which is computed by deducting the assessed amount of collateral and the amount expected to be collectible from guarantees, is ¥15,772 million, and is deducted directly from the amount of such collateralized or guaranteed claims.

 The reserves of the consolidated subsidiaries and subsidiary companies, etc. are provided for general claims at an amount deemed necessary based on the actual historical rate of loan losses, and for specific claims for potentially bankrupt debtors, etc., at an estimate of the amounts deemed uncollectible based on the respective assessments.

6.	Reserve for devaluation of investment securities
A reserve for the devaluation of investment securities is provided at the amount deemed necessary to cover estimated possible losses on investments which the Bank may incur in the future.

7.	Reserve for directors’ bonuses

 Reserves for directors’ bonuses of the Bank and its consolidated subsidiaries and subsidiary companies, etc. represent the estimated cost of directors’ (including executive officers) bonuses attributable to the fiscal year.

8.	Reserve for directors’ retirement benefits

 Reserve is made for the payment of retirement allowances to directors of the consolidated subsidiaries and subsidiary companies, etc. based on the amount deemed to have been incurred through the end of the fiscal year.

9.	Reserve for reimbursement of dormant deposits
Reserve for reimbursement of dormant deposits derecognized as liabilities is provided for estimated losses on future claims from depositors at an amount deemed necessary.

10.	Reserve for frequent user points

Reserve for frequent user points, which is provided to meet future use of credits granted to credit card customers, is recorded in the amount deemed necessary based on a reasonable estimated future use of unused points.  This program applies to cards issued by the Bank and one of its subsidiaries.

11.	Reserve for losses on interest refunded

 One consolidated subsidiary records a provision for losses on interest refunded in an amount deemed necessary based on estimated amounts to be refunded, taking into account historical records of interest refunded on the portion of loans whose interest rates exceeded the maximum interest rate stipulated by the Interest Limitation Law.

36

12.	Reserve for contingent losses

 The Bank makes reserve for possible losses on loans guaranteed by credit guarantee corporations in an amount deemed necessary based on estimated future losses, calculated using historical default rates after exclusion of contingent losses covered by other reserves.

13.	Reserves under special laws

 The reserve under special laws is a reserve for contingent losses from securities-related transactions in the amount of 2 million pursuant to Article 46-5-1 of the Financial Instruments and Exchange Act, as computed by consolidated securities subsidiary pursuant to Article 175 of the related cabinet order.

14.	Accounting treatment related to employees’ retirement benefits

 In calculating the projected benefit obligation, the benefit formula basis is used to attribute the expected benefit attributable to the respective fiscal year.  Prior service cost is deferred and amortized using the straight-line method over certain years (10 years) within the average remaining service period of the eligible employees.  Unrealized actuarial losses are deferred and amortized using the straight-line method over certain years (10 yeas) commencing with the following year, which is shorter than the average remaining service period of the eligible employees.

15.	Treatment of deferred assets
Stock issue expenses are treated as expenses as incurred.

16.	Translation of foreign currencies

 Foreign currency-denominated assets and liabilities of the Bank are translated into Japanese yen at the rates prevailing at the balance sheet date.  Foreign currency-denominated assets and liabilities held by consolidated subsidiaries and subsidiary companies, etc. are translated into Japanese yen at the rates prevailing at their respective balance sheet dates.

17.	Treatment of leases

 For the lessor, finance lease transactions attributable to the fiscal year that do not transfer ownership of the leased property, and which commenced prior to April 1, 2008, are treated in line with the stipulations of Article 81 of the Guidance on Accounting Standards for Lease Transactions (ASBJ Guidance No. 16, issued on March 25, 2011).  Book value (after deduction of accumulated depreciation) of lease assets included in tangible fixed assets and intangible fixed assets as of the previous balance sheet date was recorded as the initial balance of lease receivables and lease investment assets.

18.	Recognition of income on finance leases
As a lessor, income and expenses for finance lease transactions that do not transfer ownership of the property are recognized when lease receivables are collected.

19.	Important hedge accounting methods
(1)	Hedging against interest rate risks

 The deferred method of hedge accounting is applied to transactions to hedge against the interest rate risks associated with the Bank’s monetary claims and debt, in accordance with the regulations set out in the “Accounting and Auditing Treatment of Accounting Standards for Financial Instruments in the Banking Industry” (JICPA Industry Audit Committee Report No. 24, issued February 13, 2002).  The Bank assesses the effectiveness of such hedges in offsetting movement of the fair value with the changes in interest rates by classifying the hedged items (deposits or loans) and the hedging instruments (interest swaps, etc.) by their maturity.  As to cash flow hedges, the Bank assesses the effectiveness of such hedges in fixing cash flows by verifying the correlation between the hedged items and the hedging instruments.

37

(2)	Hedging against foreign exchange fluctuation risks

 The deferred method of hedge accounting is applied to transactions to hedge against the foreign exchange fluctuation risks associated with monetary assets and liabilities denominated in foreign currencies, in accordance with the regulations set out in the “Accounting and Auditing Treatment of Accounting Standards for Foreign Currency Transactions in the Banking Industry”(JICPA Industry Audit Committee Report No. 25, issued July 29, 2002).  To minimize the foreign exchange fluctuation risks on monetary assets and liabilities, the Bank engages in currency swaps, foreign exchange swaps, and similar transactions.  The effectiveness of these transactions in the hedging of the foreign exchange risks of monetary assets and liabilities denominated in foreign currencies is assessed through comparison of the foreign currency position of the hedged monetary assets and liabilities, with that of the hedging instruments.

 Note that exceptional treatment in the form of individual deferred hedges or interest swaps is applied to some of the Bank’s assets and liabilities.  One of the Bank’s consolidated subsidiaries uses hedge accounting that applies exceptional treatment to some liabilities in the form of interest swaps.

20.	Consumption tax

 Consumption tax is excluded from transactions reported by the bank and its consolidated subsidiaries and subsidiary companies, etc.  However, non-deductible consumption tax on tangible fixed assets is charged to income as incurred.

38

Accounting Changes
(Accounting Standard for Business Combinations)
The Revised Accounting Standard for Business Combinations (ASBJ Statement No. 21, issued September 13, 2013), the Revised Accounting Standard for Consolidated Financial Statements (ASBJ Statement No. 22, issued September 13, 2013) and the Revised Accounting Standard for Business Divestitures (ASBJ Statement No. 7, issued September 13, 2013), etc. have been applied beginning with the current fiscal year, and for those subsidiaries and subsidiary companies, etc. over which it maintains control, the Bank records the effect of changes in equity as capital surplus, while also changing to recording them as expenses for the fiscal year in which acquisition-related expenses were incurred.  For business combinations implemented on or after the beginning of the fiscal year, the Bank will change to a method that reflects revisions to the distribution of acquisition costs, resulting from finalization of provisional accounting treatment, in the consolidated financial statements for the fiscal year to which the date of the business combination is attributed.  In addition, the presentation of net income, etc. of this fiscal year has changed, and the presentation of minority shareholder equity has changed to non-controlling shareholder equity.

Application of the Accounting Standard for Business Combinations is in accordance with the transitional treatment set out in Article 58-2-4 of the Accounting Standard for Business Combinations, Article 44-5-4 of the Accounting Standard for Consolidated Financial Statements and Article 57-4-4 of the Accounting Standard for Business Divestitures, and shall apply from the beginning of the current fiscal year into the future.  Note that this will have no financial impact on the consolidated financial statements for the current fiscal year.

Notes
(Notes to the Consolidated Balance Sheet)
1.	Of loans, loans to bankrupt borrowers are ¥1,243 million and delinquent loans are ¥79,542 million.
Loans to bankrupt borrowers are non-accrual loans (excluding loans written off) for which circumstances apply as stipulated in Article 96, Paragraph 1, item (iii) (a) through (e), or Article 96, Paragraph 1, item (iv) of the Order for Enforcement of the Corporation Tax Act (Cabinet Order No. 97 of 1965).  Non-accrual loans are loans having no prospects for recovery or repayment of principal or interest, for which payment of principal or interest has not been received for a substantial period of time or for other reasons.
Delinquent loans are those loans other than loans to bankrupt borrowers and loans for which interest payments have been rescheduled with the objective of assisting those borrowers in management restructuring.
2.	Loans overdue for three months or more are ¥720 million.
Loans overdue for three months or more are loans for which payment of principal or interest have not been received for three months or more after the day following the agreed payment date, excluding loans to bankrupt borrowers and delinquent loans.
3.	Restructured loans are ¥25,403 million.
Restructured loans are loans with negotiated terms preferable to the borrower, such as a reduction of interest rate, a grace period for interest and principal payments, forgiveness of debt, etc., with the objective of assisting these borrowers in management restructuring.  They exclude loans to bankrupt borrowers, delinquent loans and loans overdue for three months or more.
4.	The total amount of loans to bankrupt borrowers, delinquent loans, loans overdue for three months or more and restructured loans is ¥106,910 million.
Note that the amount of loans in 1 through 4, above, is the amount before deducting reserves for possible loan losses.
5.
Bills discounted have been accounted for as financing transactions in accordance with the Japanese Institute of Certified Public Accountants Industry Audit Committee Report No. 24.  The Bank has the right to sell, pledge (re-pledge) or otherwise dispose of these commercial bills, documentary bills of exchange and foreign currency bills purchased, etc. without restrictions.  The total face value of these bills is ¥20,782 million.

6.	Assets pledged as collateral are as follows:
Assets pledged as collateral:
Securities:   ¥585,191 million
Liabilities corresponding to pledged assets:
Deposits:    ¥41,548 million
Payables under securities lending transactions:     ¥130,247 million

39

Borrowed money:     ¥152,760 million
In addition to the above, ¥60,726 million in securities is pledged as collateral for transactions such as foreign currency settlements or as substitute for forward margin of futures trading.
One consolidated subsidiary has also pledged ¥188 million in lease contract receivables related to unexpired leases against borrowed money of ¥60 million.
Other assets include futures trading margin pledges of ¥160 million and ¥1,347 million in guarantee deposits.
7.
Commitment line agreements related to overdrafts and loans represent contracts with customers to extend overdrafts or loans up to the amounts agreed to in customers’ loan applications as long as there is no violation of any condition in the contract.  The unused balance of such commitment line agreements is ¥1,620,874 million.  Of these, commitment line agreements whose terms to original maturities are one year or less or whose contracts can be terminated without notice or conditions at the Bank’s option are ¥869,918 million.

 The amount of unexercised commitment lines does not necessarily affect the future cash flows of the Bank or its consolidated subsidiaries or subsidiary companies because many such agreements are terminated without being exercised.  Many of these contracts have provisions which stipulate that the Bank or its consolidated subsidiaries and subsidiary companies may refuse the extension of loans or decrease the commitment line due to certain changes in the financial markets, or certain issues in securing loans or for other reasonable grounds.  At the inception of the contracts, the Bank and its consolidated subsidiaries and subsidiary companies obtain real estate, securities or other valuables as collateral where deemed necessary.  In addition, the Bank and its consolidated subsidiaries and subsidiary companies perform periodic reviews of the customers’ business results and other circumstances based on internal rules, and take necessary measures to reconsider the terms of their contracts and may require additional collateral or guarantees.

8.
Pursuant to the Act on Revaluation of Land (Act No. 34 of March 31, 1998), the Bank has revalued the land used for business purposes.  Of the difference incurred from revaluation, the amount equivalent to tax regarding the revaluation difference is accounted for under liabilities as deferred tax liabilities for land revaluation, while the revaluation difference net of these deferred tax liabilities is accounted for under net assets as excess for land revaluation.

Date of revaluation: March 31, 1998
Revaluation method stipulated in Article 3, Paragraph 3 of the Act on Revaluation of Land:

Calculated by making rational adjustments based on posted prices and published land prices pursuant to Article 2, Paragraph 4 of the Order for Enforcement of the Act on Revaluation of Land (Cabinet Order No. 119 of March 31, 1998).

The difference between the total market value as of the end of the fiscal year and the total book value of the revaluated land used for business purposes subject to revaluation pursuant to Article 10 of the Act on Revaluation of Land is ¥28,487 million.

9.	Aggregate of accumulated depreciation of tangible fixed assets is ¥86,362 million.
10.	Aggregate of advanced accumulated depreciation of tangible fixed assets is ¥7,112 million.
11.	Of bonds in securities, the guarantee obligations of the Bank on private placement bonds (as specified in Article 2, Paragraph 3 of the Financial Instruments and Exchange Act) are ¥28,221 million.

(Notes to Consolidated Statements of Income)
1.	“Other expenses” includes ¥4,396 million in written-off loans and ¥711 million in losses on sales of stock and other securities.
2.	Impairment losses were recorded in an aggregate amount deemed irrecoverable on idle assets, primarily located in Ibaraki Prefecture.
The breakdown of the non-current assets represented by the above impairment losses consists of land holdings (and other tangible fixed assets) in the amount of ¥208 million.

 Operational assets of the Bank and its consolidated subsidiaries and subsidiary companies, primarily sales offices, etc., are grouped in units around certain regions based on mutually complementarity of cash flows.  Idle assets are each treated as individual units.  The head office, administrative center, dormitories, company housing, welfare facilities and so on are treated as shared assets, as they do not generate any independent cash flow.

 The recoverable amounts used for the measurement of such impairment losses are, as a rule, net prices, which are calculated on the basis of appraisal values after deduction of the estimated cost of disposal.

40

(Consolidated Statements of Changes in Net Assets)
1.      Types and number of shares issued and treasury stock are as follows:
(Thousand shares)
	April 1, 2015	Increase	Decrease	March 31, 2016	Remarks
Shares issued
Common stock	766,231	－	－	766,231
Total	766,231	－	－	766,231
Treasury stock
Common stock	43,473	45	157	43,361	(Note 1)
Total	43,473	45	157	43,361
Note 1:	Increase and decrease in the number of treasury stock are as follows:
Increase of 45 thousand is due to purchase of fractional shares
Decrease is due to purchase of 12 thousand fractional shares and execution of 144 thousand shares in stock options.

2.      Information on stock acquisition rights is as follows:
Category	Detail of stock acquisition rights	Type of shares	Number of Shares				Balance as of March 31, 2016 (millions of yen)	Remarks
			April 1, 2015	Increase	Decrease	March 31, 2016
The Bank	Stock Options	―					132
Total		―					132

3.      Information on dividends is as follows:
(1)	Dividends paid in the current fiscal year
Resolution	Type of shares	Aggregate amount of dividends (millions of yen)	Cash dividend per share (yen)	Record date	Effective date
Ordinary General Meeting of Shareholders held on June 25, 2015	Common stock	3,975	5.5	March 31, 2015	June 26, 2015
Meeting of Board of Directors held on November 9, 2015	Common stock	4,337	6.0	September 30, 2015	December 2, 2015
Total		8,312

(2)	Dividends, the record date of which falls during the fiscal year and the effective date of which falls after the last date of the fiscal year:
The Bank plans to propose the following matter regarding dividends on common stock as a resolution to the ordinary general meeting of shareholders to be held on June 28, 2016.
①	Total amount of dividend:	5,060 million yen
②	Amount of cash dividend per share:	7 yen
③	Record date:	March 31, 2016
④	Effective date:	June 29, 2016
Note that dividends are expected to be funded from retained earnings.

41

(Financial Instruments)
1.	Status of financial instruments
(1)	Policy on financial instruments

 The Group comprising the Bank and its nine consolidated subsidiaries and subsidiary companies provides financial services such as leasing, agency services for banking administrative work and securities operations, centering on banking services.  The Group raises funds primarily by acceptance of deposits, and invests the funds in loans and securities.  The Group has financial assets and liabilities the values of which fluctuate with changes in interest rates, foreign exchange rates and market prices.  To avoid the adverse effects of such fluctuations, the Bank performs integrated asset and liability management (“ALM”).  The Group also engages in derivatives transactions, such as those related to interest rates, currencies and bonds, for hedging and non-hedging purposes.

Some consolidated subsidiaries perform fund management using investments in securities. They are also engaged in interest rate-related derivative transactions for hedging purposes.
(2)	Financial instruments and risk

 The financial assets held by the Group consist primarily of securities and loans.  Loans are subject to credit risk which could cause financial losses for the Group from non-performance of obligations by borrowers.  Securities include mainly bonds and stocks, and these are held for trading, held-to-maturity and available-for-sale and other purposes.  With regard to securities, the group is exposed to the credit risk of issuers, interest rate risk and market price fluctuation risk.

 Regarding deposits, which represent financial liabilities, there are current deposits and savings deposits without maturities, and time deposits with maturities.  These deposits expose the Group to liquidity risk that could be caused by concentrated withdrawals by customers.

 The Group has liquidity risk with borrowed money and bonds in that it would become impossible to execute payments on their due dates should the Group lose access to financial markets under certain conditions.  Although floating-rate borrowings expose the Group to interest rate risk, the Group partially mitigates this risk by using interest rate swaps.

 The is engaged in derivatives transactions to meet customers’ demands to hedge exchange rate and interest rate risks and to appropriately manage the Bank’s market risks.  Moreover, the Group utilizes derivatives transactions for efficient ALM and hedging of individual transactions.

 Derivatives transactions carry market risks due to losses that could arise from market fluctuations, including changes in interest rates and exchange rates.  Derivatives transactions also carry credit risk in that transactions may not be fulfilled as provided for by the contracts due to an event such as the failure of the counterparty.

Regarding hedging transactions to offset fluctuations in interest rates, the hedged items (e.g., loans) and the hedging instruments (e.g., interest rate swaps) are specified individually or grouped by maturity to assess their effectiveness.  For cash flow hedges, the Group assesses their effectiveness by examining the interest rate correlation between the hedged items and the hedging instruments.  Moreover, to assess the effectiveness of hedging transactions for foreign exchange risk, the Group designates transactions such as currency swaps and foreign exchange swaps as the hedging instruments and verify that the Group holds foreign currency positions of those hedging instruments that match the hedged items, including monetary claims and obligations denominated in foreign currencies.  The Group also performs “after-the-fact” testing to confirm certain interest rate swaps continue to meet the requirements for the exceptional accrual method.

The Group has set position limits and loss limits for trading transactions involving short-term purchases and sales of financial instruments.
(3)	Risk management for financial instruments
①	Integrated risk management

 The Group holistically controls risks from various financial assets and liabilities and risks related to its banking business through integrated risk management.  Specifically, the Bank calculates apportionable risk capital using Tier I capital and allocates by risk category and department.  The Bank periodically quantifies the risks it takes and controls such risks within the allocated capital.  The Bank assesses unquantifiable risks using stress tests and other measures.

②	Credit risk management

42

 The Group has enacted “Guidelines for Credit Risk Management,” which provides for basic policies comprising appropriate credit exposure management on individual and portfolio bases.  The portfolio-based credit exposure management involves diversification of risk.

 The Credit Risk Management Group has been segregated from the divisions under Business Headquarters to achieve rigorous credit review, and conducts thorough monitoring of borrowers’ financial conditions to prevent deterioration of loans.

 In the self-assessments that evaluate the quality of assets, the business offices categorize the borrowers based on credit ratings, which are then reviewed by the Credit Examination Division in the Headquarters.  Furthermore, the Corporate Audit Division examines the results and processes of the self-assessments for accuracy and adequacy.

As for the credit risk of the issuers of securities, the Treasury and Securities Division monitors credit information and market prices and assigns the issuers credit ratings and carries out self-assessments of the issuers in a similar manner for general borrowers.

③	Market risk management
(i)	Interest rate risk management
The Group has set risk limits corresponding to the Group’s financial strength to interest rate risk in the banking account, and applies and monitors the limits rigorously through the ALM structure.

 To control the interest rate risk appropriately, the Group has established “Risk Management Basic Rules,” Integrated Risk Management Rules,” and “ALM Guidance.” The Board of Directors (the “Board”) establishes risk tolerance limits for interest rate risk within the allocable capital range after discussions at the General Budget Committee every half-year.

Interest rate risk is measured using value at risk (“VaR”). The ALM Committee sets alarm points somewhat below the risk limits and monitors the points as well as the limits on a monthly basis.

 Moreover, the Group analyzes the interest rate risk from various aspects using tools such as basis-point value (“BPV”), scenario analysis (simulation method) and interest rate sensitivity analysis in addition to VaR, and controls the risk within a tolerable range reflective of the Group’s financial strength.

(ii)	Foreign exchange risk management
The Group controls foreign exchange risk by using hedging instruments such as currency swaps and foreign exchange swaps.

 In addition, the Group also enters into offsetting transactions in financial markets on an individual or aggregate basis, in order to reverse out foreign exchange risk arising from foreign exchange transactions offered by customers.

 Additionally, the Group converts into yen an amount equivalent to monthly interest income denominated in foreign currencies at the end of each month, in order to mitigate foreign exchange risk arising from foreign currency-denominated revenues.

(iii)	Price fluctuation risk management

 The Group has set risk limits corresponding to the Group’s financial strength to price fluctuation risk arising from financial instruments such as stocks and investment trusts, and applies and monitors the limits rigorously through the ALM.

 To control the price fluctuation risk appropriately, the Board establishes risk tolerance limits for price fluctuation risk within the allocable capital range after discussions at the General Budget Committee every half-year.

Price fluctuation risk is measured using VaR. The ALM Committee sets alarm points somewhat below the risk limits and monitors the points as well as the limits on a monthly basis.
To prevent unrealized losses from being accumulated, the Group monitors and manages unrealized gains and losses under certain standards on a daily basis.
(iv)	Derivatives transactions

 The Group utilizes derivatives transactions chiefly as hedging instruments for interest rate and foreign exchange risks.  The Group controls counterparty credit risk in derivatives transactions by setting credit limits.

 For derivatives transactions with financial institutions, the Group sets individual credit lines and manages credit exposures on a daily basis in accordance with “Credit Line Management Rules for Banking and Security Companies.”

 For derivatives transactions with customers, the Group also sets individual credit lines to reflect factors such as creditworthiness and outstanding transactions, just as for financing transactions, and manages the credit exposures together with those arising from other transactions on an individual basis.

43

(v)	Trading transactions

 The Group primarily trades in bonds, foreign exchange and derivatives transactions for trading purposes.  We set and utilize certain measures such as position limits, risk tolerance limits and loss limits in accordance with “Trading and Risk Management Rules.”

④	Management of liquidity risk in funding

To manage liquidity risk under “Market and Liquidity Risk Management Rules,” the Group conducts financing activities after fully analyzing its cash flows.  The Group also pays continuous attention to its balance sheet structure, lines of credit provided to the Group, collateral management and costs to maintain liquidity, and strives to maintain the diversity and stability of funding sources.

(4)	Supplementary explanation concerning matters related to fair value of financial instruments

 Fair value of financial instruments includes a value based on market prices as well as a reasonably calculated value when no market price is available.  Because certain assumptions are used in the fair value calculation, such value may vary when different assumptions are used.

2.      Disclosures Regarding Fair Value of Financial Instruments and Other Items
The table below sets forth the consolidated balance sheet amounts, fair value and difference as of March 31, 2016, except for those instruments such as unlisted stocks whose fair values are extremely difficult to determine (see (Note 2)). In addition, those financial instruments which are immaterial are not listed below.

(Millions of yen)
	Consolidated balance sheet amount	Fair value	Difference
(1) Cash and due from banks	442,713	442,713	―
(2) Securities
Held-to-maturity debt securities	35,972	36,467	494
Available-for-sale securities	2,692,533	2,692,533	―
(3) Loans and bills discounted	5,869,596
Reserve for possible loan losses (*1)	(35,244)
	5,834,352	5,935,923	101,570
Total assets	9,005,572	9,107,638	102,065
(1) Deposits	8,088,463	8,089,317	(854)
(2) Negotiable certificates of deposit	22,689	22,689	―
(3) Payables under securities lending transactions	130,247	130,247	―
(4) Borrowed money	174,118	174,139	(20)
Total liabilities	8,415,519	8,416,394	(875)
Derivatives transactions (*2)
Transactions not accounted for as hedging instruments	1,201	1,201	―
Transactions accounted for as hedging instruments	916	916	―
Total derivatives transactions	2,117	2,117	―
(*1)	General and individual allowances for doubtful accounts are deducted from loans and bills discounted.
(*2)
Derivatives transactions recorded in trading assets/liabilities and other assets and other liabilities are presented on an aggregate basis.  Claims and debts that arose from derivatives transactions are presented on a net basis.

(Note 1) Calculation methods for fair value of financial instruments

44

Assets
(1)	Cash and due from banks
Since fair value of these items approximates the book value, we deem the carrying value to be the fair value.

(2)	Securities

 Fair value of shares is determined by reference to quoted market prices on stock exchanges.  Fair value of bonds is determined by reference to quoted market prices or prices offered by financial institutions.  Fair value of investment trusts is determined by reference to their publicly available net asset value per unit.

 Fair value of privately placed bonds guaranteed by the Bank is the present value determined by the discounted cash flow method.  The discount ratios used in the calculation were calculated based on the bankruptcy probability by credit rating and the coverage ratio of an individual claim.

We treat market prices as fair value for floating-rate Japanese Government Bonds (JGBs) and securitized products that we own.

(3)	Loans and bills discounted

 Since floating-rate loans and bills discounted reflect market interest rates in a short period, the fair value approximates the carrying value so long as the credit standing of the borrower is not significantly different after the loan was made or the bill was drawn.  The fair value is thus deemed equal to the carrying value.

 Fair value of fixed-rate loans and bills discounted are determined as the total of principal and interest by the type, internal credit rating and maturities.  Discount rates used in the calculation were interest rates which would be applied when similar loans were newly extended, or by the bankruptcy probability by credit rating and the coverage ratio and recovery ratio of an individual claim.  Fair value of fixed-rate loans and bills discounted whose terms are short (i.e., within one year) is approximately equivalent to their book value and is therefore deemed equal to book value.

 Possible losses on claims against legally bankrupt borrowers, substantially bankrupt borrowers and potentially bankrupt borrowers are computed based on recoverable amounts estimated as the present value of future cash flows or the collectible amounts from collateral and guarantees.  Then the fair value of those loans is approximately equivalent to the consolidated balance sheet amount at the closing date minus the currently estimated losses, and is therefore deemed equal to the amounts.

 Fair value of loans and bills discounted for which repayment terms are not set because of their attributes (e.g., loans are limited to the amount of assets pledged as collateral) is assumed to be approximately equivalent to their book value, considering the expected repayment periods and interest rate conditions, and are therefore deemed equal to the book value.

Liabilities
(1)	Deposits and (2) Negotiable certificates of deposit
For demand deposits, the Group deems the amount that the Group would be required to pay on the consolidated financial statement date (i.e., carrying value) to be the fair value.

With respect to time deposits, the Group uses the present value of future cash flows calculated by time period as the fair value.  The discount rates used in the calculation were the interest rates that would apply to newly accepted deposits.

(3)	Payables under securities lending transactions
For short-term loans with maturity of one year or less, the book value is deemed to be the fair value since the fair value is approximately equivalent to the book value.

(4)	Borrowed money
Fair value is calculated by borrowing period. The discount rates used in the calculation are interest rates that would be applied to new borrowings.
Fair value of short-term borrowings (i.e., within one year) is approximately equivalent to the book value and is deemed equal to the book value.

Derivatives transactions
Derivatives transactions include interest rate-related transactions (interest futures, interest options, interest swaps, etc.), currency-related transactions (currency futures, currency options, currency swaps, etc.) and bond-related transactions (bond futures, bond futures options, etc.), and are based on prices calculated using models for stock exchange prices, discounted current value and option prices.

45

(Note 2) The following table summarizes the consolidated balance sheet amounts of financial instruments for which the fair value is extremely difficult to determine, and which are not included in the “Disclosures Regarding Fair Value of Financial Instruments and Other Items” under Assets (2) Other available-for-sale securities.

(Millions of yen)
Category	Consolidated balance sheet amounts
(1) Unlisted stocks (*1) (*2)	3,116
(2) Investments in partnerships and others (*3)	5,262
Total	8,378

(*1) Unlisted stocks are excluded from “Disclosures Regarding Fair Value of Financial Instruments and Other Items” since no market price is available and their fair value is extremely difficult to determine.

(*2) Impairment losses on unlisted stocks were ¥17 million in the current fiscal year.

(*3) Out of investments in partnerships and others, certain partnerships holding assets whose fair value was extremely difficult to determine are excluded from “Disclosures Regarding Fair Value of Financial Instruments and Other Items.”

(Note 3) Redemption schedule of money claims and securities with stated maturities after the consolidated financial statement date is as follows:
(Millions of yen)
	1 year or less	1-3 years	3-5 years	5-7 years	7-10 years	Over 10 years
Cash and due from banks	374,012	―	―	―	―	―
Securities
Held-to-maturity securities	2,984	12,019	18,448	2,377	142	―
Japanese government bonds	1,000	―	2,000	―	―	―
Municipal bonds	―	50	200	―	―	―
Corporate bonds	1,984	11,969	16,248	2,377	142	―
Available-for-sale securities with maturities	153,506	542,841	758,110	332,941	183,316	175,869
Japanese government bonds	90,000	362,000	407,800	120,000	20,000	4,000
Municipal bonds	6,882	8,734	101,022	52,569	43,189	―
Corporate bonds	16,533	38,452	131,603	100,670	61,327	85,428
Foreign bonds	38,395	110,819	97,839	58,851	37,437	86,425
Others	1,694	22,835	19,844	851	21,361	16
Loans and bills discounted (*)	1,409,842	1,027,383	828,346	500,771	531,986	1,419,316
Total	1,940,345	1,582,243	1,604,904	836,090	715,444	1,595,186
(*)
Claims against legally bankrupt borrowers, substantially bankrupt borrowers and potentially bankrupt borrowers amounting to ¥80,786 million, and loans and bills discounted without maturities amounting to ¥71,163 million were excluded from the table above.

(Note 4)	Redemption schedule of borrowed money and other interest-bearing liabilities after the consolidated financial statement date is as follows:

46

(Millions of yen)
	1 year or less	1-3 years	3-5 years	5-7 years	7-10 years	Over 10 years
Deposits (*)	7,376,371	623,716	81,684	2,523	4,167	―
Negotiable certificates of deposit	22,689	―	―	―	―	―
Payables under securities	130,247	―	―	―	―	―
lending transactions	159,960	10,813	3,345	―	―	―
Borrowed money
Total	7,689,269	634,529	85,030	2,523	4,167	―
(*) Demand deposits are included in “1 year or less.”

(Tax effect accounting)
On March 29, 2016, the Japanese Diet passed both the Act to Revise a Portion of the Consumption Tax Act (Act No. 15 of 2016) and the Act to Revise a Portion of the Local Tax Act (Act No. 13 of 2016), and corporate tax rates, etc. are to be lowered effective from the fiscal year beginning April 1, 2016.  As a result, the effective statutory tax rate used in calculating deferred tax assets and deferred tax liabilities will change from 31.98% to 30.62% for temporary differences expected to be resolved between the fiscal year starting April 1, 2016 and the fiscal year starting April 1, 2017.  For temporary differences expected to be resolved after the fiscal year starting April 1, 2018, the rate will fall to 30.39%.  As a result of this tax rate change, deferred tax liabilities have fallen by ¥1,771 million, remeasurements of defined benefit plans have fallen by ¥227 million, and deferred gains (losses) on hedges have fallen by ¥68 million.  Net unrealized gain (loss) on available-for-sale securities have increased by ¥3,019 million, while income taxes deferred have increased by ¥951 million.  Deferred tax liabilities for land revaluation have fallen by ¥498 million, and excess for land revaluation have increased by the same amount.

(Per share information)
Net assets per share:  816.71 yen
Net income attributable to shareholders of parent per share:  42.93 yen

47

(Material Subsequent Events)
Information regarding a definitive agreement concerning the business integration of The Joyo Bank, Ltd. and Ashikaga Holdings, Ltd. through a share exchange

The Bank and Ashikaga Holdings Co., Ltd.(President:  Masanao Matsushita) (“Ashikaga HD”) (together, the “Companies”), in accordance with the Basic Agreement agreed upon between Joyo and Ashikaga HD on November 2, 2015, resolved at the respective meetings of their board of directors held on April 25, 2016 to consummate the business integration (the “Business Integration”) through a share exchange subject to obtaining the approval of shareholders of the Companies and regulatory approvals, and entered into a share exchange agreement (the “Share Exchange Agreement”).  At the same time, Joyo, Ashikaga HD and The Ashikaga Bank, Ltd. (“Ashikaga Bank”) entered into a business integration agreement, which is described below.

1.	Purpose of the Business Integration

 The new financial group that will be established through the integration of  the Companies will aim to maintain and promote the relationships with customers and the deep understanding of local communities that Joyo and Ashikaga Bank (the “Banks) have built over the years, as well as to realize the advancement of comprehensive financial services and operational efficiencies by taking advantage of the wide-area network and other connections formed through the Business Integration.

 Through this, the Banks will be able to provide more convenient, high-quality comprehensive financial services that can only be achieved through the integration of leading regional banks.  The Banks will also aim to become a group that is highly valued by each stakeholders by achieving sustained growth as a driving force behind regional development and revitalization and through the improvement of corporate value in response to the expectations of shareholders and markets, as well as expansion of opportunities for officers and employees while enhancing their pride in and enjoyment of their duties.  The Banks will also be a financial group that is open to other regional financial institutions which share their corporate ideals.

2.	Share Exchange Method and Allotment of Shares in the Exchange (share exchange ratio)
(1)	Share exchange method

 The Business Integration will be carried out by the holding company method.  In order to complete the Business Integration quickly, the Companies plan to utilize Ashikaga HD, which already has a holding company structure, as the holding company of the new financial group.

 Specifically, subject to obtaining the approval of the Companies for matters necessary for the Business Integration and obtaining regulatory approvals required for the Business Integration, Joyo plans to carry out a Share Exchange with Ashikaga HD, and Ashikaga HD plans to change its company name to Mebuki Financial Group, Inc. (“Mebuki FG”).

The schedule of the Business Integration is as follows:
November 2, 2015	Execution of the Basic Agreement
March 31, 2016	Record date for the General Shareholders’ Meetings of the Companies
April 25, 2016	Resolution of the Board of Directors of the Companies
Execution of the Share Exchange Agreement and the Business Integration Agreement
June 28, 2016 (planned)	General Shareholders’ Meetings of the Companies
September 27, 2016 (planned)	Last trading day of the shares of Joyo
September 28, 2016 (planned)	Date of delisting of Joyo shares
October 1, 2016 (planned)	Effective date of the Share Exchange

Note that the above schedule is subject to be changed upon consultation between the Companies where necessary in the course of moving toward the Share Exchange or for other reasons.

48

(2)      Description of allotment in the Share Exchange (Share Exchange Ratio)
	Joyo Bank	Mebuki FG (currently Ashikaga HD)
Share exchange ratio	1.170	1
(Note 1) Details of allotment in the Share Exchange
Joyo shareholders will receive 1.170 shares of Mebuki FG (currently Ashikaga HD:  hereinafter the same) common stock for each share of Joyo common stock.
If the number of Mebuki FG shares that Joyo shareholders will receive through the Share Exchange includes a fraction of less than one share, the relevant shareholder shall be paid a cash amount corresponding to such fractional share pursuant to Article 234 of the Companies Act (“Companies Act”) and other relevant laws and regulations.
Note that the above share exchange ratio may be adjusted upon consultation between the Companies in the event that matters that cause material effect on the share exchange ratio occur or are found to exist.

(Note 2) Number of newly issued Mebuki FG shares to be delivered through the Share Exchange (planned)
Common stock:  845,758, 343 shares
The above number has been calculated based on the total number of issued and outstanding shares of Joyo (766,231,875 shares) as of March 31, 2016.  However, Joyo plans to cancel all of its treasury shares immediately before the Share Exchange takes effect (the “Record Date”).  Accordingly, treasury shares held by Joyo (43,361, 496 shares) as of March 31, 2016 have not been included in calculating the above number.
The number of newly issued Mebuki FG shares to be delivered through the Share Exchange may change if the number of Joyo’s treasury shares as of March 31, 2016 changes before the Record Date due to reasons such as exercise of the right to request purchase of shares by Joyo shareholders.

(Note 3) Handling of shares constituting less than one unit
When the Business Integration is consummated, Joyo’s shareholders who receive shares constituting less than one unit (100 shares) of Mebuki FB (“Shares Constituting Less than One Unit”) may not sell Shares Constituting Less than One Unit on the Tokyo Stock Exchange or any other financial instruments exchange market.  Shareholders who receive Shares Constituting Less than One Share may request Mebuki FG to purchase their Shares Constituting Less than One Unit pursuant to Article 192, Paragraph (1) of the Companies Act, or will be able to request that Mebuki FB sell the number of shares needed, together with the Shares Constituting Less than One Unit held by such shareholder, to constitute one unit pursuant to Article 194, Paragraph (1) of the Companies Act and the Articles of Incorporation, except in the case where Mebuki FB does not possess enough shares requested to be sold.

(3)	Handling of Stock Acquisition Rights and Bonds with Stock Acquisition Rights
In connection with the Share Exchange, Mebuki FG will deliver to holders of stock acquisition rights (including stock acquisition rights attached to bonds) issued by Joyo outstanding as of the Record Date stock acquisition rights of Mebuki FG based on the terms of stock acquisition rights and the share exchange ratio.
Mebuki FG will succeed to liabilities of bonds with stock acquisition rights issued by Joyo and Joyo will guarantee such liabilities.

3.	Profile of the Holding Company Following the Business Integration

49

Name	Mebuki Financial Group, Inc.
Location of headquarters
7-2, Yaesu 2-chome, Chuo-ku, Tokyo
(Note) The head office functions of Mebuki Financial Group, Inc. will comprise its full-time officers and employees as well as concurrent officers and employees of Joyo or Ashikaga Bank, and will be located in Mito, Ibaraki and Utsunomiya, Tochigi.
In addition, there is no change to the location of the head office of Joyo (Mito, Ibaraki Prefecture) and the head office of Ashikaga Bank (Utsunomiya, Tochigi Prefecture).

	Representative Director and President	Kazuyoshi Terakado	(currently, President of Joyo)
	Representative Director and Vice President	Masanao Matsushita	(currently, Director, President and CEO of Ashikaga HD and Director, President and CEO of Ashikaga Bank)
	Director	Eiji Murashima	(currently, Managing Director of Joyo)
	Director	Kiyoshi Kato	(currently, Executive Officer of Ashikaga Bank)
	Director	Ritsuo Sasajima	(currently, Managing Director of Joyo)
	Director	Kazuyuki Shimizu	(currently, Executive Officer and General Manager of Corporate Planning Department of Ashikaga HD and Managing Executive Officer of Ashikaga Bank)
	Director	Hidebumi Nishino	(currently Managing Executive Officer of Joyo)
Representatives and directors expected to assume office	Director (Audit and Supervisory Committee Member)	Yoshiaki Terakado	(currently, Corporate Auditor of Joyo)
	Director (Audit and Supervisory Committee Member)	Kunihiro Ono	(currently, Director of Ashikaga HD and Director of Ashikaga Bank)
	Director (Audit and Supervisory Committee Member)	Ryuzaburo Kikuchi	(currently, Outside Director of Joyo)
	Director (Audit and Supervisory Committee Member)	Toru Nagasawa	(currently, representative lawyer of Nagasawa Law Offices)
	Director (Audit and Supervisory Committee Member)	Takashi Shimizu	(currently, Professor of the Graduate School of Accountancy, Waseda University)

(Note) Ryuzaburo Kikuchi, Toru Nagasawa and Takashi Shimizu, each as a Director (Audit and Supervisory Committee Member) are Directors who are Outside Directors as defined in Article 2, Item (xv) of the Companies Act.

Capital	117,495 million yen
Net assets	Details not determined at this time
Total assets	Details not determined at this time
Fiscal year end	March 31
Nature of business	Management and operation of banks and other companies that the Company may have as subsidiaries under the Banking Act and all businesses incidental or related thereto.

4.	Profiles of the Company Party to the Share Exchange (as of December 31, 2015)
Name	Ashikaga Holdings Co., Ltd.
Location	1-25, Sakura 4-chome, Utsunomiya, Tochigi
Representative	Masanao Matsushita, President and Chief Executive Officer
Business	Bank holding company
Capital	117,495 million yen
Date established	April 1, 2008
Number of shares issued and outstanding	333,250 thousand shares
Fiscal year end	March 31
Total assets (consolidated)	6,219,821 million yen
Net assets (consolidated)	295,229 million yen
Deposits (non-consolidated)	5,143.4 billion yen (Ashikaga Bank only)
Loans and bills discounted (non-consolidated)	4,226.2 billion yen (Ashikaga Bank only)
Number of employees (consolidated)	2,946
Number of branches (including sub-branches)	153 branches (Ashikaga Bank only)

50

Major shareholders and shareholding ratio (as of September 30, 2015)	Nomura Financial Partners, Co., Ltd. ORIX Corporation Sompo Japan Nippon Kowa Insurance, Inc. Mitsui Sumitomo Insurance Co., Ltd. NORTHERN TRUST CO. (AVFC)RE 15PCT TREATY ACCOUNT	36.87% 12.00% 5.70% 4.50% 3.04%

5.	Outline of Accounting Process of Share Exchange

The Share Exchange is a reverse acquisition under the Accounting Standard for Business Combinations, and it is expected that the purchase method will apply to the transaction, under which Joyo is the acquiring company and Ashikaga HD is the acquired company.  The amount of goodwill (or negative goodwill) which is expected to be incurred as a result of the Share Exchange has yet to be determined, and will be announced as soon as it has been determined.

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(Stock Options)
1.	The Bank recorded stock option expenses in “General and administrative expenses” of ¥44 million for the current fiscal year.

2.	Outline of stock options, size and changes
(1)      Outline of stock options
	1st Series of Stock Acquisition Rights	2nd Series of Stock Acquisition Rights
Persons to whom stock options are granted	Directors of the Bank: 10	Executive officers of the Bank: 12
Type and number of shares (*)	Common shares: 56,698	Common shares: 41,546
Grant date	August 24, 2009	August 24, 2009
Condition for vesting	Not applicable	Not applicable
Eligible service period	Not applicable	Not applicable
Period for exercise of stock options	From August 25, 2009 to August 24, 2039	From August 25, 2009 to August 24, 2039

	3rd Series of Stock Acquisition Rights	4th Series of Stock Acquisition Rights
Persons to whom stock options are granted	Directors of the Bank: 10	Executive officers of the Bank: 13
Type and number of shares (*)	Common shares: 79,606	Common shares: 61,881
Grant date	July 21, 2010	July 21, 2010
Condition for vesting	Not applicable	Not applicable
Eligible service period	Not applicable	Not applicable
Period for exercise of stock options	From July 22, 2010 to July 21, 2040	From July 22, 2010 to July 21, 2040

	5th Series of Stock Acquisition Rights	6th Series of Stock Acquisition Rights
Persons to whom stock options are granted	Directors of the Bank: 10	Executive officers of the Bank: 13
Type and number of shares (*)	Common shares: 78,720	Common shares: 60,999
Grant date	July 20, 2011	July 20, 2011
Condition for vesting	Not applicable	Not applicable
Eligible service period	Not applicable	Not applicable
Period for exercise of stock options	From July 21, 2011 to July 20, 2041	From July 21, 2011 to July 20, 2041

	7th Series of Stock Acquisition Rights	8th Series of Stock Acquisition Rights
Persons to whom stock options are granted	Directors of the Bank: 10	Executive officers of the Bank: 16
Type and number of shares (*)	Common shares: 76,174	Common shares: 73,080
Grant date	July 19, 2012	July 19, 2012
Condition for vesting	Not applicable	Not applicable
Eligible service period	Not applicable	Not applicable
Period for exercise of stock options	From July 20, 2012 to July 19, 2042	From July 20, 2012 to July 19, 2042

52

	9th Series of Stock Acquisition Rights	10th Series of Stock Acquisition Rights
Persons to whom stock options are granted	Directors of the Bank: 10	Executive officers of the Bank: 15
Type and number of shares (*)	Common shares: 47,254	Common shares: 41,968
Grant date	July 18, 2013	July 18, 2013
Condition for vesting	Not applicable	Not applicable
Eligible service period	Not applicable	Not applicable
Period for exercise of stock options	From July 19, 2013 to July 18, 2043	From July 19, 2013 to July 18, 2043

	11th Series of Stock Acquisition Rights	12th Series of Stock Acquisition Rights
Persons to whom stock options are granted	Directors of the Bank: 10	Executive officers of the Bank: 14
Type and number of shares (*)	Common shares: 48,960	Common shares: 41,133
Grant date	July 18, 2014	July 18, 2014
Condition for vesting	Not applicable	Not applicable
Eligible service period	Not applicable	Not applicable
Period for exercise of stock options	From July 19, 2014 to July 18, 2044	From July 19, 2014 to July 18, 2044

	13th Series of Stock Acquisition Rights	14th Series of Stock Acquisition Rights
Persons to whom stock options are granted	Directors of the Bank: 10	Executive officers of the Bank: 13
Type and number of shares (*)	Common shares: 34,231	Common shares: 28,464
Grant date	July 17, 2015	July 17, 2015
Condition for vesting	Not applicable	Not applicable
Eligible service period	Not applicable	Not applicable
Period for exercise of stock options	From July 18, 2015 to July 17, 2045	From July 18, 2015 to July 17, 2045
(*)  The table above presents the number of common shares converted from stock options.

(2)      Size and changes in stock options
①           Number of stock options
	1st Series of Stock Acquisition Rights	2nd Series of Stock Acquisition Rights	3rd Series of Stock Acquisition Rights	4th Series of Stock Acquisition Rights	5th Series of Stock Acquisition Rights	6th Series of Stock Acquisition Rights	7th Series of Stock Acquisition Rights	8th Series of Stock Acquisition Rights
Non-vested (shares)
Previous fiscal year-end outstanding	23,596	3,280	33,129	4,528	51,520	17,940	49,854	31,320
Granted	―	―	―	―	―	―	―	―
Forfeited	―	―	―	―	―	―	―	―
Vested	9,208	3,280	12,928	4,528	14,400	8,970	13,934	18,270
Outstanding	14,388	―	20,201	―	37,120	8,970	35,920	13,050
Vested (shares)
Previous fiscal year-end outstanding	―	―	―	―	―	―	―	―
Vested	9,208	3,280	12,928	4,528	14,400	8,970	13,934	18,270
Exercised	9,208	3,280	12,928	4,528	14,400	8,970	13,934	18,270
Forfeited	―	―	―	―	―	―	―	―
Exercisable	―	―	―	―	―	―	―	―

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	9th Series of Stock Acquisition Rights	10th Series of Stock Acquisition Rights	11th Series of Stock Acquisition Rights	12th Series of Stock Acquisition Rights	13th Series of Stock Acquisition Rights	14th Series of Stock Acquisition Rights
Non-vested (shares)
Previous fiscal year-end outstanding	47,254	34,000	48,960	41,133	―	―
Granted	―	―	―	―	34,231	28,464
Forfeited	―	―	―	―	―	―
Vested	13,713	14,876	14,208	15,906	―	―
Outstanding	33,541	19,124	34,752	25,227	34,231	28,464
Vested (shares)
Previous fiscal year-end outstanding	―	―	―	―	―	―
Vested	13,713	14,876	14,208	15,906	―	―
Exercised	13,713	14,876	14,208	15,906	―	―
Forfeited	―	―	―	―	―	―
Exercisable	―	―	―	―	―	―

②      Price information (Yen)
	1st Series of Stock Acquisition Rights	2nd Series of Stock Acquisition Rights	3rd Series of Stock Acquisition Rights	4th Series of Stock Acquisition Rights	5th Series of Stock Acquisition Rights	6th Series of Stock Acquisition Rights	7th Series of Stock Acquisition Rights	8th Series of Stock Acquisition Rights
Exercise price	1	1	1	1	1	1	1	1
Average share price at exercise	689	689	689	689	689	689	689	689
Fair value at the grant date	417	439	297	318	300	321	310	331

	9th Series of Stock Acquisition Rights	10th Series of Stock Acquisition Rights	11th Series of Stock Acquisition Rights	12th Series of Stock Acquisition Rights	13th Series of Stock Acquisition Rights	14th Series of Stock Acquisition Rights
Exercise price	1	1	1	1	1	1
Average share price at exercise	689	689	689	689	―	―
Fair value at the grant date	518	542	500	525	680	708

3.	Valuation technique for fair value of stock options
Stock options granted during the fiscal year ended March 31, 2015 were valued using the Black-Scholes option pricing model and the following principal parameters:

	13th Series of Stock Acquisition Rights	14th Series of Stock Acquisition Rights
Expected volatility (*1)	25.64%	26.72%
Average expected life (*2)	6 years	3 years
Expected dividends (*3)	¥10.0 per share	¥10.0 per share
Risk-free interest rate (*4)	0.14%	0.03%
(*1)  Expected volatility is calculated based on the actual stock prices at the following periods corresponding to the average expected life:
13th Series of Stock Acquisition Rights:  From July 17, 2009 to July 16, 2015
14th Series of Stock Acquisition Rights:  From July 17, 2012 to July 16, 2015

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(*2)  The average tenure of the directors and the executive officers who retired in the past is used as the average expected life in the above table.
(*3)  Actual dividends on common stock for the fiscal year ending March 31, 2015.
(*4)  Japanese government bond yield corresponding to the average expected life.

4.	Method of estimating number of stock options vested
Only the actual number of forfeited stock options is reflected because it is difficult to reasonably estimate the number of stock options that will be forfeited in the future.

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Independent Auditor’s Report Pertaining to the Consolidated Financial Statements　(Copy)
INDEPENDENT AUDITOR’S REPORT

May 11, 2016
The Board of Directors
The Joyo Bank, Ltd.

Ernst & Young Shin Nihon LLC

Designated Limited Liability Partner Managing Partner	CPA Kazutaka Aso [seal]

Designated Limited Liability Partner Managing Partner	CPA Masahiko Yamauchi [seal]

Designated Limited Liability Partner Managing Partner	CPA Ken Komatsuzaki [seal]

Pursuant to Article 444 , Section 4 of the Companies Act, we have audited the accompanying consolidated financial statements, which comprise the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in net assets and the notes to the consolidated financial statements of The Joyo Bank, Ltd. (the “Bank”)  applicable to the fiscal year from April 1, 2015 through March 31, 2016.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan , and for designing and operating such internal control as management determines is necessary to enable the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted  in Japan.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

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An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  The purpose of an audit of the consolidated financial statements is not to express an opinion on the effectiveness of the entity’s internal control, but in  making these risk assessments, the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and results of operations of The Joyo Bank, Ltd. and its consolidated subsidiaries, applicable to the fiscal year ended March 31, 2016, in conformity with accounting principles generally accepted in Japan.

Emphasis of Matter

As described under significant subsequent events, in the Board of Directors meetings held on April 25, 2016, the Bank and Ashikaga Holdings Co., Ltd. resolved to proceed with business integration through an exchange of shares subject to obtaining approval at their respective general shareholders’ meetings and regulatory approvals.  At the same time, the Bank, Ashikaga Holdings Co., Ltd. and The Ashikaga Bank, Ltd. entered into a business integration agreement.  Perform a business integration

Our opinion is not affected by this matter.

Conflicts of Interests

We have no interest in the Bank which should be disclosed in compliance with the Certified Public Accountant Act.

END

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Audit Report of the Board of Corporate Auditors　(Copy)
AUDIT REPORT

We, the Board of Corporate Auditors, have created this audit report upon review and based on the audit reports created by each of the Corporate Auditors pertaining to the performance of the Directors for the 125th fiscal year from April 1, 2015 to March 31, 2016, and hereby report as follows:.

1. Methods and Details for the Audit from the Corporate Auditors and the Board of Corporate Auditors

(1)
The Board of Corporate Auditors set the audit policies and the audit plan, and in addition to receiving reports of the results and the circumstances in which the audit was conducted from each of the auditors, we received reports on the circumstances of the work performed from the Directors and the Accounting Auditors, and obtained explanations as required.

(2)
Each of the Corporate Auditors coordinated communication with the Directors and internal auditing departments and others in accordance with the audit policies and audit plan that comply with the audit standards determined by the Board of Corporate Auditors in order to collect information and maintain the audit environment, and as such, an audit was performed using the following method.

(i)
We attended other important meetings, received reports on the circumstances of the work from the Auditors, provided explanations as required, monitored important documents and investigated the state of activities and property.  Additionally, we communicated and exchanged information with the Directors, etc. of the subsidiaries, and received business reports from the subsidiaries as necessary.

(ii)
To make sure that exercise of the functions of the Directors in the business reports is performed in accordance with the laws and regulations as well as the Articles of Incorporation, to make sure that the business conducted by the business group made up of the company and its subsidiaries, the resolution at the Board of Directors pertaining to establishment of a system in compliance with Article 100 (1) and (3) of the Ordinance for Enforcement of the Companies Act (an internal control system) states that reports on the status of the structure and operations will be received from the Directors, and explanations will be provided as necessary.  The internal control system pertaining to financial reporting involves receiving reports on the evaluation of the internal control system and the status of the audits from the Directors and Shin Nihon LLC along with providing explanations as necessary.

(iii)
The auditor retains an independent position and in addition to monitoring and verifying whether or not the audit has been properly executed, receives reports from the auditor on the circumstances in which the work was performed along with providing explanations as necessary.  Additionally, notifications are received from the auditor in accordance with the “Product Quality Control Standards Relating to Audits” (Business Accounting Council, October 28, 2005) in the “System to Ensure that Business is Conducted Properly” (each item in Article 131 of the Ordinance on Company Accounting) along with providing explanations as necessary.

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Based on the method above, the business reports relating to the current fiscal year and attached schedules, unconsolidated financial statements (unconsolidated balance sheet, unconsolidated statement of income, unconsolidated statement of changes in net assets, and notes to the unconsolidated financial statements) and attached schedules as well as consolidated financial statements (consolidated balance sheet, consolidated income statement, consolidated statements of changes in net assets, and notes to the consolidated financial statements) were considered.

2. Results of Audit
(1)	Audit Results for the Business Reports

(i)	We believe that the Business Reports and their supplementary schedules present fairly the condition of the company in accordance with the laws and regulations as well as the articles of incorporation.

(ii)	We find no unfair act or material fact in violation of laws and ordinances or the Articles of Incorporation with respect to the performance of duties by the Directors and Executive Officers

(iii)
We are of the opinion that the resolution of the Board of Directors concerning the internal control system was reasonable.  Furthermore, we find no matters that require noting with regard to the details contained in the Business Reports.

Note that while there have been cash embezzlement matters by previous bank clerks as described in the Business Reports, we are investigating and conducting ongoing monitoring of the operational state of the measures formulated to prevent a recurrence.

(2)	Audit Results for the Financial Statements and their Supplementary Schedules

In our opinion, the auditing methods used and conclusions reached by the Independent Auditor, Shin Nihon LLC, are appropriate.

(3)	Audit Results of the Consolidated Financial Statements

In our opinion, the auditing methods and conclusions reached by the Independent Auditor, Shin Nihon LLC, were verified to be appropriate.

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May 12, 2016

The Joyo Bank, Ltd. Board of Corporate Auditors

Standing Corporate Auditor (Full-time)	Yoshiaki Terakado [seal]

Standing Corporate Auditor (Full-time)	Hideo Torihata [seal]

Auditor (Outside Auditor)	Akira Yasu [seal]

Auditor (Outside Auditor	Sanenori Hitomi [seal]

Auditor (Outside Auditor)	Toshio Mizushima [seal]

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Reference Documents for the General Meeting of Shareholders

Proposals and Reference Documents
Proposal No. 1　Appropriation of Surplus
It is proposed that the surplus be appropriated as follows.

1.	Matters concerning year-end dividend

Based on our policy of maintaining a stable payment of dividend, while taking into consideration the improvement of management practice, the circumstances of the financial industry and other factors, it is proposed that an amount of year-end dividend for the fiscal year ended March 31, 2016 be 7 yen per share.  Adding the interim dividend of 6 yen paid in December 2015 (which included a commemorative dividend of 1 yen to mark the 80 year anniversary), the annual dividend amounts to 13 yen per share.

(1)	Types of dividend property
Cash
(2)	Matters concerning the allotment of dividend property to shareholders and the total amount
7 yen per share of common stock     Total amount:    5,060,092,653 yen
(3)	Effective date of the distribution of surplus
June 29, 2016

2.	Matters concerning the appropriation of surplus
With regard to the appropriation of surplus, the following are proposed to provide for an internal reserve in consideration of the future business environment and to ensure sound business development.
(1)	Item and amount of surplus to be increased
General reserve          5,000,000,000 yen
(2)	Item and amount of surplus to be decreased
Retained earnings carried forward   5,000,000,000 yen

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Proposal No. 2	Approval of Share Exchange Agreement with Ashikaga Holdings Co., Ltd.
The Bank and Ashikaga Holdings Co., Ltd. (hereinafter referred to as “Ashikaga Holdings”.  The combination of the Bank with Ashikaga Holdings is hereinafter called “Both Companies”.)  have reached a final agreement relating to the business integration of both companies (hereinafter referred to as the “Business Integration”) on April 25, 2016 and have concluded a Share Exchange Agreement (hereinafter referred to as the “Share Exchange Agreement”) pertaining to the exchange of shares (hereinafter referred to as the “Share Exchange”) between the Bank as the wholly owned subsidiary company and Ashikaga Holdings as the wholly owning parent company with an effective date of October 1, 2016.  Furthermore, at the same time, the Bank, Ashikaga Holdings and Ashikaga Bank, Ltd. (hereinafter referred to as “Ashikaga Bank”) concluded a business merger agreement (hereinafter referred to as the “Business Integration Agreement”).
We would like to request your approval of the Share Exchange Agreement.
The reasons for the share exchange and an overview of the details of the Share Exchange agreement are as follows.

1.	Reasons for entering into the Share Exchange
Both Banks have their primary business platform in the Northern Kanto region.  The region is noteworthy not only for its proximity to the capital region, but also has high potential as one of the leading region for establishing companies in the nation due to the Kita Kanto Highway and other established traffic infrastructure.  Meanwhile, the business environment of regional financial institutions is characterized by concerns such as contracting local economies due to structural changes in society highlighted by an overall population decline, lower birth rate and an aging population, where excess capital is fueling the fire of fierce competition between financial institutions.  Additionally, globalization of the economy as well as technological innovations in information technology are dramatically changing the structures of industry and society.  Against these developments, players from different industries are entering into the financial services industry, generating a new competitive environment while creating growth opportunities through the expansion of financial services.
From the standpoint of these structural changes in the business environment, both Banks recognize that actively exerting their co-creative capacities to realize wealth creation under a common philosophy is the effective and beneficial path in order to continue to enhance our contributions to regional creation and grow together with our customers and the region as a whole as a local financial institution.
The new financial group created by the Business Integration will maintain and deepen the relationship with its customers and the deep understanding of the region built over the years by both Joyo and Ashikaga Banks while utilizing the wide networks formed by the Business Integration to evolve as comprehensive financial services provider and facilitate operational efficiency.  Thus, we will provide a more convenient and high quality comprehensive financial services only achievable by integration of leading regional banks.
The Business Integration will be conducted based on a holding company method, and in the interest of conducting speedy management integration, utilize the Company, which is already set up as a holding company, to act as the holding company for the new financial group.  The Company will change its trading name to Mebuki Financial Group, Inc. (hereinafter referred to as “Mebuki Financial Group”) as of the effective date of the Share Exchange Agreement.
Thus, the collaboration of the two banks under their respective branding that is deeply rooted in their communities will aim to expand its operational platform and enhance its business platform through the Business Integration.  At the same time, both institutions will exert synergies via mutual utilization of management resources and expertise to meet the expectations of our customers, regions and shareholders with expediency and quality unachievable on our own, and deem this to be the best way forward for both Joyo Bank and Ashikaga Bank.

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2.	Overview of the Share Exchange Agreement
The details of the Share Exchange agreement are as found in Attachment 1 “Share Exchange Agreement (Copy)”.
Annex 1 to 24 (details of acquisition rights) of the “Share Exchange Agreement (Copy)” is provided in the “125th Ordinary General Meeting of Shareholders Reference documents for Proposal No. 2 for the Ordinary General Meeting of Shareholders (Supplement) (pages 13 through 156), while Annex 25 – Annex 26 (details of Euro-US Dollar-Denominated Convertible Bond with Stock Acquisition Rights with Call Provision) is provided in the “125th Ordinary General Meeting of Shareholders Reference documents for Proposal No. 2 for the Ordinary General Meeting of Shareholders (Supplement) (pages 157 through 181), Annex 27 (Proposal for Amendment of Ashikaga Holdings Articles of Incorporation) is provided in the “125th Ordinary General Meeting of Shareholders Reference documents for Proposal No. 2 for the Ordinary General Meeting of Shareholders (Supplement) (pages 182 through 198), Annex 28 (Candidates for Directors of Mebuki Financial Group) is provided in the “125th Ordinary General Meeting of Shareholders Reference documents for the shareholders meeting Proposal No. 2 (Supplement) (page 199).
Additionally, as stipulated in Article 10 (1) and (2) of the Share Exchange agreement, the resolution to change the Articles of Incorporation and the resolution pertaining to election of directors (excluding directors for the Audit & Supervisory Board) to be discussed at the 8th Ordinary General Meeting of Shareholders that Ashikaga Holdings has scheduled for June 28, 2016, are included in the “125th Ordinary General Meeting of Shareholders Reference documents for Proposal No. 2 for the Ordinary General Meeting of Shareholders (Supplement) (pages 200 through 218), and “125th Ordinary General Meeting of Shareholders Reference documents for Proposal No. 2 for the Ordinary General Meeting of Shareholders (Supplement) (pages 219 through 227).

3.	Items Pertaining to Equivalency of the Exchange Value
(1)	Items Pertaining to the Equivalency of the Allocations and the Total Exchange Value
According to the Share Exchange, 1 common share of the Bank will be equivalent to 1.170 common stock of Mebuki Financial Group (currently:  Ashikaga Holdings.  The same follows.).
Furthermore, the number of common stock scheduled to be issued by Mebuki Financial Group due to the Share Exchange is 845,758,343 shares.  However, this number of common stock is a figure calculated based on the total number of common stock already issued by the Bank as of March 31, 2016 (766,231,875 shares) and the treasury stock carried by the Bank (43,361,496 shares).  Thus, the number of common stock issued by Mebuki Financial Group may vary.
Pursuant to legal requirements, the Bank plans to cancel all of the treasury stock (including treasury stock the Bank has acquired through the purchase of shares relating to a share purchase demand from dissident shareholders exercised in the Share Exchange) up to the point immediately before the moment when Mebuki Financial Group acquires all of the shares issued by the Bank as per the Share Exchange.

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(i)           Basis for the Calculations
To ensure fairness in the calculations for the share exchange rate, both companies shall request a third party that is independent of either company to perform an analysis of the share exchange rate.  The Bank has selected Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (hereinafter referred to as “Mitsubishi UFJ Morgan Stanley Securities” as their third party, while Ashikaga Holdings has selected Price Waterhouse Coopers LLP (hereinafter referred to as “PwC”).
The results of the analysis on share exchange rates performed by Mitsubishi UFJ Morgan Stanley Securities and PwC are found in the “Overview of the Analysis by the Third Parties Calculation Organization concerning Share Exchange Rate” in the “125th General Meeting of Shareholders Reference documents for Proposal No. 2 to the General Meeting of Shareholders (Supplement) (pages 1 through 5).  On October 27, 2015, the Bank obtained an opinion (the so-called “Fairness Opinion”) that the preconditions described in the “Overview of the Analysis by the Third Parties Calculation Organization concerning Share Exchange Rate” in the “125th Ordinary General Meeting of Shareholders Reference documents for Proposal No. 2 to the General Meeting of Shareholders(Supplement) (pages 1 through 5) and certain other preconditions and reservations from Mitsubishi UFJ Morgan Stanley Securities were appropriate from a financial perspective.
Furthermore, on October 30, 2015, Ashikaga Holdings obtained a share exchange rate valuation that is the basis of an agreement on the share exchange rate used in the Share Exchange based on the preconditions described in the “Overview of the Analysis by the Third Parties Calculation Organization concerning Share Exchange Rate” in the “125th Ordinary General Meeting of Shareholders Reference documents for Proposal No. 2 to the General Meeting of Shareholders (Supplement) (pages 1 through 5) and certain other preconditions and reservations from PwC.
(ii)           Details of the Calculations
As stated in (i) above, based on the results of the analysis by Mitsubishi UFJ Morgan Stanley Securities, and based on the results of the analysis by PwC, and as a result of careful consideration and discussion, on November 2, 2015, both the Bank and Ashikaga Holdings came to a decision that it was appropriate to perform a business integration at the abovementioned share exchange rate, and as such, concluded the Memorandum of Understanding (hereinafter referred to as the referred to as “Memorandum of Understanding”).
Furthermore, in consideration of comprehensive factors such as the financial state, assets, prospects of both companies after November 2, 2015, both companies confirm that there are no reasons that would require a review of the share exchange rate agreed upon in the memorandum of understanding, and on April 25, 2016, the Share Exchange agreement was concluded upon agreement to perform the share exchange at the same rate as the share exchange rate agreed to in the memorandum of understanding.
(iii)           Relationship with the Valuation Institution
Mitsubishi UFJ Morgan Stanley Securities and PwC are both unrelated to the affiliates of the Bank and to Ashikaga Holdings, and have no significant interest to the share exchange that must be noted.
(iv)           Measures to Ensure Fairness
As stated in (i) above, to ensure the fairness and propriety of the Business Integration, in addition to the results of the analysis on the share exchange rate, the Bank has obtained a Fairness Opinion from Mitsubishi UFJ Morgan Stanley Securities.

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Additionally, in order to obtain advice regarding the investigation of the Business Integration and other support on realizing the Business Integration, the Bank has appointed KPMG and KPMG JP as independent advisors.
Additionally, the Bank has selected Nagashima, Ohno and Tsunematsu Law Firm as independent legal advisors for the Business Integration, and will receive advice from a legal perspective on the methods and processes used by the Board of Directors for making decisions regarding conclusion of the Share Exchange agreement and the Business Integration.
On the other hand, as stated in (i) above, to ensure the fairness and propriety of the Business Integration, Ashikaga Holdings has received the results of the analysis of the share exchange rate from PwC.
Furthermore, in order to obtain advice regarding the investigation of the Business Integration and other support on realizing the Business Integration, Ashikaga Holdings has appointed Nomura Securities Co., Ltd. (hereinafter referred to as “Nomura Securities”) and Deloitte Touche Tohmatsu LLC as independent advisors.  Nomura Securities has a relationship in which Ashikaga Holdings is a subsidiary of Nomura Holdings Co., Ltd. which is its parent company and major shareholder, but since there is a history of Nomura Securities serving as a financial advisor, and since Ashikaga Holdings and Nomura Securities conduct business in the same manner as regular business customers, Nomura Securities can guarantee their independence as financial advisors.  Thus, Ashikaga Holdings has selected Nomura Securities as their financial advisors.
Additionally, Ashikaga Holdings has selected Mori Hamada & Matsumoto as independent legal advisors for the Business Integration, and will receive advice from a legal perspective on the methods and processes used by the Board of Directors for making decisions regarding conclusion of the Share Exchange agreement and the Business Integration.
(v)           Measures to Avoid Conflict of Interest
Since there are no special conflicts of interest between the Bank and Ashikaga Holdings with regard to the Business Integration, no particular measures are in place.
(2)	Reason for Selecting Common stock of Mebuki Financial Group for the Exchange Valuation
The Bank and Ashikaga Holdings have selected common stock of Mebuki Financial Group as the share exchange valuation for the shares of the wholly owning parent company.
In regards to the exchange valuation, the Bank has taken into consideration the facts that (i) the common stock of Ashikaga Holdings that will become Mebuki Financial Group on the effective date of the Share Exchange will be listed in the First Section of the Tokyo Stock Exchange to ensure a business opportunity with a high level of liquidity and that (ii) the shares of the Bank can have an integration effect due to the Share Exchange by using the common stock of the Mebuki Financial Group as the exchange valuation, and so it has been decided that common stock of the Mebuki Financial Group is appropriate as the exchange valuation for the Share Exchange.
(3)	Matters Pertaining to the Suitability of the Amount of Capital Stock and Surplus of the Mebuki Financial Group
The Bank and Ashikaga Holdings have determined the amount of capital stock and surplus for the Mebuki Financial Group added when conducting the Share Exchange as follows.

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(i)	Stated Capital：	Zero yen
(ii)	Capital Reserves： An amount specified separately by Ashikaga in accordance with the provisions of Article 39 of the Ordinance on Company Accounting
(iii)	Retained Earnings Reserves Surplus： Zero yen
The amounts of this capital stock and surplus have been determined through a comprehensive consideration and review of the capital policy and other miscellaneous facts of the Mebuki Financial Group after the Share Exchange, as well as through negotiations between the Bank and Ashikaga Holdings, taking the legal requirements into consideration and as such, have been deemed to be appropriate.

4.	Matters to be Considered Regarding the Exchange Valuation
(1)	Articles of Incorporation of Ashikaga Holdings
Stipulations in the Articles of Incorporation of Ashikaga Holdings are found in the “Ashikaga Holdings Articles of Incorporation” in the “125th Ordinary General Meeting of Shareholders Reference documents for Proposal No. 2 for the Ordinary General Meeting of Shareholders Reference documents for Proposal No. 2 for the Ordinary General Meeting of Shareholders (Supplement) (pages 6 through 12).
The Articles of Incorporation noted in the “Ashikaga Holdings Articles of Incorporation” in the “125th Ordinary General Meeting of Shareholders Reference documents for the Proposal No. 2 of the General Shareholders Meeting (Supplement) (pages 6 through 12) are the current Articles of Incorporation for Ashikaga Holdings.  After the Share Exchange, they will be modified as described in Annex 27, “Ashikaga Holdings Revised Articles of Incorporation” in Attachment 1 “Share Exchange Agreement (Copy)” based on the resolution approved at the 8th Ordinary General Meeting of Shareholders of Ashikaga Holdings scheduled to be held on June 28, 2016 as stipulated in Article 10(1) of the Share Exchange agreement.
Annex 27, “Ashikaga Holdings Revised Articles of Incorporation” in Attachment 1 “Share Exchange Agreement (Copy)” is found in the “125th Ordinary General Meeting of Shareholders Reference documents for Proposal No. 2 of the Ordinary General Meeting of Shareholders (Supplement) (pages 182 through 198).
(2)	Matters Pertaining to the Conversion Method for the Exchange Valuation
(i)	Exchange Valuation Market Transaction
Common stock of Ashikaga Holdings are listed in the First Section of the Tokyo Stock Exchange.
(ii)	Transaction Intermediary or Representative for the Exchange Valuation
The transaction intermediary role for the common stock of Ashikaga Holdings shall be performed by any stock brokerage firm nationwide.
(iii)	Details on the Transfer of the Exchange valuation and Other Disposition Restrictions
Not applicable.
(3)	Matters Pertaining to the Market Price for the Exchange Valuation
The trend in the share price for the common stock of Ashikaga Holdings on the First Section of the Tokyo Stock Exchange for the past six months is shown below.

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(Unit: Yen)
Month	November 2015	December	January 2016	February	March	April
Highest Share Price	539	481	471	395	354	354
Lowest Share Price	477	443	382	300	312	293

The Japan Exchange Group shows stock price information and charts on the following URL, and the stock market price and trends for common stock of Ashikaga Holdings can be viewed.
http://www.jpx.co.jp/
(4)	Ashikaga Holdings Balance Sheet
Since Ashikaga Holdings has submitted financial statements and notifications according to legal requirements, and the details of the balance sheet have been omitted.

5.	Matters Pertaining to the Propriety of the Acquisition Rights for New Shares in Reference to the Share Exchange
In the case of the Share Exchange, up to the point immediately before the moment when Mebuki Financial Group acquires all of the shares issued by the Bank as per the Share Exchange (hereinafter referred to as the “base period”), Mebuki Financial Group will deliver allocation of acquisition rights for new shares of Mebuki Financial Group instead of the acquisition rights to new shares of the Bank based on the details of the acquisition rights for new shares and the share exchange rate for those holding acquisition rights for new shares for each of the acquisition rights for new shares (including acquisition rights for new shares assigned for bonds with acquisition rights) issued by the Bank as noted in columns 1. to 12. of Table 1 and column 1 of Table 2 below.
Additionally, in reference to bond liabilities pertaining to the abovementioned bonds with acquisition rights for new shares, Mebuki Financial Group has succession and guarantees the debt succeeding the Bank subsequent to such succession.
From the perspective of protecting an equivalent return for the shares of the Bank as well as those with acquisition rights for new shares, Mebuki Financial Group will allocate acquisition rights for new shares in virtually the same content and number to those with acquisition rights for new shares, which is thought to be appropriate.

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Table 1
	Column 1		Column 2
	Name	Details	Name	Details
(1)	The Joyo Bank, Ltd. 1st Series of Stock Acquisition Rights	See Annex 1 of the Share Exchange Agreement	Mebuki Financial Group, Inc. 1st Series of Stock Acquisition Rights	See Annex 2 of the Share Exchange Agreement
(2)	The Joyo Bank, Ltd. 3rd Series of Stock Acquisition Rights	See Annex 3	Mebuki Financial Group, Inc. 2nd Series of Stock Acquisition Rights	See Annex 4
(3)	The Joyo Bank, Ltd. 5th Series of Stock Acquisition Rights	See Annex 5	Mebuki Financial Group, Inc. 3rd Series of Stock Acquisition Rights	See Annex 6
(4)	The Joyo Bank, Ltd. 6th Series of Stock Acquisition Rights	See Annex 7	Mebuki Financial Group, Inc. 4th Series of Stock Acquisition Rights	See Annex 8
(5)	The Joyo Bank, Ltd. 7th Series of Stock Acquisition Rights	See Annex 9	Mebuki Financial Group, Inc. 5th Series of Stock Acquisition Rights	See Annex 10
(6)	The Joyo Bank, Ltd. 8th Series of Stock Acquisition Rights	See Annex 11	Mebuki Financial Group, Inc. 6th Series of Stock Acquisition Rights	See Annex 12
(7)	The Joyo Bank, Ltd. 9th Series of Stock Acquisition Rights	See Annex 13	Mebuki Financial Group, Inc. 7th Series of Stock Acquisition Rights	See Annex 14
(8)	The Joyo Bank, Ltd. 10th Series of Stock Acquisition Rights	See Annex 15	Mebuki Financial Group, Inc. 8th Series of Stock Acquisition Rights	See Annex 16
(9)	The Joyo Bank, Ltd. 11th Series of Stock Acquisition Rights	See Annex 17	Mebuki Financial Group, Inc. 9th Series of Stock Acquisition Rights	See Annex 18
(10)	The Joyo Bank, Ltd. 12th Series of Stock Acquisition Rights	See Annex 19	Mebuki Financial Group, Inc. 10th Series of Stock Acquisition Rights	See Annex 20
(11)	The Joyo Bank, Ltd. 13th Series of Stock Acquisition Rights	See Annex 21	Mebuki Financial Group, Inc. 11th Series of Stock Acquisition Rights	See Annex 22
(12)	The Joyo Bank, Ltd. 14th Series of Stock Acquisition Rights	See Annex 23	Mebuki Financial Group, Inc. 12th Series of Stock Acquisition Rights	See Annex 24
(Note)
Annexes refer to the annexes of Attachment 1 “Share Exchange Agreement (Copy)” provided in the “125th Ordinary General Meeting of Shareholders Reference documents for Proposal No. 2 for the Ordinary General Meeting of Shareholders (Supplement) (pages 13 through 156).

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Table 2
Column 1		Column 2		Column 3
Name	Details	Name	Details	Amount of bond obligations
The Joyo Bank, Ltd. Euro-US Dollar-Denominated Convertible Bond with Stock Acquisition Rights with Call Provision due 2019	See Annex 25 of the Share Exchange Agreement	Mebuki Financial Group, Inc. Euro-US Dollar-Denominated Convertible Bond with Stock Acquisition Rights with Call Provision due 2019	See Annex 26 of the Share Exchange Agreement	US$300 million
(Note)
Annexes refer to the annexes of Attachment 1 “Share Exchange Agreement (Copy)” provided in the “125th Ordinary General Meeting of Shareholders Reference documents for Proposal No. 2 for the Ordinary General Meeting of Shareholders (Supplement) (pages 157 through 181).

6.	Matters Pertaining to Financial Statements
(1)	Details of the Financial Statements Pertaining to the Most Recent Business Year for Ashikaga Holdings (March 2016)
In respect to the details of the financial statements pertaining to the most recent business year for Ashikaga Holdings, refer to the “125th Ordinary General Meeting of Shareholders Reference documents for Proposal No. 2 for the Ordinary General Meeting of Shareholders (Supplement) (pages 228 through 284).
Information pertaining to the following Ashikaga Holdings matters can be found on the internet website for the Bank (http://www.joyobank.co.jp/kabunushi/), in accordance with the legal requirements and Article 16 of the Articles of Incorporation for the Bank.  It cannot be found in additional notification materials.
(i)	“Matters Pertaining to Acquisition Rights for New Shares” in the Business Report
(ii)	“Statements of Changes in Net Assets” and “Notes to the Unconsolidated Financial Statements
(iii)	“Consolidated Statements of Changes in Net Assets” and “Consolidated Notes” in the consolidated financial statements
(2)	Details of Events that have a Significant Impact on the State of the Corporate Assets that Occur After the Last Day of the Most Recent Business Year for Ashikaga Holdings and The Bank
(i)	Ashikaga Holdings
Not applicable.
(ii)	The Bank
Not applicable.

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7.	Matters Pertaining to Decisions on This Resolution
If the Share Exchange agreement is cancelled due to matters stipulated in Article 11 of the Share Exchange Agreement (Change to the Conditions of this Share Exchange Agreement and Cancellation of this Agreement) or Article 12 (Validity of this Agreement), or if the Share Exchange agreement is no longer valid, the decision on this resolution will become null and void.

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Attachment 1
Share Exchange Agreement (copy)

The Joyo Bank, Ltd. (“Joyo”) and Ashikaga Holdings Co., Ltd. (“Ashikaga”) have entered into this Share Exchange Agreement (the “Agreement”) on April 25, 2016 (the “Execution Date”) as follows:

Article 1.  Share Exchange
Joyo and Ashikaga shall conduct a share exchange through which Ashikaga will become the wholly owning parent company of Joyo and Joyo will become a wholly owned subsidiary of Ashikaga (the “Share Exchange”), and through which Ashikaga shall acquire all of the issued shares of Joyo.

Article 2.  Trade Names and Addresses
The trade names and addresses of Joyo and Ashikaga are as follows:

(1)	Joyo:	Wholly owned subsidiary
	Trade Name:	The Joyo Bank, Ltd.
	Address:	5-5, Minami-machi 2-chome, Mito City, Ibaraki Prefecture

(2)	Ashikaga:	Wholly owning parent company
	Trade Name:	Ashikaga Holdings Co., Ltd.
	Address:	1-25, Sakura 4-chome, Utsunomiya City, Tochigi Prefecture

Article 3.  Shares to be Delivered Upon the Share Exchange and Allotment Thereof
1.
Upon the Share Exchange, Ashikaga shall deliver to shareholders of Joyo common stock listed or recorded in Joyo’s register of shareholders as of the time immediately before acquiring all issued shares of Joyo (“Record Time”) (shareholders excluding Ashikaga after the cancellation of Joyo treasury shares pursuant to Article 9; the same shall apply in this Article 3), the number of Ashikaga common stock calculated by multiplying the total number of Joyo common stock held by such shareholders by 1.170.

2.
Upon the Share Exchange, Ashikaga shall allot to shareholders of Joyo common stock listed or recorded in Joyo’s register of shareholders as of the Record Time 1.170 shares of Ashikaga common stock for each of Joyo’s common stock held by such shareholders.

3.
With respect to any fractional shares comprising less than one share of Ashikaga common stock to be allotted and delivered to Joyo shareholders under the preceding two paragraphs, Ashikaga shall handle these in accordance with Article 234 of the Companies Act or other applicable laws and regulations.

Article 4.  Stock Acquisition Rights to be Issued Upon the Share Exchange and Allotment Thereof, and the Transfer of Bonds
1.
Upon the Share Exchange, Ashikaga shall deliver to the stock acquisition right holders of the stock acquisition rights issued by Joyo set forth in items (1) through (12) in Column 1 of Table 1 below, in exchange for such stock acquisition rights, the stock acquisition rights of Ashikaga set forth in items (1) through (12) in Column 2 of the said table, in a number equal to the total number, respectively, of the stock acquisition rights listed or recorded in Joyo’s register of stock acquisition rights as of the Record Time.

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2.
Upon the Share Exchange, Ashikaga shall allot to the stock acquisition right holders of the stock acquisition rights issued by Joyo set forth in items (1) through (12) in Column 1 of Table 1 below, listed or recorded in Joyo’s register of stock acquisition rights as of the Record Time, one stock acquisition right set forth in items (1) through (12) in Column 2 of the said table per stock acquisition right held by stock acquisition right holders set forth in items (1) through (12) in Column 1 of Table 1 below.

3.
Upon the Share Exchange, Ashikaga shall issue to the stock acquisition right holders of the stock acquisition rights attached to the bond with stock acquisition rights issued by Joyo set forth in Column 1 of Table 2 below, in exchange for such stock acquisition rights, the stock acquisition rights of Ashikaga set forth in Column 2 of the said table, in a number equal to the total number, respectively, of the stock acquisition rights listed or recorded in Joyo’s register of stock acquisition rights as of the Record Time.

4.
Upon the Share Exchange, Ashikaga shall allot to the stock acquisition right holders of the stock acquisition rights attached to the bond with stock acquisition rights issued by Joyo set forth in Column 1 of Table 2 below, listed or recorded in Joyo’s register of stock acquisition rights as of the Record Time, one stock acquisition right set forth in Column 2 of the said table per stock acquisition right held by stock acquisition right holders set forth in Column 1 of the said table.

5.
Upon the Share Exchange, Ashikaga shall, with regard to the bond with stock acquisition rights issued by Joyo set forth in Column 1 of Table 2 below, assume the bond obligations of Joyo toward the bondholders listed or recorded in Joyo’s register of bondholders as of the Record Time, as the Mebuki Financial Group, Inc. Euro-US Dollar-Denominated Convertible Bond with Stock Acquisition Rights with Call Provision due 2019, set forth in Column 2 of the said table, and the monetary amount of the assumed bond obligations shall be the amount set forth in Column 3 of the said table.

6.
In the period until the Effective Date (defined in Article 6) subsequent to the Execution Date, in the event of the exercise of the stock acquisition rights and the stock acquisition rights attached to the bond with stock acquisition rights issued by Joyo as set forth in Column 1 of Table 1 and Table 2 below respectively, with regard to the stock acquisition rights and assumed bond obligations pertaining to the issue and allotment stipulated in paragraphs 1 through 5, the number of the stock acquisition rights pertaining to the exercise and the monetary amount of the bond paid upon the exercise shall, respectively, be deducted from the stock acquisition rights and assumed bond obligations pertaining to the delivery and allotment.

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Table 1
	Column 1		Column 2
	Name	Details	Name	Details
(1)	The Joyo Bank, Ltd. 1st Series of Stock Acquisition Rights	See Annex 1	Mebuki Financial Group, Inc. 1st Series of Stock Acquisition Rights	See Annex 2
(2)	The Joyo Bank, Ltd. 3rd Series of Stock Acquisition Rights	See Annex 3	Mebuki Financial Group, Inc. 2nd Series of Stock Acquisition Rights	See Annex 4
(3)	The Joyo Bank, Ltd. 5th Series of Stock Acquisition Rights	See Annex 5	Mebuki Financial Group, Inc. 3rd Series of Stock Acquisition Rights	See Annex 6
(4)	The Joyo Bank, Ltd. 6th Series of Stock Acquisition Rights	See Annex 7	Mebuki Financial Group, Inc. 4th Series of Stock Acquisition Rights	See Annex 8
(5)	The Joyo Bank, Ltd. 7th Series of Stock Acquisition Rights	See Annex 9	Mebuki Financial Group, Inc. 5th Series of Stock Acquisition Rights	See Annex 10
(6)	The Joyo Bank, Ltd. 8th Series of Stock Acquisition Rights	See Annex 11	Mebuki Financial Group, Inc. 6th Series of Stock Acquisition Rights	See Annex 12
(7)	The Joyo Bank, Ltd. 9th Series of Stock Acquisition Rights	See Annex 13	Mebuki Financial Group, Inc. 7th Series of Stock Acquisition Rights	See Annex 14
(8)	The Joyo Bank, Ltd. 10th Series of Stock Acquisition Rights	See Annex 15	Mebuki Financial Group, Inc. 8th Series of Stock Acquisition Rights	See Annex 16
(9)	The Joyo Bank, Ltd. 11th Series of Stock Acquisition Rights	See Annex 17	Mebuki Financial Group, Inc. 9th Series of Stock Acquisition Rights	See Annex 18
(10)	The Joyo Bank, Ltd. 12th Series of Stock Acquisition Rights	See Annex 19	Mebuki Financial Group, Inc. 10th Series of Stock Acquisition Rights	See Annex 20
(11)	The Joyo Bank, Ltd. 13th Series of Stock Acquisition Rights	See Annex 21	Mebuki Financial Group, Inc. 11th Series of Stock Acquisition Rights	See Annex 22
(12)	The Joyo Bank, Ltd. 14th Series of Stock Acquisition Rights	See Annex 23	Mebuki Financial Group, Inc. 12th Series of Stock Acquisition Rights	See Annex 24

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Table 2
Column 1		Column 2		Column 3
Name	Details	Name	Details	Amount of bond obligations
The Joyo Bank, Ltd. Euro-US Dollar-Denominated Convertible Bond with Stock Acquisition Rights with Call Provision due 2019	See Annex 25	Mebuki Financial Group, Inc. Euro-US Dollar-Denominated Convertible Bond with Stock Acquisition Rights with Call Provision due 2019	See Annex 26	US$300 million

Article 5.  Amounts of Stated Capital and Reserves
The increases in the amounts of the stated capital and capital reserves of Ashikaga due to the Share Exchange are as follows:

(1) Stated Capital:	Zero yen
(2) Capital Reserves	An amount specified separately by Ashikaga in accordance with the provisions of Article 39 of the Ordinance on Company Accounting
(3) Retained Earnings Reserves	Zero yen

Article 6.  Effective Date
The date on which the Share Exchange takes effect (the “Effective Date”) shall be October 1, 2016; provided, however, that Joyo and Ashikaga may change such date as necessary in accordance with the progress of the Share Exchange or other reasons, upon mutual consultation and agreement.

Article 7.  Shareholders Meeting to Approve the Share Exchange Agreement
Joyo and Ashikaga shall each hold a General Meeting of Shareholders on June 28, 2016 or a date agreed separately by Joyo and Ashikaga, and seek a resolution concerning approval of the Agreement.

Article 8.  Administration of Corporate Assets, etc.
During the period commencing from the Execution Date until the Effective Date, each of Joyo and Ashikaga shall conduct its business and manage its assets with the due care of a prudent manager, in accordance with past practice within the scope of ordinary business, and shall ensure that their subsidiaries carry out the same.  Moreover, Joyo and Ashikaga shall not take any action that would materially affect such assets, rights or obligations without the prior written approval of the other party, and shall ensure that their subsidiaries do not take any such action.

Article 9.  Cancellation of Treasury Stock
By resolution of the Board of Directors of Joyo at a meeting of the Board of Directors to be held no later than the day immediately preceding the Effective Date, Joyo shall cancel and all of the treasury stock held by Joyo immediately before the Record Time (including treasury stock to be acquired through the purchases through any dissenting shareholders’ exercise of their appraisal rights pursuant to Article 785, Paragraph 1 of the Companies Act upon with the Share Exchange) after the purchase through such exercise of appraisal rights takes effect immediately before the Record Time.

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Article 10.  Amendment of Articles of Incorporation and Election of Directors
1.
Ashikaga shall put a proposal to its General Meeting of Shareholders provided in Article 7 to amend the Articles of Incorporation on the Effective Date in accordance with Annex 27, subject to the condition precedent that the Share Exchange comes into effect, and shall seek a resolution for approval thereof.  However, Ashikaga may amend the proposal to amend the Articles of Incorporation listed in Annex 27 upon prior consultation and agreement with Joyo.

2.
Ashikaga shall put a proposal to its General Meeting of Shareholders provided in Article 7 to elect the persons listed in Section 1.  of Annex 28 as directors as of the Effective Date (excluding directors who are audit and supervisory committee members), and a proposal to elect the persons listed in Section 2.  of Annex 28 as directors who are audit and supervisory committee members of Ashikaga on the Effective Date, subject to the condition precedent that the Share Exchange comes into effect and shall seek a resolution for approval thereof.  However, Ashikaga may amend the proposal for election of directors listed in Annex 28 upon prior consultation and agreement with Joyo.

Article 11.  Modification of the Share Exchange and Termination of the Agreement
Joyo and Ashikaga may, upon mutual consultation and agreement, modify the Agreement, including the terms and conditions of the Share Exchange, or terminate the Agreement, if, during the period commencing from the Execution Date until the Effective Date, (i) a situation arises or is identified that could have a serious adverse impact on the business, financial condition, operating results or Share Exchange ratio of Joyo or Ashikaga, (ii) a situation arises or is identified that makes it extremely difficult or could make it extremely difficult to achieve the purpose of the Share Exchange, or (iii) a situation arises or is identified that could have a serious adverse impact on implementation of the Share Exchange.

Article 12.  Effectiveness of the Agreement
This Agreement shall cease to have any effect if the Agreement is not approved by resolution of a General Meeting of Shareholders of Joyo or Ashikaga as set forth in Article 7, or if amendment of the Articles of Incorporation or the proposal for election of directors is not approved at a General Meeting of Shareholders of Ashikaga as set forth in Article 10 no later than the day immediately preceding the Effective Date.

Article 13.  Matters for Consultation
In addition to the matters set forth in the Agreement, matters necessary with respect to the Share Exchange shall be determined by consultation and agreement between Joyo and Ashikaga in accordance with the purpose of the Agreement.

(Intentionally left blank below)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by placing their signatures or seals thereon, one to be retained by each party.

April 25, 2016

Joyo:	5-5, Minami-machi 2-chome, Mito City, Ibaraki Prefecture The Joyo Bank, Ltd. President: Kazuyoshi Terakado

Ashikaga:	1-25, Sakura 4-chome, Utsunomiya City, Tochigi Prefecture Ashikaga Holdings Co., Ltd. President and Chief Executive Officer: Masanao Matsushita

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Reference documentation shared by Proposal No. 3 through Proposal No. 8

In order to further strengthen the corporate governance, the Bank would like to transition to a newly established company with Audit and Supervisory Committee in conjunction with the “Act to Partially Amend the Companies Act” (Public Act No. 90, 2014) implemented on May 1, 2015.  Proposals No. 3 through Proposal No. 8 noted on pages 79 to 100 of this document are all related to this conversion, and the features of a company with Audit and Supervisory Committee as well as the reasons that the Bank selected this transition to a company with an Audit and Supervisory Committee are described accordingly.

■ Features of a Company with an Audit and Supervisory Committee

Instead of the current Board of Corporate Auditors, a company with an Audit and Supervisory Committee is a corporation that is made up of at least three directors who are Audit and Supervisory Committee Members, and the majority are outside directors.
Directors who are Audit and Supervisory Committee Members have authority in the Board of Directors as members of the Board of Directors, and can participate in the decisions on bills for appointing and dismissing directors (excluding directors who are Audit and Supervisory Committee Members) as well as in general decisions involving selection and dismissal of Representative Directors and other affairs of the corporation.  Additionally, the Audit and Supervisory Committee has the authority to express opinions at shareholder meetings on the appointment and dismissal of Directors (excluding directors who are Audit and Supervisory Committee Members) as well as on their compensation.  This authority is not assumed to be assigned to the Corporate Auditors and Board of Corporate Auditors.  As a result, in contrast to the Corporate Auditors and Board of Corporate Auditors with the a committee governance structure, the monitoring function of the Audit and Supervisory Committee is strengthened relative to the execution of duties of the Directors, including the representative directors.
Furthermore, for a company with Audit and Supervisory Committee, if the majority of Directors are outside directors, or if specified by the Articles of Incorporation, according to a resolution by the Board of Directors, all or a portion of the decisions for the important affairs of the corporation (excluding matters noted in Article 399 (13) (5) of the Corporations Act) can be mandated to the Directors (for below, the same).  As a result, the separation of the work duties and monitoring function has been expanded, making it possible to prioritize the discussion of important issues in a Board of Directors meeting, and to increase the flexibility and speed of decision making process related to the execution of duties.

■ Reasons for the Switch

Up to this point, the Bank has planned on strengthening corporate governance and improving the monitoring function of the Board of Directors by becoming a company with audit and supervisory committees and through continuous corporate growth and improved mid-long term business value.  Furthermore, by authorizing the Board of Directors to make decisions on important duties, the separation of the work duties and monitoring function has been expanded, making it possible to prioritize the discussion of important issues in a Board of Directors meeting, and to increase the flexibility and speed of decision making relating to the execution of duties.  Accordingly, the decision has been made to shift to a company with Audit and Supervisory Committee.

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■ Proposal No. 3 through Proposal No. 8

In order to shift to a company with Audit and Supervisory Committee, the changes to the Articles of Incorporation putting the Audit and Supervisory Committee into place must be approved in a shareholders meeting.  Also, to enable the Board of Directors to make decisions about the execution of key duties, the changes to the Articles of Incorporation stipulating such must be approved.  Proposal No.3 is for “Partial Amendment to the Articles of Incorporation” and these changes are submitted along with other modifications.
Additionally, once the changes to the Articles of Incorporation enabling a switch to a company with Audit and Supervisory Committee are approved, the term of service of the current directors and corporate auditors expires as of the day the changes in the Articles of Incorporation become effective.
Furthermore, with a company with Audit and Supervisory Committee, it is necessary to split the directors (excluding directors who are Audit and Supervisory Committee Members) from the Audit and Supervisory Committee, and as such, Proposal No. 4 appoints directors (excluding directors who are Audit and Supervisory Committee Members) and Proposal No. 5 appoints directors for the Audit and Supervisory Committee.
Additionally, with a company with Audit and Supervisory Committee, the amount of compensation for the directors must be determined by separating the directors (excluding directors who are Audit and Supervisory Committee Members) from the directors who are Audit and Supervisory Committee Members so the amount of compensation for the directors (excluding directors who are Audit and Supervisory Committee Members) can be found in Proposal No. 6, while the amount of compensation for the directors who are Audit and Supervisory Committee Members can be found in Proposal No. 7.  Also, Proposal No. 8 proposes the details of the new share acquisition rights allocated as stock based stock options that are considered within the range for the total amount of compensation for the Directors (excluding directors who are Audit and Supervisory Committee Members) as proposed in Proposal No. 6.

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Proposal No. 3　Partial Amendment to the Articles of Incorporation

1.	Reasons for the amendment
(1)
The Bank has planned on further strengthening the corporate governance to experience continuous corporate growth and improved mid-long term business value with the following two objectives and would like to switch from the current company with Board of Corporate Auditors to a company with Audit and Supervisory Committee.  Therefore, there will be new provisions pertaining to the auditors and Audit and Supervisory Committee, cancellation of the provisions pertaining to the Corporate Auditors and the Board of Corporate Auditors, changes to the provisions pertaining to the directors and the Board of Directors, and new provisions pertaining to the appointment of directors to make decisions on important duties.

(i)
Strengthen the monitoring function of the Board of Directors meetings by having members of the Board of Directors on the Audit and Supervisory Committee who perform audits on the duties of the directors, and an Audit and Supervisory Committee that exercises authority in the Board of Directors meetings.

(ii)
Along with the shift to a company with Audit and Supervisory Committee, by authorizing the Board of Directors to make decisions on important duties, the separation of the work duties and monitoring function has been expanded, making it possible to prioritize the discussion of important issues in a Board of Directors meeting.  This will increase the flexibility and speed of operations

(2)
Retain the appropriate personnel with a high level of independence as outside directors, in order to allow satisfactory performance of the expected roles.  New provisions have been established to conclude Contracts for Limitation of Liability between the Bank and the outside directors.  As such, the changes to the Articles of Incorporation pertaining to the Contracts for Limitation of Liability have the consent of each of the corporate auditor.

(3)	Additionally, there are changes to a number of the articles in conjunction with each of the abovementioned changes.

2.	Details of the amendments
Details of the amendments are provided below.
The amendments to the Articles of Incorporation becomes effective at the conclusion of this meeting.
(The underlines show the parts that have been changed.)
Current Articles of Incorporation	Proposed Changes
Chapter 1 General Provisions Article 1 – Article 3 (Omitted)	Chapter 1 General Provisions Article 1 – Article 3 (No change)
(Organization)
Article 4 In addition to the shareholders meetings and directors, the Bank has the following organizations.
1.　Board of Directors meetings
2.　Corporate Auditors
3.　Board of Corporate Auditors
4.　Independent auditor

(Organization)
Article 4 In addition to the shareholders meetings and directors, the Bank has the following organizations.
1.　Board of Directors meetings
2.　Audit and Supervisory Committee

3.　Independent auditor

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Current Articles of Incorporation	Proposed Changes
Article 5 (Omitted)	Article 5 (No change)
Chapter 2 Stocks Article 6 –Article 12 (Omitted)	Chapter 2 Stocks Article 6 –Article 12 (No change)
Chapter 3 Shareholder Meetings Article 13 –Article 18 (Omitted)	Chapter 3 Shareholder Meetings Article 13 –Article 18 (No change)
Chapter 4 Directors and Board of Directors (Number) Article 19 The number of directors for the Bank shall be 12 or less. (newly established)
Chapter 4 Directors and Board of Directors

(Number)
Article 19　The number of directors (excluding directors who are Audit and Supervisory Committee Members) for the Bank shall be 10 or less.
(ii) There shall be 5 or less directors who are Audit and Supervisory Committee Members of the Bank.

(Method of Election) Article 20 Directors shall be elected at the shareholder meetings. (ii) (Omitted) (iii) (Omitted)
(Method of Election)
Article 20  Directors shall be separated into directors who are Audit and Supervisory Committee Members and other directors, and shall be elected at the shareholder meetings.
(ii) (No change)
(iii) (No change)

(Term)
Article 21 The term of a director shall be until the start of the Ordinary General Meeting of Shareholders relating to the last of the business years ending two years after such appointment.

(ii) The term of a director who has been appointed due to an increase in members or to fill a vacancy shall be until the end of the term of the directors already in office.

(Newly established)

(Newly established)

(Term)
Article 21  The term of a director (excluding directors who are Audit and Supervisory Committee Members) shall be until the end of the Ordinary General Meeting of Shareholders relating to the last of the business years ending one year after such appointment.
(ii)  The term of a director (excluding directors who are Audit and Supervisory Committee Members) who has been appointed due to an increase in members or to fill a vacancy shall be until the end of the term of the other directors (excluding directors who are Audit and Supervisory Committee Members).
(iii) The term of directors who are Audit and Supervisory Committee Members shall be until the end of the Ordinary General Meeting of Shareholders relating to the last of the business years ending within two years after such appointment.
(iv) The term of directors who are Audit and Supervisory Committee Members and who were appointed to fill a vacancy of a director retiring from the Audit and Supervisory Committee before the end of their term shall be until the end of the term of the director on the Audit and Supervisory Committee who has retired.

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Current Articles of Incorporation	Proposed Changes
(Representative Directors and Executive Directors)
Article 22 The Board of Directors shall elect up to two representative directors by resolution.

(ii) According to a resolution, the Board of Directors may elect a Chairman of the Board, a Vice Chairman of the Board, a President and Director, a Vice President and Director and several Managing Directors and Executive Directors.  However, depending on the work situation, a President, Vice President, Vice Chairman and Managing Director may not be elected.

(Representative Directors and Executive Directors)
Article 22 The Board of Directors shall elect up to two representative directors from the directors (excluding directors who are Audit and Supervisory Committee Members) by resolution.

(ii)According to a resolution, the Board of Directors may elect a Chairman of the Board, a Vice Chairman of the Board, a President and Director, a Vice President and Director and several Managing Directors and Executive Directors from the directors (excluding directors who are Audit and Supervisory Committee Members).  However, depending on the work situation, a President, Vice President, Vice Chairman and Managing Director may not be elected.

(Advisors) Article 23 According to a resolution, the Board of Directors may appoint a Director and Senior Advisor.
(Advisors)
Article 23 According to a resolution, the Board of Directors may appoint a Director and Senior Advisor from the directors (excluding directors who are Audit and Supervisory Committee Members).

(Convenors and Chairman of the Board of Directors)
Article 24 With the exception of special decisions due to laws, the Chairman of the Board of Directors shall call into session the Board of Directors and shall act as the Chairman.
(Convenors and Chairman of the Board of Directors) Article 24 (No change)
(ii) In the event the Chairman of the Board of Directors is absent or has an accident, the Board of Directors shall follow a predetermined procedure and another director shall call into session the Board of Directors and shall act as the Chairman.
(Newly established)
(ii) (No change) (iii) Irrespective of the determinations in the previous two clauses, the auditor selected by the Audit and Supervisory Committee shall call into session the Board of Directors.

(Notice of Convocation of the Board of Directors)
Article 25 The notice of convocation of the Board of Directors shall be made to each director and each corporate auditor three days in advance of the meeting date.  However, in the event of an emergency, this time frame may be shortened.

(Notice of Convocation of the Board of Directors)
Article 25 The notice of convocation of the Board of Directors shall be made to each director three days in advance of the meeting date.  However, in the event of an emergency, this time frame may be shortened.

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Current Articles of Incorporation	Proposed Changes
(ii) If there is agreement among all of the directors and corporate auditors, the Board of Directors may hold a meeting without having gone through the convening procedures.	(ii) If there is agreement among all of the directors, the Board of Directors may hold a meeting without having gone through the convening procedures.

Article 26 (Omitted)	Article 26 (No change)

(Newly established)	(Delegation of Decisions for Important Business)

Article 27    By the provisions in Article 399-13 (6) of the Corporations Act and by resolution of the Board of Directors, the Bank may appoint all or some of the decisions for important business (excluding the matters noted in clause 5 of the same article) to the directors.

Article 27 (Omitted)	Article 28 (No change)

(Compensation)	(Compensation)
Article 28    Compensation, bonuses and any other financial benefits received by the directors receive from the Bank as the consideration for execution of duties (hereinafter referred to as “compensation”) shall be determined by a resolution made at a shareholders meeting.

Article 29    Compensation, bonuses and any other financial benefits received by the directors receive from the Bank as the consideration for execution of duties (hereinafter referred to as “compensation”) shall be divided between directors who are members of the Audit & Supervisory Board and other directors, and shall be determined by a resolution made at a shareholders meeting.

(Newly established)	(Contracts for Limitation of Liability with the Outside Directors)

Article 30    As stipulated in Article 427-1 of the Corporations Act, the Bank and the outside directors may conclude an agreement in respect to the responsibilities of the directors noted in Article 423-1 of the Corporations Act, wherein said director performs their duties in good faith and as long as there are no serious errors, the higher amount of either the amount previously set at 10,000,000 yen or more, or the minimum total liability as set in Article 425-1 of the Corporations Act.

Chapter 5 Corporate Auditors and Board of Corporate Auditors	(Deleted)

(Number)	(Deleted)
Article 29 The number of corporate auditors for the Bank shall be 5 or less.

(Method of Election)	(Deleted)
Article 30 Corporate auditors shall be elected at the shareholder meetings.

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Current Articles of Incorporation	Proposed Changes
(ii) The resolution for the election of corporate auditors shall be made by shareholders with at least 1/3 of the voting rights of the shareholders who exercise voting rights, and by a majority of these voting rights.

(Term)	(Deleted)
Article 31   The term of a corporate auditor shall be until the conclusion of the Ordinary General Meeting of Shareholders relating to the last of the business years ending within four years after such appointment.

(ii) The term of an auditor who has been appointed to fill a vacancy of a corporate auditor who retired prior to the end of their term shall be until the end of the term of the corporate auditor who retired.

(Full Time Corporate Auditors)	(Deleted)
Article 32The Board of Corporate Auditors shall appoint a permanent auditor as a full time auditor by way of resolution.

(Notice of Convocation of the Board of Corporate Auditors)	(Deleted)
Article 33    The notice of convocation of the Board of Corporate Auditors shall be made to each corporate auditor three days in advance of the meeting date.  However, in the event of an emergency, this time frame may be shortened.

(ii) If there is agreement among all of the auditors, the Board of Corporate Auditors may hold a meeting without having gone through the convening procedures.

(Provisions of the Board of Corporate Auditors)	(Deleted)
Article 34   Matters pertaining to the Board of Corporate Auditors shall be performed in accordance with the legal regulations, these Articles of Incorporation or provisions of the Board of Corporate Auditors as decided by the Board of Corporate Auditors.

(Compensation)	(Deleted)
Article 35 Compensation for the corporate auditors shall be determined through a resolution at the shareholder meeting.

(Newly established)	Chapter 5 Audit and Supervisory Committee

(Newly established)	(Organization)
Article 31 The Audit and Supervisory Committee may select full time auditors from among the Audit and Supervisory Committee Members according to a resolution.

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Current Articles of Incorporation	Proposed Changes
(Newly established)	(Notice of convocation the Audit and Supervisory Committee)

Article 32    The notice of convocation the Audit and Supervisory Committee shall be made to each auditor three days in advance of the meeting date.  However, in the event of an emergency, this time frame may be shortened.  Or, if there is agreement among all of Audit and Supervisory Committee Members, they may hold a meeting without having gone through these procedures.

(Newly established)	(Decision-making of the Audit and Supervisory Committee)

Article 33    Decision-making by the Audit and Supervisory Committee except as otherwise prescribed by laws and ordinances, shall be based on a majority of the Audit and Supervisory Committee Members who may contribute to a decision.

(Newly established)	(Regulations of the Audit and Supervisory Committee)

Article 34    Matters relating to the Audit and Supervisory Committee shall be determined by laws and regulations or by the Articles of Incorporation, and according to the rules of the Audit and Supervisory Committee stipulated by the Audit and Supervisory Committee.

Chapter 6 Independent Auditors	Chapter 6 Independent Auditors

(Method of Selection)	(Process of Selection of the Independent Auditors)
Article 36 (Omitted)	Article 35 (No change)

(Term)	(Term)
Article 37 (Omitted)	Article 36 (No change)

(Compensation)	(Compensation for the Independent Auditors)
Article 38 Compensation for the independent auditors is determined by the representative director obtaining the agreement of the Board of Corporate Auditors.	Article 37 Compensation for the independent auditors is determined by the representative director obtaining the agreement of the Audit and Supervisory Committee.

Chapter 7 Accounting	Chapter 7 Accounting

Article 39 – Article 42 (Omitted)	Article 38 – Article 40 (No change)

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Proposal No. 4　Election of Ten (10) Directors (excluding those who are Audit and Supervisory Committee Members)
As indicated in the draft, if Proposal No. 3 “Partial Amendment to the Articles of Incorporation” passes, the Bank switches to a company with Audit and Supervisory Committee and the 12 existing directors retire at the end of the term at the conclusion of the general shareholder meeting when the changes to the Articles of Incorporation become effective.  Accordingly, please select 10 directors (excluding Directors who are Audit and Supervisory Committee Members.  Hereinafter, the same applies in this proposal.) after the switch to a company with Audit and Supervisory Committee.
The effect of the resolution is contingent upon the effectiveness of amendment to the Articles of Incorporation in Proposal No. 3 “Partial Amendment to the Articles of Incorporation”.

The candidates for directors are as follows.

Candidate Number	Name (Date of Birth)	Brief personal profile, positions, responsibilities and significant concurrent positions		Number of shares of the Bank held
		1967 April	Joined The Joyo Bank, Ltd.
		1987 July	Acting General Manger, Personnel Division
		1991 April	Senior Deputy General Manager, Personnel Division
		1992 July	General Manager, Horidome Branch
		1994 August	General Manager, Public Relations Coordination Division
	Kunio Onizawa (August 16 1944)	1995 June	General Manager Personnel Division	134,640 shares
1		1997 June	Director (Delegated General Manager, Personnel Division)
		1999 June	Managing Director
		2000 July	Managing Director and Delegated Director-General of Retail Banking Business Group
		2002 June	Managing Director and Delegated Director-General of Corporate Banking Business Group
		2003 June	Deputy President
		2005 June	President
		2011 June	Chairman (current position)

Reason for being selected as a Candidate
This is a candidate for director who has been in management at the bank for a long time and who has a wealth of experience and practical results as an ongoing member of the Board of Directors, and from whom we can expect to strengthen the decision making function of the Board of Directors.

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Candidate Number	Name (Date of Birth)	Brief personal profile, positions, responsibilities and significant concurrent positions		Number of shares of the Bank held
		1974 April	Joined The Joyo Bank, Ltd.
		1994 July	Deputy Director-General, Strategic Planning Division
		1996 June	General Manager, Taga Branch
		1998 July	Senior Deputy General Manager, Business Administration Division
		1999 June	Senior Deputy General Manager, Retail Banking Planning Division
		2000 July	Senior Deputy General Manager, Retail Banking Division
		2001 June	General Manager Retail Banking Division and General Manager, Living and Business Consulting Center
		2002 June	General Manager, Corporate Planning Division
	Kazuyoshi Terakado	2003 June	Executive Officer and General Manager, Corporate Planning Division
	(January 28, 1952)	2005 June	Managing Director (in charge of Corporate Management Section)	80,000 shares
2		2008 June	Managing Director and in charge of Corporate Management Group
		2009 June	Senior Managing Director (in charge of Corporate Management and Group Companies)
		2011 June	President (current position)
		2011 June	Director, Ibaraki Credit Guarantee Corporation (current position)
		2014 June	Chairman, Regional Banks Association of Japan
		2015 June	Retired from Chairman, Regional Banks Association of Japan
(Significant concurrent positions)
Director, Ibaraki Credit Guarantee Corporation

Reason for being selected as a Candidate
This is a candidate for director who has been in management at the bank for a long time and who has a wealth of experience and practical results as an ongoing member of the Board of Directors, and whom we can expect to strengthen the decision making function of the Board of Directors.

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Candidate Number	Name (Date of Birth)	Brief personal profile, positions, responsibilities and significant concurrent positions		Number of shares of the Bank held
		1978 April	Joined The Joyo Bank, Ltd.
		1998 June	General Manager, Ishioka-Higashi Branch
		2001 June	Deputy General Manager, Business Planning Division
		2004 June	Senior Deputy General Manager, Business Administration Division
		2005 April	General Manager in charge of Corporate Planning Division
		2005 June	General Manager, Corporate Planning Division
		2007 June	Executive Officer and General Manager, Corporate Planning Division
	Hideo Sakamoto (August 22, 1955)	2009 June	Managing Executive Officer, General Manager, Head Office Business Headquarters and General Manager, Bank Transfer Branch I	44,369 shares
3		2011 June	Managing Director (in charge of Corporate Management, Operation Systems and Group Companies)
		2013 June	Senior Managing Director (in charge of Corporate Management and Operation Systems)
		2015 June	Senior Managing Director and Delegated Director-General of Business Headquarters (current position)

Reason for being selected as a Candidate
This is a candidate for director who has a wealth of experience as the manager of the Business Division and whom we can expect to strengthen the decision making function of the Board of Directors.

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Candidate Number	Name (Date of Birth)	Brief personal profile, positions, responsibilities and significant concurrent positions		Number of shares of the Bank held
		1978 April	Joined The Joyo Bank, Ltd.
		2000 July	General Manager, Iwama Branch
		2002 April	General Manager, Isohara Branch
		2003 July	General Manager, Isohara Branch and General Manager in charge of Kita-Ibaraki Area
		2004 April	General Manager, Shimotsuma Branch and General Manager, Shimotsuma Corporate Banking Division
		2006 June	General Manager, Kashiwa Branch
	Katsuhiko Ito (February 6, 1955)	2008 June	Executive Officer and General Manager, Kashima Branch and General Manager, Rokko Corporate Banking Division
		2009 June	Executive Officer and General Manager, Corporate Banking Business Division	51,108 shares
4		2011 June	Managing Director and Delegated Vice Director-General of Business Headquarters (Stationed in Tsukuba)
		2014 April	Managing Director and Delegated Vice Director-General of Business Headquarters in charge of Public and Regional Business (Stationed in Tsukuba)
		2015 June	Managing Director and Delegated Vice Director-General of Business Headquarters in charge of Public and Regional Business (Stationed in Mito) (current position)

Reason for being selected as a Candidate
This is a candidate for director who has a wealth of experience in being in charge of the sales and whom we can expect to strengthen the decision making function of the Board of Directors.

		1978 April	Joined The Joyo Bank, Ltd.
		1999 June	General Manager, Abiko Branch
		2001 February	Deputy General Manager, Credit Examination Division
		2001 December	Deputy General Manager, Credit Supervision Division
		2004 July	Senior Deputy General Manager, Credit Supervision Division
	Atsuyuki Kurosawa	2005 January	General Manager, Credit Supervision Division
5	(November 23, 1954)	2005 June	General Manager, Sendai Branch	40,411 shares
		2007 June	Executive Officer and General Manager, Tokyo Business Division
		2009 June	Executive Officer and General Manager, Credit Examination Division
		2011 June	Managing Executive Officer, General Manager, Head Office Business Headquarters and General Manager, Bank Transfer Branch I
		2013 June	Managing Director (in charge of International Market Business (Stationed in Tokyo) (current position)

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Candidate Number	Name (Date of Birth)	Brief personal profile, positions, responsibilities and significant concurrent positions		Number of shares of the Bank held

Reason for being selected as a Candidate
This is a candidate for director who has a wealth of experience and successful results while he was in charge of market and international business division and from whom we can expect to strengthen the decision making function of the Board of Directors.

		1979 April	Joined The Joyo Bank, Ltd.
		1999 July	General Manager, Misato Branch
		2001 June	General Manager, Legal Office, Corporate Audit Division
		2005 June	General Manager, Corporate Risk Management Division
		2007 June	General Manager, Corporate Audit Division
		2008 June	General Manager, Retail Banking Division
		2010 June	Executive Officer and General Manager, Business Administration Division
	Eiji Murashima (July 1, 1955)	2011 June	Executive Officer and General Manager, Business Promotion Division	39,233 shares
6		2012 June	Managing Executive Officer and Vice Director-General of Business Headquarters (in charge of Business Planning)
		2013 June	Managing Director (in charge of Corporate Risk Management, Corporate Management and Information Security)
		2015 June	Managing Director (in charge of Corporate Risk Management, Operation Systems, Operational Reforms and Information Security)
		2016 April	Managing Director (in charge of Corporate Risk Management, Operation Systems and Information Security) (current position)

Reason for being selected as a Candidate
This is a candidate for director who has a wealth of experience and successful results in risk management and operation systems, and whom we can expect to strengthen the decision making function of the Board of Directors.

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Candidate Number	Name (Date of Birth)	Brief personal profile, positions, responsibilities and significant concurrent positions		Number of shares of the Bank held
		1980 April	Joined The Joyo Bank, Ltd.
		2000 July	Deputy General Manager, Corporate Planning Division
		2005 June	Senior Deputy General Manager, Corporate Planning Division
		2006 June	General Manager, Koriyama Branch
		2008 April	General Manager, Treasury and Securities Division
		2009 June	General Manager, Corporate Planning Division
		2011 June	Executive Officer and General Manager, Corporate Planning Division
		2013 June	Managing Director (in charge of Group Companies, Operational Process Reforms, Special Projects and Tokyo Sub-Headquarters)
	Ritsuo Sasajima (March 3, 1958)	2014 April	Managing Director (in charge of Group Companies, Operational Reforms and Special Projects)	25,835 shares
7		2014 June	Managing Director (in charge of Group Companies Tokyo Sub-Headquarters(including in charge of Regional Banks Association of Japan) Operational Reforms and Special Projects)
		2015 June	Managing Director (in charge of Corporate Management, Operation Systems and Group Companies)
		2016 April	Managing Director (in charge of Corporate Management, Operation Systems, Operational Reforms and Group Companies) (current position)

Reason for being selected as a Candidate
This is a candidate for director who has a wealth of experience and successful results as a person in charge of corporate management and operation systems and whom we can expect to strengthen the decision making function of the Board of Directors.

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Candidate Number	Name (Date of Birth)	Brief personal profile, positions, responsibilities and significant concurrent positions		Number of shares of the Bank held
		1978 April	Joined The Joyo Bank, Ltd.
		1999 April	General Manager, Akeno Branch
		2001 June	General Manager, Akatsuka Branch
		2003 June	General Manager, Publicity Office, Corporate Planning Division
		2005 June	General Manager, Toride Branch and General Manager, Toride Corporate Banking Division
		2006 June	General Manager, Retail Banking Division
		2008 June	Executive Officer and General Manager, Shimodate Branch and General Manager, Kensai Corporate Banking Division
	Hiroshige Sonobe	2011 June	Executive Officer and General Manager, Tsuchiura Branch
	(April 17, 1955)	2012 June	Managing Executive Officer and General Manager, Tokyo Business Division	54,992 shares
8		2012 June	Non-standing Audit & Supervisory Board Member, Kanto Railway Co., Ltd. (current position)
		2013 June	Managing Executive Officer and Vice Director-General of Business Headquarters (in charge of Planning)
		2014 June	Managing Executive Officer and Vice Director-General of Business Headquarters (in charge of Government and Municipal Business Division and Regional Partnership Division)
		2015 June	Managing Director and Delegated Vice Director-General of Business Headquarters in charge of Public and Regional Business (Stationed in Tsukuba) (current position)

Reason for being selected as a Candidate
This is a candidate for director who has a wealth of experience and successful results in sales management, and whom we can expect to strengthen the decision making function of the Board of Directors.

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Candidate Number	Name (Date of Birth)	Brief personal profile, positions, responsibilities and significant concurrent positions		Number of shares of the Bank held
		1980 April	Joined The Joyo Bank, Ltd.
		2000 July	General Manager, Business Division I, Tokyo Business Division
		2002 July	Senior Deputy General Manager, Head Office Business Headquarters
		2005 June	Assistant to General Manager, attach to Corporate Administration Division
	Masaru Seki	2007 June	General Manager, Sendai Branch	82,829 shares
9	(December 13, 1957)	2009 June	General Manager, Koga Branch
		2011 June	General Manager, Credit Examination Division
		2012 June	Executive Officer and General Manager, Credit Examination Division
		2013 June	Managing Executive Officer and General Manager, Tokyo Business Division
		2015 June	Managing Director (in charge of Credit Examination) (current position)

Reason for being selected as a Candidate
This is a candidate for director who has a wealth of experience and practical results in supervising credit examination, and whom we can expect to strengthen the decision making function of the Board of Directors.

		1978 April	Joined The Joyo Bank, Ltd.
		2000 July	General Manager, New York Branch
		2002 October	Assistant to General Manager, attach to Corporate Administration Division
		2002 October	Deputy General Manager, Corporate Business Division
		2005 January	General Manager, Business Division III, Tokyo Business Division
	Hiroaki Yokochi	2006 June	Managing General Manager, Tokyo Business Division
	(October 7, 1955)	2008 June	General Manager, Corporate Audit Division	36,297 shares
10		2009 June	General Manager, Corporate Risk Management Division
		2011 June	General Manager, Personnel Division
		2012 June	Executive Officer and General Manager, Personnel Division
		2014 June	Managing Executive Officer and General Manager, Personnel Division
		2015 June	Managing Director (in charge of Corporate Management) (current position)

Reason for being selected as a Candidate
This is a candidate for director who has a wealth of experience and practical results in corporate management, and whom we can expect to strengthen the decision making function of the Board of Directors.

(Note)	1. There is no special relationship between any of the candidates and the Bank.

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Proposal No. 5   Election of Five (5) Directors who are Audit and Supervisory Committee Members
As indicated in the draft, if Proposal No. 3 “Partial Amendment to the Articles of Incorporation” passes, the Bank switches to a company with Audit and Supervisory Committee.  Accordingly, please select 5 directors to be Audit and Supervisory Committee Members.  This proposal has received consent from the Board of Corporate Auditors.
The effect of the resolution is contingent upon the effectiveness of amendment to the Articles of Incorporation in Proposal No. 3 “Partial Amendment to the Articles of Incorporation”.

The candidates for directors to be Audit and Supervisory Committee Members are as follows.
Candidate Number	Name (Date of Birth)	Brief personal profile, positions, responsibilities and significant concurrent positions		Number of shares of the Bank held
		1977 April	Joined The Joyo Bank, Ltd.
		1999 October	Deputy General Manager, Government and Municipal Business Division
		2004 February	General Manager in charge of Government and Municipal Business Division
		2004 June	General Manager, Kencho branch
	Hideo Torihata	2006 June	General Manager, Government and Municipal Business Division	55,191 shares
1	(October 3, 1954)	2007 June	Executive Officer and General Manager, Government and Municipal Business Division
		2009 June	Executive Officer and General Manager, Hitachi Branch and General Manager, Kenpoku Corporate Banking Division
		2011 June	Managing Executive Officer and General Manager, Business Headquarters (in charge of Public Business)
		2012 June	Corporate Auditor (current position)

Reason for being selected as a Candidate
This is a candidate for director who is Audit and Supervisory Committee Member because he could perform the duties of the Audit and Supervisory Committee due to his wealth of experience and successful results as the standing corporate auditor.

		1979 April	Joined The Joyo Bank, Ltd.
		1999 July	General Manager, Sanuki Branch
		2002 July	General Manager, Sugaya Branch
	Takao Shimizu	2003 June	General Manager, Corporate Administration Division, Office of the Executive Secretariat	20,000 shares
	(December 24, 1956)	2006 June	General Manager, Shimotsuma Branch
2		2008 June	General Manager, Ryugasaki Branch
		2011 June	Executive Officer and General Manager, Shimodate Branch
		2013 June	Executive Officer and General Manager, Corporate Audit Division (current position)

Reason for being selected as a Candidate
This is a candidate for director who is Audit and Supervisory Committee Member because he could perform the duties of the Audit and Supervisory Committee due to his experience in branch management and successful results as the manager of the Corporate audit division.

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Candidate Number	Name (Date of Birth)	Brief personal profile, positions, responsibilities and significant concurrent positions		Number of shares of the Bank held
		1961 April	Joined Hitachi, Ltd.
		1971 November	Manager, Personnel Section I, Hitachi Plant, Hitachi, Ltd.
		1976 August	Manager, Personnel Section, Head Office, Hitachi, Ltd.
		1980 August	General Manager, General Affairs Department, Mito Plant, Hitachi, Ltd.
		1983 May	General Manager, Personnel Department, Hitachi Plant, Hitachi, Ltd.
		1988 June	Deputy Plant Manager, Hitachi Plant, Hitachi, Ltd.
		1991 June 1995 June	Director, Hitachi, Ltd. Retired from Hitachi, Ltd.
		1995 June	Representative Director and President, HITACHI FUTO Co., Ltd.
		2003 June	Advisor, HITACHI FUTO Co., Ltd.
	Toshihiko Kawamura	2003 September	Director and Vice President, Ibaraki Port, Co., Ltd.	17,000 shares
	(October 21, 1937)	2004 June	Retired from position as Advisor, HITACHI FUTO Co., Ltd.
		2004 June	Audit and Supervisory Board Member, The Joyo Bank
3		2007 April	Retired from position as Director and Vice President, Ibaraki Port Co., Ltd.
		2007 April	Director and Vice President, IBARAKI Port Authority Corporation
		2007 June	Director, IBARAKI Port Authority Corporation (current position)
		2009 May	Retired from position as Audit and Supervisory Board Member, The Joyo Bank
		2009 June	Director, The Joyo Bank (current position)
		2013 October	Representative Director, Hitachinaka Science Club (current position)

(Significan concurrent positions) Director, IBARAKI Port Authority Corporation

Reason for being selected as a Candidate
This is a candidate for director who is Audit and Supervisory Committee Member and an outside director candidate because he could perform the duties of the Audit and Supervisory Committee based on his insight from a wealth of experience and management.  He can provide an independent and objective perspective in order to monitor the management of the Bank and add another layer of corporate governance with general advice.  It has been 7 years since his term of office as an outside director of the Bank.

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Candidate Number	Name (Date of Birth)	Brief personal profile, positions, responsibilities and significant concurrent positions		Number of shares of the Bank held
		1970 March	Registered as Certified Public Accountant
		1988 June	Representative Partner, Showa Ota & Co.
		1990 May	Director, Showa Ota & Co.
		2000 May	Vice Chairman, Century Ota Showa & Co. (Corporate name changed to Shin Nihon & Co. in July 2001)
	Toshio Mizushima (January 7, 1944)	2004 May	Chairman & CEO, Shin Nihon & Co. (Corporate name changed to Ernst & Young ShinNihon LLC in July 2008)	5,000 shares
		2008 August	Senior Advisor, Ernst & Young ShinNihon LLC
4		2009 June	Retired from Ernst & Young ShinNihon LLC
		2009 June	Audit and Supervisory Board Member, The Joyo Bank (current position)
		2010 June	Auditor for Mitsubishi Chemical Holdings Corporation (outside auditor)
		2014 June	Retired from Auditor for Mitsubishi Chemical Holdings Corporation

Reason for being selected as a Candidate
This is a candidate for director who is Audit and Supervisory Committee Member and an outside director candidate because he could perform the duties of the Audit and Supervisory Committee based on his specialized knowledge and experience as a CPA and with the audit system of the Bank.  He can provide an independent and objective perspective in order to monitor the management of the Bank and add another layer of corporate governance with general advice.  It has been 7 years since his term of office as an outside director of the Bank.

		1970 April	Joined Ibaraki Prefectural Government
		2004 April	Director General, Department of Health and Social Services, Ibaraki Prefectural Government
		2007 April	Director General, Department of Planning, Ibaraki Prefectural Government
	Kinichi Suzuki	2008 April	Superintendent, Ibaraki Prefectural Board of Education
	(April 5, 1947)	2011 March	Retired from Superintendent, Ibaraki Prefectural Board of Education	0 shares
5		2011 June	Chairman, Ibaraki Prefectural Foundation for Education
		2016 March	Retired from Chairman, Ibaraki Prefectural Foundation for Education

Reason for being selected as a Candidate
This is a candidate for director who is Audit and Supervisory Committee Member and an outside director candidate because he could perform the duties of the Audit and Supervisory Committee based on his wealth of experience and insight in the government field.  He can provide an independent and objective perspective in order to monitor the management of the Bank and add another layer of corporate governance with general advice.

(Note)	1.	There is no special relationship between any of the candidates and the Bank.
2.	Toshihiko Kawamura, Toshio Mizushima, and Kinichi Suzuki are all candidates for outside director.

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3.
To ensure the independence of the outside directors, the Bank complies with the standards set by the Tokyo Stock Exchange as well as independent criterion set by the Bank (as described in the overview on page 97).  Toshihiko Kawamura and Toshio Mizushima are independent officers who are general shareholders with whom there has been no conflict of interest as notified by the Tokyo Stock Exchange, and if the appointment of both is approved, we plan on having them as ongoing independent officers.

4.
Kinichi Suzuki has a bank account and financial transactions with the Bank, but is not considered a major business customer based on the independent criterion stipulated by the Bank, and it has been determined that he would be an outside director who is a general shareholders with whom there has been no conflict of interest as notified by the Tokyo Stock Exchange.  If the appointment is approved, we plan on having him as ongoing independent officer.

5.	Kinichi Suzuki is the father of a current employee of the Bank.
6.
According to the Articles of Incorporation, the Bank has not set matters pertaining to the conclusion of agreements limiting the liability with outside directors but if Toshihiko Kawamura, Toshio Mizushima and Kinichi Suzuki are appointed as an outside director for the Audit and Supervisory Committee with the conditions of approval from Proposal No. 3 “Partial Amendment to the Articles of Incorporation”, we plan on concluding a contract for the limitation of liability based on Article 427 (1) of the Corporations Act.  The limit of liability based on this agreement would be the higher amount of either 10,000,000 yen or the minimum amount of liability stipulated in Article 425 (1) of the Corporations Act.

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【Notes】
At the Bank, the election of outside officers satisfies the competence of outside directors set forth in the Companies Act, and furthermore, is for people who have no conflict with the standards for independence as set forth in the “Guidelines for Listing Management” stipulated by the Tokyo Stock Exchange.  Additionally, if there are matters for attribute disclosure determined by the Tokyo Stock Exchange, in “Business Precautions Relating to the Security of Independent Officers”, careful decisions are to be made from a perspective of the risk of a conflict of interest with general shareholders, and to make sure that there are no doubts on the independence in respect to the following standards on determining an independent perspective.

(Overview of the Independent Criterion for the Bank)
The following is an overview of the key standards to determine if the outside officer of the bank fulfills the requirements for independence.  Even if the following criterion do not have a conflict with formal independence, there may be doubts as to the ability to be independent based on overall results, including other reasons.  Also, even if there may be issues with formal independence, if there are other rational reasons in addition to the thorough consideration to determine that there can be independence, the independence can be established if the reasons are made clear.
(i)	Persons who have had major transactions with the bank or persons who are not the person who has performed such business within 3 years.
(ii)	Persons who have not had major transactions with the bank or persons who are not the person who has performed such business within 3 years.
In (i) or (ii) above, the standards for deeming something a major transaction are as follows.
•
In the event there is receipt of funding in conjunction with the performance of duties on an ongoing basis (including when considered to be ongoing) that is 2% or more of the annual total sales revenue for the most recent business year (in the event it is determined to be a major transaction of the bank, the annual consolidated gross business profits).

•
In the event of financial transactions, the Bank gives the highest credit limit available for customers, and if the change in the financial policies of the Bank have a tremendous impact on the customer.

•	In the event of cash transactions, if favorable conditions are set compared to others, or if it is 1% or more of the most recent balance of the Bank.
(iii)
A person who is not currently or recently, a consultant, accountant or legal expert (if the person with these assets is an organization such as a corporation or association, the person affiliated with this organization) who receives cash or other profits in assets of more than 10,000,000 yen from the Bank with the exception of director’s compensation, even if not affiliated with this organization within the past 3 years.

(iv)	Major shareholders with more than 5% of the voting rights for the Bank and who are not persons who execute the business, within the past 3 years.
(v)
Of those who have a mutual appointments with outside directors, those who are not an outside director with a secret relationship such as a plurality of outside directors unrelated to the Bank, within the past 3 years.

(vi)	Persons who are not recipients of donations of more than 10,000,000 yen annually from the Bank as an average of the past 3 years, or persons who has performed such business, within the past 3 years.

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Proposal No. 6 Compensation etc. for Directors (excluding those who are Audit and Supervisory Committee Members)
In regards to compensation and such for directors of the Bank, an amount of less than 400 million yen annually was approved during the 115th Ordinary General Meeting of Shareholders held on June 29, 2006 (however, the amount of salaries or bonuses for employees who are concurrently directors is not included), but with the decision to approve Proposal No. 3 “Partial amendment to the Articles of Incorporation”, the Bank shifts to a company with an Audit and Supervisory Committee.  Accordingly, in conjunction with Article 361 (1) or (2) of the Corporations Act, instead of the determinations pertaining to compensation and such of the current directors, the amount of compensation and such for directors (excluding directors who are Audit and Supervisory Committee Members.  Hereinafter, the same applies in this proposal.) takes into account various economic circumstances for an annual amount of 400 million yen, and the specific amounts and the timing of the disbursement for each director shall be settled by the Board of Directors.
However, the amount of salaries or bonuses for employees who are concurrently directors is not included.

There are currently 12 directors (of these, 2 are outside directors), and if Proposal No. 3 “Partial Amendment to the Articles of Incorporation”, and Proposal No. 4 “Election of Ten (10) Directors (excluding Directors who are Audit and Supervisory Committee Members)” are approved, there will be 10 directors.

The decisions relating to these resolutions shall take effect as part of the conditions changing the Articles of Incorporation in Proposal No. 3 “Partial Amendment to the Articles of Incorporation”.

Proposal No. 7 Compensation etc. for Directors who are Audit and Supervisory Committee Members
In regards to compensation and such for corporate auditors of the Bank, an amount of less than 80 million yen annually was approved during the 115th Ordinary General Meeting of Shareholders held on June 29, 2006, but with the decision to approve Proposal No. 3 “Partial Amendment to the Articles of Incorporation”, the Bank shifts to a company with an Audit and Supervisory Committee.  Accordingly, in conjunction with Article 361 (1) or (2) of the Corporations Act, instead of the determinations pertaining to compensation and such of the current corporate auditors, the amount of compensation and such for Audit and Supervisory Committee Members takes into account various economic circumstances for an annual amount of 80 million yen, and the specific amounts and the timing of the disbursement for each Audit and Supervisory Committee Member shall be determined by the Board of Directors.

There are currently 5 corporate auditors (of these, 3 are outside corporate auditors), and if Proposal No. 3 “Partial Amendment to the Articles of Incorporation”, and Proposal No. 5 “The Selection of Five (5) Directors who are Audit and Supervisory Committee Members” are approved, there will be 5 directors who are Audit and Supervisory Committee Members (of these, 3 are outside directors).

The decisions relating to these resolutions shall take effect as part of the conditions changing the Articles of Incorporation in Proposal No. 3 “Partial Amendment to the Articles of Incorporation”.

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Proposal No. 8	Compensation by Stock Option and its Contents for Directors (excluding those who are Audit and Supervisory Committee Members)
If the amount of compensation etc. for directors (excluding directors who are Audit and Supervisory Committee Members.  Hereinafter, the same applies in this proposal.)  is approved in Proposal No. 6, the annual amount will become 400 million yen or less (however, the amount of salaries or bonuses for employees who are concurrently directors is not included).  Since new stock acquisition rights are allocated to directors as stock options, approval of the details is also required.  Outside directors are not provided with these options.

The specific amount of stock options as compensation is an amount obtained by multiplying the number of new stock acquisition rights allocated by the fair value per new stock acquisition right calculated on the day the new stock acquisition rights were allocated.  The distribution and the timing of the disbursement for each director shall be determined by the Board of Directors.

There are currently 12 directors (of these, 2 are outside directors), and if Proposal No. 3 “Partial Amendment to the Articles of Incorporation”, and Proposal No. 4 “Election of Ten (10) Directors (excluding Directors who are Audit and Supervisory Committee Members)” are approved, there will be 10 directors.

The decisions relating to these resolutions shall take effect as part of the conditions changing the Articles of Incorporation in Proposal No. 3 “Partial Amendment to the Articles of Incorporation” and Proposal No. 6 “Compensation etc. for Directors (excluding Directors who are Audit and Supervisory Committee Members) to set the amount of compensation and such for directors.

Details for the new stock acquisition rights allocated are as follows.

1.	Type and Number of Stocks Subject to the New Stock Acquisition Rights
The maximum number of shares designated for new stock acquisition rights granted within one year from the date of the annual shareholder meeting pertaining to each business year shall be 150,000 shares of common stock of the Bank.
If number of shares are adjusted as stated below, it will be the number multiplying the total number of new stock acquisition rights by the number of shares after adjustment, rounding down to the nearest share after such adjustment.
The number of shares designated per new stock acquisition rights (hereinafter referred to as “number of granted shares”) is a single share of common stock of the Bank.  After the day of passing this resolution, if the Bank splits the stock (including an allocation of shares without compensation:  the same applies hereinafter.) or merges the stock, the number of granted shares is adjusted according to the following formula.

Number of granted shares after adjustment　＝　Number of shares granted before adjustment　×　Split or Merge Ratio

Additionally, if there is a need to adjust the number of granted shares, the number of granted shares shall be adjusted within a reasonable range.

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2.	Total Number of New Stock Acquisition Rights
The maximum number of shares for new stock acquisition rights granted within one year from the date of the annual shareholder meeting pertaining to each business year shall be 150,000 shares.

3.	Payments for New Stock Acquisition Rights
The Black–Scholes equation shall be used to calculate payments of a fair value for the date the new stock acquisition rights are issued.  Instead of being paid a given amount, the compensation of those receiving allotments of new stock acquisition rights shall be offset by the new stock acquisition rights.

4.	Funded Asset Valuation when Exercising the New Stock Acquisition Rights
The funded asset valuation when exercising the new stock acquisition rights is 1 yen per share that can be received when exercising the new stock acquisition rights.  This is multiplied by the number of shares granted.

5.	Term in which to Exercise the New Stock Acquisition Rights
30 years from the day after the allocation date of the new stock acquisition rights.

6.	Limitations on Obtaining New Stock Acquisition Rights by Transfer
Obtaining new stock acquisition rights by transfer requires approval by the Board of Directors.

7.	Conditions for Exercising the New Stock Acquisition Rights
As a general rule, those receiving an allocation of new stock acquisition rights may exercise the new stock acquisition rights after the day following the date when the position of director of the Bank was lost, and other conditions for exercising these rights is subject to the subscription requirements for new stock acquisition rights set forth by the Board of Directors.

8.	Details of Other New Stock Acquisition Rights
The details in 1. to 7. above and other particulars relating to new stock acquisition rights are as found in the subscription requirements for new stock acquisition rights set forth by the Board of Directors.

(Notes)
After the conclusion of the regular general shareholder meeting, regarding the points in 1 and 3–6 above, the Bank shall determine the number required by the bank for executive officers of the Bank, with the details of each of the above new stock acquisition rights and the new stock acquisition rights issued as an amount paid based on fair value of these new stock acquisition rights.
END

100

125th Ordinary General Meeting of Shareholders – Reference Documentation, Proposal No. 2 <Supplement>

Proposal No. 2 Approval of Share Exchange Agreement with Ashikaga Holdings

1.	Overview of Analysis by Third Party Calculation Organizations concerning Share Exchange Ratio	1
	(Notice of Convocation p. 63 – p. 66 “3. Items Pertaining to Equivalency of the Exchange Value”)

2.	Ashikaga Holdings Articles of Incorporation	6
	(Notice of Convocation p. 66 “4. Matters to be Considered Regarding the Exchange Valuation (1) Articles of Incorporation of Ashikaga Holdings”)

3.	Details of Stock Acquisition Rights	13

(Notice of Convocation p. 67 – p. 69 “5. Matters Pertaining to the Propriety of the Acquisition Rights for New Shares in Reference to the Share Exchange” and p. 71 – p. 76 “Share Exchange Agreement (copy)” Annex 1–24)

4.	Details of Euro-US Dollar-Denominated Convertible Bond with Stock Acquisition Rights with Call Provision	157

(Notice of Convocation p. 67 – p. 69 “5. Matters Pertaining to the Propriety of the Acquisition Rights for New Shares in Reference to the Share Exchange” and  p. 71 – p. 76 “Share Exchange Agreement (copy)” Annex 25–26)

5.	Proposal for Amendment of Ashikaga Holdings Articles of Incorporation	182
	(Notice of Convocation p. 71 – p. 76 “Share Exchange Agreement (copy)” Annex 27)

6.	Mebuki Financial Group Directors Candidate	199
	(Notice of Convocation p. 71 – p. 76 “Share Exchange Agreement (copy)” Annex 28)

7.	Proposal for Amendment of Ashikaga Holdings Articles of Incorporation	200

8.	Proposal for the Nomination of Ashikaga Holdings Directors	219

9.	Financial Statements and Other Documents relating to the Final Financial Year for Ashikaga Holdings (the March 2016 Period)	228
	(Notice of Convocation p. 69 “6. Matters Pertaining to Financial Statements”)

The Joyo Bank, Ltd.

Securities Identification Code: 8333

[Overview of Analysis by Third Party Calculation Organizations concerning Share Exchange Ratio]

Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (hereinafter, “Mitsubishi UFJ Morgan Stanley Securities”) has, with regard to the Bank and Ashikaga Holdings Co., Ltd. (hereinafter, “Ashikaga Holdings”; the Bank and Ashikaga Holdings are referred to collectively below as the “Companies”), performed calculations based on a market share price analysis*, a comparable peer company analysis, as there are several comparable listed companies and analogical inference of stock value through a comparable peer company analysis is possible, as well as a dividend discount model analysis (hereinafter, “DDM analysis”) in order to reflect the status of future business activity, since the Companies’ shares are listed on a financial instruments exchange and have a market value (*since there were reports by certain news media on October 26, 2015 concerning a business integration of both Companies (hereinafter,  referred to as the “Business Integration”), taking October 23, 2015 (the preceding business day) as the valuation base date, the closing price on the calculation base date of the Bank’s stock on the First Section of the Tokyo Stock Exchange, and the closing price on the calculation base date of Ashikaga Holdings’ stock on the First Section of the Tokyo Stock Exchange, as well as the average closing price on trading days in the most recent 1-month, 3-month and 6-month periods until the calculation base date).
The calculation range of the share exchange ratio shown below is the number of Ashikaga Holdings common shares allotted per common share of the Bank.

	Method used	Calculation range of share exchange ratio
1	Market share price analysis	1.243–1.316
2	Comparable peer company analysis	0.767–1.330
3	DDM analysis	0.536–1.439

The fairness opinion of Mitsubishi UFJ Morgan Stanley Securities and its analysis of the share exchange ratio underlying this are addressed to the Board of Directors of the Bank, and only consider the issue of whether the share exchange ratio in the basic agreement executed by the Companies on November 2, 2015 (hereinafter, “Basic Agreement”) is appropriate from a financial perspective for the ordinary shareholders of the Bank, as of the date of the fairness opinion. The fairness opinion and analysis do not consider any other aspects relating to the matter in question, and do not constitute the expression of any opinion or recommendation to the shareholders of the Bank or Ashikaga Holdings concerning the exercise of voting rights or other actions by shareholders at any general meeting of shareholders in relation to the Business Integration, or concerning the actions of the shareholders of the Bank or Ashikaga Holdings. Mitsubishi UFJ Morgan Stanley Securities is not recommending a specific share exchange ratio to the Bank or its Board of Directors, and is not recommending that a specific share exchange ratio is the only ratio that is appropriate for the Business Integration. The fairness opinion and the analysis by Mitsubishi UFJ Morgan Stanley Securities do not appraise or assess the share price of the common stock of the Bank or Ashikaga Holdings, and do not reflect the share price that may be realized through trading.

In the expression of its opinion within the fairness opinion and its analysis thereof, Mitsubishi UFJ Morgan Stanley Securities has relied on publicly available information or on the assumption that information provided by the Bank or Ashikaga Holdings is accurate and complete, and has not independently verified the accuracy or completeness of this information. In addition, Mitsubishi UFJ Morgan Stanley Securities has assumed that financial forecasts have been reasonably prepared by the management team of the Bank and Ashikaga Holdings as reflecting the best available outlook and assessment relating to the future financial position of the Bank and Ashikaga Holdings as of the present time. Further, Mitsubishi UFJ Morgan Stanley Securities has assumed that the terms of the Business Integration stated in the basic agreement will be implemented without waiver or amendment, and without delay. Mitsubishi UFJ Morgan Stanley Securities has assumed that the approvals and agreements required for the Business Integration from government bodies and the supervisory authorities, etc. are all obtainable, and that there are no delays, restrictions or conditions attached to such approvals and agreements, etc. that would exert a significant adverse impact on the merits anticipated from the Business Integration. Mitsubishi UFJ Morgan Stanley Securities is not an advisor concerning legal, accounting, taxation, regulatory, or corporate pension matters. Mitsubishi UFJ Morgan Stanley Securities is a financial advisor, and does not independently verify legal, accounting, taxation, regulatory, or corporate pension issues. Therefore, it relies on the assessment of the Bank and Ashikaga Holdings, and of their legal, accounting and taxation advisors. Mitsubishi UFJ Morgan Stanley Securities has not performed an independent appraisal or assessment of the assets and liabilities of the Bank and Ashikaga Holdings, and has not been provided with any appraisal or assessment. Mitsubishi UFJ Morgan Stanley Securities is not an expert on the assessment of provision for doubtful accounts, and has not independently assessed the suitability of provision for doubtful accounts, has not verified credit information relating to the individual debts of the Bank and Ashikaga Holdings, and has not been requested to review this. Therefore, Mitsubishi UFJ Morgan Stanley Securities has assumed that the total provision for doubtful accounts made by the Bank and Ashikaga Holdings is appropriate. The fairness opinion and analysis made by Mitsubishi UFJ Morgan Stanley Securities are based on financial, economic, foreign exchange, market and other conditions as of October 23, 2015, and on information obtained by Mitsubishi UFJ Morgan Stanley Securities as of that date. Phenomena arising after that date could affect the fairness opinion and analysis as well as the assumptions used in preparing the fairness opinion, but Mitsubishi UFJ Morgan Stanley Securities bears no obligation to update, revise or reconfirm its fairness opinion and analysis. In expressing its opinion within the fairness opinion, Mitsubishi UFJ Morgan Stanley Securities does not permit any trading entity to engage in solicitation activity with regard to acquisitions, business integration or other special transactions in which the Bank is involved, and does not actually conduct such solicitation activity.

Preparation of the fairness opinion and the underlying analysis have undergone a complex process, and are not necessarily suited to partial analysis or summarization. In preparing its opinion, Mitsubishi UFJ Morgan Stanley Securities has considered all analytical results from an overall perspective, and has attached no weight to specific analyses or factors. Mitsubishi UFJ Morgan Stanley Securities believes that if specific parts are highlighted without considering the entire analysis from an overall perspective, there may be an insufficient appreciation of the process undertaken by Mitsubishi UFJ Morgan Stanley Securities in forming the analysis and its opinion. In addition, Mitsubishi UFJ Morgan Stanley Securities may place greater or lesser weight on certain types of analyses and factors as compared with other analyses and factors, and may regard certain types of assumptions as having greater or lesser certainty than other assumptions. For this reason, the evaluation range based on the specific analyses described in this document cannot be taken as the evaluation of Mitsubishi UFJ Morgan Stanley Securities concerning the actual value of the Bank or Ashikaga Holdings. In performing the analysis, Mitsubishi UFJ Morgan Stanley Securities has used numerous assumptions, including with regard to industry conditions, general business and economic conditions as well as other matters, and many of these cannot be controlled by the Bank or Ashikaga Holdings. None of the forecasts contained in the analysis by Mitsubishi UFJ Morgan Stanley Securities necessarily indicate future results or actual values, and such results and values could be significantly better or worse than those implied by these forecasts. The summary contained in this document describes the important analyses performed by Mitsubishi UFJ Morgan Stanley Securities, but does not completely describe the analyses performed by Mitsubishi UFJ Morgan Stanley Securities. The share exchange ratio has been determined between the Bank and Ashikaga Holdings through a process of negotiation with independent parties, and has been approved by the Board of Directors of the Bank. The fairness opinion and analysis by Mitsubishi UFJ Morgan Stanley Securities, as well as the submission to the Bank’s Board of Directors, only constitute one of the many factors considered by the Board of Directors of the Bank when approving the Business Integration. Consequently, the analysis described in this document cannot be taken as having determined the opinion of the Board of Directors concerning the share exchange ratio, or as having led the Board of Directors of the Bank to agree on a different share exchange ratio.
With regard to this matter, Mitsubishi UFJ Morgan Stanley Securities has provided its services to the Board of Directors of the Bank as a financial advisor, and is due to receive a fee as compensation for these services. The receipt of a considerable portion of the fee is conditional on the coming into effect of the Business Integration. In the past, Mitsubishi UFJ Morgan Stanley Securities and its affiliates have provided finance-related services to the Bank, and have received fees for these services. Further, Mitsubishi UFJ Morgan Stanley Securities and its affiliates may provide these services to the Bank, Ashikaga Holdings and the Companies in the future, and may receive fees for these services in the future.

Mitsubishi UFJ Morgan Stanley Securities and its affiliates provide global financial services including banking, securities, trust, investment management and other financial business (referred to collectively hereinafter as “financial services”). The securities business includes the provision not only of investment banking, finance and financial advisor services, but also the underwriting and trading of securities, brokerage, foreign exchange, commodities and derivatives trading. In the course of normal underwriting and trading of securities, brokerage and finance business, Mitsubishi UFJ Morgan Stanley Securities and its affiliates may hold buy or sell positions in corporate bonds, shares or loans of the Bank, Ashikaga Holdings or companies related to this matter, or in currencies or products related to this matter, or in related derivative products, or Mitsubishi UFJ Morgan Stanley Securities and its affiliates may provide financial services to the Bank, Ashikaga Holdings or companies related to this matter, and may buy or sell or conduct other transactions on own account or the client’s account. Mitsubishi UFJ Morgan Stanley Securities and its affiliates as well as their officers and directors may invest using own funds in corporate bonds, shares or loans of the Bank, Ashikaga Holdings or companies related to this matter, or in currencies or products related to this matter, or in related derivative products, or may operate funds that invest in these using own funds. In addition, Mitsubishi UFJ Morgan Stanley Securities and its affiliates may conduct normal brokerage business for the Bank, Ashikaga Holdings or companies related to this matter.
Further, as stated in the Notice of Convocation, “Proposal No. 2 Approval of Ashikaga Holdings Co., Ltd. Share Exchange Agreement”, section 3. (1) (iv) “Measures to ensure fairness”, based on the request of the Board of Directors of the Bank, Mitsubishi UFJ Morgan Stanley Securities has submitted a written opinion to the Board of Directors of the Bank stating that the share exchange ratio is appropriate from a financial perspective for the ordinary shareholders of the Bank (“Fairness Opinion”), on the basis of the above assumptions and certain other assumptions and reservations. Moreover, the calculation by Mitsubishi UFJ Morgan Stanley Securities of the share exchange ratio and the written opinion have been submitted solely for the reference of the Board of Directors of the Bank, and cannot be relied upon or used for any other purpose, or by any other party. In addition, Mitsubishi UFJ Morgan Stanley Securities has not expressed any opinion or made any recommendation concerning the exercise of voting rights by shareholders at the Bank’s general meeting of shareholders with regard to the Business Integration.
In the profit projection of the Companies submitted by the Companies to Mitsubishi UFJ Morgan Stanley Securities, which forms the basis for the calculation by way of the DDM analysis, there is no business year in which a significant increase or decrease in profit is anticipated.

PricewaterhouseCoopers Co., Ltd., (hereinafter, “PwC”) has, with regard to the Bank and Ashikaga Holdings, performed a calculation based on the market share price method*, since the Companies’ shares are listed on the First Section of the Tokyo Stock Exchange and have a market value, and a calculation based on the comparable peer company analysis method, as there are several comparable listed companies and analogical inference of stock value through a comparable peer company analysis is possible (*since speculative reports by certain news media concerning this matter were made after the close of trading on October 26, 2015, taking this date as the calculation base date, the basis for the calculation was the closing price on the calculation base date of the Companies’ shares on the First Section of the Tokyo Stock Exchange, as well as the simple average closing price and volume weighted average on trading days in the most recent 1-month, 3-month and 6-month periods until the calculation base date). In addition, a calculation was performed in order to reflect the status of future business activity in the evaluation using the dividend discount model analysis method (hereinafter, “DDM method”), which is widely used by financial institutions for evaluation. In this method, stock value is analyzed by taking the cost of capital as the amount of profit returned to shareholders, after allowing for retained earnings, etc., in order to maintain a certain capital structure, and discounting it to the present value. The calculation results using each method are shown below. The calculation range of the share exchange ratio shown below is the number of Ashikaga Holdings common shares allotted per common share of the Bank.

	Method used	Calculation range of share exchange ratio
1	Market share price method	1.240–1.314
2	Comparable peer company analysis method	0.996–1.295
3	DDM method	0.974–1.242

In calculating the share exchange ratio, in principle PwC has used information provided by the Companies and publicly available information “as is”, based on various assumptions including that all such information is accurate and complete, and that all facts that could have a significant adverse impact on the calculation of the share exchange ratio have been disclosed to PwC, and PwC has not independently verified the accuracy and completeness thereof. In addition, with regard to the assets and liabilities of the Companies and their affiliates (including off-book assets and liabilities, and other contingent liabilities), PwC has not independently evaluated, appraised or assessed them, nor has it requested an evaluation, appraisal or assessment by a third party organization. Further, PwC has assumed that the financial forecasts provided by the Companies (including business plans and other information) have been reasonably prepared by the management team of the Companies based on the best outlook and assessment obtainable at the present time. Moreover, in the business plans of the Companies, which form the basis for the calculation by way of the DDM method, there is no business year in which a significant increase or decrease in profit is anticipated. Calculation of the share exchange ratio by PwC reflects the information and economic conditions as of October 30, 2015.

[Ashikaga Holdings Articles of Incorporation]

Chapter 1 General Provisions
(Trade name)
Article 1	The Company shall be called株式会社足利ホールディングス in Japanese, and Ashikaga Holdings Co., Ltd. in English.
(Purpose)
Article 2	The purpose of the Company, as a bank holding company, is to conduct the following business activities:
(1) Banking, management and administration of companies that can be made a subsidiary under the Banking Act
(2) All operations incidental to or related to the foregoing items
(Head Office location)
Article 3	The Company shall locate its Head Office in Utsunomiya City, Tochigi Prefecture.
(Bodies)
Article 4	In addition to the General Meeting of Shareholders and Directors, the Company shall have the following bodies.
(1) Board of Directors
(2) Nominating Committee, Audit Committee and Compensation Committee (hereinafter, “Committees”)
(3) Executive Officers
(4) Accounting Auditor
(Public announcement method)
Article 5
The Company will make public announcements by electronic means. However, if it is not possible to make a public announcement electronically due to an accident or other unavoidable circumstance, the announcement shall be published in the Shimotsuke Shinbun and Nihon Keizai Shimbun.

Chapter 2 Shares
(Total number of issuable shares)
Article 6	The total number of the Company’s issuable shares is 990,000,000
(Number of shares in a unit)
Article 7	The Company’s share unit is 100.
(Rights in fractional share units)
Article 8	Shareholders of the Company owning fractional shares may not exercise rights relating to these fractional shares other than the following rights:
(1) Rights listed in each item under Article 189, paragraph 2 of the Companies Act
(2) Rights claimed in accordance with the provisions of Article 166, paragraph 1 of the Companies Act

(3) Rights to receive allocations of offered shares and offered stock acquisition rights in proportion to the number of shares owned by the shareholder
(4) Right of request as specified in the following article
(Additional purchase of fractional shares)
Article 9
A shareholder who holds fractional shares of the Company may make a request to be sold a number of shares which, together with the fractional shares, makes up a share unit, as provided for in the Rules on the Treatment of Shares.

(Shareholder Registrar)
Article 10	The Company shall appoint a Shareholder Registrar.
2. The Registrar and Registrar’s office shall be determined by resolution of the Board of Directors.
3. The creation and provision of the Company’s register of shareholders and register of stock acquisition rights, and other business relating thereto, shall be entrusted to the Registrar and not handled by the Company.
(Rules on the Treatment of Shares)
Article 11
Treatment of the Company’s shares and stock acquisition rights, and commissions relating thereto, shall be determined by laws and regulations or by the Articles of Incorporation, and according to the Rules on the Treatment of Shares stipulated by the Board of Directors or an executive officer to whom this is delegated through a resolution of the Board of Directors.

Chapter 3 General Meeting of Shareholders
(Convocation)
Article 12	The Ordinary General Meeting of Shareholders shall be convened in June each year, and an Extraordinary General Meeting of Shareholders shall be convened when necessary.
2. Unless otherwise specified in laws and regulations, a General Meeting of Shareholders shall be convened by resolution of the Board of Directors, by a board director who concurrently holds the position of Executive Officer & President, who shall act as chairperson thereof. Should anything happen to this director, another director shall perform the duties on his or her behalf, in the order of precedence determined beforehand.
(Record date for the Ordinary General Meeting of Shareholders)
Article 13	The record date for voting rights for the Company’s Ordinary General Meeting of Shareholders shall be March 31 each year.
(Place of convocation)
Article 14	The General Meeting of Shareholders of the Company shall be held in the Head Office location of Utsunomiya City, Tochigi Prefecture.

(Internet-based disclosure of reference documentation for the General Meeting of Shareholders and deemed provision)
Article 15
When convening a General Meeting of Shareholders, the Company shall disclose via the Internet information pertaining to matters requiring inclusion or indication in reference documentation for the General Meeting of Shareholders, business reports, accounting statements and consolidated financial statements, in accordance with Ministry of Justice ordinances, and may deem that this information has been provided to shareholders.

(Requirements for General Meeting of Shareholders resolutions)
Article 16
Except where otherwise provided for by law or in the present Articles, a resolution of the General Meeting of Shareholders shall be adopted by a majority of the shareholders with voting rights in attendance.

2. Resolutions defined pursuant to Article 309, Paragraph 2 of the Companies Act shall be adopted by a two-thirds or greater majority of the votes represented in person at a meeting in which shareholders with voting rights holding at least one-third of the voting rights are in attendance.
(Exercise of voting rights by proxy)
Article 17
A shareholder may exercise his or her voting rights by appointing one other shareholder with voting rights in the Company as a proxy. In this case, the shareholder or proxy must provide the Company with documentation certifying the right of proxy for each General Meeting of Shareholders.

Chapter 4 Directors and Board of Directors
(Number of directors)
Article 18	There shall be up to 9 directors of the Company, who shall be elected at the General Meeting of Shareholders.
2. Resolutions for election under the preceding paragraph shall require attendance of shareholders with voting rights holding at least one-third of the voting rights.
3. Resolutions for election of the Board of Directors shall not employ cumulative voting.
(Term of office for directors)
Article 19
The term of office for directors shall be until the close of the Ordinary General Meeting of Shareholders pertaining to the last fiscal year ending within one year of their election. However, the term of office for directors elected in order to fill a vacancy or to increase the number of directors shall be equal to the remaining term of the other directors.

(Authority of Board of Directors)
Article 20
The Board of Directors shall perform the matters specified in Article 416 of the Companies Act, and shall also decide the business of the Company and supervise execution of the concurrent duties of directors and executive officers.

2. The Board of Directors may, by resolution thereof, delegate decisions on the business of the Company to executive officers, provided that this does not contravene laws and regulations.
(Individual with convocation rights for the Board of Directors and Chairperson)
Article 21	Unless otherwise specified in laws and regulations, a Board of Directors meeting shall be convened by Executive Officer & President, who is a director, who shall act as chairperson thereof.

2. Should anything happen to the director in the preceding paragraph, another director shall perform the duties on his or her behalf, in the order of precedence determined beforehand by the Board of Directors.
3. Notwithstanding the provisions of the preceding two paragraphs, the individuals elected by each committee, who are the members of each committee specified in Article 27 and are directors, may convene a Board of Directors meeting.
(Notice of convocation of a Board of Directors meeting)
Article22
Notice of a Board of Directors meeting shall be given to each director at least three days prior thereto. Provided, however, that this period may be shortened in the event of an emergency, and if agreed by all directors, the meeting may be held without performing this procedure.

(Omission of resolutions of the Board of Directors)
Article23	If the requirements of Article 370 of the Companies Act have been met, the Company shall deem that there has been a resolution of the Board of Directors.
(Compensation,)
Article24
Property benefits received by directors from the Company in the form of compensation, bonuses and other financial consideration for the execution of their duties (hereinafter, “compensation”) shall be determined by resolution of the Compensation Committee.

(Directors’ exemption from liability)
Article25
Concerning the liability of directors under Article 423, paragraph 1 of the Companies Act (including persons who were directors), the Company may exempt them from liability, by resolution of the Board of Directors, within the limit of laws and regulations, up to the amount which can be exempted under Article 425, paragraph 1 of the Companies Act, if the director has performed his or her duties in good faith and there is no gross negligence.

(Agreements with outside directors for limitation of liability)
Article26
The Company may conclude agreements with outside directors as defined in Article 2, item 15 of the Companies Act with regard to the liability of directors under Article 423, paragraph 1 of the Companies Act, if the director has performed his or her duties in good faith and there is no gross negligence, up to a predefined amount of 10 million yen or higher, or the minimum amount of liability under Article 425, paragraph 1 of the Companies Act, whichever is higher.

Chapter 5 Committees
(Number of members and election)
Article27	There shall be 3 or more members of each committee, to be elected from among the directors by resolution of the Board of Directors.
2.	The majority of the members of each committee must be outside directors.
3.
The members of the Audit Committee cannot hold a concurrent position as an executive officer or executive director of the Company or a subsidiary of the Company, or as an accounting advisor, manager or other employee of a subsidiary of the Company.

(Authority of committees)
Article 28	The Nominating Committee shall decide the content of proposals relating to the election and dismissal of directors submitted to the General Meeting of Shareholders.
2. The Audit Committee shall prepare audits and audit reports on execution of the concurrent duties of directors and executive officers, and shall decide the content of proposals relating to the election and dismissal of accounting auditors, as well as the non-reappointment of accounting auditors, submitted to the General Meeting of Shareholders.
3. The Compensation Committee shall decide the policy relating to determining the personal compensation received by directors and executive officers, and the details of personal compensation.
(Individual with convocation rights for committees and Chairperson)
Article 29	Each committee shall be convened by the member selected in advance, who shall be the Chairperson.
2. Notwithstanding the provision of the preceding paragraph, each member may convene the committee as necessary.
(Notice of convocation of a committee meeting)
Article 30
Notice of convocation of each committee shall be given to each committee member at least three days prior thereto. Provided, however, that this period may be shortened in the event of an emergency, and if agreed by all committee members, the meeting may be held without performing this procedure.

(Request for explanation from directors and executive officers)
Article 31	Each committee may request a director and executive officer to attend the committee meeting to explain a certain matter.
(Resolution method of committees)
Article 32
Except where otherwise provided for by laws and regulations, a resolution of each committee shall be adopted by a majority of the votes represented in person at a meeting in which a majority of committee members with voting rights are in attendance.

(Operation of the committees)
Article 33
Matters relating to the operation of each committee shall be determined by laws and regulations, at the Articles of Incorporation or by the Board of Directors, and according to the committee rules stipulated by each committee.

Chapter 6 Executive Officers
(Number of members and election)
Article 34	There shall be up to 5 executive officers of the Company, who shall be elected by resolution of the Board of Directors.

2. The Board of Directors may dismiss executive officers at any time, by resolution of the Board of Directors.
(Term of office)
Article 35
The term of office for executive officers shall be until the close of the first Board of Directors meeting convened after the close of the Ordinary General Meeting of Shareholders pertaining to the last fiscal year ending within one year of their election.

2. The term of office for newly elected executive officers shall be until the time at which the term of office of the other incumbent executive officers is due to expire.
(Representative executive officers and executive officers)
Article 36	Several representative executive officers shall be specified by resolution of the Board of Directors.
2. The Board of Directors may specify one President and several executive officers, by resolution thereof.
3. The Board of Directors shall determine the matters relating to the allocation of duties among executive officers and orders/instructions as well as other mutual relations between executive officers, and shall promptly notify the details thereof to each executive officer.
(Compensation)
Article 37	The compensation of executive officers shall be determined by resolution of the Compensation Committee.
(Exemption from liability of executive officers)
Article 38
Concerning the liability of executive officers under Article 423, Paragraph 1 of the Companies Act (including persons who were executive officers), the Company may exempt them from liability, by resolution of the Board of Directors, within the limit of laws and regulations, up to the amount which can be exempted under Article 425, Paragraph 1 of the Companies Act, if the executive officer has performed his or her duties in good faith and there is no gross negligence.

(Regulations on Executive Officers)
Article 39
Matters relating to executive officers shall be determined by laws and regulations or by the Articles of Incorporation, and according to the Regulations on Executive Officers specified by the Board of Directors.

Chapter 7 Accounting Auditors
(Election method)
Article 40	Accounting auditors shall be elected by resolution of the General Meeting of Shareholders.
(Term of office)
Article 41	The term of office for accounting auditors shall be until the close of the Ordinary General Meeting of Shareholders pertaining to the last fiscal year ending within one year of their election.
2. Unless otherwise determined by the aforementioned Ordinary General Meeting of Shareholders, accounting auditors will be deemed re-elected at such Ordinary General Meeting of Shareholders.

(Compensation)
Article 42	The compensation of accounting auditors shall be determined by a director, after obtaining the agreement of the Audit Committee.

Chapter 8 Accounting
(Fiscal Year)
Article 43	The Company’s fiscal year will run annually from April 1 each year until March 31 of the following year.
(Body for determining distribution of surplus, etc.)
Article 44
Unless otherwise provided for in laws and regulations, the Company shall determine those matters specified in each item of Article 459, Paragraph 1 of the Companies Act, including distribution of surplus, by resolution of the Board of Directors.

2. Depending on the resolution of the General Meeting of Shareholders, the Company may not determine the matters set forth in the preceding paragraph.
(Record date for distribution of surplus)
Article 45	The record date for the Company’s year-end distribution shall be March 31 each year.
2. The Company may provide an interim distribution. In this case, the record date shall be September 30 each year.
3. The Company may make distributions of surplus by means other than those specified in the preceding two paragraphs.
(Statute of limitation for distribution of surplus)
Article 46	The Company may be relieved of its payment obligation if three years have elapsed since the payment start date and no property for distribution has been received.

【Details of Stock Acquisition Rights】（Share Exchange Agreement      Annex 1 – Annex 24）
(Annex 1)
Details of The Joyo Bank, Ltd. 1st Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
The Joyo Bank, Ltd. 1st Series of Stock Acquisition Rights

2. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Bank and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1 share.
If the Bank conducts a share split (including allotment of shares of common stock of the Bank without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 5 below, the Bank shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment = Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Bank for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.
In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Bank may adjust the Number of Shares to be Granted to a reasonable extent.

3. Recipients of Allotment of Stock Acquisition Rights
10 Directors of the Bank

4. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
The amount to be paid for each stock acquisition right (Issue Price) shall be the amount equal to the option price per share calculated by the Black-Scholes model using the basic values set forth in (2) through (7) below multiplied by the Number of Shares to be Granted (fractions of less than one yen are rounded up).

where

①	Option price per share (C)
②
Stock price (S): Closing price of regular trading of shares of common stock of the Bank on the Tokyo Stock Exchange, Inc. (“TSE”) on August 21, 2009 (if there is no such closing price, the base price of the next trading day)

③	Exercise price (X): One (1) yen
④	Expected remaining time to maturity (t): Six (6) years
⑤
Volatility (s): Calculated based on the closing price of regular trading of shares of common stock of the Bank on the TSE on each trading day during a 6 year period (from August 22, 2003 to August 21, 2009)

⑥	Risk-free interest rate (r): Interest rate of the Japanese government bonds whose remaining years to maturity correspond to the expected remaining time to maturity
⑦	Dividend yield (l): Total dividend for the most recent fiscal year divided by the stock price as determined in (2) above
⑧	Cumulative distribution function of the standard normal distribution (N(.))

5. Date of Allotment of Stock Acquisition Rights
August 24, 2009

6. Cash Payment Date for Stock Acquisition Rights
August 24, 2009

7. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

8. Period during Which the Stock Acquisition Rights Can Be Exercised
From August 25, 2009 to August 24, 2039

9. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Bank shall be required to acquire stock acquisition rights by way of transfer.

10. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as a Director of the Bank. However, even if a Stock Acquisition Right Holder retains the position of Director of the Bank, they may exercise their stock acquisition rights on or after August 25, 2038.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Bank and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2) above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company (defined in 13 below) are issued to a Stock Acquisition Right Holder in accordance with 13 below.

•
Approval at a General Meeting of Shareholders of the Bank of a proposal for approval of a merger agreement under which the Bank shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

11. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders of the Bank (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors of the Bank or decision of an Executive Officer who has been delegated decision-making authority under the provisions of Article 416, Paragraph 4 of the Companies Act), the Bank may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.
(1)	A proposal for approval of a merger agreement under which the Bank shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Bank shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Bank shall require the Bank’s approval; or

(5)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Bank’s approval or that the Bank may acquire such type of shares in whole by resolution of the shareholders.

12. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

13. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Bank carries out a merger (limited to cases where the Bank is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Bank is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Bank is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Bank shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer).

In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.

(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.

(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 2 above after considering the terms and conditions and other factors of the Organizational Restructuring.

(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.

(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 8 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 8 above.

(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 12 above.

(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.

(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 11 above.

14.	Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

15.	Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Bank shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 2)

Details of Mebuki Financial Group, Inc. 1st Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
Mebuki Financial Group, Inc. 1st Series of Stock Acquisition Rights

2. Total Number of Stock Acquisition Rights
The same number as the total number of The Joyo Bank, Ltd. 1st Series of Stock Acquisition Rights (Annex 1) listed or recorded in the record of stock acquisition rights of The Joyo Bank, Ltd. as of the moment immediately prior to the acquisition by the Company of all of the issued shares of The Joyo Bank, Ltd. by way of the Share Exchange (defined in the Agreement).

3. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Company and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1,170 shares.
If the Company conducts a share split (including allotment of shares of common stock of the Company without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 6 below, the Company shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Company for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Company may adjust the Number of Shares to be Granted to a reasonable extent.

4. Recipients of Allotment of Stock Acquisition Rights
Stock Acquisition Right Holders of The Joyo Bank, Ltd. 1st Series of Stock Acquisition Rights

5. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
Cash payment is not required.

6. Date of Allotment of Stock Acquisition Rights
Effective Date (as defined in the Agreement; the same shall apply hereinafter)

7. Cash Payment Date for Stock Acquisition Rights
Not applicable.

8. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

9. Period during Which the Stock Acquisition Rights Can Be Exercised
From the Effective Date to August 24, 2039

10. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Company shall be required to acquire stock acquisition rights by way of transfer.

11. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as a Director of The Joyo Bank, Ltd. However, even if a Stock Acquisition Right Holder retains the position of Director of The Joyo Bank, Ltd., they may exercise their stock acquisition rights on or after August 25, 2038.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Company and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2), above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company defined in 14 are issued to a Stock Acquisition Right Holder in accordance with 14 below.

•
Approval at a General Meeting of Shareholders of the Company of a proposal for approval of a merger agreement under which the Company shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

12. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders of the Company (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors of the Company, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act), the Company may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.
(1)	A proposal for approval of a merger agreement under which the Company shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Company shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary;

(4)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Company shall require the Company’s approval; or

(5)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Company’s approval or that the Company may acquire such type of shares in whole by resolution of the shareholders.

13. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

14. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Company carries out a merger (limited to cases where the Company is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Company is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Company is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Company shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 3 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 9 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 9 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 13 above.
(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 12 above.

15. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

16. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Company shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 3)
Details of The Joyo Bank, Ltd. 3rd Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
The Joyo Bank, Ltd. 3rd Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
10 Directors of the Bank

3. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Bank and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1 share.
If the Bank conducts a share split (including allotment of shares of common stock of the Bank without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 5 below, the Bank shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Bank for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.
In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Bank may adjust the Number of Shares to be Granted to a reasonable extent.

4. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
The amount to be paid for each stock acquisition right (Issue Price) shall be the amount equal to the option price per share calculated by the Black-Scholes model using the basic values set forth in (2) through (7) below multiplied by the Number of Shares to be Granted (fractions of less than one yen are rounded up).

where

①	Option price per share (C)
②
Stock price (S): Closing price of regular trading of shares of common stock of the Bank on the Tokyo Stock Exchange, Inc. (“TSE”) on July 20, 2010 (if there is no such closing price, the base price of the next trading day)

③	Exercise price (X): One (1) yen
④	Expected remaining time to maturity (t): Six (6) years
⑤
Volatility (s): Calculated based on the closing price of regular trading of shares of common stock of the Bank on the TSE on each trading day during a 6 year period (from July 21, 2004 to July 20, 2010)

⑥	Risk-free interest rate (r): Interest rate of the Japanese government bonds whose remaining years to maturity correspond to the expected remaining time to maturity
⑦	Dividend yield (l): Total dividend for the most recent fiscal year divided by the stock price as determined in (2) above
⑧	Cumulative distribution function of the standard normal distribution (N(.))

5. Date of Allotment of Stock Acquisition Rights
July 21, 2010

6. Cash Payment Date for Stock Acquisition Rights
July 21, 2010

7. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

8. Period during Which the Stock Acquisition Rights Can Be Exercised
From July 22, 2010 to July 21, 2040

9. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as a Director of the Bank. However, even if a Stock Acquisition Right Holder retains the position of Director of the Bank, they may exercise their stock acquisition rights on or after July 22, 2039.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Bank and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2) above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company (defined in 13 below) are issued to a Stock Acquisition Right Holder in accordance with 13 below.

•
Approval at a General Meeting of Shareholders of the Bank of a proposal for approval of a merger agreement under which the Bank shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

10. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

11.  Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Bank shall be required to acquire stock acquisition rights by way of transfer.

12. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders of the Bank (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors of the Bank or decision of an Executive Officer who has been delegated decision-making authority under the provisions of Article 416, Paragraph 4 of the Companies Act), the Bank may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.
(1)	A proposal for approval of a merger agreement under which the Bank shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Bank shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Bank shall require the Bank’s approval; or

(5)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Bank’s approval or that the Bank may acquire such type of shares in whole by resolution of the shareholders.

13. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Bank carries out a merger (limited to cases where the Bank is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Bank is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Bank is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Bank shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer).

In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.
(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 3 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 8 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 8 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 10 above.

(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.

(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 12 above.

14. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

15. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

16. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Bank shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.

End

(Annex 4)
Details of Mebuki Financial Group, Inc. 2nd Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
Mebuki Financial Group, Inc. 2nd Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
Stock Acquisition Right Holders of The Joyo Bank, Ltd. 3rd Series of Stock Acquisition Rights

3. Total Number of Stock Acquisition Rights
The same number as the total number of The Joyo Bank, Ltd. 3rd Series of Stock Acquisition Rights (Annex 3) listed or recorded in the record of stock acquisition rights of The Joyo Bank, Ltd. as of the moment immediately prior to the acquisition by the Company of all of the issued shares of The Joyo Bank, Ltd. by way of the Share Exchange (defined in the Agreement).

4. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Company and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1,170 shares.
If the Company conducts a share split (including allotment of shares of common stock of the Company without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 6 below, the Company shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Company for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Company may adjust the Number of Shares to be Granted to a reasonable extent.

5. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
Cash payment is not required.

6. Date of Allotment of Stock Acquisition Rights
Effective Date (as defined in the Agreement; the same shall apply hereinafter)

7. Cash Payment Date for Stock Acquisition Rights
Not applicable.

8. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

9. Period during Which the Stock Acquisition Rights Can Be Exercised
From the Effective Date to July 21, 2040

10. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as a Director of The Joyo Bank, Ltd. However, even if a Stock Acquisition Right Holder retains the position of Director of The Joyo Bank, Ltd., they may exercise their stock acquisition rights on or after July 22, 2039.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Company and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2), above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company defined in 14 are issued to a Stock Acquisition Right Holder in accordance with 14 below.

・
Approval at a General Meeting of Shareholders of the Company of a proposal for approval of a merger agreement under which the Company shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

11. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

12. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Company shall be required to acquire stock acquisition rights by way of transfer.

13. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders of the Company (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors of the Company, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act), the Company may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.

(1)	A proposal for approval of a merger agreement under which the Company shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Company shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Company shall require the Company’s approval; or

(5)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Company’s approval or that the Company may acquire such type of shares in whole by resolution of the shareholders.

14. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Company carries out a merger (limited to cases where the Company is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Company is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Company is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Company shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)
Number of stock acquisition rights of the Restructured Company to be allotted Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.

(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 4 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 9 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 9 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 11 above.
(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 13 above.

15. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

16. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

17. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Company shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 5)
Details of The Joyo Bank, Ltd. 5th Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
The Joyo Bank, Ltd. 5th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
10 Directors of the Bank

3. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Bank and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1 share.
If the Bank conducts a share split (including allotment of shares of common stock of the Bank without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 5 below, the Bank shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Bank for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Bank may adjust the Number of Shares to be Granted to a reasonable extent.

4. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
The amount to be paid for each stock acquisition right (Issue Price) shall be the amount equal to the option price per share calculated by the Black-Scholes model using the basic values set forth in (2) through (7) below multiplied by the Number of Shares to be Granted (fractions of less than one yen are rounded up).

where

①	Option price per share (C)
②
Stock price (S): Closing price of regular trading of shares of common stock of the Bank on the Tokyo Stock Exchange, Inc. (“TSE”) on July 19, 2011 (if there is no such closing price, the base price of the next trading day)

③	Exercise price (X): One (1) yen
④	Expected remaining time to maturity (t): Six (6) years
⑤
Volatility (s): Calculated based on the closing price of regular trading of shares of common stock of the Bank on the TSE on each trading day during a 6 year period (from July 20, 2005 to July 19, 2011)

⑥	Risk-free interest rate (r): Interest rate of the Japanese government bonds whose remaining years to maturity correspond to the expected remaining time to maturity
⑦	Dividend yield (l): Total dividend for the most recent fiscal year divided by the stock price as determined in (2) above
⑧	Cumulative distribution function of the standard normal distribution (N(.))

5. Date of Allotment of Stock Acquisition Rights
July 20, 2011

6. Cash Payment Date for Stock Acquisition Rights
July 20, 2011

7. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

8. Period during Which the Stock Acquisition Rights Can Be Exercised
From July 21, 2011 to July 20, 2041

9. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as a Director of the Bank. However, even if a Stock Acquisition Right Holder retains the position of Director of the Bank, they may exercise their stock acquisition rights on or after July 21, 2040.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Bank and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2) above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company (defined in 13 below) are issued to a Stock Acquisition Right Holder in accordance with 13 below.

・
Approval at a General Meeting of Shareholders of the Bank of a proposal for approval of a merger agreement under which the Bank shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

10. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

11. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Bank shall be required to acquire stock acquisition rights by way of transfer.

12. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders of the Bank (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors of the Bank or decision of an Executive Officer who has been delegated decision-making authority under the provisions of Article 416, Paragraph 4 of the Companies Act), the Bank may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.
(1)	A proposal for approval of a merger agreement under which the Bank shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Bank shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Bank shall require the Bank’s approval; or

(5)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Bank’s approval or that the Bank may acquire such type of shares in whole by resolution of the shareholders.

13. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Bank carries out a merger (limited to cases where the Bank is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Bank is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Bank is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Bank shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights.

However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.
(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 3 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 8 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 8 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 10 above.

(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 12 above.

14. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

15. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

16. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Bank shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.

End

(Annex 6)
Details of Mebuki Financial Group, Inc. 3rd Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
Mebuki Financial Group, Inc. 3rd Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
Stock Acquisition Right Holders of The Joyo Bank, Ltd. 5th Series of Stock Acquisition Rights

3. Total Number of Stock Acquisition Rights
The same number as the total number of The Joyo Bank, Ltd. 5th Series of Stock Acquisition Rights (Annex 5) listed or recorded in the record of stock acquisition rights of The Joyo Bank, Ltd. as of the moment immediately prior to the acquisition by the Company of all of the issued shares of The Joyo Bank, Ltd. by way of the Share Exchange (defined in the Agreement).

4. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Company and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1,170 shares.
If the Company conducts a share split (including allotment of shares of common stock of the Company without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 6 below, the Company shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Company for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Company may adjust the Number of Shares to be Granted to a reasonable extent.

5. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
Cash payment is not required.

6. Date of Allotment of Stock Acquisition Rights
Effective Date (as defined in the Agreement; the same shall apply hereinafter)

7. Cash Payment Date for Stock Acquisition Rights
Not applicable.

8. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

9. Period during Which the Stock Acquisition Rights Can Be Exercised
From the Effective Date to July 20, 2041

10. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as a Director of The Joyo Bank, Ltd. However, even if a Stock Acquisition Right Holder retains the position of Director of The Joyo Bank, Ltd., they may exercise their stock acquisition rights on or after July 21, 2040.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Company and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2), above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company defined in 14 are issued to a Stock Acquisition Right Holder in accordance with 14 below.

・
Approval at a General Meeting of Shareholders of the Company of a proposal for approval of a merger agreement under which the Company shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

11. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

12. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Company shall be required to acquire stock acquisition rights by way of transfer.

13. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act), the Company may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.

(1)	A proposal for approval of a merger agreement under which the Company shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Company shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Company shall require the Company’s approval; or

(5)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Company’s approval or that the Company may acquire such type of shares in whole by resolution of the shareholders.

14. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Company carries out a merger (limited to cases where the Company is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Company is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Company is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Company shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 4 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 9 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 9 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 11 above.
(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 13 above.

15. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

16. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

17. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Company shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 7)
Details of The Joyo Bank, Ltd. 6th Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
The Joyo Bank, Ltd. 6th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
13 Executive Officers of the Bank

3. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Bank and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1 share.
If the Bank conducts a share split (including allotment of shares of common stock of the Bank without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 5 below, the Bank shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Bank for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Bank may adjust the Number of Shares to be Granted to a reasonable extent.

4. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
The amount to be paid for each stock acquisition right (Issue Price) shall be the amount equal to the option price per share calculated by the Black-Scholes model using the basic values set forth in (2) through (7) below multiplied by the Number of Shares to be Granted (fractions of less than one yen are rounded up).

where

①	Option price per share (C)
②
Stock price (S): Closing price of regular trading of shares of common stock of the Bank on the Tokyo Stock Exchange, Inc. (“TSE”) on July 19, 2011 (if there is no such closing price, the base price of the next trading day)

③	Exercise price (X): One (1) yen
④	Expected remaining time to maturity (t): Three (3) years
⑤
Volatility (s): Calculated based on the closing price of regular trading of shares of common stock of the Bank on the TSE on each trading day during a 3 year period (from July 20, 2008 to July 19, 2011)

⑥	Risk-free interest rate (r): Interest rate of the Japanese government bonds whose remaining years to maturity correspond to the expected remaining time to maturity
⑦	Dividend yield (l): Total dividend for the most recent fiscal year divided by the stock price as determined in (2) above
⑧	Cumulative distribution function of the standard normal distribution (N(.))

5. Date of Allotment of Stock Acquisition Rights
July 20, 2011

6. Cash Payment Date for Stock Acquisition Rights
July 20, 2011

7. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

8. Period during Which the Stock Acquisition Rights Can Be Exercised
From July 21, 2011 to July 20, 2041

9. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as an Executive Officer of the Bank. However, even if a Stock Acquisition Right Holder retains the position of Executive Officer of the Bank, they may exercise their stock acquisition rights on or after July 21, 2040.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Bank and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2) above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company (defined in 13 below) are issued to a Stock Acquisition Right Holder in accordance with 13 below.

・
Approval at a General Meeting of Shareholders of the Bank of a proposal for approval of a merger agreement under which the Bank shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

10. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

11. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Bank shall be required to acquire stock acquisition rights by way of transfer.

12. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders of the Bank (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors of the Bank or decision of an Executive Officer who has been delegated decision-making authority under the provisions of Article 416, Paragraph 4 of the Companies Act), the Bank may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.
(1)	A proposal for approval of a merger agreement under which the Bank shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Bank shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Bank shall require the Bank’s approval; or

(5)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Bank’s approval or that the Bank may acquire such type of shares in whole by resolution of the shareholders.

13. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Bank carries out a merger (limited to cases where the Bank is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Bank is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Bank is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Bank shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the stock acquisition right holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 3 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 8 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 8 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 10 above.

(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 12 above.

14. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

15. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

16. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Bank shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 8)
Details of Mebuki Financial Group, Inc. 4th Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
Mebuki Financial Group, Inc. 4th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
Stock Acquisition Right Holders of The Joyo Bank, Ltd. 6th Series of Stock Acquisition Rights

3. Total Number of Stock Acquisition Rights
The same number as the total number of The Joyo Bank, Ltd. 6th Series of Stock Acquisition Rights (Annex 7) listed or recorded in the record of stock acquisition rights of The Joyo Bank, Ltd. as of the moment immediately prior to the acquisition by the Company of all of the issued shares of The Joyo Bank, Ltd. by way of the Share Exchange (defined in the Agreement).

4. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Company and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1,170 shares.
If the Company conducts a share split (including allotment of shares of common stock of the Company without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 6 below, the Company shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Company for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Company may adjust the Number of Shares to be Granted to a reasonable extent.

5. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
Cash payment is not required.

6. Date of Allotment of Stock Acquisition Rights
Effective Date (as defined in the Agreement; the same shall apply hereinafter)

7. Cash Payment Date for Stock Acquisition Rights
Not applicable.

8. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

9. Period during Which the Stock Acquisition Rights Can Be Exercised
From the Effective Date to July 20, 2041

10. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as an Executive Officer of The Joyo Bank, Ltd. However, even if a Stock Acquisition Right Holder retains the position of Executive Officer of The Joyo Bank, Ltd., they may exercise their stock acquisition rights on or after July 21, 2040.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Company and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2), above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company defined in 14 are issued to a Stock Acquisition Right Holder in accordance with 14 below.

・
Approval at a General Meeting of Shareholders of the Company of a proposal for approval of a merger agreement under which the Company shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

11. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

12. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Company shall be required to acquire stock acquisition rights by way of transfer.

13. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act), the Company may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.

(1)	A proposal for approval of a merger agreement under which the Company shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Company shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Company shall require the Company’s approval; or

(5)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Company’s approval or that the Company may acquire such type of shares in whole by resolution of the shareholders.

14. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Company carries out a merger (limited to cases where the Company is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Company is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Company is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Company shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 4 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 9 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 9 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 11 above.
(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 13 above.

15. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

16. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

17. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Company shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 9)
Details of The Joyo Bank, Ltd. 7th Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
The Joyo Bank, Ltd. 7th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
10 Directors of the Bank

3. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Bank and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1 share.
If the Bank conducts a share split (including allotment of shares of common stock of the Bank without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 5 below, the Bank shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Bank for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Bank may adjust the Number of Shares to be Granted to a reasonable extent.

4. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
The amount to be paid for each stock acquisition right (Issue Price) shall be the amount equal to the option price per share calculated by the Black-Scholes model using the basic values set forth in (2) through (7) below multiplied by the Number of Shares to be Granted (fractions of less than one yen are rounded up).

where

①	Option price per share (C)
②
Stock price (S): Closing price of regular trading of shares of common stock of the Bank on the Tokyo Stock Exchange, Inc. (“TSE”) on July 18, 2012 (if there is no such closing price, the base price of the next trading day)

③	Exercise price (X): One (1) yen
④	Expected remaining time to maturity (t): Six (6) years
⑤
Volatility (s): Calculated based on the closing price of regular trading of shares of common stock of the Bank on the TSE on each trading day during a 6 year period (from July 19, 2006 to July 18, 2012)

⑥	Risk-free interest rate (r): Interest rate of the Japanese government bonds whose remaining years to maturity correspond to the expected remaining time to maturity
⑦	Dividend yield (l): Total dividend for the most recent fiscal year divided by the stock price as determined in (2) above
⑧	Cumulative distribution function of the standard normal distribution (N(.))

5. Date of Allotment of Stock Acquisition Rights
July 19, 2012

6. Cash Payment Date for Stock Acquisition Rights
July 19, 2012

7. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

8. Period during Which the Stock Acquisition Rights Can Be Exercised
From July 20, 2012 to July 19, 2042

9. Conditions Regarding Exercise of Stock Acquisition Rights

(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as a Director of the Bank. However, even if a Stock Acquisition Right Holder retains the position of Director of the Bank, they may exercise their stock acquisition rights on or after July 20, 2041.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Bank and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2) above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company (defined in 13 below) are issued to a Stock Acquisition Right Holder in accordance with 13 below.

・
Approval at a General Meeting of Shareholders of the Bank of a proposal for approval of a merger agreement under which the Bank shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

10. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

11. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Bank shall be required to acquire stock acquisition rights by way of transfer.

12. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders of the Bank (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors of the Bank or decision of an Executive Officer who has been delegated decision-making authority under the provisions of Article 416, Paragraph 4 of the Companies Act), the Bank may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.
(1)	A proposal for approval of a merger agreement under which the Bank shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Bank shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Bank shall require the Bank’s approval; or

(5)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Bank’s approval or that the Bank may acquire such type of shares in whole by resolution of the shareholders.

13. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Bank carries out a merger (limited to cases where the Bank is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Bank is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Bank is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Bank shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 3 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 8 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 8 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 10 above.

(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 12 above.

14. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

15. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

16. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Bank shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 10)
Details of Mebuki Financial Group, Inc. 5th Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
Mebuki Financial Group, Inc. 5th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
Stock Acquisition Right Holders of The Joyo Bank, Ltd. 7th Series of Stock Acquisition Rights

3. Total Number of Stock Acquisition Rights
The same number as the total number of The Joyo Bank, Ltd. 7th Series of Stock Acquisition Rights (Annex 9) listed or recorded in the record of stock acquisition rights of The Joyo Bank, Ltd. as of the moment immediately prior to the acquisition by the Company of all of the issued shares of The Joyo Bank, Ltd. by way of the Share Exchange (defined in the Agreement).

4. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Company and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1,170 shares.
If the Company conducts a share split (including allotment of shares of common stock of the Company without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 6 below, the Company shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Company for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Company may adjust the Number of Shares to be Granted to a reasonable extent.

5. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
Cash payment is not required.

6. Date of Allotment of Stock Acquisition Rights
Effective Date (as defined in the Agreement; the same shall apply hereinafter)

7. Cash Payment Date for Stock Acquisition Rights
Not applicable.

8. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

9. Period during Which the Stock Acquisition Rights Can Be Exercised
From the Effective Date to July 19, 2042

10. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as a Director of The Joyo Bank, Ltd. However, even if a Stock Acquisition Right Holder retains the position of Director of The Joyo Bank, Ltd., they may exercise their stock acquisition rights on or after July 20, 2041.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Company and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2), above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company defined in 14 are issued to a Stock Acquisition Right Holder in accordance with 14 below.

・
Approval at a General Meeting of Shareholders of the Company of a proposal for approval of a merger agreement under which the Company shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

11. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

12. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Company shall be required to acquire stock acquisition rights by way of transfer.

13. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act), the Company may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.

(1)	A proposal for approval of a merger agreement under which the Company shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Company shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Company shall require the Company’s approval; or

(5)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Company’s approval or that the Company may acquire such type of shares in whole by resolution of the shareholders.

14. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Company carries out a merger (limited to cases where the Company is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Company is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Company is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Company shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 4 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 9 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 9 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 11 above.
(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 13 above.

15. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

16. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

17. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Company shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 11)
Details of The Joyo Bank, Ltd. 8th Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
The Joyo Bank, Ltd. 8th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
16 Executive Officers of the Bank

3. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Bank and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1 share.
If the Bank conducts a share split (including allotment of shares of common stock of the Bank without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 5 below, the Bank shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Bank for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Bank may adjust the Number of Shares to be Granted to a reasonable extent.

4. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
The amount to be paid for each stock acquisition right (Issue Price) shall be the amount equal to the option price per share calculated by the Black-Scholes model using the basic values set forth in (2) through (7) below multiplied by the Number of Shares to be Granted (fractions of less than one yen are rounded up).

where

①	Option price per share (C)
②
Stock price (S): Closing price of regular trading of shares of common stock of the Bank on the Tokyo Stock Exchange, Inc. (“TSE”) on July 18, 2012 (if there is no such closing price, the base price of the next trading day)

③	Exercise price (X): One (1) yen
④	Expected remaining time to maturity (t): Three (3) years
⑤
Volatility (s): Calculated based on the closing price of regular trading of shares of common stock of the Bank on the TSE on each trading day during a 3 year period (from July 19, 2009 to July 18, 2012)

⑥	Risk-free interest rate (r): Interest rate of the Japanese government bonds whose remaining years to maturity correspond to the expected remaining time to maturity
⑦	Dividend yield (l): Total dividend for the most recent fiscal year divided by the stock price as determined in (2) above
⑧	Cumulative distribution function of the standard normal distribution (N(.))

5. Date of Allotment of Stock Acquisition Rights
July 19, 2012

6. Cash Payment Date for Stock Acquisition Rights
July 19, 2012

7. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

8. Period during Which the Stock Acquisition Rights Can Be Exercised
From July 20, 2012 to July 19, 2042

9. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as an Executive Officer of the Bank. However, even if a Stock Acquisition Right Holder retains the position of Executive Officer of the Bank, they may exercise their stock acquisition rights on or after July 20, 2041.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Bank and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2) above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company (defined in 13 below) are issued to a Stock Acquisition Right Holder in accordance with 13 below.

・
Approval at a General Meeting of Shareholders of the Bank of a proposal for approval of a merger agreement under which the Bank shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

10. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

11. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Bank shall be required to acquire stock acquisition rights by way of transfer.

12. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders of the Bank (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors of the Bank or decision of an Executive Officer who has been delegated decision-making authority under the provisions of Article 416, Paragraph 4 of the Companies Act), the Bank may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.
(1)	A proposal for approval of a merger agreement under which the Bank shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Bank shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Bank shall require the Bank’s approval; or

(5)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Bank’s approval or that the Bank may acquire such type of shares in whole by resolution of the shareholders.

13. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Bank carries out a merger (limited to cases where the Bank is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Bank is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Bank is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Bank shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 3 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 8 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 8 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 10 above.

(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 12 above.

14. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

15. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

16. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Bank shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 12)
Details of Mebuki Financial Group, Inc. 6th Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
Mebuki Financial Group, Inc. 6th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
Stock Acquisition Right Holders of The Joyo Bank, Ltd. 8th Series of Stock Acquisition Rights

3. Total Number of Stock Acquisition Rights
The same number as the total number of The Joyo Bank, Ltd. 8th Series of Stock Acquisition Rights (Annex 11) listed or recorded in the record of stock acquisition rights of The Joyo Bank, Ltd. as of the moment immediately prior to the acquisition by the Company of all of the issued shares of The Joyo Bank, Ltd. by way of the Share Exchange (defined in the Agreement).

4. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Company and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1,170 shares.
If the Company conducts a share split (including allotment of shares of common stock of the Company without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 6 below, the Company shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Company for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Company may adjust the Number of Shares to be Granted to a reasonable extent.

5. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
Cash payment is not required.

6. Date of Allotment of Stock Acquisition Rights
Effective Date (as defined in the Agreement; the same shall apply hereinafter)

7. Cash Payment Date for Stock Acquisition Rights
Not applicable.

8. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

9. Period during Which the Stock Acquisition Rights Can Be Exercised
From the Effective Date to July 19, 2042

10. Conditions Regarding Exercise of Stock Acquisition Rights

(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as an Executive Officer of The Joyo Bank, Ltd. However, even if a Stock Acquisition Right Holder retains the position of Executive Officer of The Joyo Bank, Ltd., they may exercise their stock acquisition rights on or after July 20, 2041.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Company and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2), above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company defined in 14 are issued to a Stock Acquisition Right Holder in accordance with 14 below.

・
Approval at a General Meeting of Shareholders of the Company of a proposal for approval of a merger agreement under which the Company shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

11. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

12. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Company shall be required to acquire stock acquisition rights by way of transfer.

13. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act), the Company may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.

(1)	A proposal for approval of a merger agreement under which the Company shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Company shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Company shall require the Company’s approval; or

(5)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Company’s approval or that the Company may acquire such type of shares in whole by resolution of the shareholders.

14. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Company carries out a merger (limited to cases where the Company is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Company is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Company is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Company shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 4 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 9 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 9 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 11 above.
(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 13 above.

15. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

16. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

17. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Company shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 13)
Details of The Joyo Bank, Ltd. 9th Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
The Joyo Bank, Ltd. 9th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
10 Directors of the Bank

3. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Bank and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1 share.
If the Bank conducts a share split (including allotment of shares of common stock of the Bank without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 5 below, the Bank shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Bank for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Bank may adjust the Number of Shares to be Granted to a reasonable extent.

4. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
The amount to be paid for each stock acquisition right (Issue Price) shall be the amount equal to the option price per share calculated by the Black-Scholes model using the basic values set forth in (2) through (7) below multiplied by the Number of Shares to be Granted (fractions of less than one yen are rounded up).

where

①	Option price per share (C)
②
Stock price (S): Closing price of regular trading of shares of common stock of the Bank on the Tokyo Stock Exchange, Inc. (“TSE”) on July 17, 2013 (if there is no such closing price, the base price of the next trading day)

③	Exercise price (X): One (1) yen
④	Expected remaining time to maturity (t): Six (6) years
⑤
Volatility (s): Calculated based on the closing price of regular trading of shares of common stock of the Bank on the TSE on each trading day during a 6 year period (from July 18, 2007 to July 17, 2013)

⑥	Risk-free interest rate (r): Interest rate of the Japanese government bonds whose remaining years to maturity correspond to the expected remaining time to maturity
⑦	Dividend yield (l): Total dividend for the most recent fiscal year divided by the stock price as determined in (2) above
⑧	Cumulative distribution function of the standard normal distribution (N(.))

5. Date of Allotment of Stock Acquisition Rights
July 18, 2013

6. Cash Payment Date for Stock Acquisition Rights
July 18, 2013

7. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

8. Period during Which the Stock Acquisition Rights Can Be Exercised
From July 19, 2013 to July 18, 2043

9. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as a Director of the Bank. However, even if a Stock Acquisition Right Holder retains the position of Director of the Bank, they may exercise their stock acquisition rights on or after July 19, 2042.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Bank and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2) above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company (defined in 13 below) are issued to a Stock Acquisition Right Holder in accordance with 13 below.

・
Approval at a General Meeting of Shareholders of the Bank of a proposal for approval of a merger agreement under which the Bank shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

10. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

11. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Bank shall be required to acquire stock acquisition rights by way of transfer.

12. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders of the Bank (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors of the Bank or decision of an Executive Officer who has been delegated decision-making authority under the provisions of Article 416, Paragraph 4 of the Companies Act), the Bank may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.
(1)	A proposal for approval of a merger agreement under which the Bank shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Bank shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Bank shall require the Bank’s approval; or

(5)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Bank’s approval or that the Bank may acquire such type of shares in whole by resolution of the shareholders.

13. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Bank carries out a merger (limited to cases where the Bank is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Bank is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Bank is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Bank shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 3 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 8 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 8 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 10 above.

(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 12 above.

14. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

15. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

16. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Bank shall make such changes with regard to relevant matters in a manner that it deems appropriate in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 14)
Details of Mebuki Financial Group, Inc. 7th Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
Mebuki Financial Group, Inc. 7th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
Stock Acquisition Right Holders of The Joyo Bank, Ltd. 9th Series of Stock Acquisition Rights

3. Total Number of Stock Acquisition Rights
The same number as the total number of The Joyo Bank, Ltd. 9th Series of Stock Acquisition Rights (Annex 13) listed or recorded in the record of stock acquisition rights of The Joyo Bank, Ltd. as of the moment immediately prior to the acquisition by the Company of all of the issued shares of The Joyo Bank, Ltd. by way of the Share Exchange (defined in the Agreement).

4. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Company and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1,170 shares.
If the Company conducts a share split (including allotment of shares of common stock of the Company without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 6 below, the Company shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Company for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Company may adjust the Number of Shares to be Granted to a reasonable extent.

5. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
Cash payment is not required.

6. Date of Allotment of Stock Acquisition Rights
Effective Date (as defined in the Agreement; the same shall apply hereinafter)

7. Cash Payment Date for Stock Acquisition Rights
Not applicable.

8. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

9. Period during Which the Stock Acquisition Rights Can Be Exercised
From the Effective Date to July 18, 2043

10. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as a Director of The Joyo Bank, Ltd. However, even if a Stock Acquisition Right Holder retains the position of Director of The Joyo Bank, Ltd., they may exercise their stock acquisition rights on or after July 19, 2042.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Company and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2), above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company defined in 14 are issued to a Stock Acquisition Right Holder in accordance with 14 below.

・
Approval at a General Meeting of Shareholders of the Company of a proposal for approval of a merger agreement under which the Company shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

11. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

12. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Company shall be required to acquire stock acquisition rights by way of transfer.

13. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act), the Company may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.

(1)	A proposal for approval of a merger agreement under which the Company shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Company shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Company shall require the Company’s approval; or

(5)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Company’s approval or that the Company may acquire such type of shares in whole by resolution of the shareholders.

14. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Company carries out a merger (limited to cases where the Company is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Company is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Company is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Company shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 4 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 9 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 9 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 11 above.
(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 13 above.

15. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

16. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

17. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Company shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 15)
Details of The Joyo Bank, Ltd. 10th Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
The Joyo Bank, Ltd. 10th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
15 Executive Officers of the Bank

3. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Bank and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1 share.
If the Bank conducts a share split (including allotment of shares of common stock of the Bank without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 5 below, the Bank shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Bank for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Bank may adjust the Number of Shares to be Granted to a reasonable extent.

4. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
The amount to be paid for each stock acquisition right (Issue Price) shall be the amount equal to the option price per share calculated by the Black-Scholes model using the basic values set forth in (2) through (7) below multiplied by the Number of Shares to be Granted (fractions of less than one yen are rounded up).

where

①	Option price per share (C)
②
Stock price (S): Closing price of regular trading of shares of common stock of the Bank on the Tokyo Stock Exchange, Inc. (“TSE”) on July 17, 2013 (if there is no such closing price, the base price of the next trading day)

③	Exercise price (X): One (1) yen
④	Expected remaining time to maturity (t): Three (3) years
⑤
Volatility (s): Calculated based on the closing price of regular trading of shares of common stock of the Bank on the TSE on each trading day during a 3 year period (from July 18, 2010 to July 17, 2013)

⑥	Risk-free interest rate (r): Interest rate of the Japanese government bonds whose remaining years to maturity correspond to the expected remaining time to maturity
⑦	Dividend yield (l): Total dividend for the most recent fiscal year divided by the stock price as determined in (2) above
⑧	Cumulative distribution function of the standard normal distribution (N(.))

5. Date of Allotment of Stock Acquisition Rights
July 18, 2013

6. Cash Payment Date for Stock Acquisition Rights
July 18, 2013

7. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

8. Period during Which the Stock Acquisition Rights Can Be Exercised
From July 19, 2013 to July 18, 2043

9. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as an Executive Officer of the Bank. However, even if a Stock Acquisition Right Holder retains the position of Executive Officer of the Bank, they may exercise their stock acquisition rights on or after July 19, 2042.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Bank and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2), above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company (defined in 13 below) are issued to a Stock Acquisition Right Holder in accordance with 13 below.

・
Approval at a General Meeting of Shareholders of the Bank of a proposal for approval of a merger agreement under which the Bank shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

10. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

11. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Bank shall be required to acquire stock acquisition rights by way of transfer.

12. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders of the Bank (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors of the Bank or decision of an Executive Officer who has been delegated decision-making authority under the provisions of Article 416, Paragraph 4 of the Companies Act), the Bank may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.
(1)	A proposal for approval of a merger agreement under which the Bank shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Bank shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Bank shall require the Bank’s approval; or

(5)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Bank’s approval or that the Bank may acquire such type of shares in whole by resolution of the shareholders.

13. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Bank carries out a merger (limited to cases where the Bank is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Bank is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Bank is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Bank shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 3 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 8 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 8 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 10 above.

(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 12 above.

14. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

15. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

16. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Bank shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 16)
Details of Mebuki Financial Group, Inc. 8th Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
Mebuki Financial Group, Inc. 8th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
Stock Acquisition Right Holders of The Joyo Bank, Ltd. 10th Series of Stock Acquisition Rights

3. Total Number of Stock Acquisition Rights
The same number as the total number of The Joyo Bank, Ltd. 10th Series of Stock Acquisition Rights (Annex 15) listed or recorded in the record of stock acquisition rights of The Joyo Bank, Ltd. as of the moment immediately prior to the acquisition by the Company of all of the issued shares of The Joyo Bank, Ltd. by way of the Share Exchange (defined in the Agreement).

4. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Company and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1,170 shares.
If the Company conducts a share split (including allotment of shares of common stock of the Company without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 6 below, the Company shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Company for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Company may adjust the Number of Shares to be Granted to a reasonable extent.

5. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
Cash payment is not required.

6. Date of Allotment of Stock Acquisition Rights
Effective Date (as defined in the Agreement; the same shall apply hereinafter)

7. Cash Payment Date for Stock Acquisition Rights
Not applicable.

8. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

9. Period during Which the Stock Acquisition Rights Can Be Exercised
From the Effective Date to July 18, 2043

10. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as an Executive Officer of The Joyo Bank, Ltd. However, even if a Stock Acquisition Right Holder retains the position of Executive Officer of The Joyo Bank, Ltd., they may exercise their stock acquisition rights on or after July 19, 2042.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Company and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2), above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company defined in 14 are issued to a Stock Acquisition Right Holder in accordance with 14 below.

・
Approval at a General Meeting of Shareholders of the Company of a proposal for approval of a merger agreement under which the Company shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

11. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

12. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Company shall be required to acquire stock acquisition rights by way of transfer.

13. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act), the Company may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.

(1)	A proposal for approval of a merger agreement under which the Company shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Company shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Company shall require the Company’s approval; or

(5)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Company’s approval or that the Company may acquire such type of shares in whole by resolution of the shareholders.

14. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Company carries out a merger (limited to cases where the Company is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Company is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Company is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Company shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 4 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 9 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 9 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 11 above.
(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 13 above.

15. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

16. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

17. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Company shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 17)
Details of The Joyo Bank, Ltd. 11th Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
The Joyo Bank, Ltd. 11th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
10 Directors of the Bank

3. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Bank and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1 share.
If the Bank conducts a share split (including allotment of shares of common stock of the Bank without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 5 below, the Bank shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Bank for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Bank may adjust the Number of Shares to be Granted to a reasonable extent.

4. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
The amount to be paid for each stock acquisition right (Issue Price) shall be the amount equal to the option price per share calculated by the Black-Scholes model using the basic values set forth in (2) through (7) below multiplied by the Number of Shares to be Granted (fractions of less than one yen are rounded up).

where

①	Option price per share (C)
②
Stock price (S): Closing price of regular trading of shares of common stock of the Bank on the Tokyo Stock Exchange, Inc. (“TSE”) on July 17, 2014 (if there is no such closing price, the base price of the next trading day)

③	Exercise price (X): One (1) yen
④	Expected remaining time to maturity (t): Six (6) years
⑤
Volatility (s): Calculated based on the closing price of regular trading of shares of common stock of the Bank on the TSE on each trading day during a 6 year period (from July 18, 2008 to July 17, 2014)

⑥	Risk-free interest rate (r): Interest rate of the Japanese government bonds whose remaining years to maturity correspond to the expected remaining time to maturity
⑦	Dividend yield (l): Dividend per share (the actual dividend for the last 12 months) divided by the stock price as determined in (2) above
⑧	Cumulative distribution function of the standard normal distribution (N(.))

5. Date of Allotment of Stock Acquisition Rights
July 18, 2014

6. Cash Payment Date for Stock Acquisition Rights
July 18, 2014

7. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

8. Period during Which the Stock Acquisition Rights Can Be Exercised
From July 19, 2014 to July 18, 2044

9. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as a Director of the Bank. However, even if a Stock Acquisition Right Holder retains the position of Director of the Bank, they may exercise their stock acquisition rights on or after July 19, 2043.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Bank and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2) above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company (defined in 13 below) are issued to a Stock Acquisition Right Holder in accordance with 13 below.

・
Approval at a General Meeting of Shareholders of the Bank of a proposal for approval of a merger agreement under which the Bank shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

10. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

11. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Bank shall be required to acquire stock acquisition rights by way of transfer.

12. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders of the Bank (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors of the Bank or decision of an Executive Officer who has been delegated decision-making authority under the provisions of Article 416, Paragraph 4 of the Companies Act), the Bank may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.
(1)	A proposal for approval of a merger agreement under which the Bank shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Bank shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Bank shall require the Bank’s approval; or

(5)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Bank’s approval or that the Bank may acquire such type of shares in whole by resolution of the shareholders.

13. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Bank carries out a merger (limited to cases where the Bank is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Bank is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Bank is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Bank shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 3 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 8 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 8 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 10 above.

(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 12 above.

14. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

15. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

16. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Bank shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 18)
Details of Mebuki Financial Group, Inc. 9th Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
Mebuki Financial Group, Inc. 9th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
Stock Acquisition Right Holders of The Joyo Bank, Ltd. 11th Series of Stock Acquisition Rights

3. Total Number of Stock Acquisition Rights
The same number as the total number of The Joyo Bank, Ltd. 11th Series of Stock Acquisition Rights (Annex 17) listed or recorded in the record of stock acquisition rights of The Joyo Bank, Ltd. as of the moment immediately prior to the acquisition by the Company of all of the issued shares of The Joyo Bank, Ltd. by way of the Share Exchange (defined in the Agreement).

4. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Company and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1,170 shares.
If the Company conducts a share split (including allotment of shares of common stock of the Company without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 6 below, the Company shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Company for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Company may adjust the Number of Shares to be Granted to a reasonable extent.

5. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
Cash payment is not required.

6. Date of Allotment of Stock Acquisition Rights
Effective Date (as defined in the Agreement; the same shall apply hereinafter)

7. Cash Payment Date for Stock Acquisition Rights
Not applicable.

8. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

9. Period during Which the Stock Acquisition Rights Can Be Exercised
From the Effective Date to July 18, 2044

10. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as a Director of The Joyo Bank, Ltd. However, even if a Stock Acquisition Right Holder retains the position of Director of The Joyo Bank, Ltd., they may exercise their stock acquisition rights on or after July 19, 2043.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Company and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2), above, stock acquisition right holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company defined in 14 are issued to a Stock Acquisition Right Holder in accordance with 14 below.

・
Approval at a General Meeting of Shareholders of the Company of a proposal for approval of a merger agreement under which the Company shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

11. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

12. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Company shall be required to acquire stock acquisition rights by way of transfer.

13. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act), the Company may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.

(1)	A proposal for approval of a merger agreement under which the Company shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Company shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Company shall require the Company’s approval; or

(5)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Company’s approval or that the Company may acquire such type of shares in whole by resolution of the shareholders.

14. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Company carries out a merger (limited to cases where the Company is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Company is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Company is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Company shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 4 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 9 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 9 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 11 above.
(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 13 above.

15. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

16. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

17. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Company shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 19)
Details of The Joyo Bank, Ltd. 12th Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
The Joyo Bank, Ltd. 12th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
14 Executive Officers of the Bank

3. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Bank and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1 share.
If the Bank conducts a share split (including allotment of shares of common stock of the Bank without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 5 below, the Bank shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Bank for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Bank may adjust the Number of Shares to be Granted to a reasonable extent.

4. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
The amount to be paid for each stock acquisition right (Issue Price) shall be the amount equal to the option price per share calculated by the Black-Scholes model using the basic values set forth in (2) through (7) below multiplied by the Number of Shares to be Granted (fractions of less than one yen are rounded up).

where

①	Option price per share (C)
②
Stock price (S): Closing price of regular trading of shares of common stock of the Bank on the Tokyo Stock Exchange, Inc. (“TSE”) on July 17, 2014 (if there is no such closing price, the base price of the next trading day)

③	Exercise price (X): One (1) yen
④	Expected remaining time to maturity (t): Three (3) years
⑤
Volatility (s): Calculated based on the closing price of regular trading of shares of common stock of the Bank on the TSE on each trading day during a 3 year period (from July 18, 2011 to July 17, 2014)

⑥	Risk-free interest rate (r): Interest rate of the Japanese government bonds whose remaining years to maturity correspond to the expected remaining time to maturity
⑦	Dividend yield (l): Dividend per share (the actual dividend for the last 12 months) divided by the stock price as determined in (2) above
⑧	Cumulative distribution function of the standard normal distribution (N(.))

5. Date of Allotment of Stock Acquisition Rights
July 18, 2014

6. Cash Payment Date for Stock Acquisition Rights
July 18, 2014

7. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

8. Period during Which the Stock Acquisition Rights Can Be Exercised
From July 19, 2014 to July 18, 2044

9. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as an Executive Officer of the Bank. However, even if a Stock Acquisition Right Holder retains the position of Executive Officer of the Bank, they may exercise their stock acquisition rights on or after July 19, 2043.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Bank and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2) above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company (defined in 13 below) are issued to a Stock Acquisition Right Holder in accordance with 13 below.

・
Approval at a General Meeting of Shareholders of the Bank of a proposal for approval of a merger agreement under which the Bank shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

10. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

11. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Bank shall be required to acquire stock acquisition rights by way of transfer.

12. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders of the Bank (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors of the Bank or decision of an Executive Officer who has been delegated decision-making authority under the provisions of Article 416, Paragraph 4 of the Companies Act), the Bank may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.
(1)	A proposal for approval of a merger agreement under which the Bank shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Bank shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Bank shall require the Bank’s approval; or

(5)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Bank’s approval or that the Bank may acquire such type of shares in whole by resolution of the shareholders.

13. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Bank carries out a merger (limited to cases where the Bank is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Bank is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Bank is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Bank shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 3 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 8 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 8 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 10 above.

(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 12 above.

14. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

15. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

16. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Bank shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 20)
Details of Mebuki Financial Group, Inc. 10th Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
Mebuki Financial Group, Inc. 10th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
Stock Acquisition Right Holders of The Joyo Bank, Ltd. 12th Series of Stock Acquisition Rights

3. Total Number of Stock Acquisition Rights
The same number as the total number of The Joyo Bank, Ltd. 12th Series of Stock Acquisition Rights (Annex 19) listed or recorded in the record of stock acquisition rights of The Joyo Bank, Ltd. as of the moment immediately prior to the acquisition by the Company of all of the issued shares of The Joyo Bank, Ltd. by way of the Share Exchange (defined in the Agreement).

4. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Company and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1,170 shares.
If the Company conducts a share split (including allotment of shares of common stock of the Company without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 6 below, the Company shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Company for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Company may adjust the Number of Shares to be Granted to a reasonable extent.

5. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
Cash payment is not required.

6. Date of Allotment of Stock Acquisition Rights
Effective Date (as defined in the Agreement; the same shall apply hereinafter)

7. Cash Payment Date for Stock Acquisition Rights
Not applicable.

8. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

9. Period during Which the Stock Acquisition Rights Can Be Exercised
From the Effective Date to July 18, 2044

10. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as an Executive Officer of The Joyo Bank, Ltd. However, even if a Stock Acquisition Right Holder retains the position of Executive Officer of The Joyo Bank, Ltd., they may exercise their stock acquisition rights on or after July 19, 2043.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Company and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2), above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company defined in 14 are issued to a Stock Acquisition Right Holder in accordance with 14 below.

・
Approval at a General Meeting of Shareholders of the Company of a proposal for approval of a merger agreement under which the Company shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

11. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

12. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Company shall be required to acquire stock acquisition rights by way of transfer.

13. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act), the Company may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.

(1)	A proposal for approval of a merger agreement under which the Company shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Company shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Company shall require the Company’s approval; or

(5)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Company’s approval or that the Company may acquire such type of shares in whole by resolution of the shareholders.

14. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Company carries out a merger (limited to cases where the Company is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Company is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Company is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Company shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 4 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 9 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 9 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 11 above.
(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 13 above.

15. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

16. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

 17. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Company shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 21)
Details of The Joyo Bank, Ltd. 13th Series of Stock Acquisition Rights
1. Name of Stock Acquisition Rights
The Joyo Bank, Ltd. 13th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
10 Directors of the Bank

3. Type of Stock and Number of Shares Underlying Stock Acquisition Rights

The type of stock underlying the stock acquisition rights shall be common stock of the Bank and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1 share.
If the Bank conducts a share split (including allotment of shares of common stock of the Bank without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 5 below, the Bank shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Bank for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Bank may adjust the Number of Shares to be Granted to a reasonable extent.

4. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
The amount to be paid for each stock acquisition right (Issue Price) shall be the amount equal to the option price per share calculated by the Black-Scholes model using the basic values set forth in (2) through (7) below multiplied by the Number of Shares to be Granted (fractions of less than one yen are rounded up).

where

①	Option price per share (C)
②
Stock price (S): Closing price of regular trading of shares of common stock of the Bank on the Tokyo Stock Exchange, Inc. (“TSE”) on July 16, 2015 (if there is no such closing price, the base price of the next trading day)

③	Exercise price (X): One (1) yen
④	Expected remaining time to maturity (t): Six (6) years
⑤
Volatility (s): Calculated based on the closing price of regular trading of shares of common stock of the Bank on the TSE on each trading day during a 6 year period (from July 17, 2009 to July 16, 2015)

⑥	Risk-free interest rate (r): Interest rate of the Japanese government bonds whose remaining years to maturity correspond to the expected remaining time to maturity
⑦	Dividend yield (l): Dividend per share (the actual dividend for the last 12 months) divided by the stock price as determined in (2) above
⑧	Cumulative distribution function of the standard normal distribution (N(.))

5. Date of Allotment of Stock Acquisition Rights
July 17, 2015

6. Cash Payment Date for Stock Acquisition Rights
July 17, 2015

7. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

8. Period during Which the Stock Acquisition Rights Can Be Exercised
From July 18, 2015 to July 17, 2045

9. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as a Director of the Bank. However, even if a Stock Acquisition Right Holder retains the position of Director of the Bank, they may exercise their stock acquisition rights on or after July 18, 2044.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Bank and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2) above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company (defined in 13 below) are issued to a Stock Acquisition Right Holder in accordance with 13 below.

・
Approval at a General Meeting of Shareholders of the Bank of a proposal for approval of a merger agreement under which the Bank shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

10. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

11. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Bank shall be required to acquire stock acquisition rights by way of transfer.

12. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders of the Bank (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors of the Bank or decision of an Executive Officer who has been delegated decision-making authority under the provisions of Article 416, Paragraph 4 of the Companies Act), the Bank may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.
(1)	A proposal for approval of a merger agreement under which the Bank shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Bank shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Bank shall require the Bank’s approval; or

(5)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Bank’s approval or that the Bank may acquire such type of shares in whole by resolution of the shareholders.

13.Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Bank carries out a merger (limited to cases where the Bank is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Bank is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Bank is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Bank shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 3 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 8 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 8 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 10 above.

(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 12 above.

14. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

15. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

16. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Bank shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.

End

(Annex 22)
Details of Mebuki Financial Group, Inc. 11th Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
Mebuki Financial Group, Inc. 11th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
Stock Acquisition Right Holders of The Joyo Bank, Ltd. 13th Series of Stock Acquisition Rights

3. Total Number of Stock Acquisition Rights
The same number as the total number of The Joyo Bank, Ltd. 13th Series of Stock Acquisition Rights (Annex 21) listed or recorded in the record of stock acquisition rights of The Joyo Bank, Ltd. as of the moment immediately prior to the acquisition by the Company of all of the issued shares of The Joyo Bank, Ltd. by way of the Share Exchange (defined in the Agreement).

4. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Company and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1,170 shares.
If the Company conducts a share split (including allotment of shares of common stock of the Company without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 6 below, the Company shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Company for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Company may adjust the Number of Shares to be Granted to a reasonable extent.

5. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
Cash payment is not required.

6. Date of Allotment of Stock Acquisition Rights
Effective Date (as defined in the Agreement; the same shall apply hereinafter)

7. Cash Payment Date for Stock Acquisition Rights
Not applicable.

8. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

9. Period during Which the Stock Acquisition Rights Can Be Exercised
From the Effective Date to July 17, 2045

10. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as a Director of The Joyo Bank, Ltd. However, even if a Stock Acquisition Right Holder retains the position of Director of The Joyo Bank, Ltd., they may exercise their stock acquisition rights on or after July 18, 2044.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Company and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2), above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company defined in 14 are issued to a Stock Acquisition Right Holder in accordance with 14 below.

・
Approval at a General Meeting of Shareholders of the Company of a proposal for approval of a merger agreement under which the Company shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

11. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

12. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Company shall be required to acquire stock acquisition rights by way of transfer.

13. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act), the Company may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.

(1)	A proposal for approval of a merger agreement under which the Company shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Company shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Company shall require the Company’s approval; or

(5)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Company’s approval or that the Company may acquire such type of shares in whole by resolution of the shareholders.

14. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Company carries out a merger (limited to cases where the Company is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Company is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Company is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Company shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 4 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 9 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 9 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 11 above.
(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 13 above.

15. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

16. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

17. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Company shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 23)
Details of The Joyo Bank, Ltd. 14th Series of Stock Acquisition Rights
1. Name of Stock Acquisition Rights
The Joyo Bank, Ltd. 14th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
13 Executive Officers of the Bank

3. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Bank and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1 share.
If the Bank conducts a share split (including allotment of shares of common stock of the Bank without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 5 below, the Bank shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment  ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective. However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Bank for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Bank may adjust the Number of Shares to be Granted to a reasonable extent.

4. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
The amount to be paid for each stock acquisition right (Issue Price) shall be the amount equal to the option price per share calculated by the Black-Scholes model using the basic values set forth in (2) through (7) below multiplied by the Number of Shares to be Granted (fractions of less than one yen are rounded up).

where

①	Option price per share (C)
②
Stock price (S): Closing price of regular trading of shares of common stock of the Bank on the Tokyo Stock Exchange, Inc. (“TSE”) on July 16, 2015 (if there is no such closing price, the base price of the next trading day)

③	Exercise price (X): One (1) yen
④	Expected remaining time to maturity (t): Three (3) years
⑤
Volatility (s): Calculated based on the closing price of regular trading of shares of common stock of the Bank on the TSE on each trading day during a 3 year period (from July 17, 2012 to July 16, 2015)

⑥	Risk-free interest rate (r): Interest rate of the Japanese government bonds whose remaining years to maturity correspond to the expected remaining time to maturity
⑦	Dividend yield (l): Dividend per share (the actual dividend for the last 12 months) divided by the stock price as determined in (2) above
⑧	Cumulative distribution function of the standard normal distribution (N(.))

5. Date of Allotment of Stock Acquisition Rights
July 17, 2015

6. Cash Payment Date for Stock Acquisition Rights
July 17, 2015

7. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

8. Period during Which the Stock Acquisition Rights Can Be Exercised
From July 18, 2015 to July 17, 2045

9. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as an Executive Officer of the Bank. However, even if a Stock Acquisition Right Holder retains the position of Executive Officer of the Bank, they may exercise their stock acquisition rights on or after July 18, 2044.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Bank and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2) above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company (defined in 13 below) are issued to a Stock Acquisition Right Holder in accordance with 13 below.

・
Approval at a General Meeting of Shareholders of the Bank of a proposal for approval of a merger agreement under which the Bank shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

10. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

11. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Bank shall be required to acquire stock acquisition rights by way of transfer.

12. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders of the Bank (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors of the Bank or decision of an Executive Officer who has been delegated decision-making authority under the provisions of Article 416, Paragraph 4 of the Companies Act), the Bank may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.

(1)	A proposal for approval of a merger agreement under which the Bank shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Bank shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Bank shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Bank shall require the Bank’s approval; or

(5)
A proposal for approval of an amendment to the Bank’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Bank’s approval or that the Bank may acquire such type of shares in whole by resolution of the shareholders.

13. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Bank carries out a merger (limited to cases where the Bank is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Bank is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Bank is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Bank shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 3 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 8 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 8 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 10 above.

(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 12 above.

14. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

15. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

16. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Bank shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

(Annex 24)
Details of Mebuki Financial Group, Inc. 12th Series of Stock Acquisition Rights

1. Name of Stock Acquisition Rights
Mebuki Financial Group, Inc. 12th Series of Stock Acquisition Rights

2. Recipients of Allotment of Stock Acquisition Rights and Number of People
Stock Acquisition Right Holders of The Joyo Bank, Ltd. 14th Series of Stock Acquisition Rights

3. Total Number of Stock Acquisition Rights
The same number as the total number of The Joyo Bank, Ltd. 14th Series of Stock Acquisition Rights (Annex 23) listed or recorded in the record of stock acquisition rights of The Joyo Bank, Ltd. as of the moment immediately prior to the acquisition by the Company of all of the issued shares of The Joyo Bank, Ltd. by way of the Share Exchange (defined in the Agreement).

4. Type of Stock and Number of Shares Underlying Stock Acquisition Rights
The type of stock underlying the stock acquisition rights shall be common stock of the Company and the number of shares of common stock to be granted for each stock acquisition right (“Number of Shares to be Granted”) shall be 1,170 shares.

If the Company conducts a share split (including allotment of shares of common stock of the Company without consideration; the same shall apply hereinafter) or a share consolidation with respect to its common stock after the day on which the stock acquisition rights are allotted as set forth in 6 below, the Company shall adjust the Number of Shares to be Granted in accordance with the formula set forth below. This adjustment shall be performed with respect to the Number of Shares to be Granted for stock acquisition rights that have not been exercised at the time of adjustment.

Number of Shares to be Granted After Adjustment ＝ Number of Shares to be Granted Before Adjustment × Ratio of Share Split or Share Consolidation

If, as a result of adjustment of the Number of Shares to be Granted, a fraction amounting to less than one share arises from multiplying the Number of Shares to be Granted after adjustment by the total number of stock acquisition rights, then said fraction shall be rounded down.

The Number of Shares to be Granted after adjustment shall be made effective, in the case of a share split, from the day following the record date in relation to such share split and, in the case of a share consolidation, from the day on which such share consolidation becomes effective.  However, in the case where the share split is conducted subject to obtaining approval at the General Meeting of Shareholders of the Company for increase in the amount of stated capital or reserve through a reduction of surplus and where the record date in relation to the share split falls on any day prior to the conclusion of the relevant General Meeting of Shareholders, the Number of Shares to be Granted after adjustment shall be made effective after the day following the conclusion of the relevant General Meeting of Shareholders.

In addition to the above, if it is necessary to adjust the Number of Shares to be Granted, the Company may adjust the Number of Shares to be Granted to a reasonable extent.

5. Method of Calculation of Amount To Be Paid (Issue Price) for Stock Acquisition Rights
Cash payment is not required.

6. Date of Allotment of Stock Acquisition Rights
Effective Date (as defined in the Agreement; the same shall apply hereinafter)

7. Cash Payment Date for Stock Acquisition Rights
Not applicable.

8. Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
The value of property to be contributed upon the exercise of each stock acquisition right shall be the amount that is equal to one (1) yen, which is the paid-in amount for each share allotted upon the exercise of the stock acquisition rights, multiplied by the Number of Shares to be Granted.

9. Period during Which the Stock Acquisition Rights Can Be Exercised
From the Effective Date to July 17, 2045

10. Conditions Regarding Exercise of Stock Acquisition Rights
(1)
A Recipient of Allotment of Stock Acquisition Rights (“Stock Acquisition Right Holder”) may exercise the stock acquisition rights only for a period of 10 days after the day following the date on which such Stock Acquisition Right Holder loses his or her position as an Executive Officer of The Joyo Bank, Ltd. However, even if a Stock Acquisition Right Holder retains the position of Executive Officer of The Joyo Bank, Ltd., they may exercise their stock acquisition rights on or after July 18, 2044.

(2)
If a Stock Acquisition Right Holder dies, his or her heirs may inherit the stock acquisition rights. However, this is subject to the terms of the stock acquisition right allocation agreement concluded between the Company and the Stock Acquisition Right Holder (hereinafter, the “Stock Acquisition Right Allocation Agreement”) based on a resolution of the Board of Directors.

(3)
Notwithstanding (1) and (2), above, Stock Acquisition Right Holders and their heirs may exercise stock acquisition rights in the cases stipulated below, but only during the period stipulated. However, this excludes instances where stock acquisition rights in a Restructured Company defined in 14 are issued to a Stock Acquisition Right Holder in accordance with 14 below.

・
Approval at a General Meeting of Shareholders of the Company of a proposal for approval of a merger agreement under which the Company shall become the dissolving company, or a proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act)

A period of 15 days from the day following the date on which the approval or decision is made
(4)	A stock acquisition right may not be partially exercised.
(5)	Other terms shall be as provided in the Stock Acquisition Right Allocation Agreement.

11. Matters Regarding Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
(1)
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17, Paragraph 1 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up.

(2)
The amount by which capital reserve increases due to the issuance of shares upon the exercise of stock acquisition rights shall be the upper limit of the increase in the amount of stated capital described in (1) above less the increase in the amount of stated capital set out in (1) above.

12. Restriction on Acquiring Stock Acquisition Rights by Transfer
Approval of the Board of Directors of the Company shall be required to acquire stock acquisition rights by way of transfer.

13. Grounds and Conditions for Acquisition of Stock Acquisition Rights
If any of the proposals set out in (1) through (5) below is approved at a General Meeting of Shareholders (in the case where no approval at a General Meeting of Shareholders is required, by resolution of the Board of Directors, by decision of a Director who has been delegated decision-making authority under Article 399, Section 13, Paragraphs 5 and 6 of the Companies Act, or decision of an Executive Officer who has been delegated decision-making authority under Article 416, Paragraph 4 of the Companies Act), the Company may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors.

(1)	A proposal for approval of a merger agreement under which the Company shall become the dissolving company;
(2)	A proposal for approval of a company split agreement or a company split plan under which the Company shall become the splitting company;
(3)	A proposal for approval of a share exchange agreement or a share transfer plan under which the Company shall become a wholly-owned subsidiary;
(4)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of any shares granted by the Company shall require the Company’s approval; or

(5)
A proposal for approval of an amendment to the Company’s articles of incorporation to include a provision stipulating that the acquisition by way of transfer of the type of shares underlying the stock acquisition rights shall require the Company’s approval or that the Company may acquire such type of shares in whole by resolution of the shareholders.

14. Treatment of Stock Acquisition Rights upon Organizational Restructuring
If the Company carries out a merger (limited to cases where the Company is to be the dissolving company), absorption-type company split or incorporation-type company split (in each case, limited to cases where the Company is to be the splitting company), or share exchange or share transfer (in each case, limited to cases where the Company is to be a wholly-owned subsidiary) (collectively, “Organizational Restructuring”), the Company shall allot stock acquisition rights of the company listed in Article 236, Paragraph 1, item (viii), (a) through (e) of the Companies Act (“Restructured Company”) to the Stock Acquisition Right Holders who hold the remaining stock acquisition rights (“Remaining Stock Acquisition Rights”) immediately prior to the day on which the Organizational Restructuring becomes effective (i.e. the date on which absorption-type merger takes effect, the date on which a new company is incorporated through the incorporation-type merger, the date on which absorption-type company split takes effect, the date on which a new company is incorporated through the incorporation-type company split, the date on which share exchange takes effect, or the date on which the wholly-owning parent company is incorporated through share transfer). In such cases, the Remaining Stock Acquisition Rights shall be extinguished, and the Restructured Company shall issue new stock acquisition rights. However, this shall be limited to cases where the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type company split agreement, incorporation-type company split plan, share exchange agreement or share transfer plan provides for the issuance of the stock acquisition rights of the Restructured Company in accordance with terms and conditions set forth below.

(1)	Number of stock acquisition rights of the Restructured Company to be allotted
Stock acquisition rights in a number equal to the number of Remaining Stock Acquisition Rights held by the Stock Acquisition Right Holder.
(2)	Type of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
Common stock of the Restructured Company.
(3)	Number of shares of the Restructured Company to be granted upon the exercise of stock acquisition rights
To be determined in accordance with 4 above after considering the terms and conditions and other factors of the Organizational Restructuring.
(4)	Value of property to be contributed upon the exercise of stock acquisition rights
The value of property to be contributed upon the exercise of each stock acquisition right to be allotted shall be the amount that is equal to the amount to be paid after restructuring (set forth below) multiplied by the number of shares of the Restructured Company to be granted upon the exercise of the relevant stock acquisition right (as determined in accordance with (3) above). The amount to be paid after restructuring shall be one (1) yen for each share of the Restructured Company to be allotted upon the exercise each allotted stock acquisition right.
(5)	Period during which the stock acquisition rights can be exercised
The period commencing on the later of either the first date of the period during which stock acquisition rights may be exercised as set forth in 9 above, or the date on which the Organizational Restructuring becomes effective, and ending on the expiration date of the period during which stock acquisition rights may be exercised as set forth in 9 above.
(6)	Matters regarding increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
To be determined in accordance with 11 above.
(7)	Restriction on acquiring stock acquisition rights by transfer
Approval of the Board of Directors of the Restructured Company shall be required to acquire stock acquisition rights by way of transfer.
(8)	Grounds and conditions for acquisition of stock acquisition rights
To be determined in accordance with 13 above.

15. Treatment of Fractions of Less Than One Share Arising from the Exercise of Stock Acquisition Rights
Any fraction of less than one (1) share in the number of shares to be allotted upon the exercise of stock acquisition rights shall be rounded down.

16. Issuance of Certificate of Stock Acquisition Rights
No Certificate of Stock Acquisition Rights shall be issued.

17. Treatment of Replacement of Provisions and Other Measures
If it becomes necessary to replace provisions or implement other measures, the Company shall make such changes with regard to relevant matters in a manner that it deems appropriate, in accordance with the provisions of the Companies Act and the purpose of the stock acquisition rights.
End

【Details of Euro-US Dollar-Denominated Convertible Bond with Stock Acquisition Rights with Call Provision】
(Share Exchange Agreement   Annex 25 - Annex 26)
(Annex 25)
The Joyo Bank, Ltd.
Details of Euro-US Dollar-Denominated Convertible Bond with Stock Acquisition Rights with Call Provision due 2019

1.	Name of Bond
The Joyo Bank, Ltd. Euro-US Dollar-Denominated Convertible Bond with Stock Acquisition Rights with Call Provision due 2019 (hereinafter, the “Bond with Stock Acquisition Rights”, of which the bond element shall be referred to as the “Bond” and the stock acquisition rights element as the “Stock Acquisition Rights”).

2.	Matters regarding the Stock Acquisition Rights
(1)	Type, Number, and Details of Shares Underlying the Stock Acquisition Rights
The type and details of the shares underlying the Stock Acquisition Rights shall be the common stock of the Bank (share unit: 1,000 shares), and the number of common shares of the Bank delivered by the Bank upon the exercise thereof shall be the total par value of the Bond pertaining to the exercise request divided by the conversion price set forth in (3) below. Any fractions of less than one share arising through the exercise shall be rounded down, and no cash adjustment shall be made.
(2)	Total Number of Stock Acquisition Rights
The combined total of 3,000 rights and the number of rights calculated by dividing the total par value of the Bond pertaining to the substitute bond with stock acquisition rights by USD 100,000
(3)	Details and Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
(a)
At the time of the exercise of each Stock Acquisition Right, the Bond related to those Stock Acquisition Rights shall be contributed and the value of the Bond shall be identical to the par value of the Bond.

(b)	The conversion price shall be USD 6.04.
(c)
The conversion price shall be adjusted using the formula set forth below if, after the issuance of the Bond with Stock Acquisition Rights, the Bank issues common stock of the Bank with a paid-in amount less than the market price of the Bank’s common stock, or disposes of the common stock it holds. Note that in this formula, “No. of granted shares” is the total number of the Bank’s issued and outstanding common shares (excluding those held by the Bank).

Conversion Price after adjustment	=	Conversion Price before adjustment	×	No. of shares outstanding	+	No. of shares being granted or disposed		×	Per share paid-in amount
Market value
						No. of shares outstanding	+	No. of shares being granted or disposed

In addition, the conversion price shall be adjusted as appropriate in the event of a split or consolidation of the Bank’s common stock, distribution of a certain surplus, the issue of stock acquisition rights with the ability to request delivery of common stock of the Bank at a value lower than the market price of the Bank’s common stock (including those attached to a bond with stock acquisition rights), or in certain other circumstances.

(4)	Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up. The amount by which capital reserve increases shall be the upper limit of the increase in the amount of stated capital less the increase in the amount of stated capital.
(5)	Period during Which the Stock Acquisition Rights Can Be Exercised
The period shall be from May 9, 2014 until April 10, 2019 (local time at place of receipt of request for exercise). However, (1) in the case of early redemption as set forth in 3 (4) below, the period shall be until the day 3 business days prior to the redemption date in Tokyo (excluding the Stock Acquisition Rights pertaining to the Bond where selection has been made not to receive early redemption as set forth in 3 (4) (b) below); (2) in the case of acquisition of the Bond with Stock Acquisition Rights by the Bank as set forth in 3 (5) below, or the cancellation by purchase of the Bond as set forth in 3 (6) below, the period shall be until the moment of cancellation of the Bond; (3) in the case of acceleration of the Bond as set forth in 3 (7) below, the period shall be until the moment of contractual acceleration. In all of the above cases, the stock acquisition rights cannot be exercised later than April 10, 2019 (local time at place of receipt of request for exercise).
Notwithstanding the foregoing, in the case of acquisition of the Bond with Stock Acquisition Rights by the Bank as set forth in 3 (5) below, the Stock Acquisition Rights cannot be exercised in the period from the day following the acquisition notice until the acquisition date set forth in 3 (5) below. In addition, if reasonably deemed necessary by the Bank in order to implement Organizational Restructuring, etc. (defined in 3 (4) (c) below; the same shall apply hereinafter), the Stock Acquisition Rights may not be exercised during a period falling within a 30-day period ending within a period of 14 days counting from the day following the effective date of the Organizational Restructuring, etc.

Notwithstanding the foregoing, if the calendar day in Japan on which exercise of the Stock Acquisition Rights takes effect (or when such calendar day is not a business day in Tokyo, the following business day in Tokyo) is a record date specified by the Bank, or falls in the period from two business days in Tokyo  (or if the shareholder determination date is not a business day in Tokyo, 3 business days ) (including such date) prior to the date which was specified for determining shareholders in connection with Article 151, Paragraph 1 of the Act on Book-Entry of Company Bonds, Shares, etc. (hereinafter referred to together with the record date specified by the Bank collectively as the “Shareholder Determination Date”) until the relevant Shareholder Determination Date (or if the said Shareholder Determination Date is not a business day in Tokyo, the following business day in Tokyo) (including such date), the Stock Acquisition Rights cannot be exercised. However, if there is a change in Japanese law, regulations or practice concerning the delivery of shares pertaining to the exercise of stock acquisition rights via a transfer system based on the Act on Book-Entry of Company Bonds, Shares, etc., the Bank may amend the limitation on the period during which the Stock Acquisition Rights may be exercised based on this paragraph so as to reflect such change.
(6)	Other Conditions Regarding Exercise of Stock Acquisition Rights
(a)	A stock acquisition right may not be partially exercised.
(b)
Until January 25, 2019 (exclusive of this date), a Right Holder of the Bond with Stock Acquisition Rights may exercise the Stock Acquisition Rights in the period from the first day to the last day of the following quarter (until January 24, 2019 in the case of the quarter commencing January 1, 2019) only if in any 20 trading days within a period of 30 consecutive trading days ending on the final trading day of a certain quarter (defined in 3 (5) below; the same shall apply hereinafter), the amount calculated by converting the closing price of the Bank’s common stock into US dollars, rounded to the nearest cent, based on the exchange rate on each respective trading day (defined in 3 (5) below; the same shall apply hereinafter) exceeds 130% of the conversion price applicable on such last trading day (rounded to the nearest cent). However, the conditions for exercise of the Stock Acquisition Rights set forth in (b) hereunder shall not be applicable in the periods set forth in (1), (2) and (3) below.

(1)
(i) A period in which the long-term senior debt rating of the Bank issued by Moody’s Japan K.K. or its successor rating organization (hereinafter, “Moody’s”) is Baa3 or lower; (ii) a period in which the issuer rating of the Bank issued by Rating and Investment Information, Inc. or its successor rating organization (hereinafter, “R&I”) is BBB- or lower; (iii) a period in which there is no long-term senior debt rating of the Bank issued by Moody’s or issuer rating of the Bank issued by R&I; or (iv) a period in which the long-term senior debt rating of the Bank issued by Moody’s or issuer rating of the Bank issued by R&I is terminated or withdrawn.

(2)
The period from the date on which the Bank has given notice to the Right Holder of the Bond with Stock Acquisition Rights of early redemption of the Bond as set forth in 3 (4) below (excluding the Stock Acquisition Rights pertaining to the Bond where selection has been made not to receive early redemption as set forth in 3 (4) (b) below).

(3)
Upon Organizational Restructuring, etc., the period from the date on which the Bank has given notice to the Right Holder of the Bond with Stock Acquisition Rights (including this date) concerning the Organizational Restructuring, etc., in accordance with the conditions of the Bond with Stock Acquisition Rights, until the effective date of the Organizational Restructuring, etc. (including this date), provided that the exercise of the Stock Acquisition Rights is not prohibited under (5) above.

The “closing price” of the Bank’s common stock on a certain date shall mean the closing price of regular trading of shares of common stock of the Bank on the Tokyo Stock Exchange, Inc. (“TSE”) on that date.
(7)	Delivery of Stock Acquisition Rights by Succeeding Company, etc. in the Event of Organizational Restructuring, etc. by the Bank
(a)
In the event of Organizational Restructuring, etc., the Bank shall make every effort to have the Succeeding Company, etc. (defined below) take over the status as main obligor of the Bond with Stock Acquisition Rights, and issue new stock acquisition rights in place of the Stock Acquisition Rights, in accordance with the conditions of the Bond with Stock Acquisition Rights. However, with respect to such succession and delivery, the following are the preconditions: (i) it is feasible under the applicable law as of that moment; (ii) structures for it are already in place or can be put in place; and (iii) the Bank or the Succeeding Company, etc. can implement it without incurring (in the opinion of the Bank) unreasonable costs (including tax) from the overall perspective of the Organizational Restructuring, etc. In such case, the Bank as well as the succeeding company, etc. shall make every effort to be a listed company in Japan as of the effective date of the Organizational Restructuring, etc. The effort obligation of the Bank set forth in (a) hereunder shall not apply if the Bank issues a certificate set forth in 3 (4) (c) (b) below to the trustee company.

“Succeeding Company, etc.” shall mean the counterparty in the Organizational Restructuring, etc., and is the company that assumes the Bank’s obligations with respect to the Bond with Stock Acquisition Rights and/or the Stock Acquisition Rights.
(b)	The details of the stock acquisition rights issued by the Succeeding Company, etc. in accordance with the provisions of (a) above shall be as follows.
(1)	Number of stock acquisition rights
The same number as the number of the stock acquisition rights related to the Bond with Stock Acquisition Rights remaining immediately prior to the effective date of the Organizational Restructuring, etc.

(2)	Type of stock underlying stock acquisition rights
The number of common shares of the Succeeding Company, etc.
(3)	Number of shares underlying the stock acquisition rights
The number of common shares of the Succeeding Company, etc. granted upon the exercise of stock acquisition rights of the Succeeding Company, etc. shall be determined by the Succeeding Company, etc. with reference to the guidelines of the Bond with Stock Acquisition Rights after taking into consideration the terms of the Organizational Restructuring, etc., and in accordance with (1) or (2) below.  Further, the conversion price shall be subject to the same adjustment as in (3)(c) above.
(i)
In the case of merger, share exchange or share transfer, a conversion price shall be established so that the number of common shares of the Succeeding Company, etc. received upon the Organizational Restructuring, etc. by the holder of the number of common shares of the Bank that would have been obtained if the Stock Acquisition Rights had been exercised immediately prior to the effective date of the Organizational Restructuring, etc. can be received if the stock acquisition rights of the Succeeding Company, etc. were exercised immediately after the effective date of the Organizational Restructuring, etc. If any securities of the Succeeding Company, etc. other than its common stock, or other property is issued at the time of the Organizational Restructuring, etc., then this may be received together with the common stock in a quantity equal to the value of the said securities or property divided by the market price of the common stock of the Succeeding Company, etc.

(ii)
In the case of Organizational Restructuring, etc. other than described above, a conversion price shall be established so that the holder of the Bond with Stock Acquisition Rights can receive the same economic benefit upon exercise of the stock acquisition rights of the Succeeding Company, etc. immediately after the effective date of the Organizational Restructuring, etc. as they would have received if they had exercised the stock acquisition rights immediately prior to the effective date of the Organizational Restructuring, etc.

(4)	Details and value of property to be contributed upon the exercise of stock acquisition rights
At the time of the exercise of the stock acquisition rights of the succeeding company, etc., the assumed Bond shall be contributed and the value of the Bond shall be equal to the par value of the assumed Bond.
(5)	Period during which the stock acquisition rights can be exercised
The period from the effective date of the Organizational Restructuring, etc. (in some cases a date within 14 days thereof) until the expiration date of the period during which Stock Acquisition Rights may be exercised as set forth in (5) above.

(6)	Other conditions of exercise of the stock acquisition rights
A stock acquisition right of the Succeeding Company, etc. may not be partially exercised. In addition, the exercise of stock acquisition rights of the Succeeding Company, etc. shall be subject to the same restriction as described in (6) (b) above.
(7)	Acquisition of bond with stock acquisition rights by the Succeeding Company, etc.
The Succeeding Company, etc. may acquire the stock acquisition rights of the Succeeding Company, etc. and inherited bond in the same way as described in 3 (5) below.
(8)	Increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up. The amount by which capital reserve increases shall be the upper limit of the increase in the amount of stated capital less the increase in the amount of stated capital.
(9)	Organizational Restructuring, etc.
In the event of Organizational Restructuring, etc. with respect to the Succeeding Company, etc., treatment shall be the same as with the Bond with Stock Acquisition Rights.
(10)	Other
Any fractions of less than one share arising through exercise of the stock acquisition rights of the succeeding company, etc. shall be rounded down, and no cash adjustment shall be made. The stock acquisition rights of the succeeding company, etc. cannot be transferred independently of the assumed Bond.
(c)
If the Bank has its obligations based on the Bond and deed of trust in accordance with the provisions of (a) above undertaken by or transferred to the Succeeding Company, etc., it shall put up a guarantee in certain cases as specified in the conditions of the Bond with Stock Acquisition Rights, and comply with the conditions of the Bond with Stock Acquisition Rights.

3.	Matters regarding the Bond
(1)	Total amount of the Bond
The combined total of USD 300 million and the total par value of the Bond pertaining to the substitute bond with stock acquisition rights
(2)	Bond interest rate
The Bond shall not incur interest.

(3)	Redemption at maturity
100% of the par value of the Bond shall be redeemed on April 24, 2019 (the redemption date).
(4) Early redemption of the Bond
(a) Early redemption through clean-up call provision
At any point prior to giving notice of early redemption in (a) hereunder, if the total par value of the remaining Bond falls to less than 10% of the total par value of the Bond at the time of its issue, the Bank may perform early redemption of the remaining Bond in whole (in part is not possible) at 100% of its par value, by giving prior notice of between 30 and 60 days to the Right Holders of the Bond with Stock Acquisition Rights. However, in the event that the Bank is obliged to give notice of early redemption on the basis of (c) or (e) below, if a circumstance stipulated in (d) (i) through (iv) below arises, or acquisition notice is given in accordance with (5) below, notice of early redemption in (a) hereunder may not subsequently be given.
(b) Early redemption through change in taxation system
If due to a change in Japan’s taxation system, etc., the consent of the trustee company is obtained to the effect that the Bank has incurred an additional payment obligation as specified in the conditions of the Bond with Stock Acquisition Rights and such additional payment obligation cannot be avoided even if the Bank takes reasonable measures, the Bank may perform early redemption of the remaining Bond in whole (in part is not possible) at 100% of its par value, by giving prior notice of between 30 and 60 days to the Right Holders of the Bond with Stock Acquisition Rights. However, the Bank must not give such notice of early redemption earlier than at least 90 days prior to the first day on which the additional payment obligation is incurred.
Notwithstanding the foregoing, if the total par value of the remaining Bond at the moment of such notice is 10% or more than the total par value of the Bond at the time of its issue, the Right Holders of the Bond with Stock Acquisition Rights shall have the right to select not to receive early redemption with respect to the Bond held by the Right Holders of the Bond with Stock Acquisition Rights, by giving notice to the Bank at least 20 days prior to the redemption date. In this case, the Bank shall not incur the additional payment obligation specified in the conditions of the Bond with Stock Acquisition Rights with respect to payment relating to the Bond after the redemption date, and payment relating to the Bond after the redemption date shall be made after collecting or deducting at source taxes and public charges, as specified in the conditions of the Bond with Stock Acquisition Rights. However, in the event that the Bank is obliged to give notice of early redemption on the basis of (c) or (e) below, if a circumstance stipulated in (d) (i) through (iv) below arises, or acquisition notice is given in accordance with (5) below, notice of early redemption in (b) hereunder may not subsequently be given.

(c) Early redemption through Organizational Restructuring, etc.
If Organizational Restructuring, etc. has occurred, but (a) the measures described in 2 (7) (a) above cannot be taken, or (b) the Bank issues a certificate to the trustee company stating that the Bank does not anticipate the Succeeding Company, etc. being a listed company in Japan as of the effective date of the Organizational Restructuring, etc., for whatever reason, the Bank shall, after giving advance notice of at least 14 business days in Tokyo to the Right Holders of the Bond with Stock Acquisition Rights, perform early redemption of the remaining Bond in whole (in part is not possible) on the redemption date specified in the notice (the redemption date shall, in principle, be on or before the effective date of the Organizational Restructuring, etc.), at the redemption amount set forth below.
The redemption amount to be applied upon the aforementioned redemption shall be calculated based on a certain formula in accordance with parity of the redemption date and the Bond with Stock Acquisition Rights, so as to be an amount that reflects the value of the Bond with Stock Acquisition Rights as of the moment of redemption, taking into consideration interest rates, the price of the Bank’s common stock, volatility and other market trends. The minimum redemption amount calculated based on this formula shall be 100% of the par value of the Bond, and the maximum redemption amount shall be 180% of the par value of the Bond (however, if the redemption date falls between April 11, 2019 and April 23, 2019, the redemption amount shall be 100% of the par value of the Bond).
“Organizational Restructuring, etc.” shall mean the adoption of a resolution by a General Meeting of Shareholders of the Bank (or by the board of directors if a resolution of the General Meeting of Shareholders is not required) to approve the matters resulting in undertaking by another company of the Bank’s obligations arising from the Bond and/or the Stock Acquisition Rights, as a result of (i) a merger between the Bank and another company (including incorporation-type merger and absorption-type merger, except where the Bank is the surviving company; the same shall apply hereinafter), (ii) a transfer of assets (sale or transfer to another company of all or substantially all of the Bank’s assets, limited to where the Bank’s obligations arising from the Bond with Stock Acquisition Rights are transferred to the counterparty, in accordance with the terms of the sale or transfer), (iii) a company split (including incorporation-type company split and absorption-type company split, but only where the Bank’s obligations arising from the Bond with Stock Acquisition Rights are transferred to the target company in the split), (iv) share exchange or share transfer (limited to where the Bank becomes a wholly-owned subsidiary of the other company; the same shall apply hereinafter), or (v) other corporate restructuring procedures under Japanese law.
(d) Early redemption through delisting, etc.
If (i) a tender offer is made by a party other than the Bank (hereinafter, “Tender Offeror”) for the common stock of the Bank, in accordance with the Financial Instruments and Exchange Act, (ii) the Bank expresses agreement with the tender offer in accordance with the Financial Instruments and Exchange Act, (iii) the Bank or Tender Offeror publishes in a tender offer statement, etc. or acknowledges that as a result of acquisition of the Bank’s common stock through the tender offer, the Bank’s common stock could be delisted (except where the Bank or the tender offeror has announced that they will make every effort to ensure that the Bank continues to be a listed company in Japan after the acquisition), and (iv) the tender offeror acquires the common stock of the Bank as a result of the tender offer, the Bank shall, after giving notice to the Right Holders of the Bond with Stock Acquisition Rights within 14 days of the acquisition date of the Bank’s common stock through the tender offer, perform early redemption of the remaining Bond in whole (in part is not possible) on the redemption date specified in the notice (the redemption date shall be a day falling between 14 and 30 business days in Tokyo from the notice date) at the redemption amount calculated by means of the formula based on the case of redemption set forth in (c) above (the minimum amount shall be 100% of the par value of the Bond, and the maximum amount shall be 180% of the par value of the Bond; however, if the redemption date falls between April 11, 2019 and April 23, 2019, the redemption amount shall be 100% of the par value of the Bond).

Notwithstanding the foregoing, if the Bank or the tender offeror publish in a tender offer statement, etc. that they plan to cause grounds for Organizational Restructuring, etc. or Squeeze-Out Event (defined in (e) below) after the acquisition date of the Bank’s common stock through the tender offer, the redemption obligation on the part of the Bank set forth in (d) hereunder shall not apply. However, if the grounds for Organizational Restructuring, etc. or Squeeze-Out Event do not arise within 60 days of the acquisition date, the Bank shall, after giving notice to the Right Holders of the Bond with Stock Acquisition Rights within 14 days of last day of this 60-day period, perform early redemption of the remaining Bond in whole (in part is not possible) on the redemption date specified in the notice (the redemption date shall be a day falling between 14 and 30 business days in Tokyo from the notice date) at the above redemption amount.
If the Bank assumes both the redemption obligation set forth in (d) hereunder and (c) above or (e) below, the procedures under (c) above or (e) below shall apply.
(e) Early redemption through squeeze-out
After an amendment to the Articles of Incorporation that makes the Bank’s common stock into stock subject to class-wide call, in the event of a resolution by the Bank’s General Meeting of Shareholders calling for acquisition of the entire common stock of the Bank with consideration (hereinafter, “Squeeze-Out Event”), the Bank shall, after giving notice to the Right Holders of the Bond with Stock Acquisition Rights as quickly as is practically possible (within 14 days of occurrence of the Squeeze-Out Event), perform early redemption of the remaining Bond in whole (in part is not possible) on the redemption date specified in the notice (such redemption date shall be earlier than the acquisition date of the Bank’s common stock pertaining to the squeeze-out event, and shall be a day falling between 14 and 30 business days in Tokyo from the notice date), at the redemption amount calculated by means of the formula based on the case of redemption set forth in (c) above (the minimum amount shall be 100% of the par value of the Bond, and the maximum amount shall be 180% of the par value of the Bond; however, if the redemption date falls between April 11, 2019 and April 23, 2019, the redemption amount shall be 100% of the par value of the Bond).

(5) Acquisition of Bond with Stock Acquisition Rights by the Bank
From January 24, 2019, the Bank may give notice to the Right Holders of the Bond with Stock Acquisition Rights (hereinafter, “acquisition notice”) that it will acquire the remaining Bond in whole (in part is not possible) that currently remains as of the Acquisition Date (defined below). In (5) hereunder, “Acquisition Date” shall mean the date of acquisition specified in the acquisition notice, and is a date falling between 60 and 75 days from the date of the acquisition notice.
The Company shall acquire the whole of the Bond with Stock Acquisition Rights on the Acquisition Date, and shall deliver the Delivered Property (defined below) to the Right Holders of the Bond with Stock Acquisition Rights in exchange for this.
The acquisition of the Bond with Stock Acquisition Rights by the Bank based on (5) hereunder shall be conditional on the Bank’s common stock being listed on the Tokyo Stock Exchange, Inc. on the Acquisition Date. The Company shall cancel the acquired Bond with Stock Acquisition Rights in accordance with the conditions of the Bond with Stock Acquisition Rights.
In addition, if the Bank has given notice of early redemption in accordance with (4) (a) or (b) above, in the event that the Bank is obliged to give notice of early redemption on the basis of (4) (c) or (e) above, or if a circumstance stipulated in (4) (d)(i) through (iv) above has arisen, then acquisition notice in (5) hereunder may not subsequently be given.
“Delivered Property” shall mean, for each Bond with Stock Acquisition Rights, (I) cash equivalent to a sum equal to the par value of the Bond, and (II) common shares of the Bank in a quantity calculated by deducting from the Conversion Price (defined below) a sum equivalent to the par value of the Bond (but only where a positive value), and dividing this amount by the Average VWAP Per Share (defined below) (however, any fractions of less than one share shall be rounded down, and no cash adjustment shall be made).
“Average VWAP Per Share” shall mean the average value (rounded to the nearest cent) of the volume weighted average price (“VWAP”) of the Bank’s common stock on each of the 20 consecutive trading days commencing on the fifth trading day from the day following the date on which the Bank gave Acquisition Notice (defined below) as announced by the Tokyo Stock Exchange, Inc., converted into US dollars using the Exchange Rate on each respective Trading Day (defined below), rounded to the nearest cent. If, during the 20 consecutive Trading Days, a reason for adjustment of the conversion price arises as described in 2 (3) above, the Average VWAP Per Share will also be adjusted as appropriate.

“Trading Day” shall mean a day established by the Tokyo Stock Exchange, Inc., not including days on which no closing price is announced.
“Acquisition Share Value” shall mean the value calculated by the following formula.

Principal Amount of the Bond	×	Average VWAP Per Share
Last Day Conversion Price

In the above formula, “Last Day Conversion Price” shall mean the final day of the 20 consecutive trading days commencing on the fifth trading day from the day immediately following the date on which acquisition notice was given.
The “Exchange Rate” on a certain day shall mean the spot foreign exchange rate on the applicable date, and is determined based on the median value of the spot exchange rate for USD/JPY displayed as of 3:00 p.m. (JST) on the Reuters screen “JPNU” page (or alternative page displaying the USD/JPY exchange rate).
If this rate is not displayed on the Reuters screen page, it shall be a reasonable commercial rate determined in good faith by the agent for payment/receipt of request for exercise of stock acquisition rights listed in (10) below.
(6)Cancellation by purchase
The Bank may purchase, and then hold or resell a Bond with Stock Acquisition Rights via the open market or by other means as needed, or cancel the Bond pertaining to the Bond with Stock Acquisition Rights. In addition, a subsidiary of the Bank may purchase, and then hold or resell a Bond with Stock Acquisition Rights via the open market or by other means as needed, or deliver this to the Bank in order to cancel the Bond pertaining to the Bond with Stock Acquisition Rights.
(7) Acceleration
If, in the event of non-performance of or non-compliance with the deed of trust or the rules of the Bond, or in the event of certain circumstances specified in the conditions to the Bond with Stock Acquisition Rights, the trustee company has given notice of contractual acceleration of the Bond to the Bank as provided for in the conditions of the Bond with Stock Acquisition Rights, the Bank shall be subject to acceleration with respect to the Bond and must immediately redeem the remaining Bond in full at its par value, together with accrued interest (if any).
(8) Denomination of Bond with Stock Acquisition Rights
Regarding the Bond with Stock Acquisition Rights, a Certificate of Bond with Stock Acquisition Rights shall be issued in registered form (hereinafter, “the Certificate of Bond with Stock Acquisition Rights”).
(9) Restriction on request for conversion to unregistered bond with stock acquisition rights
A request cannot be made to have the Certificate of Bond with Stock Acquisition Rights in unregistered form.

(10) Agent for payment/receipt of request for exercise of stock acquisition rights pertaining to the Bond with Stock Acquisition Rights
The Bank of Tokyo-Mitsubishi UFJ, Ltd., London Branch (main agent for payment/receipt of request for exercise of stock acquisition rights)
(11) Registrar for the Bond with Stock Acquisition Rights
MUFG Union Bank, N.A.
(12) Bond security or guarantee
The Bond will not be secured or guaranteed.
(13) Financial covenant
A negative pledge provision is included.

4.	Listed stock exchange
The Bond with Stock Acquisition Rights shall be listed on the Singapore Exchange.
End

(Annex 26)

Mebuki Financial Group, Inc.
Details of Euro-US Dollar-Denominated Convertible Bond with Stock Acquisition Rights with Call Provision due 2019

1.	Name of Bond
Mebuki Financial Group, Inc. Euro-US Dollar-Denominated Convertible Bond with Stock Acquisition Rights with Call Provision due 2019 (hereinafter, the “Bond with Stock Acquisition Rights”, of which the bond element shall be referred to as the “Bond” and the stock acquisition rights element as the “Stock Acquisition Rights.” Further, The Joyo Bank, Ltd. Euro-US Dollar-Denominated Convertible Bond with Stock Acquisition Rights with Call Provision due 2019 set forth in Article 4, Table 2, Column 1 of the Agreement shall be referred to hereinafter as the “Former Bond with Stock Acquisition Rights”, of which the bond element shall be referred to as the “Former Bond” and the stock acquisition rights element as the “Former Stock Acquisition Rights”).

2.	Matters regarding the Stock Acquisition Rights
(1) Type, Number, and Details of Shares Underlying the Stock Acquisition Rights
The type and details of the shares underlying the Stock Acquisition Rights shall be the common stock of the Company (share unit: 100 shares), and the number of common shares of the Company delivered by the Company upon the exercise thereof shall be the total par value of the Bond pertaining to the exercise request divided by the conversion price set forth in (3) below. Any fractions of less than one share arising through the exercise shall be rounded down, and no cash adjustment shall be made.
(2) Total Number of Stock Acquisition Rights
The same number as the number of the Former Stock Acquisition Rights listed or recorded in the record of stock acquisition rights of The Joyo Bank, Ltd. as of the moment immediately prior to the acquisition by the Company of all of the granted shares of The Joyo Bank, Ltd. by way of the Share Exchange (defined in the Agreement; the same shall apply hereinafter).
(3) Details and Value of Property to be Contributed upon the Exercise of Stock Acquisition Rights
(a)
At the time of the exercise of each Stock Acquisition Right, the Bond related to those Stock Acquisition Rights shall be contributed and the value of the Bond shall be identical to the par value of the Bond.

(b)
The conversion price shall, initially, be an amount equal to the conversion price of the valid Former Bond with Stock Acquisition Rights divided by 1.170 (rounded to the nearest cent) as at the moment of acquisition by the Company of all of the granted shares of The Joyo Bank, Ltd. by way of the Share Exchange

(c)
The conversion price shall be adjusted using the formula set forth below if, after the issuance of the Bond with Stock Acquisition Rights, the Company issues common stock of the Company with a paid-in amount less than the market price of the Company’s common stock, or disposes of the common stock it holds. Note that in this formula, “No. of granted shares” is the total number of the Company’s issued and outstanding common shares (excluding those held by the Company).

Conversion Price after adjustment	=	Conversion Price before adjustment	×	No. of shares outstanding	+	No. of shares being granted or disposed		×	Per share paid-in amount
Market value
						No. of shares outstanding	+	No. of shares being granted or disposed

In addition, the conversion price shall be adjusted as appropriate in the event of a split or consolidation of the Company’s common stock, distribution of a certain surplus, the issue of stock acquisition rights with the ability to request delivery of common stock of the Company at a value lower than the market price of the Company’s common stock (including those attached to a bond with stock acquisition rights), or in certain other circumstances.
(4) Increases in Stated Capital and Capital Reserve due to the Issuance of Shares upon the Exercise of Stock Acquisition Rights
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up. The amount by which capital reserve increases shall be the upper limit of the increase in the amount of stated capital less the increase in the amount of stated capital.
(5) Period during Which the Stock Acquisition Rights Can Be Exercised
The period shall be from the Effective Date (defined in the Agreement) until April 10, 2019 (local time at place of receipt of request for exercise). However, (1) in the case of early redemption as set forth in 3 (4) below, the period shall be until the day 3 business days prior to the redemption date in Tokyo (excluding the Stock Acquisition Rights pertaining to the Bond where selection has been made not to receive early redemption as set forth in 3 (4) (b) below); (2) in the case of acquisition of the Bond with Stock Acquisition Rights by the Company as set forth in 3 (5) below, or the cancellation by purchase of the Bond as set forth in 3 (6) below, the period shall be until the moment of cancellation of the Bond; (3) in the case of acceleration of the Bond as set forth in 3 (7) below, the period shall be until the moment of contractual acceleration. In all of the above cases, the stock acquisition rights cannot be exercised later than April 10, 2019 (local time at place of receipt of request for exercise).

Notwithstanding the foregoing, in the case of acquisition of the Bond with Stock Acquisition Rights by the Company as set forth in 3 (5) below, the Stock Acquisition Rights cannot be exercised in the period from the day following the acquisition notice until the acquisition date set forth in 3 (5) below. In addition, if reasonably deemed necessary by the Company in order to implement Organizational Restructuring, etc. (defined in 3 (4) (c) below; the same shall apply hereinafter), the Stock Acquisition Rights may not be exercised during a period falling within a 30-day period ending within a period of 14 days counting from the day following the effective date of the Organizational Restructuring, etc.
Notwithstanding the foregoing, if the calendar day in Japan on which exercise of the Stock Acquisition Rights takes effect (or when such calendar day is not a business day in Tokyo, the following business day in Tokyo) is a record date specified by the Company, or falls in the period from two business days in Tokyo (or if the shareholder determination date is not a business day in Tokyo, 3 business days ) (including such date) prior to the date which was specified for determining shareholders in connection with Article 151, Paragraph 1 of the Act on Book-Entry of Company Bonds, Shares, etc. (hereinafter referred to together with the record date specified by the Company collectively as the “Shareholder Determination Date”) until the relevant Shareholder Determination Date (or if the said Shareholder Determination Date is not a business day in Tokyo, the following business day in Tokyo) (including such date), the Stock Acquisition Rights cannot be exercised. However, if there is a change in Japanese law, regulations or practice concerning the delivery of shares pertaining to the exercise of stock acquisition rights via a transfer system based on the Act on Book-Entry of Company Bonds, Shares, etc., the Company may amend the limitation on the period during which the Stock Acquisition Rights may be exercised based on this paragraph so as to reflect such change.
(6) Other Conditions Regarding Exercise of Stock Acquisition Rights
(a) A stock acquisition right may not be partially exercised.
(b) In the period until January 25, 2019 (exclusive of this date), a Right Holder of the Bond with Stock Acquisition Rights may,
(i)
in the event that with regard to the quarter ending September 30, 2016, in any 20 trading days within a period of 30 consecutive trading days ending on the final trading day of the quarter (defined in 3 (5) below; the same shall apply hereinafter), the amount calculated by converting the Closing Price of the Company’s common stock into US dollars, rounded to the nearest cent, based on the exchange rate on each respective trading day (defined in 3 (5) below; the same shall apply hereinafter) exceeds 130% of the conversion price of the Former Bond with Stock Acquisition Rights applicable on the final trading day (rounded to the nearest cent), or

(ii)
in the event that with regard to the quarter commencing October 1, 2016, in any 20 trading days within a period of 30 consecutive trading days ending on the final trading day of the quarter, the amount calculated by converting the Closing Price of the Company’s common stock into US dollars, rounded to the nearest cent, based on the exchange rate on each respective trading day exceeds 130% of the conversion price applicable on the final trading day (rounded to the nearest cent), exercise the Stock Acquisition Rights in the period from the first day to the last day of the following quarter (until January 24, 2019 in the case of the quarter commencing January 1, 2019).  However, the conditions for exercise of the Stock Acquisition Rights set forth in (b) hereunder shall not be applicable in the periods set forth in (1), (2) and (3) below.
(1)
(i) A period in which the long-term senior debt rating of the Company issued by Moody’s Japan K.K. or its successor rating organization (hereinafter, “Moody’s”) is Baa3 or lower; (ii) a period in which the issuer rating of the Company issued by Rating and Investment Information, Inc. or its successor rating organization (hereinafter, “R&I”) is BBB- or lower; (iii) a period in which there is no long-term senior debt rating of the Company issued by Moody’s or issuer rating of the Company issued by R&I; or (iv) a period in which the long-term senior debt rating of the Company issued by Moody’s or issuer rating of the Company issued by R&I is terminated or withdrawn.

(2)
The period from the date on which the Company has given notice to the Right Holder of the Bond with Stock Acquisition Rights of early redemption of the Bond as set forth in 3 (4) below (excluding the Stock Acquisition Rights pertaining to the Bond where selection has been made not to receive early redemption as set forth in 3 (4) (b) below).

(3)
Upon Organizational Restructuring, etc., the period from the date on which the Company has given notice to the Right Holder of the Bond with Stock Acquisition Rights (including this date) concerning the Organizational Restructuring, etc., in accordance with the conditions of the Bond with Stock Acquisition Rights, until the effective date of the Organizational Restructuring, etc. (including this date), provided that the exercise of the Stock Acquisition Rights is not prohibited under (5) above.

The “Closing Price” of the common stock of The Joyo Bank, Ltd. or of the Company’s common stock on a certain date shall mean the closing price of regular trading of shares of common stock of The Joyo Bank, Ltd. or of the Company on the Tokyo Stock Exchange, Inc. (“TSE”) on that date.
(7) Delivery of Stock Acquisition Rights by Succeeding Company, etc. in the Event of Organizational Restructuring, etc. by the Company
(a)
In the event of Organizational Restructuring, etc., the Company shall make every effort to have the Succeeding Company, etc. (defined below) take over the status as main obligor of the Bond with Stock Acquisition Rights, and issue new stock acquisition rights in place of the Stock Acquisition Rights, in accordance with the conditions of the Bond with Stock Acquisition Rights. However, with respect to such succession and delivery, the following are the preconditions: (i) it is feasible under the applicable law as of that moment; (ii) structures for it are already in place or can be put in place; and (iii) the Company or the Succeeding Company, etc. can implement it without incurring (in the opinion of the Company) unreasonable costs (including tax) from the overall perspective of the Organizational Restructuring, etc. In such case, the Company as well as the Succeeding Company, etc. shall make every effort to be a listed company in Japan as of the effective date of the Organizational Restructuring, etc. The effort obligation of the Company set forth in (a) hereunder shall not apply if the Company issues a certificate set forth in 3 (4) (c) (b) below to the trustee company.

“Succeeding Company, etc.” shall mean the counterparty in the Organizational Restructuring, etc., and is the company that assumes the Company’s obligations with respect to the Bond with Stock Acquisition Rights and/or the Stock Acquisition Rights.
(b)	The details of the stock acquisition rights issued by the Succeeding Company, etc. in accordance with the provisions of (a) above shall be as follows.
(1)	Number of stock acquisition rights
The same number as the number of the stock acquisition rights related to the Bond with Stock Acquisition Rights remaining immediately prior to the effective date of the Organizational Restructuring, etc.
(2)	Type of stock underlying stock acquisition rights
The number of common shares of the Succeeding Company, etc.
(3)	Number of shares underlying the stock acquisition rights
The number of common shares of the Succeeding Company, etc. granted upon the exercise of stock acquisition rights of the Succeeding Company, etc. shall be determined by the Succeeding Company, etc. with reference to the guidelines of the Bond with Stock Acquisition Rights after taking into consideration the terms of the Organizational Restructuring, etc., and in accordance with (1) or (2) below. Further, the conversion price shall be subject to the same adjustment as in (3) (c) above.
(i)
In the case of merger, share exchange or share transfer, a conversion price shall be established so that the number of common shares of the Succeeding Company, etc. received upon the Organizational Restructuring, etc. by the holder of the number of common shares of the Company that would have been obtained if the Stock Acquisition Rights had been exercised immediately prior to the effective date of the Organizational Restructuring, etc. can be received if the stock acquisition rights of the Succeeding Company, etc. were exercised immediately after the effective date of the Organizational Restructuring, etc. If any securities of the Succeeding Company, etc. other than its common stock, or other property is issued at the time of the Organizational Restructuring, etc., then this may be received together with the common stock in a quantity equal to the value of the said securities or property divided by the market price of the common stock of the Succeeding Company, etc.

(ii)
In the case of Organizational Restructuring, etc. other than described above, a conversion price shall be established so that the holder of the Bond with Stock Acquisition Rights can receive the same economic benefit upon exercise of the stock acquisition rights of the Succeeding Company, etc. immediately after the effective date of the Organizational Restructuring, etc. as they would have received if they had exercised the stock acquisition rights immediately prior to the effective date of the Organizational Restructuring, etc.

(4)	Details and value of property to be contributed upon the exercise of stock acquisition rights
At the time of the exercise of the stock acquisition rights of the Succeeding Company, etc., the inherited Bond shall be contributed and the value of the Bond shall be equal to the par value of the inherited Bond.
(5)	Period during which the stock acquisition rights can be exercised
The period from the effective date of the Organizational Restructuring, etc. (in some cases a date within 14 days thereafter) until the expiration date of the period during which stock acquisition rights may be exercised as set forth in (5) above.
(6)	Other conditions of exercise of the stock acquisition rights
A stock acquisition right of the Succeeding Company, etc. may not be partially exercised. In addition, the exercise of stock acquisition rights of the succeeding company, etc. shall be subject to the same restriction as described in (6) (b) above.
(7)	Acquisition of bond with stock acquisition rights by the succeeding company, etc.
The succeeding company, etc. may acquire the stock acquisition rights of the Succeeding Company, etc. and inherited bond in the same way as described in 3 (5) below.
(8)	Increases in stated capital and capital reserve due to the issuance of shares upon the exercise of stock acquisition rights
The amount by which stated capital increases due to the issuance of shares upon the exercise of stock acquisition rights shall be one half (1/2) of the upper limit of the increase in the amount of stated capital calculated pursuant to the provisions of Article 17 of the Ordinance on Company Accounting, with any resulting fraction of less than one yen arising therefrom rounded up. The amount by which capital reserve increases shall be the upper limit of the increase in the amount of stated capital less the increase in the amount of stated capital.
(9)	Organizational Restructuring, etc.
In the event of Organizational Restructuring, etc. with respect to the Succeeding Company, etc., treatment shall be the same as with the Bond with Stock Acquisition Rights.

(10)	Other
Any fractions of less than one share arising through exercise of the stock acquisition rights of the succeeding company, etc. shall be rounded down, and no cash adjustment shall be made. The stock acquisition rights of the succeeding company, etc. cannot be transferred independently of the assumed Bond.
(c)
If the Company has its obligations based on the Bond and deed of trust in accordance with the provisions of (a) above undertaken by or transferred to the succeeding company, etc., it shall put up a guarantee in certain cases as specified in the conditions of the Bond with Stock Acquisition Rights, and comply with the conditions of the Bond with Stock Acquisition Rights.

3.	Matters regarding the Bond
(1) Total amount of the Bond
The combined total of USD 300 million and the total par value of the Bond pertaining to the substitute bond with stock acquisition rights, the unredeemed amount immediately prior to the moment at which the Share Exchange takes effect
(2) Bond interest rate
The Bond shall not incur interest.
(3) Redemption at maturity
100% of the par value of the Bond shall be redeemed on April 24, 2019 (the redemption date).
(4) Early redemption of the Bond
(a)	Early redemption through clean-up call provision
At any point prior to giving notice of early redemption in (a) hereunder, if the total par value of the remaining Bond falls to less than 10% of the total par value of the Bond at the time of its issue, the Company may perform early redemption of the remaining Bond in whole (in part is not possible) at 100% of its par value, by giving prior notice of between 30 and 60 days to the Right Holders of the Bond with Stock Acquisition Rights. However, in the event that the Company is obliged to give notice of early redemption on the basis of (c) or (e) below, if a circumstance stipulated in (d) (i) through (iv) below arises, or acquisition notice is given in accordance with (5) below, notice of early redemption in (a) hereunder may not subsequently be given.
(b)	Early redemption through change in taxation system
If due to a change in Japan’s taxation system, etc., the consent of the trustee company is obtained to the effect that the Company has incurred an additional payment obligation as specified in the conditions of the Bond with Stock Acquisition Rights and such additional payment obligation cannot be avoided even if the Company takes reasonable measures, the Company may perform early redemption of the remaining Bond in whole (in part is not possible) at 100% of its par value, by giving prior notice of between 30 and 60 days to the Right Holders of the Bond with Stock Acquisition Rights. However, the Company must not give such notice of early redemption earlier than 90 days prior to the first day on which the additional payment obligation is incurred.

Notwithstanding the foregoing, if the total par value of the remaining Bond at the moment of such notice is 10% or more than the total par value of the Bond at the time of its issue, the Right Holders of the Bond with Stock Acquisition Rights shall have the right to select not to receive early redemption with respect to the Bond held by the Right Holders of the Bond with Stock Acquisition Rights, by giving notice to the Company at least 20 days prior to the redemption date. In this case, the Company shall not incur the additional payment obligation specified in the conditions of the Bond with Stock Acquisition Rights with respect to payment relating to the Bond after the redemption date, and payment relating to the Bond after the redemption date shall be made after collecting or deducting at source taxes and public charges, as specified in the conditions of the Bond with Stock Acquisition Rights. However, in the event that the Company is obliged to give notice of early redemption on the basis of (c) or (e) below, if a circumstance stipulated in (d) (i) through (iv) below arises, or acquisition notice is given in accordance with (5) below, notice of early redemption in (b) hereunder may not subsequently be given.
(c)	Early redemption through Organizational Restructuring, etc.
If Organizational Restructuring, etc. has occurred, but (a) the measures described in 2 (7) (a) above cannot be taken, or (b) the Company issues a certificate to the trustee company stating that the Company does not anticipate the Succeeding Company, etc. being a listed company in Japan as of the effective date of the Organizational Restructuring, etc., for whatever reason, the Company shall, after giving advance notice of at least 14 business days in Tokyo to the Right Holders of the Bond with Stock Acquisition Rights, perform early redemption of the remaining Bond in whole (in part is not possible) on the redemption date specified in the notice (the redemption date shall, in principle, be on or before the effective date of the Organizational Restructuring, etc.), at the redemption amount set forth below.
The redemption amount to be applied upon the aforementioned redemption shall be calculated based on a certain formula in accordance with parity of the redemption date and the Bond with Stock Acquisition Rights, so as to be an amount that reflects the value of the Bond with Stock Acquisition Rights as of the moment of redemption, taking into consideration interest rates, the price of the Company’s common stock, volatility and other market trends. The minimum redemption amount calculated based on this formula shall be 100% of the par value of the Bond, and the maximum redemption amount shall be 180% of the par value of the Bond (however, if the redemption date falls between April 11, 2019 and April 23, 2019, the redemption amount shall be 100% of the par value of the Bond).

“Organizational Restructuring, etc.” shall mean the adoption of a resolution by a General Meeting of Shareholders of the Company (or by the board of directors if a resolution of the General Meeting of Shareholders is not required) to approve the undertaking by another company of the Company’s obligations arising from the Bond and/or the Stock Acquisition Rights, as a result of (i) a merger between the Company and another company (including incorporation-type merger and absorption-type merger, except where the Company is the surviving company; the same shall apply hereinafter), (ii) a transfer of assets (sale or transfer to another company of all or substantially all of the Company’s assets, limited to where the Company’s obligations arising from the Bond with Stock Acquisition Rights are transferred to the counterparty, in accordance with the terms of the sale or transfer), (iii) a company split (including incorporation-type company split and absorption-type company split, but only where the Company’s obligations arising from the Bond with Stock Acquisition Rights are transferred to the target company in the split), (iv) share exchange or share transfer (limited to where the Company becomes a wholly-owned subsidiary of the other company; the same shall apply hereinafter), or (v) other corporate restructuring procedures under Japanese law.
(d)	Early redemption through delisting, etc.
If (i) a tender offer is made by a party other than the Company (hereinafter, “Tender Offeror”) for the common stock of the Company, in accordance with the Financial Instruments and Exchange Act, (ii) the Company expresses agreement with the tender offer in accordance with the Financial Instruments and Exchange Act, (iii) the Company or tender offeror publishes in a tender offer statement, etc. or acknowledges that as a result of acquisition of the Company’s common stock through the tender offer, the Company’s common stock could be delisted (except where the Company or the tender offeror has announced that they will make every effort to ensure that the Company continues to be a listed company in Japan after the acquisition), and (iv) the tender offeror acquires the common stock of the Company as a result of the tender offer, the Company shall, after giving notice to the Right Holders of the Bond with Stock Acquisition Rights within 14 days of the acquisition date of the Company’s common stock through the tender offer, perform early redemption of the remaining Bond in whole (in part is not possible) on the redemption date specified in the notice (the redemption date shall be a day falling between 14 and 30 business days in Tokyo from the notice date) at the redemption amount calculated by means of the formula based on the case of redemption set forth in (c) above (the minimum amount shall be 100% of the par value of the Bond, and the maximum amount shall be 180% of the par value of the Bond; however, if the redemption date falls between April 11, 2019 and April 23, 2019, the redemption amount shall be 100% of the par value of the Bond).

Notwithstanding the foregoing, if the Company or the tender offeror publish in a tender offer statement, etc. that they plan to cause grounds for Organizational Restructuring, etc. or Squeeze-Out Event (defined in (e) below) after the acquisition date of the Company’s common stock through the tender offer, the redemption obligation on the part of the Company set forth in (d) hereunder shall not apply. However, if the grounds for Organizational Restructuring, etc. or squeeze-out event do not arise within 60 days of the acquisition date, the Company shall, after giving notice to the Right Holders of the Bond with Stock Acquisition Rights within 14 days of last day of this 60-day period, perform early redemption of the remaining Bond in whole (in part is not possible) on the redemption date specified in the notice (the redemption date shall be a day falling between 14 and 30 business days in Tokyo from the notice date) at the above redemption amount.
If the Company assumes both the redemption obligation set forth in (d) hereunder and (c) above or (e) below, the procedures under (c) above or (e) below shall apply.
(e)	Early redemption through Squeeze-Out
After an amendment to the Articles of Incorporation that makes the Company’s common stock into stock subject to class-wide call, in the event of a resolution by the Company’s General Meeting of Shareholders calling for acquisition of the entire common stock of the Company with consideration (hereinafter, “Squeeze-Out Event”), the Company shall, after giving notice to the Right Holders of the Bond with Stock Acquisition Rights as quickly as is practically possible (but within 14 days of occurrence of the Squeeze-Out Event), perform early redemption of the remaining Bond in whole (in part is not possible) on the redemption date specified in the notice (such redemption date shall be earlier than the acquisition date of the Company’s common stock pertaining to the Squeeze-Out Event, and shall be a day falling between 14 and 30 business days in Tokyo from the notice date), at the redemption amount calculated by means of the formula based on the case of redemption set forth in (c) above (the minimum amount shall be 100% of the par value of the Bond, and the maximum amount shall be 180% of the par value of the Bond; however, if the redemption date falls between April 11, 2019 and April 23, 2019, the redemption amount shall be 100% of the par value of the Bond).
(5) Acquisition of Bond with Stock Acquisition Rights by the Company
From January 24, 2019, the Company may give notice to the Right Holders of the Bond with Stock Acquisition Rights (hereinafter, “acquisition notice”) that it will acquire the remaining Bond in whole (in part is not possible) that currently remains as of the Acquisition Date (defined below). In (5) hereunder, “Acquisition Date” shall mean the date of acquisition specified in the acquisition notice, and is a date falling between 60 and 75 days from the date of the acquisition notice.
The Company shall acquire the whole of the Bond with Stock Acquisition Rights on the acquisition date, and shall deliver the Delivered Property (defined below) to the Right Holders of the Bond with Stock Acquisition Rights in exchange for this.

The acquisition of the Bond with Stock Acquisition Rights by the Company based on (5) hereunder shall be conditional on the Company’s common stock being listed on the Tokyo Stock Exchange, Inc. on the Acquisition Date. The Company shall retire the acquired Bond with Stock Acquisition Rights in accordance with the conditions of the Bond with Stock Acquisition Rights.
In addition, if the Company has given notice of early redemption in accordance with (4) (a) or (b) above, in the event that the Company is obliged to give notice of early redemption on the basis of (4) (c) or (e) above, or if a circumstance stipulated in (4) (d)(i) through (iv) above has arisen, then acquisition notice in (5) hereunder may not subsequently be given.
“Delivered Property” shall mean, for each Bond with Stock Acquisition Rights, (I) cash equivalent to a sum equal to the par value of the Bond, and (II) common shares of the Company in a quantity calculated by deducting from the Conversion Price (defined below) a sum equivalent to the par value of the Bond (but only where a positive value), and dividing this amount by the Average VWAP Per Share (defined below) (however, any fractions of less than one share shall be rounded down, and no cash adjustment shall be made).
“Average VWAP Per Share” shall mean the average value (rounded to the nearest cent) of the volume weighted average price (“VWAP”) of the Company’s common stock on each of the 20 consecutive Trading Days commencing on the fifth Trading Day from the day following the date on which the Company gave acquisition notice (defined below) as announced by the Tokyo Stock Exchange, Inc., converted into US dollars using the exchange rate on each respective Trading Day (defined below), rounded to the nearest cent. If, during the 20 consecutive Trading Days, a reason for adjustment of the Conversion Price arises as described in 2 (3) above, the Average VWAP Per Share will also be adjusted as appropriate.
“Trading Day” shall mean a day established by the Tokyo Stock Exchange, Inc., not including days on which no closing price is announced.
“Acquisition Share Value” shall mean the value calculated by the following formula.

Principal Amount of the Bond	×	Average VWAP Per Share
Last Day Conversion Price

In the above formula, “Last Day Conversion Price” shall mean the final day of the 20 consecutive trading days commencing on the fifth trading day from the day immediately following the date on which acquisition notice was given.
The “exchange rate” on a certain day shall mean the spot foreign exchange rate on the applicable date, and is determined based on the median value of the spot exchange rate for USD/JPY displayed as of 3:00 p.m. (JST) on the Reuters screen “JPNU” page (or alternative page displaying the USD/JPY exchange rate).

If this rate is not displayed on the Reuters screen page, it shall be a reasonable commercial rate determined in good faith by the agent for payment/receipt of request for exercise of stock acquisition rights listed in (10) below.
(6) Cancellation by purchase
The Company may purchase, and then hold or resell a Bond with Stock Acquisition Rights via the open market or by other means as needed, or cancel the Bond pertaining to the Bond with Stock Acquisition Rights. In addition, a subsidiary of the Company may purchase, and then hold or resell a Bond with Stock Acquisition Rights via the open market or by other means as needed, or deliver this to the Company in order to cancel the Bond pertaining to the Bond with Stock Acquisition Rights.
(7) Acceleration
If, in the event of non-performance of or non-compliance with the deed of trust or the rules of the Bond, or in the event of certain circumstances specified in the conditions to the Bond with Stock Acquisition Rights, the trustee company has given notice of contractual acceleration of the Bond to the Company as provided for in the conditions of the Bond with Stock Acquisition Rights, the Company shall be subject to acceleration with respect to the Bond and must immediately redeem the remaining Bond in full at its par value, together with accrued interest (if any).
(8) Denomination of Bond with Stock Acquisition Rights
Regarding the Bond with Stock Acquisition Rights, a Certificate Bond with Stock Acquisition Rights shall be issued in registered form (hereinafter, “the Certificate Bond with Stock Acquisition Rights”).
(9) Restriction on request for conversion to unregistered bond with stock acquisition rights
A request cannot be made to have the Certificate Bond with Stock Acquisition Rights in unregistered form.
(10) Agent for payment/receipt of request for exercise of stock acquisition rights pertaining to the Bond with Stock Acquisition Rights
The Bank of Tokyo-Mitsubishi UFJ, Ltd., London Branch (main agent for payment/receipt of request for exercise of stock acquisition rights)
(11) Registrar for the Bond with Stock Acquisition Rights
MUFG Union Bank, N.A.
(12) Presence of Bond security or guarantee
(a) The Bond will not be secured, and no assets will be reserved specifically for the Bond.
(b) The Joyo Bank, Ltd. shall guarantee the payment obligation, etc. for the Bond principal.
(13) Financial covenant
A negative pledge provision is included.

4.	Listed stock exchange
The Bond with Stock Acquisition Rights shall be listed on the Singapore Exchange.
End

【Proposal for Amendment of Ashikaga Holdings Articles of Incorporation】(Share Exchange Agreement Annex 27)

(Annex 27)
Proposal for Amendment of Ashikaga Holdings Articles of Incorporation

(Amendments are underlined)
Existing Articles of Incorporation	Proposed Amendment
Chapter 1 General Provisions	Chapter 1 General Provisions
(Trade Name)	(Trade Name)
Article 1 The Company shall be called 株式会社 足利ホールディングス in Japanese, and Ashikaga Holdings Co., Ltd. in English.	Article 1 The Company shall be called 株式会社 めぶきフィナンシャルグループ in Japanese, and Mebuki Financial Group, Inc. in English.

Article 2 (text omitted)	Article 2 (as per existing)

(Head Office location)	(Head Office location)
Article 3 The Company shall locate its Head Office in Utsunomiya City, Tochigi Prefecture .	Article 3 The Company shall locate its Head Office in Chuo-ku, Tokyo.

(Bodies)	(Bodies)
Article 4 In addition to the General Meeting of Shareholders and Board of Directors, the Company shall have the following bodies.	Article 4 In addition to the General Meeting of Shareholders and Board of Directors, the Company shall have the following bodies.
(1) Board of Directors	(1) Board of Directors
(2) Nominating Committee, Audit Committee and Compensation Committee (hereinafter, “Committees”)	(2) Audit and Supervisory Committee
(3) Executive Officers	(3) Accounting Auditor
(4) Accounting Auditor

Existing Articles of Incorporation	Proposed Amendment
(Public announcement method)	(Public announcement method)
Article 5 The Company will make public announcements by electronic means. However, if it is not possible to make a public announcement electronically due to an accident or other unavoidable circumstance, the announcement shall be published in the Shimotsuke Shinbun and Nihon Keizai Shimbun.

Article 5 The Company will make public announcements by electronic means. However, if it is not possible to make a public announcement electronically due to an accident or other unavoidable circumstance, the announcement shall be published in the Ibaraki Shinbun and Shimotsuke Shinbun, as well as the Nihon Keizai Shimbun.

Chapter 2 Shares	Chapter 2 Shares
(Total number of issuable shares)	(Total number of issuable shares)
Article 6 The total number of the Company’s issuable shares is 990,000,000.	Article 6 The total number of the Company’s issuable shares is 3,000,000,000.

Article 7 – Article 8 (text omitted)	Article 7 – Article 8 (as per existing)

(Additional purchase of fractional shares)	(Additional purchase of fractional shares)
Article 9 A shareholder who holds fractional shares of the Company may make a request to be sold a number of shares which, together with the fractional shares, makes up a share unit, as provided for in the Rules on the Treatment of Shares.

Article 9 A shareholder who holds fractional shares of the Company may make a request to be sold a number of shares which, together with the fractional shares, makes up a share unit, as provided for in the Rules on the Treatment of Shares.

Existing Articles of Incorporation	Proposed Amendment
(Shareholder Registrar)	(Shareholder Registrar)
Article 10 The Company shall appoint a Shareholder Registrar.	Article 10 The Company shall appoint a Shareholder Registrar.
2. The Registrar and Registrar’s office shall be determined by resolution of the Board of Directors.	2. The Registrar and Registrar’s office shall be determined by resolution of the Board of Directors, and this shall be announced publicly.
3. The creation and provision of the Company’s register of shareholders and register of stock acquisition rights, and other business relating thereto, shall be entrusted to the Registrar and not handled by the Company.

3. The creation and provision of the Company’s register of shareholders and register of stock acquisition rights, and other business relating thereto, shall be entrusted to the Registrar and not handled by the Company.

(Rules on the Treatment of Shares)	(Rules on the Treatment of Shares)
Article 11 Treatment of the Company’s shares and stock acquisition rights, and commissions relating thereto, shall be determined by laws and regulations or by the Articles of Incorporation, and according to the Rules on the Treatment of Shares stipulated by the Board of Directors or an executive officer to whom this is delegated through a resolution of the Board of Directors.

Article 11 Treatment of the Company’s shares and stock acquisition rights, and commissions relating thereto, shall be determined by laws and regulations or by the Articles of Incorporation, and according to the Rules on the Treatment of Shares stipulated by the Board of Directors.

Existing Articles of Incorporation	Proposed Amendment
Chapter 3 General Meeting of Shareholders	Chapter 3 General Meeting of Shareholders
(Convocation)	(Convocation)
Article 12 The Ordinary General Meeting of Shareholders shall be convened in June each year, and an Extraordinary General Meeting of Shareholders shall be convened when necessary.	Article 12 The Ordinary General Meeting of Shareholders shall be convened in June each year, and an Extraordinary General Meeting of Shareholders shall be convened when necessary.
2. Unless otherwise specified in laws and regulations, a General Meeting of Shareholders shall be convened by resolution of the Board of Directors, by a board director who concurrently holds the position of Executive Officer & President, who shall act as chairperson thereof. Should anything happen to this director, another director shall perform the duties on his or her behalf, in the order of precedence determined beforehand.

2. Unless otherwise specified in laws and regulations, a General Meeting of Shareholders shall be convened by the President, who shall act as chairperson thereof. Should anything happen to this director, another director shall perform the duties on his or her behalf, in the order of precedence determined beforehand.

Article 13 (text omitted)	Article 13 (as per existing)

(Place of convocation)
Article 14 The General Meeting of Shareholders of the Company shall be held in the Head Office location of Utsunomiya City, Tochigi Prefecture.	(Deleted)

Article 15 – Article 17 (text omitted)	Article 14 – Article 16 (as per existing)

Chapter 4 Directors and Board of Directors	Chapter 4 Directors and Board of Directors
(Number of directors)	(Number of directors)

Existing Articles of Incorporation	Proposed Amendment
Article 18 There shall be up to 9 directors of the Company, who shall be elected at the General Meeting of Shareholders.	Article 17 There shall be up to 7 directors of the Company (excluding directors who are Audit and Supervisory Committee members).
2. Resolutions for election under the preceding paragraph shall require attendance of shareholders with voting rights holding at least one-third of the voting rights.	2. There shall be up to 5 directors of the Company who are Audit and Supervisory Committee members.
3. Resolutions for election of the Board of Directors shall not employ cumulative voting.

(New)	(Election method)
Article 18 Directors who are Audit and Supervisory Committee members and other directors shall be distinctively elected at the General Meeting of Shareholders.
2. Resolutions for election under the preceding paragraph shall be adopted by a majority of the votes represented in person at a meeting in which shareholders with voting rights holding at least one-third of the voting rights are in attendance.

3. Resolutions for election of the Board of Directors shall not employ cumulative voting.

(Term of office for directors)	(Term of office for directors)
Article 19 The term of office for directors shall be until the close of the Ordinary General Meeting of Shareholders pertaining to the last fiscal year ending within one year of their election. However, the term of office for directors elected in order to fill a vacancy or to increase the number of directors shall be equal to the remaining term of the other directors.

Article 19 The term of office for directors (excluding directors who are Audit and Supervisory Committee members) shall be until the close of the Ordinary General Meeting of Shareholders pertaining to the last fiscal year ending within one year of their election.

Existing Articles of Incorporation	Proposed Amendment

2. The term of office for directors (excluding directors who are Audit and Supervisory Committee members) elected in order to fill a vacancy or to increase the number of directors shall be until the expiry of the term of the other directors (excluding directors who are Audit and Supervisory Committee members).

3. The term of office for directors who are Audit and Supervisory Committee members shall be until the close of the Ordinary General Meeting of Shareholders pertaining to the last fiscal year ending within two years of their election.

4. The term of office for a director who is an Audit and Supervisory Committee member, who was elected to replace a director who was an Audit and Supervisory Committee member who resigned before the expiry of his/her term of office, shall be until the expiry of the term of the office of the resigned director who was an Audit and Supervisory Committee member.

(Representative and executive directors)
(New)	Article 20 Up to two representative directors shall be elected by resolution of the Board of Directors from among the directors (excluding directors who are Audit and Supervisory Committee members).

Existing Articles of Incorporation	Proposed Amendment

2. A President and a Vice President shall be elected by resolution of the Board of Directors as well as several executive directors from among the directors (excluding directors who are Audit and Supervisory Committee members).

(Authority of Board of Directors)
Article 20 The Board of Directors shall perform the matters specified in Article 416 of the Companies Act, and shall also decide the business of the Company and supervise execution of the concurrent duties of directors and executive officers.
(Deleted)
2. The Board of Directors may, by resolution thereof, delegate decisions on the business of the Company to executive officers, provided that this does not contravene laws and regulations.

(Individual with convocation rights for the Board of Directors and Chairperson)	(Individual with convocation rights for the Board of Directors and Chairperson)
Article 21 Unless otherwise specified in laws and regulations, a Board of Directors meeting shall be convened by Executive Officer & President, who is a director, who shall act as chairperson thereof.	Article 21 Unless otherwise specified in laws and regulations, a Board of Directors meeting shall be convened by the President, who shall act as chairperson thereof.
2. Should anything happen to the director in the preceding paragraph, another director shall perform the duties on his or her behalf, in the order of precedence determined beforehand by the Board of Directors.

2. Should anything happen to the director in the preceding paragraph, another director shall perform the duties on his or her behalf, in the order of precedence determined beforehand by the Board of Directors.

Existing Articles of Incorporation	Proposed Amendment
3. Notwithstanding the provisions of the preceding two paragraphs, the individuals elected by each committee, who are the members of each committee specified in Article 27 and are directors, may convene a Board of Directors meeting.
3. Notwithstanding the provisions of the preceding two paragraphs, an Audit and Supervisory Committee member elected by the Audit and Supervisory Committee, may convene a Board of Directors meeting.

(Notice of convocation of a Board of Directors meeting)	(Notice of convocation of a Board of Directors meeting)
Article 22 Notice of a Board of Directors meeting shall be given to each director at least three days prior thereto. Provided, however, that this period may be shortened in the event of an emergency, and if agreed by all directors, the meeting may be held without performing this procedure.

Article 22 Notice of a Board of Directors meeting shall be given to each director at least three days prior thereto. Provided, however, that this period may be shortened in the event of an emergency.

2. A Board of Directors meeting may be held without performing the convocation procedures if agreed by all of the directors.

Article 23 (text omitted)	Article 23 (as per existing)

(Delegation of decisions on important business)
(New)
Article 24 The Company may, pursuant to the provisions of Article 399-13, Paragraph 6 of the Companies Act, delegate decisions on the execution of important business (excluding the matters set forth in the respective items under paragraph 5 of the said article) to directors, in whole or in part, by resolution of the Board of Directors.

Existing Articles of Incorporation	Proposed Amendment
(Regulations of the Board of Directors)
(New)
Article 25 Matters relating to the Board of Directors shall be determined by laws and regulations or by the Articles of Incorporation, and according to the Regulations of the Board of Directors stipulated by the Board of Directors.

(Compensation)	(Compensation)
Article 24 Property benefits received by directors from the Company in the form of compensation, bonuses and other financial consideration for the execution of their duties (hereinafter, “compensation”) shall be determined by resolution of the Compensation Committee.

Article 26 Property benefits received by directors from the Company in the form of compensation, bonuses and other financial consideration for the execution of their duties (hereinafter, “compensation”) shall be determined by resolution of the General Meeting of Shareholders, differentiating directors who are Audit and Supervisory Committee members and other directors.

Article 25 – Article 26 (text omitted)	Article 27 – Article 28 (as per existing)

Chapter 5 Committees	Chapter 5 Audit Committee
(Number of members and election)
Article 27 There shall be 3 or more members of each committee, to be elected from among the directors by resolution of the Board of Directors.	(Deleted)

Existing Articles of Incorporation	Proposed Amendment
2. The majority of the members of each committee must be outside directors.
3. The members of the Audit Committee cannot hold a concurrent position as an executive officer or executive director of the Company or a subsidiary of the Company, or as an accounting advisor, manager or other employee of a subsidiary of the Company.

(Authority of committees)
Article 28 The Nominating Committee shall decide the content of proposals relating to the election and dismissal of directors submitted to the General Meeting of Shareholders.	(Deleted)
2. The Audit Committee shall prepare audits and audit reports on execution of the concurrent duties of directors and executive officers, and shall decide the content of proposals relating to the election and dismissal of accounting auditors, as well as the non-reappointment of accounting auditors, submitted to the General Meeting of Shareholders.

3. The Compensation Committee shall decide the policy relating to determining the personal compensation received by directors and executive officers, and the details of personal compensation.

Existing Articles of Incorporation	Proposed Amendment
(Individual with convocation rights for committees and Chairperson)	(Deleted)
Article 29 Each committee shall be convened by the member selected in advance, who shall be the Chairperson.
2. Notwithstanding the provision of the preceding paragraph, each member may convene the committee as necessary.

(Notice of convocation of a committee meeting)
Article 30 Notice of convocation of each committee shall be given to each committee member at least three days prior thereto. Provided, however, that this period may be shortened in the event of an emergency, and if agreed by all committee members, the meeting may be held without performing this procedure.
(Deleted)

Existing Articles of Incorporation	Proposed Amendment
(Request for explanation from directors and executive officers)
Article 31 Each committee may request a director and executive officer to attend the committee meeting to explain a certain matter.	(Deleted)

(Resolution method of committees)
Article 32 Except where otherwise provided for by laws and regulations, a resolution of each committee shall be adopted by a majority of the votes represented in person at a meeting in which a majority of committee members with voting rights are in attendance.
(Deleted)

(Operation of the committees)
Article 33 Matters relating to the operation of each committee shall be determined by laws and regulations, by the Articles of Incorporation or by the Board of Directors, and according to the committee rules stipulated by each committee.
(Deleted)

(New)	(Full-time Audit and Supervisory Committee members)
Article 29 The Audit and Supervisory Committee may, by resolution, elect full-time Audit and Supervisory Committee members from among the Audit and Supervisory Committee members.

(New)	(Notice of convocation of the Audit and Supervisory Committee)

Article 30 Notice of convocation of the Audit and Supervisory Committee shall be given to each Audit and Supervisory Committee member at least three days prior thereto. Provided, however, that this period may be shortened in the event of an emergency.

2. A meeting of the Audit and Supervisory Committee may be held without performing the convocation procedures if agreed by all of the Audit and Supervisory Committee members.

(New)	(Resolution method of the Audit and Supervisory Committee)

Article 31 Except where otherwise provided for by laws and regulations, a resolution of the Audit and Supervisory Committee shall be adopted by a majority of the votes of the Audit and Supervisory Committee members at a meeting in which a majority of the Audit and Supervisory Committee members with voting rights are in attendance.

(New)	(Regulations of the Audit and Supervisory Committee)

Article 32 Matters relating to the Audit  and Supervisory Committee shall be determined by laws and regulations or by the Articles of Incorporation, and according to the Regulations of the Audit Committee stipulated by the Audit and Supervisory Committee.

Chapter 6 Executive Officers
(Number of members and election)	(Deleted)
Article 34 There shall be up to 5 executive officers of the Company, who shall be elected by resolution of the Board of Directors.
2. The Board of Directors may dismiss executive officers at any time, by resolution of the Board of Directors.

(Term of office)
Article 35 The term of office for executive officers shall be until the close of the first Board of Directors meeting convened after the close of the Ordinary General Meeting of Shareholders pertaining to the last fiscal year ending within one year of their election.
(Deleted)
2. The term of office for newly elected executive officers shall be until the time at which the term of office of the other incumbent executive officers is due to expire.

(Representative executive officers and executive officers)
Article 36 Several representative executive officers shall be specified by resolution of the Board of Directors.	(Deleted)

2. The Board of Directors may specify one President and several executive officers, by resolution thereof.
3. The Board of Directors shall determine the matters relating to the allocation of duties among executive officers and orders/instructions as well as other mutual relations between executive officers, and shall promptly notify the details thereof to each executive officer.

(Compensation)
Article 37 The compensation of executive officers shall be determined by resolution of the Compensation Committee.	(Deleted)

(Exemption from liability of executive officers)
Article 38 Concerning the liability of executive officers under Article 423, Paragraph 1 of the Companies Act (including persons who were executive officers), the Company may exempt them from liability, by resolution of the Board of Directors, within the limit of laws and regulations, up to the amount which can be exempted under Article 425, Paragraph 1 of the Companies Act, if the executive officer has performed his or her duties in good faith and there is no gross negligence.
(Deleted)

(Regulations on Executive Officers)
Article 39 Matters relating to executive officers shall be determined by laws and regulations or by the Articles of Incorporation, and according to the Regulations on Executive Officers specified by the Board of Directors.
(Deleted)

Chapter 7 Accounting Auditors	Chapter 6 Accounting Auditors
(Election method)	(Election method of accounting auditors)
Article 40 Accounting auditors shall be elected by resolution of the General Meeting of Shareholders.	Article 33 Accounting auditors shall be elected by resolution of the General Meeting of Shareholders.

2. Resolutions for election under the preceding paragraph shall be adopted by a majority of the votes represented in shareholders at a meeting in which shareholders with voting rights holding at least one-third of the voting rights are in attendance.

(Term of office)	(Term of office for accounting auditors)
Article 41 The term of office for accounting auditors shall be until the close of the Ordinary General Meeting of Shareholders pertaining to the last fiscal year ending within one year of their election.

Article 34 The term of office for accounting auditors shall be until the close of the Ordinary General Meeting of Shareholders pertaining to the last fiscal year ending within one year of their election.

2. Unless otherwise determined by the aforementioned Ordinary General Meeting of Shareholders, accounting auditors will be deemed re-elected at such Ordinary General Meeting of Shareholders.	2. Unless otherwise determined by the aforementioned Ordinary General Meeting of Shareholders, accounting auditors will be deemed re-elected at such Ordinary General Meeting of Shareholders.

(Compensation)	(Compensation for accounting auditors)
Article 42 The compensation of accounting auditors shall be determined by a director, after obtaining the agreement of the Audit Committee.	Article 35 The compensation of accounting auditors shall be determined by a representative director, after obtaining the agreement of the Audit and Supervisory Committee.

Chapter 8 Accounting	Chapter 7 Accounting
Article 43 – Article 45 (text omitted)	Article 36 – Article 38 (as per existing)

(Statute of limitation for distribution of surplus)	(Statute of limitation for distribution of surplus)
Article 46 The Company may be relieved of its payment obligation if three years have elapsed since the payment start date and no property for distribution has been received.	Article 39 The Company may be relieved of its payment obligation if five years have elapsed since the payment start date and no property for distribution has been received.
Supplementary Provisions
(New)	(Transitional Measures)

Article 1 Concerning the partial exemption, by resolution of the Board of Directors, of liability arising from the actions of executive officers (including persons who were executive officers) prior to the amendment of the Articles of Incorporation of the Company by resolution of the 8th Ordinary General Meeting of Shareholders held in June 2016, the provisions of Article 38 of the Company’s Articles of Incorporation before the amendment shall remain in force.

End

【Mebuki Financial Group Directors Candidate】(Share Exchange Agreement  Annex 28)

(Annex 28)

Mebuki Financial Group Candidate Directors

1. Candidate directors (excluding candidates for directors who are Audit Committee members)

	Name	Affiliation and position on date of execution of the Agreement
1	Kazuyoshi Terakado	President, The Joyo Bank, Ltd.
2	Masanao Matsushita	Director, President and CEO, Ashikaga Holdings Co., Ltd. and Director, President and CEO, The Ashikaga Bank, Ltd.
3	Eiji Murashima	Managing Director, The Joyo Bank, Ltd.
4	Kiyoshi Kato	Executive Officer, The Ashikaga Bank, Ltd.
5	Ritsuo Sasajima	Managing Director, The Joyo Bank, Ltd.
6	Kazuyuki Shimizu	Executive Officer and General Manager of Corporate Planning Dept., Ashikaga Holdings Co., Ltd. and Managing Executive Officer, The Ashikaga Bank, Ltd.
7	Hidebumi Nishino	Managing Executive Officer, The Joyo Bank, Ltd.

2. Candidates for directors who are Audit and Supervisory Committee members

	Name	Affiliation and position on date of execution of the Agreement
1	Yoshiaki Terakado	Corporate Auditor, The Joyo Bank, Ltd.
2	Kunihiro Ono	Director, Ashikaga Holdings Co., Ltd. and Director, The Ashikaga Bank, Ltd.
3	Ryuzaburo Kikuchi	Outside Director, The Joyo Bank, Ltd.
4	Toru Nagasawa	Attorney at Law, Representative of Nagasawa Law Office
5	Takashi Shimizu	Professor, Graduate School of Accountancy, Waseda University

End

【Proposal for Amendment of Ashikaga Holdings Articles of Incorporation】

In accordance with the provisions of Article 10 (1) of Proposal No. 2 for the 8th General Meeting of Shareholders of Ashikaga Holdings scheduled to be convened on June 28, 2016 of the attached Reference Material 1 “Share Exchange Agreement (copy),” the following proposal relating to the partial amendment of the Articles of Incorporation is scheduled to be introduced as Proposal No. 3.
Furthermore, Proposal No. 2, included in the following entry, relates to the proposal concerning the approval of said Share Exchange Agreement.

Proposal No. 3  Partial Amendment of the Articles of Incorporation
1. Reasons for the Proposal
Assuming that Proposal No. 2, “Approval of the Share Exchange Agreement between the Company and The Joyo Bank, Ltd.” is approved in accordance with the original proposal, and that said Share Exchange Agreement is approved at the 125th Ordinary General Meeting of Shareholders of The Joyo Bank, Ltd., which is scheduled on June 28, 2016, a new financial group will come into existence upon the exchange of shares of the Company and Joyo Bank on the effective date of the share exchange. In conjunction with the business integration, the Company will maintain the transparency of business and strengthen oversight functions, to ensure the speed of decision-making and improvement of the business implementation process, while maintaining a good balance between the enhancement of the corporate governance of the Group as a whole and a flexible management structure. We will transition to a company with Audit & Supervisory Committee in order to further enhance our corporate value as a new financial group. In line with these goals, amendments will be made to the Company’s current Articles of Incorporation in connection with the following matters.
Furthermore, subject to the condition that the share exchange takes effect, the resolution relating to the Proposal shall take effect simultaneously with the effectiveness of the share exchange.

(1)	Amendments relating to the start of the new financial group
A.	The following changes shall be adopted: the trade name shall be “Mebuki Financial Group Inc.” and the head office shall be located in “Chuo-ku, Tokyo” (Amendment Proposal: Article 1 and Article 3)
B.	As an auxiliary method of advertising if electronic public notification is not possible,Ibaraki Shinbun will be added. (Amendment Proposal: Article 5)
C.
In consideration of the increase in the total number of issued shares resulting from the efficacy of the share exchange, the total number of authorized shares shall be increased.  (Amendment Proposal: Article 6)

D.
In order to increase the options for the venue of the General Meeting of Shareholders, the provision limiting the venue for the convocation of the Shareholders Meeting will be deleted. (Current Articles of Incorporation, Article 14)

(2)	Amendment concerning the transition to a Company with Audit and Supervisory Committee
A.	New provisions for the transition to a Company with Audit and Supervisory Committee will be adopted. (Amendment Proposal: Article 4)
B.
In order not to assign executive officers, in addition to amending the provisions with references to executive officers (Amendment Proposal: Article 11, Article 12, and Article 21), the provisions concerning executive officers will be deleted. (Current Articles of Incorporation Articles 34 -39)

C.
With respect to Directors, as it is necessary to distinguish Directors who are Audit and Supervisory Committee Members with directors other than those who are Audit and Supervisory Committee Members and for other reasons, provisions concerning Directors shall be amended or newly adopted.(Amendment Proposal Articles 17 – 20, Article 25)

D.
It shall be clearly indicated that the members of the Audit and  Supervisory Committee selected by the Audit and Supervisory Committee Members may convene a meeting of the Board of Directors.  (Amendment Proposal: Article 21)

E.
A new provision shall be adopted under which a resolution of the Board of Directors may delegate all or part of an important business implementation to a Director (excluding matters covered under Companies Act Article 399 (13) (5)). (Amendment Proposal: Article 24)

F.
In addition to amending the title of Chapter 5 to Audit and Supervisory Committee and deleting the provisions concerning the Committees of the Company with a Nominating Committee (Current Articles 27-33) new provisions relating to Audit and Supervisory Committee will be adopted. (Amendment Proposal Articles 29 – 32)

G.
Concurrent with the transition to a company with an Audit and Supervisory Committee, amendments shall be made to other existing provisions where necessary. Amendment Proposal: Article 26 and Article 35)

H.	Concurrent with the deletion of current Article 38 of the Articles of Incorporation, a new supplementary provision will be introduced. (Proposed Supplementary Provision)
(3)	Amendments other than the aforementioned (1) and (2)
A.	When the Register of Shareholders is finalized, a public notice shall be issued. (Amendment Proposal: Article 10)
B.
With respect to the number of votes required to approve the selection of the auditors, the required number shall be amended to be the same number as required for the selection of Directors. (Amendment Proposal: Article 33)

C.	The limitation on the distribution of surplus funds shall be changed from 3 years to 5 years. (Amendment Proposal: Article 39)
D.	In addition, other matters requiring changes including standardization of terms and phrases, spelling / correction of Japanese characters and adjustment of the numbering of articles shall be amended.
1. Content of Amendments
The contents of the amendments are as follows:
(The underlined sections have been amended)
Existing Articles of Incorporation	Proposed Amendment
Chapter 1 General Provisions	Chapter 1 General Provisions
(Trade Name)	(Trade Name)
Article 1 The Company shall be called 株式会社足利ホールディングス in Japanese, and Ashikaga Holdings Co., Ltd. in English.	Article 1 The Company shall be called 株式会社めぶきフィナンシャルグループ in Japanese, and Mebuki Financial Group, Inc. in English.
Article 2 (text omitted)	Article 2 (as per existing)
(Head Office location)	(Head Office location)
Article 3 The Company shall locate its Head Office in Utsunomiya City, Tochigi Prefecture.	Article 3 The Company shall locate its Head Office in Chuo-ku, Tokyo.
(Bodies)	(Bodies)
Article 4 In addition to the General Meeting of Shareholders and Board of Directors, the Company shall have the following bodies.	Article 4 In addition to the General Meeting of Shareholders and Board of Directors, the Company shall have the following bodies.
(1) Board of Directors	(1) Board of Directors
(2) Nominating Committee, Audit Committee and Compensation Committee (hereinafter, “Committees”)	(2) Audit and Supervisory Committee

Existing Articles of Incorporation	Proposed Amendment
(3) Executive Officers	(3) Accounting Auditor
(4) Accounting Auditor
(Public announcement method)	(Public announcement method)
Article 5 The Company will make public announcements by electronic means. However, if it is not possible to make a public announcement electronically due to an accident or other unavoidable circumstance, the announcement shall be published in the Shimotsuke Shinbun and Nihon Keizai Shimbun.

Article 5 The Company will make public announcements by electronic means. However, if it is not possible to make a public announcement electronically due to an accident or other unavoidable circumstance, the announcement shall be published in the Ibaraki Shinbun and Shimotsuke Shinbun, as well as the Nihon Keizai Shimbun.

Chapter 2 Shares	Chapter 2 Shares
(Total number of issuable shares)	(Total number of issuable shares)
Article 6 The total number of the Company’s issuable shares is 990,000,000.	Article 6 The total number of the Company’s issuable shares is 3,000,000,000.
Article 7 – Article 8 (text omitted)	Article 7 – Article 8 (as per existing)
(Additional purchase of fractional shares)	(Additional purchase of fractional shares)
Article 9 A shareholder who holds fractional shares of the Company may make a request to be sold a number of shares which, together with the fractional shares, makes up a share unit, as provided for in the Rules on the Treatment of Shares.

Article 9 A shareholder who holds fractional shares of the Company may make a request to be sold a number of shares which, together with the fractional shares, makes up a share unit, as provided for in the Rules on the Treatment of Shares.

Existing Articles of Incorporation	Proposed Amendment
(Shareholder Registrar)	(Shareholder Registrar)
Article 10 The Company shall appoint a Shareholder Registrar.	Article 10 The Company shall appoint a Shareholder Registrar.
2. The Registrar and Registrar’s office shall be determined by resolution of the Board of Directors.	2. The Registrar and Registrar’s office shall be determined by resolution of the Board of Directors, and this shall be announced publicly.
3. The creation and provision of the Company’s register of shareholders and register of stock acquisition rights, and other business relating thereto, shall be entrusted to the Registrar and not handled by the Company.

3. The creation and provision of the Company’s register of shareholders and register of stock acquisition rights, and other business relating thereto, shall be entrusted to the Registrar and not handled by the Company.

(Rules on the Treatment of Shares)	(Rules on the Treatment of Shares)
Article 11 Treatment of the Company’s shares and stock acquisition rights, and commissions relating thereto, shall be determined by laws and regulations or by the Articles of Incorporation, and according to the Rules on the Treatment of Shares stipulated by the Board of Directors or an executive officer to whom this is delegated through a resolution of the Board of Directors.

Article 11 Treatment of the Company’s shares and stock acquisition rights, and commissions relating thereto, shall be determined by laws and regulations or by the Articles of Incorporation, and according to the Rules on the Treatment of Shares stipulated by the Board of Directors.

Existing Articles of Incorporation	Proposed Amendment
Chapter 3 General Meeting of Shareholders	Chapter 3 General Meeting of Shareholders
(Convocation)	(Convocation)
Article 12 The Ordinary General Meeting of Shareholders shall be convened in June each year, and an Extraordinary General Meeting of Shareholders shall be convened when necessary.	Article 12 The Ordinary General Meeting of Shareholders shall be convened in June each year, and an Extraordinary General Meeting of Shareholders shall be convened when necessary.
2. Unless otherwise specified in laws and regulations, a General Meeting of Shareholders shall be convened by resolution of the Board of Directors, by a board director who concurrently holds the position of Executive Officer & President, who shall act as chairperson thereof. Should anything happen to this director, another director shall perform the duties on his or her behalf, in the order of precedence determined beforehand.

2. Unless otherwise specified in laws and regulations, a General Meeting of Shareholders shall be convened by the President, who shall act as chairperson thereof. Should anything happen to this director, another director shall perform the duties on his or her behalf, in the order of precedence determined beforehand.

Article 13 (text omitted)	Article 13 (as per existing)
(Place of convocation)
Article 14 The General Meeting of Shareholders of the Company shall be held in the Head Office location of Utsunomiya City, Tochigi Prefecture.	(Deleted)
Article 15 – Article 17 (text omitted)	Article 14 – Article 16 (as per existing)

Existing Articles of Incorporation	Proposed Amendment
Chapter 4 Directors and Board of Directors	Chapter 4 Directors and Board of Directors
(Number of directors)	(Number of directors)
Article 18 There shall be up to 9 directors of the Company, who shall be elected at the General Meeting of Shareholders.	Article 17 There shall be up to 7 directors of the Company (excluding directors who are Audit and Supervisory Committee members).
2. Resolutions for election under the preceding paragraph shall require attendance of shareholders with voting rights holding at least one-third of the voting rights.	2. There shall be up to 5 directors of the Company who are Audit and Supervisory Committee members.
3. Resolutions for election of the Board of Directors shall not employ cumulative voting.
(Election method)
(New)	Article 18 Directors who are Audit and Supervisory Committee members and other directors shall be distinctively elected at the General Meeting of Shareholders.

2. Resolutions for election under the preceding paragraph shall be adopted by a majority of the votes represented in person at a meeting in which shareholders with voting rights holding at least one-third of the voting rights are in attendance.

3. Resolutions for election of the Board of Directors shall not employ cumulative voting.
(Term of office for directors)	(Term of office for directors)
Article 19 The term of office for directors shall be until the close of the Ordinary General Meeting of Shareholders pertaining to the last fiscal year ending within one year of their election. However, the term of office for directors elected in order to fill a vacancy or to increase the number of directors shall be equal to the remaining term of the other directors.

Article 19 The term of office for directors (excluding directors who are Audit and Supervisory Committee members) shall be until the close of the Ordinary General Meeting of Shareholders pertaining to the last fiscal year ending within one year of their election.

Existing Articles of Incorporation	Proposed Amendment

2. The term of office for directors (excluding directors who are Audit and Supervisory Committee members) elected in order to fill a vacancy or to increase the number of directors shall be until the expiry of the term of the other directors (excluding directors who are Audit and Supervisory Committee members).

3. The term of office for directors who are Audit and Supervisory Committee members shall be until the close of the Ordinary General Meeting of Shareholders pertaining to the last fiscal year ending within two years of their election.

4. The term of office for a director who is an Audit and Supervisory Committee member, who was elected to replace a director who was an Audit and Supervisory Committee member who resigned before the expiry of his/her term of office, shall be until the expiry of the term of the office of the resigned director who was an Audit and Supervisory Committee member.

(Representative and executive directors)
(New)	Article 20 Up to two representative directors shall be elected by resolution of the Board of Directors from among the directors (excluding directors who are Audit and Supervisory Committee members).

Existing Articles of Incorporation	Proposed Amendment

2. A President and a Vice President shall be elected by resolution of the Board of Directors as well as several executive directors from among the directors (excluding directors who are Audit and Supervisory Committee members).

(Authority of Board of Directors)
Article 20 The Board of Directors shall perform the matters specified in Article 416 of the Companies Act, and shall also decide the business of the Company and supervise execution of the concurrent duties of directors and executive officers.

(Deleted)
2. The Board of Directors may, by resolution thereof, delegate decisions on the business of the Company to executive officers, provided that this does not contravene laws and regulations.
(Individual with convocation rights for the Board of Directors and Chairperson)	(Individual with convocation rights for the Board of Directors and Chairperson)
Article 21 Unless otherwise specified in laws and regulations, a Board of Directors meeting shall be convened by Executive Officer & President, who is a director, who shall act as chairperson thereof.	Article 21 Unless otherwise specified in laws and regulations, a Board of Directors meeting shall be convened by the President, who shall act as chairperson thereof.
2. Should anything happen to the director in the preceding paragraph, another director shall perform the duties on his or her behalf, in the order of precedence determined beforehand by the Board of Directors.

2. Should anything happen to the director in the preceding paragraph, another director shall perform the duties on his or her behalf, in the order of precedence determined beforehand by the Board of Directors.

Existing Articles of Incorporation	Proposed Amendment
3. Notwithstanding the provisions of the preceding two paragraphs, the individuals elected by each committee, who are the members of each committee specified in Article 27 and are directors, may convene a Board of Directors meeting.

3. Notwithstanding the provisions of the preceding two paragraphs, an Audit and Supervisory Committee member elected by the Audit and Supervisory Committee, may convene a Board of Directors meeting.
(Notice of convocation of a Board of Directors meeting)	(Notice of convocation of a Board of Directors meeting)
Article 22 Notice of a Board of Directors meeting shall be given to each director at least three days prior thereto. Provided, however, that this period may be shortened in the event of an emergency, and if agreed by all directors, the meeting may be held without performing this procedure.

Article 22 Notice of a Board of Directors meeting shall be given to each director at least three days prior thereto. Provided, however, that this period may be shortened in the event of an emergency.
2. A Board of Directors meeting may be held without performing the convocation procedures if agreed by all of the directors.
Article 23 (text omitted)	Article 23 (as per existing)
(Delegation of decisions on important business)
(New)
Article 24 The Company may, pursuant to the provisions of Article 399-13, Paragraph 6 of the Companies Act, delegate decisions on the execution of important business (excluding the matters set forth in the respective items under paragraph 5 of the said article) to directors, in whole or in part, by resolution of the Board of Directors.

Existing Articles of Incorporation	Proposed Amendment
(Regulations of the Board of Directors)
(New)
Article 25 Matters relating to the Board of Directors shall be determined by laws and regulations or by the Articles of Incorporation, and according to the Regulations of the Board of Directors stipulated by the Board of Directors.

(Compensation)	(Compensation)
Article 24 Property benefits received by directors from the Company in the form of compensation, bonuses and other financial consideration for the execution of their duties (hereinafter, “compensation”) shall be determined by resolution of the Compensation Committee.

Article 26 Property benefits received by directors from the Company in the form of compensation, bonuses and other financial consideration for the execution of their duties (hereinafter, “compensation”) shall be determined by resolution of the General Meeting of Shareholders, differentiating directors who are Audit and Supervisory Committee members and other directors.

Article 25 – Article 26 (text omitted)	Article 27 – Article 28 (as per existing)
Chapter 5 Committees	Chapter 5 Audit Committee
(Number of members and election)
Article 27 There shall be 3 or more members of each committee, to be elected from among the directors by resolution of the Board of Directors.	(Deleted)

Existing Articles of Incorporation	Proposed Amendment
2. The majority of the members of each committee must be outside directors.
3. The members of the Audit Committee cannot hold a concurrent position as an executive officer or executive director of the Company or a subsidiary of the Company, or as an accounting advisor, manager or other employee of a subsidiary of the Company.

(Authority of committees)
Article 28 The Nominating Committee shall decide the content of proposals relating to the election and dismissal of directors submitted to the General Meeting of Shareholders.	(Deleted)
2. The Audit Committee shall prepare audits and audit reports on execution of the concurrent duties of directors and executive officers, and shall decide the content of proposals relating to the election and dismissal of accounting auditors, as well as the non-reappointment of accounting auditors, submitted to the General Meeting of Shareholders.

3. The Compensation Committee shall decide the policy relating to determining the personal compensation received by directors and executive officers, and the details of personal compensation.

Existing Articles of Incorporation	Proposed Amendment
(Individual with convocation rights for committees and Chairperson)
Article 29 Each committee shall be convened by the member selected in advance, who shall be the Chairperson.	(Deleted)
2. Notwithstanding the provision of the preceding paragraph, each member may convene the committee as necessary.
(Notice of convocation of a committee meeting)
Article 30 Notice of convocation of each committee shall be given to each committee member at least three days prior thereto. Provided, however, that this period may be shortened in the event of an emergency, and if agreed by all committee members, the meeting may be held without performing this procedure.
(Deleted)

(Request for explanation from directors and executive officers)
Article 31 Each committee may request a director and executive officer to attend the committee meeting to explain a certain matter.	(Deleted)
(Resolution method of committees)
Article 32 Except where otherwise provided for by laws and regulations, a resolution of each committee shall be adopted by a majority of the votes represented in person at a meeting in which a majority of committee members with voting rights are in attendance.

(Deleted)
(Operation of the committees)
Article 33 Matters relating to the operation of each committee shall be determined by laws and regulations, by the Articles of Incorporation or by the Board of Directors, and according to the committee rules stipulated by each committee.

(Deleted)
(Full-time Audit and Supervisory Committee members)
(New)	Article 29 The Audit and Supervisory Committee may, by resolution, elect full-time Audit and Supervisory Committee members from among the Audit and Supervisory Committee members.

(Notice of convocation of the Audit and Supervisory Committee)
(New)
Article 30 Notice of convocation of the Audit and Supervisory Committee shall be given to each Audit and Supervisory Committee member at least three days prior thereto. Provided, however, that this period may be shortened in the event of an emergency.

2. A meeting of the Audit and Supervisory Committee may be held without performing the convocation procedures if agreed by all of the Audit and Supervisory Committee members.
(Resolution method of the Audit and Supervisory Committee)
(New)
Article 31 Except where otherwise provided for by laws and regulations, a resolution of the Audit and Supervisory Committee shall be adopted by a majority of the votes of the Audit and Supervisory Committee members at a meeting in which a majority of the Audit and Supervisory Committee members with voting rights are in attendance.

(Regulations of the Audit and Supervisory Committee)
(New)
Article 32 Matters relating to the Audit  and Supervisory Committee shall be determined by laws and regulations or by the Articles of Incorporation, and according to the Regulations of the Audit Committee stipulated by the Audit and Supervisory Committee.

Chapter 6 Executive Officers
(Number of members and election)	(Deleted)
Article 34 There shall be up to 5 executive officers of the Company, who shall be elected by resolution of the Board of Directors.
2. The Board of Directors may dismiss executive officers at any time, by resolution of the Board of Directors.
(Term of office)
Article 35 The term of office for executive officers shall be until the close of the first Board of Directors meeting convened after the close of the Ordinary General Meeting of Shareholders pertaining to the last fiscal year ending within one year of their election.

(Deleted)
2. The term of office for newly elected executive officers shall be until the time at which the term of office of the other incumbent executive officers is due to expire.
(Representative executive officers and executive officers)
Article 36 Several representative executive officers shall be specified by resolution of the Board of Directors.	(Deleted)

2. The Board of Directors may specify one President and several executive officers, by resolution thereof.
3. The Board of Directors shall determine the matters relating to the allocation of duties among executive officers and orders/instructions as well as other mutual relations between executive officers, and shall promptly notify the details thereof to each executive officer.

(Compensation)
Article 37 The compensation of executive officers shall be determined by resolution of the Compensation Committee.	(Deleted)
(Exemption from liability of executive officers)
Article 38 Concerning the liability of executive officers under Article 423, Paragraph 1 of the Companies Act (including persons who were executive officers), the Company may exempt them from liability, by resolution of the Board of Directors, within the limit of laws and regulations, up to the amount which can be exempted under Article 425, Paragraph 1 of the Companies Act, if the executive officer has performed his or her duties in good faith and there is no gross negligence.

(Deleted)
(Regulations on Executive Officers)
Article 39 Matters relating to executive officers shall be determined by laws and regulations or by the Articles of Incorporation, and according to the Regulations on Executive Officers specified by the Board of Directors.

(Deleted)

Chapter 7 Accounting Auditors	Chapter 6 Accounting Auditors
(Election method)	(Election method of accounting auditors)
Article 40 Accounting auditors shall be elected by resolution of the General Meeting of Shareholders.	Article 33 Accounting auditors shall be elected by resolution of the General Meeting of Shareholders.

2. Resolutions for election under the preceding paragraph shall be adopted by a majority of the votes represented in shareholders at a meeting in which shareholders with voting rights holding at least one-third of the voting rights are in attendance.

(Term of office)	(Term of office for accounting auditors)
Article 41 The term of office for accounting auditors shall be until the close of the Ordinary General Meeting of Shareholders pertaining to the last fiscal year ending within one year of their election.

Article 34 The term of office for accounting auditors shall be until the close of the Ordinary General Meeting of Shareholders pertaining to the last fiscal year ending within one year of their election.

2. Unless otherwise determined by the aforementioned Ordinary General Meeting of Shareholders, accounting auditors will be deemed re-elected at such Ordinary General Meeting of Shareholders.	2. Unless otherwise determined by the aforementioned Ordinary General Meeting of Shareholders, accounting auditors will be deemed re-elected at such Ordinary General Meeting of Shareholders.

(Compensation)	(Compensation for accounting auditors)
Article 42 The compensation of accounting auditors shall be determined by a director, after obtaining the agreement of the Audit Committee.	Article 35 The compensation of accounting auditors shall be determined by a representative director, after obtaining the agreement of the Audit and Supervisory Committee.
Chapter 8 Accounting	Chapter 7 Accounting
Article 43 – Article 45 (text omitted)	Article 36 – Article 38 (as per existing)
(Statute of limitation for distribution of surplus)	(Statute of limitation for distribution of surplus)
Article 46 The Company may be relieved of its payment obligation if three years have elapsed since the payment start date and no property for distribution has been received.	Article 39 The Company may be relieved of its payment obligation if five years have elapsed since the payment start date and no property for distribution has been received.
Supplementary Provisions
(New)	(Transitional Measures)

Article 1　Concerning the partial exemption, by resolution of the Board of Directors, of liability arising from the actions of executive officers (including persons who were executive officers) prior to the amendment of the Articles of Incorporation of the Company by resolution of the 8th Ordinary General Meeting of Shareholders held in June 2016, the provisions of Article 38 of the Company’s Articles of Incorporation before the amendment shall remain in force.

End

【Proposal for the Nomination of Ashikaga Holdings Directors】

  In accordance with the provisions of Article 10 (2) of the attached Material 1 “Share Exchange Agreement (copy)”of Proposal 2 of the Materials for the General Meeting of Shareholders, the following proposals concerning the nomination of directors are planned to be slated as Proposal No. 4 and Proposal No. 5 for the 8th Ordinary General Meeting of Shareholders of Ashikaga Holdings scheduled to be convened on 28 June 2016. Furthermore, Proposal No. 2 which is included in the following statements, is related to the proposal for the approval of said Share Exchange Agreement.

Proposal No. 4 Directors (excluding Directors who are Audit and Supervisory Committee Members) Nomination of 7 Directors
Assuming Proposal No. 2, “Share Exchange Agreement between the Company and The Joyo Bank, Ltd.,” is approved as per the original proposal and the Share Exchange Agreement is approved at the 125th Ordinary General Meeting of Shareholders of Joyo Bank scheduled to be convened on June 28, 2016, on the date that said exchange of shares between the Company and Joyo Bank becomes valid and effective, Joyo Bank will become a wholly owned subsidiary of the Company and a new Financial Group will come into being. Furthermore, concurrent with the relevant amendment to the Articles of Incorporation becoming valid and effective, the Company will transition to a Company with Audit and Supervisory Committee , and at that point in time, the tenure of all Directors will expire on maturity.
Consequently, business management will be conducted as appropriate for the subsidiary of the holding company of a new financial group and for this purpose we would like to nominate the 7 directors appointed (excluding the directors who are Audit and Supervisory Committee Members; Hereinafter, the same as for said Proposal) who shall assume their duties on said exchange of shares.
The resolution relating to this Proposal is subject to the amendment of the Articles of Incorporation in connection with Proposal No. 3 “Partial Amendment of the Articles of Incorporation” taking effect.
The candidates for Directors are as follows:

Candidates for Directors
Candidate No.	Name (Date of Birth)	Status of summarized CV, positions, responsibilities and important concurrent roles		No. the Company’s shares held (the number in parentheses indicates the number of shares held in Joyo Bank) ※in all cases, ordinary shares
※ 1	Kazuyoshi Terakado (January 28, 1952)	1974 April	Joined The Joyo Bank, Ltd.	- share (80,000 shares)
		1994 July	Deputy Director-General, Strategic Planning Division
		1996 June	General Manager, Taga Branch
		1998 July	Senior Deputy General Manager, Business Administration Division
		1999 June	Senior Deputy General Manager, Retail Banking Planning Division
		2000 July	Senior Deputy General Manager, Retail Banking Division
		2001 June	General Manager Retail Banking Division and General Manager, Living and Business Consulting Center
		2002 June	General Manager, Corporate Planning Division
		2003 June	Executive Officer and General Manager, Corporate Planning Division
		2005 June	Managing Director
		2009 June	Senior Managing Director
		2011 June	President (current)
(Significant concurrent positions)
President, The Joyo Bank, Ltd.
2	Masanao Matsushita (February 8, 1957)	1979 April	Joined The Ashikaga Bank, Ltd.	9,000 shares (- shares)
		2002 June	General Manager, Public and Financial Institutions Division
		2004 August	Deputy Chief Officer, Loan Headquarters
		2005 October	General Manager, Isesaki Branch
		2007 April	General Manager, Mooka Branch
		2009 January	Executive Officer
		2012 June	The Company, Executive Officer, General Manager, Corporate Planning Department
		2014 April	The Company, Executive Officer
The Ashikaga Bank, Ltd, Managing Executive Officer
		2014 June	The Company, Director, President and Chief Executive Officer (current)
The Ashikaga Bank, Ltd., Director, President and Chief Executive Officer
Responsibilities
President and Chief Executive Officer, Executive Nominating Committee Member (Chairman), Compensation Committee (Chairman)
(Significant concurrent positions)
Director, President and Chief Executive Officer, The Ashikaga Bank, Ltd.

		1979 April	Joined The Joyo Bank, Ltd
		1999 July	General Manager, Misato Branch
		2001 June	General Manager, Legal Office, Corporate Audit Division
		2005 June	General Manager, Corporate Risk Management Division
		2007 June	General Manager, Corporate Audit Division
		2008 June	General Manager, Retail Banking Division
※ 3	Eiji Murashima (July 1, 1955)	2010 June	Executive Officer and General Manager, Business Administration Division	- share (39,233 shares)
		2011 June	Executive Officer and General Manager, Business Promotion Division
		2012 June	Managing Executive Officer and Vice Director-General of Business Headquarters
		2013 June	Managing Director (current)
(Significant concurrent positions)
Managing Director, The Joyo Bank, Ltd.
		1980 April	Joined The Ashikaga Bank, Ltd.
		2004 June	Deputy General Manager, Financial Planning Headquarters
		2004 October	General Manager, Urawa Branch
		2006 October	General Manager, Koga Branch
		2008 June	General Manager, Auditing Department
		2008 July	The Company, General Manager, Auditing Department (concurrent)
※	Kiyoshi Kato	2009 January	The Company, Director	4,500 shares
4	(May 27, 1957)	2010 June	The Company, Executive Officer, General Manager, Corporate Management Department	(- share)
		2014 April	The Company, Executive Officer, General Manager Corporate Planning Department, The Ashikaga Bank, Ltd., Managing Executive Officer, General Manager, Management Planning Division
		2015 April	The Ashikaga Bank, Ltd., Senior Executive Office (current)
(Significant concurrent positions)
Senior Executive Officer, The Ashikaga Bank, Ltd.
		1980 April	Joined The Joyo Bank, Ltd.
		2000 July	Deputy General Manager, Corporate Planning Division
		2005 June	Senior Deputy General Manager, Corporate Planning Division
※	Ritsuo Sasajima	2006 June	General Manager, Koriyama Branch	- Share
5	(March 3, 1958)	2008 April	General Manager, Treasury and Securities Division	(25,835 shares)
		2009 June	General Manager, Corporate Planning Division
		2011 June	Executive Officer and General Manager, Corporate Planning Division
		2013 June	Managing Director (current)
(Significant concurrent positions)
Managing Director, The Joyo Bank, Ltd.

※ 6	Kazuyuki Shimizu (September 11, 1961)	1984 April	Joined The Ashikaga Bank, Ltd	2,200 shares (- share)
		2004 October	Chief Manager, Financial Planning Headquarters
		2006 June	General Manager, Planning Division
		2008 June	General Manager, Management Planning Division
		2008 July	The Company, General Manager, Management Planning Division (concurrent)
		2009 January	The Ashikaga Bank, Ltd., General Manager, Tochigi Branch
		2010 June	General Manager, Utsunomiya Chuo Branch
		2012 April	Executive Officer, General Manager, Business Promotion Division
		2012 June	Executive Officer, General Manager, Business Planning Division
		2014 April	The Company, Executive Officer, General Manager, Corporate Management Department
The Ashikaga Bank, Ltd., Executive Officer
		2015 April	The Company, Executive Officer, General Manager, Corporate Planning Division (current)
The Ashikaga Bank, Ltd., Managing Executive Officer (current)
(Significant concurrent positions)
Managing Executive Officer, The Ashikaga Bank, Ltd.
※ 7	Hidebumi Nishino (July 8, 1960)	1983 April	Joined The Joyo Bank, Ltd.	- share (14,000 shares)
		2003 July	Secretariat, Corporate Administration Division
		2005 June	Deputy General Manager, Business Administration Division
		2007 June	General Manager, Shinjuku Branch
		2010 June	General Manager, Taira Branch
		2012 June	General Manager in charge of Business Promotion Division
		2013 June	Executive Officer and General Manager, Business Promotion Division
		2015 June	Managing Executive Officer and Vice Director-General of Business Headquarters (current)
(Significant concurrent positions)
Managing Executive Officer, The Joyo Bank, Ltd.

(Note)	1．※ The candidates for the new directorships
2．The reason for the nomination of the candidates for Directors are as follows:
①
Mr. Kazuyoshi Terakado assumed the position of Managing Director of Joyo Bank in June 2005, and has acted as the President of Joyo Bank since June 2011. He has the knowledge and experience to accurately, fairly and effectively implement the business management of the Company after the consolidation of business. It is believed that he will contribute to the Company’s business and we support his nomination to the position.

②
Mr. Masanao Matsushita assumed the position of Executive Officer of Ashikaga Bank in January 2009 and has acted as a Director, President and Chief Executive Officer of the Company and Director, President and Chief Executive Officer of Ashikaga Bank since June 2014. He has the knowledge and experience to accurately, fairly and effectively implement the business management of the Company after the consolidation of business. It is believed that he will contribute to the Company’s business and we support his nomination to the position.

③
Mr. Eiji Murashima assumed the position of Managing Director for Joyo Bank since June 2013. He has the knowledge and experience to accurately, fairly and effectively implement the business management of the Company after the consolidation of business. It is believed that he will contribute to the Company’s business and we support his nomination to the position.

④
Mr. Kiyoshi Kato assumed the position of Director of the Company in June 2009 and has served as Senior Executive Officer of Ashikaga Bank since April 2015. He has the knowledge and experience to accurately, fairly and effectively implement the business management of the Company after the Business Integration. It is believed that he will contribute to the Company’s business and we support his nomination to the position.

⑤
Mr. Ritsuo Sasajima has served as a Managing Director of Joyo Bank since June 2013. He has the knowledge and experience to accurately, fairly and effectively implement the business management of the Company after the consolidation of business. It is believed that he will contribute to the Company’s business and we support his nomination to the position.

⑥
Mr. Kazuyuki Shimizu assumed the position of Executive Officer of the Company and Executive Officer of Ashikaga Bank in April 2014. He has served as an Executive Officer and General Manager of the Business Planning Division of the Company as well as a Managing Executive Officer of Ashikaga Bank since April 2015. He has the knowledge and experience to accurately, fairly and effectively implement the business management of the Company after the consolidation of business. It is believed that he will contribute to the Company’s business and we support his nomination to the position.

⑦
Mr. Hidebumi Nishino has been a branch manager of Joyo Bank and has worked with sales and other divisions. Since June 2015 he has served as a Managing Executive Officer and Vice Director-General of Business Headquarters of Joyo Bank. He has the knowledge and experience to accurately, fairly and effectively implement the business management of the Company after the consolidation of business. It is believed that he will contribute to the Company’s business and we support his nomination to the position.

3. There is no special conflict of interest between the Company and any one of the Candidates.

Proposal No. 5 The nomination of the 5 Directors who are Audit and Supervisory Committee Members
Assuming that Proposal No. 2,  “Share Exchange Agreement between the Company and The Joyo Bank, Ltd.,” is approved in accordance with the original proposal and the Share Exchange Agreement is approved at the 125th Ordinary Meeting of Shareholders of Joyo Bank, which is scheduled to be convened on June 28, 2016, on the day the share exchange between our Company and Joyo Bank comes into effect, Joyo Bank will become a wholly owned subsidiary of this Company and a new Financial Group will come into existence. Furthermore, assuming Proposal No. 3 “Partial Amendment of the Articles of Incorporation” is passed in accordance with the original proposal, concurrent with the coming into effect of the amendment of said Articles of Incorporation, the Company will transition to a company with Audit and Supervisory Committee and at that point in time, the tenure of all directors will expire on maturity. Accordingly, in order to strengthen the audit, supervisory and governance structure of the new Financial Group, we recommend that the 5 Directors who will be  Audit and Supervisory Committee Members on the date of effectiveness of the share exchange be nominated to these positions.
The resolution relating to this Proposal will take effect subject to the taking effect of the amendment of the Articles of Incorporation relating to Proposal No. 3 “Partial Amendment of the Articles of Incorporation”.
The Candidates for Audit and Supervisory Committee Members are as follows:

The Candidates for the Directors who are to be Members of the Audit & Supervisory Committee
Candidate No.	Name (Date of Birth)	Status of summarized CV, positions, responsibilities and important concurrent roles		No. the Company’s shares held (the number in parentheses indicates the number of shares held in Joyo Bank) ※in all cases, ordinary shares
※ １	Yoshiaki Terakado （June 4, 1950）	1974 April	Joined The Joyo Bank, Ltd.	- share （33,000 shares）
		1995 April	Deputy General Manager, Personnel Division
		2000 April	Senior Deputy General Manager, Personnel Division
		2002 June	General Manager, Kencho Branch
		2004 June	Executive Officer and General Manager, Retail Banking Division
		2006 June	Executive Officer and General Manager, Business Administration Division
		2008 June	Standing Corporate Auditor (current)
2	Kunihiro Ono （January 11, 1957）	1980 April	Joined The Ashikaga Bank, Ltd.	4,500 shares （- share）
		2002 June	Deputy General Manager, Management Planning Division
		2003 June	General Manager, Ohira Branch
		2004 October	General Manager, Shinshuku Branch
		2007 October	General Manager, Operation Planning Division
		2010 June	Executive Officer, General Manager, New Accounting System Transition Promotion Division
		2011 October	Executive Officer
		2012 June	Director (current)
		2013 June	Director, Ashikaga Holdings Co., Ltd. (current)
(Responsibilities)
Audit Committee member

※ 3	Ryuzaburo Kikuchi (August 27, 1940)	1969 April	Lecturer, Mito Junior College	- share (12,000 shares)
		1971 April	Assistant Professor, Mito Junior College
		1972 April	Institutional Assistant, Ibaraki University
		1974 April	Lecturer, Ibaraki University
		1976 April	Assistant Professor, Ibaraki University
		1986 April	Professor, Ibaraki University
		1996 September	Dean, College of Education and Education Research Council Member, Ibaraki University
		2004 September	President, National University Corporation Ibaraki University
		2008 August	Retired from position as President, National University Corporation Ibaraki University
		2009 June	Outside Director, The Joyo Bank, Ltd. (current)
		2013 September	Special Assignment Professor, College of Human Science, Department of Education, Tokiwa University (current)
※ 4	Toru Nagasawa (January 15, 1959)	1984 April	Admitted as an attorney	- share (- share)
		1995 April	Nagasawa Law Office (Currently, Nagasawa General Law Office) opened, Representative Attorney (current)
		2007 September	Gree, Inc., Outside Corporate Auditor (current)
		2015 June	Toho Holdings, Co., Ltd., Outside Director (current)
(Significant concurrent positions)
Nagasawa General Law Office, Representative Attorney
Gree, Inc., Outside Corporate Auditor
Toho Holdings, Co., Ltd., Outside Director
※ 5	Takashi Shimizu (August 14, 1959)	1995 April	Lecturer, School of Commerce, Waseda University	- share (- share)
		1997 April	Assistant Professor, School of Commerce, Waseda University
		2000 September	PhD, Commerce (Waseda University)
		2002 April	Professor, Department of Commercial, Waseda University
		2002 August	Visiting Researcher, Berkeley, University of California (until August, 2003)
		2005 April	Professor, Graduate School of Accounting, Waseda University (current)
(Significant concurrent positions)
Professor, Graduate School of Accounting, Waseda University
(Notes)	1. ※ indicates candidates for the newly appointed Audit and Supervisory Committee memberships
2. The three director candidates for the Audit and Supervisory Committee Member, Mr. Ryuzaburo Kikuchi, Toru Nagasawa and Takashi Shimizu, are also candidates for Outside Directors.
3. The reasons for the selection of the Directors who are Candidates for the Audit and Supervisory Committee are as follows:

①Mr. Yoshiaki Terakado has been a Standing Corporate Auditor of Joyo Bank since June 2008. He has the knowledge and experience to accurately, fairly and effectively implement the business management of the Company after the consolidation of business. It is believed that he will contribute to the management of the Company and we support his nomination to the position.

②Mr. Kunihiro Ono assumed the position of Executive Officer of Ashikaga Bank in June 2010, the position of Director of Ashikaga Bank in June 2012 and the position of Outside Director (member of the Audit Committee) on June 2013. He has the knowledge and experience to accurately, fairly and effectively implement the business management of the Company after the consolidation of business. It is believed that he will contribute to the management of the Company and we support his nomination to the position.

③Mr. Ryuzaburo Kikuchi does not have previous experience relating to the management of a company other than as an Outside Director. Nonetheless, due to his academic background, and specialists’ knowledge and broad-based expertise, he has appropriately executed his responsibilities as an Outside Director of Joyo Bank since June 2009. In order to receive appropriate guidance and advice from a specialist perspective in relation to the overall business management of the Company after the consolidation of business, we support his nomination to the position of Outside Director.

④Mr. Toru Nagasawa does not have previous experience relating to the management of a company other than as an Outside Director. Nonetheless, he has specialist knowledge and experience of corporate law as an attorney, and in order to receive appropriate guidance and advice from a specialist perspective in relation to the overall business management of the Company after the consolidation of business, we support his nomination for the position of Outside Director. Furthermore, the period of tenure of Mr. Toru Nagasawa’s position as an Outside Director of the Company shall be roughly three months assuming Proposal No. 1 is approved without change and he is appointed an Outside Director at the time that this Proposal takes effect as scheduled on October 1, 2016 (the scheduled date that said share exchange and Proposal No. 3 “Partial Amendment of the Articles of Incorporation” are to take effect).

⑤Mr. Takashi Shimizu does not have previous experience relating to the management of a company other than as an Outside Director. Nonetheless, due to his academic background, and specialist knowledge and broad-based expertise in accounting matters, in order to receive appropriate guidance and advice from him from a specialist perspective in relation to the overall business management of the Company after the consolidation of business, we support his nomination to the position of Outside Director.

4. Assuming Mr. Toru Nagasawa is nominated as an Outside Director under Proposal No. 1, the Company and Mr. Toru Nagasawa are scheduled to execute an agreement to the effect that in accordance with Article 427(1) of the Companies Act and the Company’s Articles of Incorporation, where an Outside Director performs his/her obligations in good faith and without gross negligence, the liability imposed by Article 423(1) of the Companies Act will be covered for an amount, equivalent to the higher of 10 million yen and the minimum amount of liability under Article 425(1) of the Companies Act. If Mr. Toru Nagasawa is elected as an Audit, Supervisory and Governance Committee member as an Outside Director and assumes the position of an Audit, Supervisory and Governance Committee member who is an Outside Director under this Proposal, the agreement between the Company and Mr., Toru Nagasawa is scheduled to be extended. In addition, after both Messrs. Ryutaro Kikuchi and Takashi Shimizu are nominated as Audit, Supervisory and Governance Committee members who are Outside Directors and assume the positions of Audit, Supervisory and Governance Committee members as an Outside Directors equivalent indemnity agreements are scheduled to be executed between each of them and the Company.

5. If the nomination of all three of Messrs. Ryutaro Kikuchi, Toru Nagasawa and Takashi Shimizu is approved, they are scheduled to be registered with the Tokyo Stock Exchange as independent directors in respect of whom there is no concern about the emergence of a conflict of interest with general shareholders.

6. There is no special conflict of interest between the Company and any of the candidates. Furthermore, although there is a legal advisory agreement between Ashikaga Bank, a subsidiary of the Company, and Mr. Toru Nagasawa, it is being terminated concurrent with his nomination as a candidate for one of the Company’s directorships under Proposal 1 and this Proposal.

【Financial Statements and Other Documents relating to the Final Financial Year for Ashikaga Holdings (the March 2016 Period)】
Business Report for the 8th Fiscal Year  [From April 1, 2015 to March 31, 2016]

1. Matters concerning Current Status of the Company

(1) Progress and Results of Business of Corporate Group
(Main business activities of corporate group)
The Ashikaga Holdings Group (hereafter “the Group”) is composed of Ashikaga Holdings Co., Ltd. (hereafter “the Company”) which is a bank holding company, and four consolidated subsidiaries, including The Ashikaga Bank, Ltd. (hereafter “Ashikaga Bank” or “the Bank”). Its main business is banking services, and it provides financial services such as credit guarantee services and credit card services.

(Financial and economic environment)
During the fiscal year under review (fiscal 2015), although the effects of a slowdown in the economies of emerging nations on the exports and production in Japan were apparent, the Japanese economy continued to recover moderately. In Tochigi Prefecture, as well, despite signs of weakness in production activities, the economy generally recorded a mild recovery supported by the underlying strength of capital investment and an improvement in consumer spending and employment.
In regard to financial conditions, the yield on 10-year JGBs, which was in the 0.3% range at the start of the fiscal year, declined to a negative level below 0% at the end of the fiscal year in response to “quantitative and qualitative monetary easing with a negative interest rate” by the Bank of Japan. Meanwhile, in the foreign exchange market, appreciation of yen strengthened toward the end of the fiscal year, and the yen ended up at the level of 112 yen versus the U.S. dollar. Moreover, in the stock market, the Nikkei Stock Average was also in an upward phase from the 19,000 yen level at the start of the fiscal year but fell to the 16,000 yen level at the end of the fiscal year.

(Progress and Results of Business of Corporate Group)
In this environment, the Group focused on fulfilling a smooth financial intermediary function in the local community and offering financial services that meet its customers’ needs mainly through Ashikaga Bank, based on its medium-term management plan “Challenges 120 – Valiant challenges toward 120-year anniversary of foundation,” which started in April 2013.

In corporate banking, we made greater contact with customers and actively worked to provide a smooth supply of funds by using multiple financing methods such as syndicated loans, private placement bonds and asset-based lending (ABL). Furthermore, in regard to supporting clients with their business startups and second stage of development, by launching “Founder Meetings” and the “Ashigin Business Grand Prix,” we discovered excellent business plans and conducted public relations activities, while also endeavoring to support clients’ business expansion. In the fields of medical care and nursing care, we worked to provide information to clients through seminars and the production of “medical reports.” As regards support for the expansion of clients’ sales channels, we undertook initiatives to provide business matching opportunities. These included the “Agri-Food Fest 2015,” an event combining an exhibition and business meetings, which we held jointly with The Joyo Bank, Ltd. (hereafter “Joyo Bank”) and The Gunma Bank, Ltd.; the “Regional Banks’ Food Selection 2015,” which was jointly sponsored by 41 regional banks; the “ Monozukuri Kigyo Tenji / Shodankai 2015 (manufacturers’ exhibition / business confab),” which we held jointly with shinkin banks and credit associations in Tochigi Prefecture; and the “Tochigi Shoku no Tenji/Shodankai 2016 (Tochigi Prefecture food exhibition and business confab 2016),” which we held jointly with Tochigi Prefecture. In relation to support for overseas business expansion, the Group opened the Hong Kong Representative Office and supported business matching by holding overseas business seminars and participating in overseas business meetings.
As for regional revitalization, we reorganized our headquarters to ensure proactive support and promotion, participated in planning 27 local government group’s Regional Comprehensive Strategy Formulation Deliberation Organizations, including those in Tochigi Prefecture, and were actively involved in supporting the formulation of the “Regional Population Vision” and the “Regional Comprehensive Strategy.” In addition, we entered into a cooperative agreement regarding support for the local establishment of businesses with Ashikaga City and Nogi Town, and also concluded a comprehensive cooperation agreement with Utsunomiya City.
In retail banking, we worked to improve products and services corresponding to clients’ life events. Specifically, we enhanced investment trust and insurance products, and also held inheritance seminars and parent and child seminars as part of the dissemination of investment education. In regard to individual loans, we focused on promoting housing loans and apartment loans as well as unsecured loans while also conducting preferential interest rate campaigns and other campaigns. Moreover, we launched the handling of “Vacant Home Countermeasure Loans.”
In our branch channel, Higashi Branch and Gyoda Branch were relocated in new buildings in May and June respectively, and we also opened the Tsukuba Loan Center in October.
As a result of these initiatives, the Group recorded the following business performance over the fiscal year.
Despite a decrease in interest on loans and bills discounted stemming from lower interest rates, the Group’s consolidated ordinary income increased ¥5.751 billion YoY to ¥102.474 billion, as the Group recorded a rise in interest and dividends on securities and gains on sales of stocks, etc. However, ordinary expenses declined ¥3.540 billion YoY to ¥72.118 billion, mainly due to a decrease in general and administrative expenses and credit related expenses.
As a result, ordinary profit increased ¥9.292 billion YoY to ¥30.356 billion and net income attributable to shareholders of parent rose ¥5.376 billion YoY to ¥22.452 billion.
In regard to the Group’s financial position, total assets grew ¥241.7 billion from the end of fiscal 2014 to ¥6.106 trillion, and liabilities increased ¥225.8 billion from the end of fiscal 2014 to ¥5.8029 trillion. Furthermore, net assets grew ¥15.9 billion from the end of fiscal 2014 to ¥303.1 billion.

In regards to major accounting items, owing to the Group’s proactive initiatives related to housing loans and business loans, especially those related to local small and medium-sized enterprises, loans increased ¥84.7 billion from the end of fiscal 2014 to ¥4.2351 trillion.  As the Group strove to conduct appropriate asset management based on market trends, securities rose ¥88.8 billion from the end of fiscal 2014 to ¥1.2967 trillion.  As both individual deposits and corporate deposits increased, deposits grew ¥135.5 billion from the end of fiscal 2014 to ¥5.2067 trillion. Negotiable certificates of deposit declined ¥22.5 billion yen from the end of fiscal 2014 to ¥174.8 billion yen.
The business performance of Ashikaga Bank, the main subsidiary, was as follows.
Core net business income grew ¥4.3 billion YoY to ¥36.4 billion, as net interest income increased due to a rise in interest and dividends on securities, net fees and commissions also rose, and expenses decreased.
Credit related expenses generated income of ¥200 million mainly because the Bank posted a reversal of allowance for loan losses. Gains (losses) on stocks increased ¥2.9 billion YoY to ¥2.5 billion yen due to sales of some stocks held. As a result, ordinary profit rose ¥10.0 billion YoY to ¥39.8 billion.  In addition, net income increased ¥11.0 billion YoY to ¥30.8 billion.

[Operating results and main account balances of Ashikaga Bank, Ltd. (non-consolidated basis)]
(Units: billion yen)
	Fiscal 2014	Fiscal 2015	Change
Core net business income	32.0	36.4	4.3
Credit related expenses	2.6	(0.2)	(2.9)
Gains (losses) on stocks	(0.4)	2.5	2.9
Ordinary profit	29.7	39.8	10.0
Net income	19.7	30.8	11.0

Deposits and negotiable certificates of deposit	5,337.7	5,449.4	111.6
Loans and bills discounted	4,189.4	4,274.4	85.0
Securities	1,236.8	1,325.7	88.8
(Note) Amounts of less than ¥100 million has been rounded down.

(Issues to be addressed by the Group)

The business environment surrounding the finance industry is becoming increasingly severe, and this includes the contraction of regional economies caused by factors such as population decline and the continuation of a low-interest rate environment. Even in this business environment, we believe that establishing a sustainable and stable earnings base, which is a basic strength, and continuing to contribute to the region are important challenges for the Group.
Based on this belief, the Group formulated a new medium-term management plan called “Ashigin WAY 2016 - Aiming to Be the Region’s Main Bank -.” However, in light of the fact that business integration with Joyo Bank is planned, we have adopted one year from April 2016 to March 2017 as the period for the plan.
In the new medium-term plan, the Group’s long-term vision is to become “a bank that grows together with the region = being the region’s main bank” and “a bank with the basic strength for that objective.” The medium-term management target we have established is to “contribute to regional revitalization by reinforcing our basic strength and displaying the effects of integration.” To realize this, we will undertake the following: “contribute to the growth of the regional economy,” “focus on business areas that have accurately captured changes in the external environment,” “strengthen marketing based on a contact axis (consulting and business evaluation) and enhance convenience for clients based on a functional axis (pursue familiarity and convenience),” “increase the sophistication of the management function to refine the contact axis and the functional axis,” and “introduce management resources effectively.”
In regard to the business integration with Joyo Bank, which we discussed and investigated after reaching a basic agreement on November 2, 2015, we reached a definitive agreement to consummate the business integration through a share exchange and entered into a share exchange agreement on April 25, 2016. Moreover, at the same time, Ashikaga Holdings, Ashikaga Bank and Joyo Bank entered into a business integration agreement.
On the scheduled date of October 1, 2016, the Group will change its trade name to Mebuki Financial Group, Inc., but will continue to maintain and promote relationships with customers and deep understanding of local communities that Ashikaga Bank and Joyo Bank have built over the years, and realize the advancement of comprehensive financial services and operational efficiencies by leveraging a wide area network and other connections formed through the business integration. Furthermore, through the provision of more convenient, high-quality comprehensive financial services, we will contribute to the sustainable growth of the region as a driving force of regional development and revitalization.
As all executives and employees of the Group will continue to devote their utmost efforts to meeting the expectations of all stakeholders, we look forward to your continued support and encouragement.

(2) Assets and profit (loss) of the Corporate Group and the Company
a. Assets and profit (loss) of the corporate group
(Units: billion yen)
	Fiscal 2012	Fiscal 2013	Fiscal 2014	Fiscal 2015
Ordinary income	98.3	108.0	96.7	102.4
Ordinary profit	18.6	28.2	21.0	30.3
Net income attributable to shareholders of parent	15.4	24.3	17.0	22.4
Comprehensive income	28.2	22.6	43.9	19.3
Net assets	279.3	241.1	287.1	303.1
Total assets	5,434.1	5,612.3	5,864.2	6,106.0
(Note) Amount of less than ¥0.1 billion has been rounded down.

b. Assets and profit (loss) of the Company
(Units: billion yen)
	Fiscal 2012	Fiscal 2013	Fiscal 2014	Fiscal 2015
Operating revenue	15.4	15.4	15.4	12.9
Dividends received	14.7	14.7	14.7	12.0
Banking subsidiary	14.7	14.7	14.7	12.0
Other subsidiaries	－	－	－	－
Net income	11.4	12.1	16.9	10.5
Net income per share	21.45 yen	27.38 yen	51.00 yen	31.59 yen
Total assets	298.5	300.5	304.4	301.6
Banking subsidiary	280.0	280.0	280.0	280.0
Other subsidiaries, etc.	－	－	－	－
(Note)
1. On October 19, 2013, the Company split its common stock at a ratio of 100 shares to one common share. As a result, net income per share has been calculated assuming that the stock split was made at the beginning of fiscal 2012.

2. Amount of less than ¥0.1 billion has been rounded down.

(3) Employees of the Corporate Group
	End of fiscal 2015		End of fiscal 2014
	Banking business	Other businesses	Banking business	Other businesses
Number of employees	2,851	47	2,893	51

Note: Number of employees does not include temporary employees or fixed-term employees.

(4) Main branches, etc. of Corporate Group

a. Banking business
The Ashikaga Bank, Ltd. (banking business)
	End of fiscal 2015	End of fiscal 2014
Tochigi Prefecture	Branches (of which, sub-branches) 111 (41)	Branches (of which, sub-branches) 112 (42)
Gunma Prefecture	15 (5)	15 (5)
Ibaraki Prefecture	8 (2)	8 (2)
Saitama Prefecture	16 (1)	16 (1)
Tokyo	1 (-)	1 (-)
Fukushima Prefecture	1 (-)	1 (-)
Total	152 (49)	153 (50)

(Note)	1. Over this fiscal year, the Bank opened the following representative office.
○ Hong Kong representative office
Suite 1601, 16th Floor, Tower 2, The Gateway, Harbour City, Kowloon, Hong Kong
2. Over this fiscal year, the Bank installed 8 off-premises ATMs. Moreover, at the end of fiscal 2015, the Bank had installed 205 off-premises ATMs (201 at the end of fiscal 2014).

List of bank agents acting as principal bank for Ashikaga Bank, Ltd.
Not applicable.

Bank agency business, etc. operated by Ashikaga Bank, Ltd.
Not applicable.

Ashikaga Credit Guarantee Co., Ltd. (credit guarantee business)	Head office (Utsunomiya)

b. Other businesses
Ashigin Research Institute, Ltd.	Head office (Utsunomiya)
Ashigin Card Co., Ltd.	Head office (Utsunomiya)

(5) Capital investments of the Corporate Group
a. Total amount of capital investment
(Units: million yen)
	Banking business	Other businesses	Total
Total amount of capital investment	2,849	4	2,853
(Note) Amount of less than ¥1 million has been rounded down.

b. New installation, etc. of major equipment
(Units: million yen)
	Company name	Details	Amount
Banking business	The Ashikaga Bank, Ltd.	New installation and renewal of office equipment	991
Banking business	The Ashikaga Bank, Ltd.	Software	718
Banking business	The Ashikaga Bank, Ltd.	New installation and renewal of ATMs	400
Banking business	The Ashikaga Bank, Ltd.	New construction of Gyoda Branch	384
Banking business	The Ashikaga Bank, Ltd.	New construction of Higashi Branch	336
Banking business	The Ashikaga Bank, Ltd.	Air-conditioning equipment renewal work at headquarters	193
(Note) Amount of less than ¥1 million has been rounded down.

(6) Major parent companies and subsidiaries, etc.

a. Parent company
Not applicable.

b. Subsidiaries, etc.
Company name	Address	Main business activities	Established	Capital stock	Percentage of voting rights of subsidiary, etc. held by the Company	Other
The Ashikaga Bank, Ltd.	1-25 Sakura 4-chome, Utsunomiya, Tochigi Prefecture	Banking business	September 25, 1895	(Millions of yen) 135,000	(%) 100.00
Ashikaga Credit Guarantee Co., Ltd.	1-25 Sakura 4-chome, Utsunomiya, Tochigi Prefecture	Credit guarantee business	December 21, 1978	50	(100.00)
Ashigin Research Institute, Ltd.	7-5 Tsuruta 1-chome, Utsunomiya, Tochigi Prefecture	Research, consulting, and software development	April 7, 2009	70	(100.00)
Ashigin Card Co., Ltd.	7-5 Tsuruta 1-chome, Utsunomiya, Tochigi Prefecture	Credit card services	March 25, 1982	30	(100.00)
(Note)	1. Capital stock amount of less than ¥1 million has been rounded down.
2. Percentage of voting rights has been rounded down to two decimal places.
3. Figures in parentheses in percentage of voting rights column show percentage of indirect voting rights.
4. On April 1, 2016, Ashikaga Credit Guarantee Co., Ltd. commenced a leasing business.

Summary of Major Business Alliances
(Banking business)
(i) Based on a tie-up with 64 regional banks, the Bank provides services such as automatic cash withdrawals through the mutual use of ATMs (abbreviation: ACS).

(ii) Based on a tie-up with 64 regional banks, city banks, trust banks, The Second Association of Regional Banks, credit unions, credit cooperatives, associated agricultural cooperative / fishery credit co-operative associations (including Norinchukin Bank and credit federations of agricultural co-operations ), the Bank provides services such as automatic cash withdrawals through the mutual use of ATMs (abbreviation: MICS).

(iii) At Chigin Network Service Co., Ltd. (a company based on joint investment by 64 regional banks; abbreviation: CNS), the Bank provides services such as the transfer of various kinds of data such as comprehensive transfers, account transfers, detailed data on deposits and withdrawals between client companies by means of data transmission methods.

(iv) Based on a tie-up between Ashikaga Bank, Ltd., Tochigi Bank, Ltd., six credit unions in Tochigi Prefecture, two credit cooperatives in Tochigi Prefecture, Chuo Labour Bank, and ten agricultural cooperatives in Tochigi Prefecture, the Bank provides a bill collection service based on the mutual use of the Tochigi Net Cash Service (abbreviation: T-NET).

(v) Based on a tie-up with Seven Bank Ltd. and E-net Co., Ltd., the Bank provides automatic cash withdrawal and automatic cash deposit services based on jointly installed ATMs installed in stores such as convenience stores.

(vi) Based on a tie-up with AEON Bank, Ltd., the Bank provides automatic cash withdrawal and cash deposit services based on the mutual use of ATMs.
(vii) Based on a tie-up with Japan Post Bank Co., Ltd., the Bank provides automatic cash withdrawal and cash deposit services based on the mutual use of ATMs.

(7) Main Lenders
Lenders	Loan balance	Status of investment in the Bank
		Number of shares held	Percentage of voting rights
The Ashikaga Bank, Ltd.	¥40,000 million	-	－%
The Dai-ichi Life Insurance Company, Limited	¥30,000 million	112 thousand	0.00%
Nippon Life Insurance Company	¥15,000 million	5,169 thousand	1.55%
Aozora Bank, Ltd.	¥15,000 million	_	－%
Sompo Japan Nipponkoa Insurance Inc.	¥10,000 million	19,000 thousand	5.70%
(Note)	1. Loan balances amount of less than ¥1 million has been rounded down.
2. For the number of shares held, amount has been rounded down to the nearest 1,000 shares.
3. Percentage of voting rights has been rounded down to two decimal places.

(8) Status of Business Transfers, etc.
Not applicable.

(9) Other Significant Matters concerning the current status of the Corporate Group
Matters concerning the business integration with The Joyo Bank, Ltd,. are as stated under (1) Progress and Results of Business of Corporate Group (Issues to be addressed by the Group).

2. Matters concerning Corporate Officers (Directors and Executive Officers)

(1) Status of Corporate Officers of the Bank

Directors			(as of fiscal year-end)
Name	Position and responsibilities	Significant concurrent positions	Other
Satoshi Fujisawa	Director, Chairman and Chief Executive Officer
Masanao Matsushita	Director, President and Chief Executive Officer Executive Nominating Committee Member (Chairman) Compensation Committee Member (Chairman)	Director, President and Chief Executive Officer, The Ashikaga Bank, Ltd.
Kunihiro Ono	Director Audit Committee Member	Director, The Ashikaga Bank, Ltd.
Masataka Komata	Director	Director, The Ashikaga Bank, Ltd.
Shinjiro Takagi	Director (Outside Director) Executive Nominating Committee Member, Compensation Committee Member	Representative and Attorney at law (Takagi Law Offices) Corporate Auditor (Outside Auditor), Toppan Printing Co., Ltd. Director (Outside Director), The Ashikaga Bank, Ltd.
Yoshio Kohra	Director (Outside Director) Audit Committee Member (Chairman)	Representative, Yoshio Kohra CPA Office Director (Outside Director), The Ashikaga Bank, Ltd.	He is a qualified CPA and has considerable knowledge regarding finance and accounting.
Mitsuhiro Kitamura	Director (Outside Director) Compensation Committee Member, Audit Committee Member	Chairman and Representative Director, Yokokura Honten Corporation Director (Outside Director), The Ashikaga Bank, Ltd.
Shoji Fukui	Director (Outside Director) Executive Nominating Committee Member, Compensation Committee Member	Director, Nomura Financial Partners Co., Ltd. Director (Outside Director), The Ashikaga Bank, Ltd.

(Note)
1. Mr. Kunihiro Ono was selected as a full-time Audit Committee member to enable the collection of information from executive officers, etc. and his attendance at important meetings as well as cooperation with the Internal Audit Division, in order to enhance the effectiveness of audits by the Audit Committee.

2. The Company has designated Messrs. Shinjiro Takagi, Yoshio Kohra, and Mitsuhiro Kitamura, who are outside directors, as Independent Officers based on the rules of the Tokyo Stock Exchange and submitted their details to the Exchange.

Executive Officers		(as of fiscal year-end)
Name	Position and responsibilities	Significant concurrent positions	Other
Satoshi Fujisawa	Director, Chairman and Chief Executive Officer
Masanao Matsushita	Director, President and Chief Executive Officer	Director, President and Chief Executive Officer, The Ashikaga Bank, Ltd.
Yutaka Horie	Executive Officer (General Manager of Business Administration Department)	Senior Executive Officer, The Ashikaga Bank, Ltd.
Kazuyuki Shimizu	Executive Officer (General Manager of Corporate Planning Department)	Managing Executive Officer, The Ashikaga Bank, Ltd.
Hideo Saito	Executive Officer (General Manager of Auditing Department)	Executive Officer, The Ashikaga Bank, Ltd.

(Note)	Hideo Saito resigned as Executive Officer on March 31, 2016. Note that the applicable position and responsibilities are those at the time of resignation.

(Reference) The status of executive officers as of April 1, 2016 is as follows.

Name	Position and responsibilities	Significant concurrent positions
Satoshi Fujisawa	Director, Chairman and Chief Executive Officer
Masanao Matsushita	Director, President and Chief Executive Officer	Director, President and Chief Executive Officer, The Ashikaga Bank, Ltd.
Yutaka Horie	Executive Officer (General Manager of Corporate Planning Department)	Senior Executive Officer, The Ashikaga Bank, Ltd.
Hiroshi Mori	Executive Officer (General Manager of Auditing Department)	Managing Executive Officer, The Ashikaga Bank, Ltd.
Kazuyuki Shimizu	Executive Officer (General Manager of Corporate Planning Department)	Managing Executive Officer, The Ashikaga Bank, Ltd.

(2) Compensation, etc. for Officers
		(Units: million yen)
Category	No. of persons compensated	Compensation, etc.
Director	6	68 (of which, amount other than cash compensation: 16)
Executive officer	7	182 (of which, amount other than cash compensation: 57)
Total	13	250 (of which, amount other than cash compensation: 73)
(Note)	1. Amount of less than ¥1 million has been rounded down.
2. Amounts in parentheses show amounts other than cash compensation.
3. The number of directors compensated includes one director who resigned on June 25, 2015, and the number of executive officers compensated includes two officers who resigned on March 31, 2015.

4. Compensation, etc. for directors includes provision for directors’ bonuses of ¥7 million and provision for directors’ retirement benefits of ¥9 million for fiscal 2015, and compensation, etc. for executive officers includes provision for directors’ bonuses of ¥25 million, provision for directors’ retirement benefits of ¥31 million and company housing rent of ¥500,000 for fiscal 2015.

5. Retirement benefits for corporate officers and directors’ bonuses are as follows.

Retirement benefits Directors: ¥7 million, Executive officers: ¥4 million
Directors’ bonuses Directors: ¥11 million, Executive officers: ¥40 million

Policy concerning determination of contents of compensation for individual directors and executive officers
As the Company is a company with nominating and other committees, the Compensation Committee has prescribed the “Policy concerning determination of contents of compensation for individual directors and executive officers” based on the provisions of the Companies Act, and determines the amount of compensation in accordance with this policy.

＜Compensation system＞

(i) In regard to the compensation that directors and executive officers receive from the Company, the Company may pay a fixed amount of compensation according to duties, as well as, when necessary, compensation linked to business performance, a non-fixed amount of compensation such as stock acquisition rights, and non-monetary compensation aimed at increasing the corporate value of the Company.

In addition, at respective times of retirement, the Company shall be permitted to pay retirement benefits, with the exception of outside directors, based on the “Regulations for provision for directors’ retirement benefits” and such benefits shall correspond to the economic environment and other circumstances.
(ii) Compensation that outside directors receive shall be paid based on a fixed amount of compensation, in view of the fact that their main duty is an oversight function.
(iii) In the case of a concurrent position of director and executive officer, compensation shall be paid for the position of executive director.

(iv) With respect to the payment of compensation for directors and executive officers that have concurrent positions at the Company and The Ashikaga Bank, Ltd., which is a subsidiary, the compensation that each person receives based on the applicable concurrent positions shall be paid by the Company.

＜Compensation for directors＞

(i) The level of fixed compensation paid shall be what is considered appropriate according to the type of duty and the current status of the Company, from the viewpoint of exercising a supervisory function, which is the duty of directors.

(ii) Performance-linked compensation shall be paid once a year, after the end of the fiscal year, according to the business performance of the Company and the status of duties executed.

(iii) The payment level and payment content of other non-fixed compensation and non-monetary compensation shall be paid within a certain range according to the degree of contribution, and shall be what is considered appropriate according to the current status of the Company and the types of duties.

(iv) Company housing shall be provided and paid for within an appropriate range, when it is required in terms of operations, for example.

＜Compensation for executive officers＞
(i) The level of fixed compensation paid shall be what is considered appropriate according to the job position, the types of duties and the current status of the Company.

(ii) Performance-linked compensation shall be paid once a year, after the end of the fiscal year, according to the business performance of the Company and the business performance of the individual division for which the officer is responsible.

(iii) The payment level and payment content of other non-fixed compensation and non-monetary compensation shall be paid within a certain range according to the degree of contribution, and shall be what is considered appropriate according to the current status of the Company and the types of duties.

(iv) Company housing shall be provided and paid for within an appropriate range, when it is required in terms of operations, for example.

(3) Contracts for Limited Liability
Name	Summary of provisions of contracts for limited liability
Shinjiro Takagi
In regard to liability under Article 423, Paragraph 1 of the Companies Act, if the officer has performed his/her duties in good faith and without gross negligence, the limit of liability for damages that shall be borne shall be whichever is the higher amount of the amount prescribed in advance of at least ¥10 million yen and the minimum amount of liability prescribed in Article 425, Paragraph 1 of the Companies Act.

Yoshio Kohra
Mitsuhiro Kitamura
Shoji Fukui

3. Matters concerning Outside Officers

(1) Concurrent Positions and Other Status of Outside Officers
Name	Concurrent position and other status
Shinjiro Takagi	Representative, Attorney at Law (Takagi Law Offices) Corporate Auditor (Outside Auditor), Toppan Printing Co., Ltd. Director (Outside Director), The Ashikaga Bank, Ltd.
Yoshio Kohra	Representative, CPA, Yoshio Kohra CPA Office Director (Outside Director), The Ashikaga Bank, Ltd.
Mitsuhiro Kitamura	Chairman and Representative Director, Yokokura Honten Corporation Director (Outside Director), The Ashikaga Bank, Ltd.
Shoji Fukui	Director, Nomura Financial Partners Co., Ltd. Director (Outside Director), The Ashikaga Bank, Ltd. Nomura Financial Partners Co., Ltd. is a major shareholder of the Company.

(Note)	1. The Ashikaga Bank, Ltd. is a subsidiary of the Company.
2. Besides the above, there are no business relationships that should be mentioned between significant companies where outside officers hold concurrent positions and the Company.
3. The four persons mentioned above have no family relationship with the Company or executive directors of entities that have a special business relationship with the Company.

(2) Status of main activities of outside officers
Name	Period of service	Attendance at Board of Directors’ meetings, etc.	Status of comments and other activities at Board of Directors’ meetings, etc.
Shinjiro Takagi	7 years 9 months	He attended all 15 meetings of the Board of Directors, all four meetings of the Nominating Committee, and all four meetings of the Compensation Committee held in the fiscal year.	He appropriately made necessary comments concerning deliberation of agenda items, etc., mainly from a specialist standpoint as an attorney at law.
Yoshio Kohra	7 years 9 months	He attended 14 of the 15 meetings of the Board of Directors and all 15 meetings of the Audit Committee held in the fiscal year.	He appropriately made necessary comments concerning deliberation of agenda items, etc., mainly from a specialist standpoint as a CPA.
Mitsuhiro Kitamura	0 years 9 months
He attended 11 of the 12 meetings of the Board of Directors, 10 of the 11 meetings of the Audit Committee, and both meetings of the Compensation Committee held after his appointment as outside director.
He appropriately made necessary comments concerning deliberation of agenda items, etc., based on his abundant business experience and knowledge.
Shoji Fukui	2 years 6 months	He attended all 15 meetings of the Board of Directors, all four meetings of the Nominating Committee, and all four meetings of the Compensation Committee held in the fiscal year.	He appropriately made necessary comments concerning deliberation of agenda items, etc., based on his abundant business experience and knowledge.

(3) Compensation, etc. for outside officers
(Units: million yen)
	No. of persons compensated	Compensation, etc. from the Company	Compensation, etc. from the parent company, etc. of the Company
Total compensation, etc.	4	19 (of which, amount other than cash compensation: 1)	― (of which, amount other than cash compensation: –)
(Note)	1. Compensation, etc. amount of less than ¥1 million has been rounded down.
2. Amounts in parentheses show amounts other than cash compensation.
3. The number of persons compensated includes one officer who resigned on June 25, 2015.

4. Total compensation, etc. includes provision for directors’ retirement benefits of ¥1 million for fiscal 2015 in relation to compensation, etc. from the Company.  In addition, retirement benefits for outside officers were abolished from June 25, 2015.  However, for outside officers that resigned on or before June 24, 2015, the estimated amount of retirement benefits corresponding to the period from the time of resignation to June 25, 2015 is paid at the time when the applicable outside officers resign.

5. Retirement benefits for outside officers are as follows.
Directors: ¥7 million

(4) Opinions of outside officers
Not applicable.

4. Matters concerning Shares of the Company

(1) Number of shares

Number of authorized shares	Common stock 990,000,000 shares

Number of issued shares	Common stock 333,250,000 shares

(Note)  The number of shares has been rounded down to the nearest 1,000 shares.

(2) Number of shareholders at end of fiscal 2015	Common stock	8,675

(3) Major Shareholders
Names of shareholders	Status of investment in the Company
	Number of shares held	Shareholding ratio
Nomura Financial Partners Co., Ltd.	122,900 thousand	36.87%
ORIX Corporation	40,000 thousand	12.00%
Sompo Japan Nipponkoa Insurance Inc.	19,000 thousand	5.70%
Mitsui Sumitomo Insurance Co., Ltd.	15,000 thousand	4.50%
BNY GCM CLIENT ACCOUNT JPRD AC ISG (FE-AC)	7,253 thousand	2.17%
JP MORGAN CHASE BANK 385632	6,662 thousand	1.99%
Nippon Life Insurance Company	5,169 thousand	1.55%
Japan Trustee Services Bank, Ltd. (Trust Account 9)	4,867 thousand	1.46%
JAFCO Super V-3 Investment Limited Partnership	4,534 thousand	1.36%
The Master Trust Bank of Japan, Ltd. (Trust Account)	4,338 thousand	1.30%
(Note) 1. The number of shares held has been rounded down to the nearest 1,000 shares.
2. Percentage of voting rights has been rounded down to two decimal places.

5. Matters concerning Stock Acquisition Rights, etc. of the Company

  (1) Stock acquisition rights, etc. of the Company held by officers of the Company at fiscal year-end
	Summary of details of stock acquisition rights, etc.	Number of persons granted stock acquisition rights, etc.
Directors and executive officers (excluding outside officers)
Issuance resolution date:
Extraordinary General Meeting of Shareholders on January 27, 2009
Board of Directors Meeting on February 25, 2009
Allocation date of stock acquisition rights: March 2, 2009
Number of stock acquisition rights: 478 units
Type of underlying shares: Common shares
Number of underlying shares: 47,800
Exercise price: ¥550 per share
Exercise period: From March 1, 2011 to December 31, 2018
Exercise conditions:
Holders of stock acquisition rights must be directors or executive officers of the Company at the time of exercise.  However, when directors or executive officers resign for a reason that the Company accepts such as the expiration of their term of office before the start of the exercise period, they will be permitted to exercise their rights within one year from either the commencement date of the exercise period or from the date that is six months after the listing of the common shares on a securities exchange.  In addition, when directors or executive officers resign for a reason that the Company accepts such as the expiration of their term of office after the commencement date of the exercise period, they will be permitted to exercise their rights within one year after resignation.
7

Directors and executive officers (excluding outside officers)
Issuance resolution date:
Extraordinary General Meeting of Shareholders on January 27, 2009
Board of Directors Meeting on November 13, 2009
Board of Directors Meeting on December 25, 2009
Allocation date of stock acquisition rights: January 4, 2010
Number of stock acquisition rights: 520 units
Type of underlying shares: Common shares
Number of underlying shares: 52,000
Exercise price: ¥550 per share
Exercise period: From January 1, 2012 to December 31, 2018
Exercise conditions:
Holders of stock acquisition rights must be directors or executive officers of the Company at the time of exercise.  However, when directors or executive officers resign for a reason that the Company accepts such as the expiration of their term of office before the start of the exercise period, they will be permitted to exercise their rights within one year from either the commencement date of the exercise period or from the date that is six months after the listing of the common shares on a securities exchange.  In addition, when directors or executive officers resign for a reason that the Company accepts such as the expiration of their term of office after the commencement date of the exercise period, they will be permitted to exercise their rights within one year after resignation.
7
Outside directors	－	－

(2) Stock acquisition rights, etc. of the Company granted to employees, etc. during fiscal year
Not applicable.

6. Matters concerning Accounting Auditor
(1) Status of Accounting Auditor
(Units: million yen)
Name	Compensation, etc. relating to fiscal 2015	Other
Deloitte Touche Tohmatsu LLC Designated Unlimited Liability Partner, Engagement Partner, Masanori Matsuzaki Designated Unlimited Liability Partner, Engagement Partner, Ryujin Matsuura	54	(Notes 3, 4)

(Note)	1. Amount of less than ¥1 million has been rounded down.

2. As the audit contract between the Company and the Accounting Auditor does not separate the compensation for the audit prescribed by the Companies Act from the compensation for the audit prescribed by the Financial Instruments and Exchange Act, these two forms of compensation cannot be effectively separated.  Therefore, the above amount shows the total of these two forms of compensation.

3. Reason for the Audit Committee’s agreement regarding compensation, etc. for Accounting Auditor
The Audit Committee provided its agreement under Article 399, Paragraph 1 of the Companies Act, as it has concluded that the compensation, etc. for the Accounting Auditor is appropriate and reasonable.  This decision resulted from the consideration of matters such as the status of execution of duties in the previous fiscal year, the contents of the audit plan for fiscal 2015, and the grounds for calculation of the compensation estimate, through regular exchanges of opinion with the Accounting Auditor as well as the acquisition of necessary materials and reports from relevant departments in the Company and the Accounting Auditor.

4. Non-audit services (services other than services in Article 2, Paragraph 1 of the Certified Public Accountants Act) that the Accounting Auditor is providing are financial and taxation due diligence, etc. relating to business integration.

5. The total amount of monetary and other economic benefit that the Company and subsidiaries should pay to the Accounting Auditor is ¥134 million.
6. The above amount does not include consumption tax or local consumption tax.

(2) Contracts for Limited Liability
Not applicable.

(3) Other matters concerning Accounting Auditors
Policy for determining the dismissal or non-reappointment of an Accounting Auditor
If the Accounting Auditor violates or infringes laws and regulations such as the Companies Act and the Certified Public Accountants Act or is acknowledged to have committed an act that offends public order and morals, or if it has been concluded that the Accounting Auditor is otherwise not suitable as an accounting auditor, the Audit Committee will consider the dismissal or non-reappointment of the Accounting Auditor.  Moreover, if the Audit Committee decides that dismissal or non-reappointment is appropriate, it will put forward a proposal for “dismissal of the Accounting Auditor” or “non-reappointment of the Accounting Auditor” at a General Meeting of Shareholders.
In addition, if it is acknowledged that the Accounting Auditor falls under any of the items in Article 340, Paragraph 1 of the Companies Act, the Audit Committee will consider the dismissal of the Accounting Auditor.

7. Basic Policy on the Status of Persons Who Control Decisions on Financial and Business Policies
Not applicable.

8. Systems to Ensure Appropriate Operations
a. Summary of details of resolution
The Company adopted a resolution as follows regarding the basic policy relating to the development of systems to ensure appropriate operations at the Company and its subsidiaries (hereafter “the Group”) at a meeting of the Board of Directors.
(1) Conformity of performance of duties by Executive Officers and employees with laws, ordinances and articles of incorporation

(i) The Group sees compliance with laws and regulations, etc. as the most important management issue.  It has formulated the Group’s basic policy on compliance to which all directors and employees are subject.

(ii) It has established a legal compliance management section to prepare and establish the legal compliance system.

(iii) The Board of Directors monitors whether or not the compliance system is functioning effectively, through supervision of Executive Officers’ performance and assessment and evaluation at the Audit Committee.

(iv) The Group handles illegal or wrongful conduct strictly, and may employ disciplinary penalties.
When directors and employees find evidence of actual or suspected illegality or misconduct, they should report the details to the Audit Committee or the section responsible for compliance management.
(2) Systems for storage and management of information concerning the performance of duties by Executive Officers
(i) The Group requires Executive Officers to document their performance of duties and create an appropriate document management system.
(ii) The Audit Committee or personnel designated by the Committee have access at all times to documents concerning the performance of duties by Executive Officers.
(3) Rules and other systems for management of risk of losses

(i) The Group has formulated a basic Group risk management policy to develop and establish risk management systems.  It also carries out appropriate risk management through the establishment of a section responsible for risk management.

(ii) The Board of Directors and the Audit Committee require the section responsible for risk management to periodically file reports on the status of risk controls, and work to develop and upgrade Group risk management systems.

(4) System for ensuring the efficiency of performance of duties by Executive Officers

(i) The Board of Directors decides on basic matters regarding organizational structure, division of authority, organization of staff positions and other business matters, to ensure smooth and appropriate operations.

(ii) Executive Officers carry out their duties in line with the basic policy on management and the division of authority decided by the Board of Directors.

(iii) Executive Officers perform their duties assigned by the Board of Directors appropriately and effectively to the extent that they are authorized, and periodically report on the status of their performance of duties at meetings of the Board of Directors.

(5) Systems for ensuring appropriate conduct of operations by the Group

(i) The Company aims to achieve its business goals by conducting Group management control through the receipt of necessary reports from its subsidiaries to ensure the legality and appropriateness of the Group’s business operations as a whole, while ensuring efficiency in business and adhering to sound corporate management of the Group as a whole.

(ii) The Group drafts management policies, and works to ensure full legal compliance, customer protection and appropriate risk management.

(iii) The Internal Audit Department verifies the legality and appropriateness of overall operations at the Group, and reports its findings to the President and Chief Executive Officer, Executive Officers in charge of departments and the Audit Committee.

(6) Support staff for the Audit Committee
We have established an Office of Audit Committee and have deployed support staff for the Audit Committee.
(7) Independence of support staff in the previous paragraph from Executive Officers and ensuring the effectiveness of instructions by the Audit Committee to staff
Executive Officers shall ensure that undue restrictions are not imposed by Executive Officers on the staff that supports the duties of the Audit Committee in the execution of their duties.  In addition, the Group ensures the independence of the staff and effectiveness of the instructions by the Audit Committee to the staff by requiring the approval of the Audit Committee for matters regarding personnel transfer and personnel evaluations of the staff.

(8) Mechanisms for reporting to the Audit Committee, and other reporting to the Audit Committee by the Company’s Directors (excluding members of the Audit Committee), Executive Officers and employees, as well as its subsidiaries’ Directors, Corporate Auditors, Executive Officers, employees or those who receive reports from any of the foregoing personnel

(i) To enable the Audit Committee to appropriately handle important matters affecting the Group, we have specified certain matters the Company’s Directors (excluding members of the Audit Committee), Executive Officers and employees, as well as its subsidiaries’ Directors, Corporate Auditors, Executive Officers, employees or those who receive reports from any of the foregoing personnel must report to the Audit Committee.

(ii) Members of the Audit Committee may, at any time it is deemed necessary for the execution of their duties, ask the Company’s Directors (excluding members of the Audit Committee), Executive Officers and employees, as well as its subsidiaries Directors, Corporate Auditors, Executive Officers, employees or those who receive reports from any of the foregoing personnel to file reports.

(9) Mechanisms for ensuring that persons who have made reports pursuant to the previous article are not treated unfavorably because of such reports
The Group shall not take disciplinary measures against, discriminate or take other reprisals against, make disadvantageous personnel evaluation on, or treat unfavorably in any other forms persons who have made reports to the Audit Committee because of such reports.

(10) Matters concerning procedures for advance payment or reimbursement of costs incurred by a member of the Audit Committee in the process of executing duties and any other policy for processing costs and obligations

Costs incurred in appointing or consigning investigation and other administrative work to lawyers, certified public accountants and other external experts as necessary in order for the Audit Committee or members of the Audit Committee to conduct audit work shall be covered by the Company, unless such cost is deemed unnecessary for the execution of duties by the Audit Committee or members of the Audit Committee.
(11) Other mechanisms for ensuring effective auditing by the Audit Committee
To ensure the effectiveness of its auditing, the Audit Committee works together with the Internal Audit Department, which devises its audit plan and reports it, as well as audit results, to the Audit Committee.

b. Overview of operational status of systems
The main operational status of systems for ensuring the appropriateness of the above operations during fiscal 2015 is as follows.
(1) Ensuring that the duties of Executive Officers are executed efficiently and in compliance with laws, ordinances and the articles of incorporation

(i) The Board of Directors held 15 meetings and decided important managerial matters such as management policies and budget formulation.  The Board received reports on the status of business execution from each Executive Officer and conducted investigation from the viewpoint of ensuring appropriate operations at least once every three months.

(ii) The Company conducts efficient decision-making by delegating decisions on important operations within the scope prescribed by laws and ordinances to Executive Officers, based on resolutions adopted by the Board of Directors.  As bodies to discuss and decide important matters in terms of business execution, the Company has established that the Group Management Meeting, the Group ALM Meeting and the Group Compliance Meeting, and chief executive officers make decisions on these business operations after conferring with other Executive Officers.

(iii) The Audit Committee (whose chairman is an Outside Director) held 15 meetings, verified the legality and appropriateness of business execution by Executive Officers, and reported on the status of the execution of its duties every month to the Board of Directors.

(2) Compliance system

(i) As a basic policy of the Group, we have drawn up the Basic Policy for Group Compliance.  Moreover, we have established a Compliance Management Group within the Business Administration Department to ensure oversight of compliance, and through discussion and investigation at the Group Compliance Meeting, we are working to develop a framework for legal and other compliance.

(ii) At the Company and Ashikaga Bank, we have established a whistleblower system with consulting points in the division responsible for oversight of compliance, the Office of Audit Committee and the legal counselor’s office.  In relation to whistleblowing, we protect whistleblowers, while the division responsible for oversight of compliance investigates facts, and adopts correction measures and measures to prevent recurrence, as required.

(iii) At Ashikaga Bank, we draw up a compliance action plan every fiscal year at meetings of the Board of Directors, and report on its progress status at the Compliance Meeting every six months.  In addition, we have assigned Compliance Managers and Compliance Officers in every division, office and branch, hold Compliance Officer Liaison Meetings every six months, and thoroughly instill the awareness that all officers and employees should put the greatest priority on compliance.

(3) Risk management framework

(i) Based on the Comprehensive Group Risk Management Policy, we conduct comprehensive risk management based on the operation of a risk investment system that covers all risks that may have an impact on management such as credit risk, market risk, liquidity risk and operational risk.

(ii) We have established a Group ALM Meeting as an organization to discuss and make decisions on risk management, and it meets on a monthly basis together with Ashikaga Bank’s ALM Meeting.  It also reports the results of meetings to the Board of Directors on a monthly basis.

(4) Group management system

(i) By receiving necessary reports from subsidiaries, the Company analyzes and evaluates the Company’s consolidated earnings, including the earnings of subsidiaries, on a monthly basis at meetings of the Board of Directors.

(ii) At Ashikaga Bank, the core of the Ashikaga Group, we have formulated rules on the management of affiliated companies, and in addition to receiving necessary consultation and reports from subsidiaries, they administer and guide these companies by holding the Affiliated Company Business Briefing (monthly) and conducting internal audits at subsidiaries.

(5) Ensuring that audits by the Audit Committee are conducted effectively

(i) The Audit Committee is composed of three directors, of which two are outside directors.  The Audit Committee Members that the Audit Committee selects audit the performance of duties by directors by attending important meetings of the Group Management Meeting and other bodies and exchanging opinions with the chief executives.

(ii) We have deployed staff who support the duties of the Audit Committee at the Office of Audit Committee, and in addition to ensuring the independence of the staff and effectiveness of the instructions from Audit Committee Members, the Office supports the duties of the Audit Committee.

(iii) The Audit Committee cooperates routinely and flexibly with the Internal Audit Department, mainly by receiving internal audit plans and the results of internal audits from the Internal Audit Department.

9. Matters concerning Specified Wholly-owned Subsidiaries
a. Names and addresses of specified wholly-owned subsidiaries
The Ashikaga Bank, Ltd.
4-1-25 Sakura, Utsunomiya, Tochigi Prefecture

b. Total carrying value at end of fiscal 2015 of shares of specified wholly-owned subsidiaries in the Company and wholly-owned subsidiaries, etc.
¥280,000 million

c. Total amount recorded in the asset section of the balance sheet of the Company relating to fiscal 2015
¥301,677 million

10. Matters concerning Transactions with Parent Company, etc.
Not applicable.

11. Matters concerning Accounting Advisors
Not applicable.

12. Other Matters
a. Policy regarding exercise of rights granted to Board of Directors based on provisions of Articles of Incorporation pursuant to provisions of Article 459, Paragraph 1 of the Companies Act
In regard to the matters prescribed in each item of Article 459, Paragraph 1 in the Companies Act such as division of surplus funds, unless otherwise provided in laws and ordinances, it is stipulated in the Articles of Association that these should be decided by a resolution of the Board of Directors and not depend on a resolution of a General Meeting of Shareholders.
To ensure sound management, in view of the public nature of a group corporation that includes a bank, the Company has adopted the basic policy of paying stable dividends while ensuring sufficient internal reserves.
Furthermore, the Company will address share buybacks while striving to secure sufficient capital in order to realize appropriate capital policy management.
b. Significant matters regarding the status of joint-stock corporations
Not applicable.

Consolidated Balance Sheet for Period 8 (As of March 31, 2016)
Item	Amount	Item	Amount
(Assets)		(Liabilities)
Cash and due from banks	437,509	Deposits	5,206,700
Call loans and bills bought	414	Negotiable certificates of deposit	174,878
Other debt purchased	7,627	Call money and bills sold	78,000
Trading account securities	3,596	Payables under securities lending transactions 25,263
Securities	1,296,769	Borrowed money	251,726
Loans and bills discounted	4,235,174	Foreign exchange	282
Foreign exchange	4,377	Other liabilities	46,266
Other assets	34,277	Provision for directors’ bonuses	57
Tangible fixed assets	24,424	Provision for directors’ retirement benefits	311
Buildings	7,527	Provision for reimbursement of deposits	858
Land	12,798	Provision for contingent loss	464
Lease assets	16	Provision for point card certificates	134
Construction in progress	435	Deferred tax liabilities	5,074
Other tangible fixed assets	3,647	Acceptances and guarantees	12,913
Intangible fixed assets	78,601	Total liabilities	5,802,932
Software	2,087	(Net Assets)
Goodwill	75,979	Capital stock	117,495
Other intangible fixed assets	534	Capital surplus	29,025
Asset for retirement benefit	10,446	Retained earnings	113,594
Deferred tax assets	584	Total shareholders’ equity	260,115
Customers’ liabilities for acceptances and guarantees	12,913	Net unrealized gain (loss) on available-for-sale securities	48,527
Allowance for doubtful accounts	(40,679)	Deferred gains (losses) on hedges	(3,951)
		Remeasurements of defined benefit plans	(1,585)
		Total accumulated other comprehensive income	42,990
		Total Net Assets	303,105
Total Assets	6,106,037	Total liabilities and Net Assets	6,106,037

Consolidated Statement of Income
[     From April 1, 2015 to March 31, 2016    ]

(Millions of yen)
	Amount
Ordinary income		102,474
Interest income	73,805
Interest on loans and bills discounted	55,936
Interest and dividends on securities	16,958
Interest on call loans and bills bought	393
Interest on deposits with banks	404
Other interest income	114
Fees and commissions	22,138
Other operating income	1,692
Other ordinary income	4,838
Recoveries of written-off claims	524
Gains on sales of stocks and other securities	3,290
Other	1,023
Ordinary expenses		72,118
Interest expenses	4,832
Interest on deposits	2,079
Interest on negotiable certificates of deposit	212
Interest on call money and bills sold	8
Interest on payables under securities lending transactions	211
Interest on borrowed money	1,537
Other interest expenses	783
Fees and commissions	6,198
Other operating expenses	192
General and administrative expenses	55,471
Other expenses	5,423
Provision of allowance for doubtful accounts	2,013
Write-off amount of loans	1,656
Losses on sales of stocks	980
Losses on devaluation of stocks and other securities	8
Losses on sales of loans	110
Other expenses or losses	653
Ordinary profit		30,356
Extraordinary losses		186
Loss on disposal of non-current assets	108
Impairment loss	50
Loss on reduction of non-current assets	26
Income before income taxes		30,170
Income taxes-current	5,805
Income taxes-deferred	1,912
Total income taxes		7,717
Net income		22,452
Net income attributable to shareholders of parent		22,452

Period 8 Consolidated Statement of Changes in Net Assets
From April 1, 2015 to March 31, 2016

(Millions of yen)
	Shareholders’ Equity
	Capital stock	Capital surplus	Retained earnings	Total shareholders’ equity
Balance at the beginning of the current period	117,495	29,025	94,474	240,994
Change during the period
Cash dividends			(3,332)	(3,332)
Net income attributable to shareholders of parent			22,452	22,452
Net changes in items except for shareholders’ equity
Total changes of items during the period	－	－	19,120	19,120
Balance at the end of current period	117,495	29,025	113,594	260,115

	Accumulated other comprehensive income
	Net unrealized gain (loss) on available-for-sale securities	Deferred gains (losses) on hedges	Remeasurements of defined benefit plans	Total accumulated other comprehensive income	Total Net Assets
Balance at the beginning of the current period	44,704	(650)	2,072	46,126	287,121
Changes of items during the period
Cash dividends					(3,332)
Net income attributable to owners of parent					22,452
Net changes in items except for shareholders’ equity	3,822	(3,301)	(3,658)	(3,136)	(3,136)
Total changes of items during the period	3,822	(3,301)	(3,658)	(3,136)	15,983
Balance at the end of current period	48,527	(3,951)	(1,585)	42,990	303,105

Notes to Consolidated Financial Statements
Amounts are rounded down to the nearest one million.
Subsidiary Company, Subsidiary, etc., and Relevant Juridical Person, etc. are as defined in Article 2, Paragraph 8 of the Banking Act and Article 4-2 of the Order for Enforcement of the Banking Act.

Basis of Preparation
1. Scope of Consolidation
(1) Consolidated Subsidiary Companies and Subsidiaries, etc.:	4 companies
The Ashikaga Bank, Ltd.
Ashikaga Credit Guarantee Co., Ltd.
Ashigin Research Institute, Ltd.
Ashigin Card Co., Ltd.
(2) Non-consolidated Subsidiary Companies and Subsidiaries, etc.:	1 company
Ashikaga Company Development Fund No. 2 Business Investment Limited Liability Partnership

Non-consolidated Subsidiary Companies and Subsidiaries, etc. are excluded from the scope of consolidation because the total assets, total income, net profit (loss) (comparable to equity portion) and total accumulated other comprehensive income (comparable to equity portion) are immaterial in that they do not hinder a rational judgement of the corporate group’s financial position and results of operations even when excluded from the scope of consolidation.

2. Application of the Equity Accounting Method
(1) Non-consolidated Subsidiary Companies or Subsidiaries, etc. that are accounted for by the equity method
Not applicable.
(2) Relevant Juridical Persons, etc. that are accounted for by the equity method
Not applicable.
(3) Non-consolidated Subsidiary Companies and Subsidiaries, etc. not subject to the equity method:
1 company
Ashikaga Company Development Fund No. 2 Business Investment Limited Liability Partnership

(4) Relevant Juridical Persons, etc. not subject to the equity method:
2 companies
Tochigi Network Partners, K.K.
Tochigi Network Fund Limited Partnership for Investment

Non-consolidated Subsidiary Companies and Subsidiaries, etc., and Relevant Juridical Persons, etc. not subject to the equity method are excluded from being subject to the equity method because the amounts of net profit (loss) (comparable to equity portion), retained earnings, and total accumulated other comprehensive income (comparable to equity portion) are immaterial, and as such, they do not have a major impact on the consolidated financial statements when excluded from the scope of equity method.

3. Amortization of Goodwill
Goodwill is amortized using the straight-line method over 20 years.

Accounting Policies
1.	Evaluation standard and evaluation method regarding trading account securities
Trading account securities are stated at market value (cost of sales is determined by the moving average method).

2.	Evaluation standard and evaluation method regarding securities
Held-to-maturity debt securities are stated at amortized cost using the moving average method (straight-line method), shares of non-equity method non-consolidated Subsidiary Companies and Subsidiaries, etc. and shares of non-equity method Relevant Juridical Persons, etc. are stated using the moving average cost method, and available-for-sale securities are carried as a general rule at market value (cost of sales is determined by the moving average method) on the date of consolidated financial statements (In the case of shares, the average market price during the one month before the date of consolidated financial statements). Securities whose market value are considered extremely difficult to assess are stated at cost or amortized cost using the moving average method.
Furthermore, net unrealized gains or losses on available-for-sale securities are recognized directly into net assets in full.

3.	Evaluation Standard and Evaluation Method for Derivatives
Derivatives are carried at market value.

4.	Depreciation of Fixed Assets
  (1) Tangible fixed assets (except for lease assets)
Depreciation of tangible fixed assets owned by the consolidated banking subsidiary is computed by the declining-balance method.
The main estimated useful lives are as follows.
Buildings:                                    3 to 50 years
Other:                                           3 to 20 years

Tangible fixed assets owned by Subsidiary Companies and Subsidiaries, etc. other than the consolidated banking subsidiary are amortized using the declining-balance method according to their estimated useful lives.

(2) Intangible fixed assets (except for lease assets)
Intangible fixed assets are amortized using the straight-line method.  Furthermore, costs of computer software obtained for internal use is amortized over the estimated useful lives (5-years) for the consolidated banking subsidiary and Subsidiary Companies and Subsidiaries, etc. other than the consolidated banking subsidiary.
(3) Lease assets
Depreciation of lease assets from finance lease transactions in “Tangible fixed assets” (and “Intangible fixed assets”) not involving the transfer of ownership of the leased property to the lessee is computed using the straight-line method over the respective lease periods.  Regarding residual value, the amount where there is a residual value guarantee in the lease agreement will be deemed as in the residential guarantee amount, and the rest shall be set at zero.

5.	Allowance for doubtful accounts
Allowance for doubtful accounts of the consolidated banking subsidiary is made in accordance with the internal rules for providing allowances for depreciation under the following provisions.
For claims on borrowers who are legally bankrupt as a result of bankruptcy, special liquidation, etc. (hereinafter referred to as “bankrupt borrowers”) or who are substantially bankrupt (hereinafter referred to as “substantially bankrupt borrowers”), a reserve is provided based on the amount of the claims after direct write-off as noted below, net of the amounts expected to be collected through the disposition of collateral or through the execution of guarantees.  For claims on borrowers who are not currently bankrupt, but are likely to become bankrupt (hereinafter referred to as “borrowers with bankruptcy concerns”), a reserve is provided based on the amount considered necessary based on an overall solvency assessment of the amount of claims net of the amounts expected to be collected through the disposition of collateral or through the execution of guarantees.
For claims on borrowers with a restructured loan and the exposure to such debtor exceeds a certain threshold, for which cash flows from the collection of principal and interest can be reasonably estimated, the difference between the book value of the loan and the present value of its future cash flows discounted using the contractual interest rate before the loan was classified as a restructured loan shall be used as the method to determine the allowance for loan losses (estimated cash flow method).
For other claims, a reserve is provided based on the loan-loss ratio calculated from actual defaults during a certain period in the past.
All claims are assessed by the branches and the examination departments, and the result of the assessment is audited independently by the Audit Division in accordance with the policy and guidelines for the self-assessment of asset quality.
For collateralized or guaranteed claims to bankrupt borrowers and substantially bankrupt borrowers, the amounts of the claims deemed uncollectible in excess of the estimated value of the collateral or guarantees have been written off in aggregate amounts of 11,342 million yen.

Subsidiary Companies and Subsidiaries, etc. other than the consolidated banking subsidiary assess assets primarily in accordance with the same policy and guidelines for the self-assessment of asset quality as the consolidated banking subsidiary, and record the necessary amounts based on such results.

6.	Provision for Directors’ Bonuses
Provision for directors’ bonuses is provided for payment of bonuses to directors in the estimated amount of future payments that is attributable to the current fiscal year.

7.	Provision for Directors’ Retirement Benefits
Provision for directors’ retirement benefits is provided for payment of retirement benefits for directors in the estimated amount deemed accrued at the end of the current fiscal year in accordance with the estimated amount of retirement benefits for directors.

8.	Provision for Reimbursement of Deposits
Provision for reimbursement of deposits that were derecognized as liabilities under certain conditions, which is provided to prepare for claims from depositors, is recorded as the amount of future estimated reimbursement losses on future claims.

9.	Provision for Contingent Loss
Provision for contingent loss, which is provided for payment of burden charges to credit guarantee corporations in accordance with the Responsibility-Sharing System, is recorded as the estimated amount of future burden charge payments.

10.	Provision for Point Card Certificates
Provision for point card certificates, which is provided for the future use of points granted to customers for the use of credit cards issued by the consolidated banking subsidiary and Subsidiaries, etc., is recorded as the amount deemed necessary by converting the outstanding points into a monetary amount, and rationally estimating and recognizing that they will be redeemed in future.

11.	Accounting Method for Retirement Benefits
In calculating the retirement benefit obligations, the method for attributing the projected retirement benefit obligation for the period to the end of the current fiscal year is in accordance with the benefit formula standards.  In addition, the methods of expensing prior service cost and actuarial differences as profit and loss are as follows.
Prior service cost:	Amortized using the straight-line method within the employee’s average remaining service period when they arise.
Actuarial differences:
Amortized using the straight-line method within the employee’s average remaining service period in each consolidated fiscal year they arise, commencing from the consolidated fiscal year following the year in which they arise.

12.	Method for Translation of Foreign Currency Assets and Liabilities into Japanese Yen
Assets and liabilities of the consolidated banking subsidiary denominated in foreign currencies are translated into Japanese yen at the exchange rate prevailing at the date of consolidated financial statements.

13.	Important Hedge Accounting Methods
  (1) Interest Rate Risk Hedges
The method of hedge accounting applied to transactions to hedge against the interest rate risks associated with monetary claims and debt of the consolidated banking subsidiary is the deferred hedge accounting method as stipulated in “Treatment of Accounting and Auditing of Application Standard for Financial Instruments in the Banking Industry” (The Japanese Institute of Certified Public Accountants (JICPA) Industry Audit Committee Report No. 24 of February 13, 2002.  Hereinafter referred to as “Industry Audit Committee Report No. 24”).  In terms of methods for assessing the hedge effectiveness, the effectiveness of hedges in offsetting market movements is verified by grouping hedged items such as deposits and loans and the hedging instruments such as interest rate swaps by their respective (term to) maturity. As to cash flow hedges, the effectiveness of such hedges in fixing cash flows is assessed by verifying the correlation between the hedged items and the hedging instruments.
  (2) Foreign Exchange Risk Hedges
The method of hedge accounting applied to transactions to hedge against the foreign exchange fluctuations associated with monetary claims and debt of the consolidated banking subsidiary denominated in foreign currencies is the deferred hedge accounting method based on the rules set out in the “Treatment of Accounting and Auditing of Application Standard for Financial Instruments in the Banking Industry” (JICPA Industry Audit Committee Report No. 25 of July 29, 2002.  Hereinafter referred to as “Industry Audit Committee Report No. 25”).  In terms of methods for assessing the hedge effectiveness, the effectiveness of hedges such as currency swaps and foreign exchange swaps aimed at reducing the risk of foreign exchange fluctuations associated with monetary claims and debt denominated in foreign currencies is assessed through comparison of the foreign currency position of the hedged monetary assets and liabilities, with that of the hedging instruments.
Furthermore, deferred hedge accounting is used for some assets and liabilities as the method of hedge accounting for items other than (1) and (2) above.

14. Consumption Tax
Transactions subject to consumption tax and local consumption tax are recorded exclusive of consumption tax.

15. Application of Consolidated Taxation System
The Company has applied the consolidated taxation system as a Consolidated Tax Parent Company from the current fiscal year.

Change in Accounting Policies
(Application of “Accounting Standards for Business Combinations”)
“Accounting Standards for Business Combinations” (Accounting Standards Board of Japan (ASBJ) Guidance No. 21, September 13, 2013), and “Accounting Standards for Consolidated Financial Statements” (ASBJ Guidance No. 22, September 13, 2013) and “Accounting Standards for Business Divestitures” (ASBJ Guidance No. 7, September 13, 2013) are applied from the current fiscal year, and there is a change in the presentation of net income, and a change in the presentation from minority interests to non-controlling interests.

Unapplied accounting standards
“Implementation Guidance on Recoverability of Deferred Tax Assets” (ASBJ Guidance No. 26, March 28, 2016)

(1) Outline
This implementation guidance is a partial revision of the guidance concerning the recoverability of deferred tax assets as prescribed mainly in the “The Auditing Treatment on Determining the Recoverability of Deferred Tax Assets” (JICPA Audit Committee Report No. 66) and basically carries over those details.
(2) Date of adoption
The Company plans to adopt these accounting standards from the beginning of the consolidated fiscal year commencing on April 1, 2016.
(3) Effects of application of the accounting standards
The effects of application of the accounting standards are currently being evaluated.

Notes
(Consolidated Balance Sheet)

1.	Of loans and bills discounted, loans to bankrupt borrowers are 1,704 million yen, and delinquent loans are 69,914 million yen.
Furthermore, loans to bankrupt borrowers are non-accrual loans (excluding the portion written off as uncollectible; hereinafter referred to as “Loan Without Recording Of Accrued Interest”) for which circumstances apply as stipulated in Article 96, Paragraph (1), item (iii) a through e of the Order for Enforcement of the Juridical Person Tax Act (Cabinet Ordinance No. 97 of 1965) or reasons as prescribed in item (iv) of the same Paragraph having no prospects for recovery or repayment of principal or interest, for which payment of principal or interest has not been received for a substantial period or for other reasons.
In addition, delinquent loans are loans with interest not accrued that are other than loans to bankrupt borrowers or loans for which interest payments have been rescheduled with the objective of assisting these debtors in management restructuring.

2.	There are no loans and bills discounted that are claims in arrears for three months or more.
Claims in arrears for three months or more are loans and bills discounted for which payment of principal or interest have not been received for three months or more after the following day of the agreed payment date, excluding loans to bankrupt borrowers and delinquent loans.

3.	Of loans and bills discounted, restructured loans are 20,340 million yen.
Restructured loans are claims with negotiated terms preferable to the debtors such as the reduction of interest, grace periods for payment of interest and principal, and forgiveness of debt, etc. with the objective of assisting these debtors in management restructuring, excluding loans to bankrupt borrowers, delinquent loans and claims in arrears for three months or more.

4.	The total amount of loans to bankrupt borrowers, delinquent loans, claims in arrears for three months or more and restructured loans is 91,959 million yen.
The amount of claims from 1 to 4 above are the amounts before deducting the allowance for loan losses.

5.
Bills discounted have been accounted for as financial transactions in accordance with JICPA Industry Audit Committee Report No.24.  The Company has the right to sell or (re-) pledge bank acceptance bills purchased, commercial bills discounted, documentary bills of exchange and foreign currency bills purchased without restrictions. The total face value is 25,527 million yen.

6.	Assets pledged as collateral are as follows:

Pledged assets

Cash and due from banks	4 million yen
Securities	280,162 million yen
Loans and bills discounted	11,050 million yen
Liabilities covered by pledged assets
Deposits	113,379 million yen
Payables under securities lending transactions	25,263 million yen
Borrowed money	181,710 million yen

In addition to the above, 67,707 million yen in securities is pledged as collateral for transactions such as foreign currency settlement and derivatives transactions and in lieu of margin deposits on futures transactions.
In addition, other assets include initial margins on futures transactions of 5,090 million yen and guarantee deposits of 745 million yen.

7.
Overdraft facilities and commitment line contracts on loans are agreements to lend to customers upon application, up to a prescribed amount, as long as there is no violation of any condition in the contracts.  The amount of unused commitments is 1,249,546 million yen and the amount of those whose remaining terms to maturity are one year or less (or those that can be terminated without notice or conditions) is 1,213,114 million yen.

Since many of these commitments are expected to expire without being drawn upon, the total amount of unused commitments does not necessarily represent actual future cash flow requirements of the consolidated banking subsidiary as well as Subsidiary Companies and Subsidiaries, etc. other than the consolidated banking subsidiary.  Many of these commitments include clauses under which the consolidated banking subsidiary as well as Subsidiary Companies and Subsidiaries, etc. other than the consolidated banking subsidiary can reject an application from customers or reduce the contract amounts in the event that economic conditions change, a claim needs to be secured, or other events occur. In addition, the consolidated banking subsidiary as well as Subsidiary Companies and Subsidiaries, etc. other than the consolidated banking subsidiary may request the customers to pledge collateral such as premises and securities at the time of the contracts, and take necessary measures such as monitoring customers’ financial positions, revising contracts when need arises and securing claims after contracts are made on a periodic basis.

8.	Accumulated depreciation on tangible fixed assets	39,480 million yen

9.	Reduction in the book-entry value	2,774 million yen
(reduction in book-entry value in the current fiscal year: 26 million yen)

10.	Borrowed money includes subordinated borrowings of 70,000 million yen with a covenant that performance of the obligation is subordinated to that of other obligations.

11.
Guarantee obligations for corporate bonds issued by private placement included in “Securities” (a provided for in Article 2, Paragraph (3) of the Financial Instruments and Exchange Act) total 63,410 million yen.

(Consolidated Statement of Changes in Net Assets, etc.)
1.	Class and number of shares issued and treasury stock
(Thousand shares)
	Number of shares at the beginning of the current consolidated fiscal year	Increase in the current consolidated fiscal year	Decrease in the current consolidated fiscal year	Number of shares at the end of the current consolidated fiscal year	Outline
Shares issued
Common stock	333,250	-	-	333,250
Class shares	-	-	-	-
Total	333,250	-	-	333,250
Treasury stock
Common stock	-	-	-	-
Class shares	-	-	-	-
Total	-	-	-	-

2.	Stock Acquisition Rights and Treasury Stock Acquisition Rights
Number of shares for the purpose of Stock Acquisition Rights
Category	Details of Stock Acquisition Rights	Class of Shares for the purpose of Stock Acquisition Rights	At the beginning of the current consolidated fiscal year	Increase	Decrease	At the end of the current consolidated fiscal year	Balance at the end of the current consolidated fiscal year (million yen)
The Company	Stock Acquisition Rights as stock options	─					─
Total		─					─

(Note) The Company was an unlisted company at the time when the stock options were granted so the intrinsic value per unit when granted was zero and there was no balance at the end of the current consolidated fiscal year.

3.	Dividends
  (1) Amount of dividends paid during the current consolidated fiscal year
(Resolution)	Class of Shares	Aggregate amount of dividends	Cash dividends per share	Record date	Effective date
Meeting of Board of Directors held on May 13, 2015	Common stock	1,499 million yen	4.5 yen	March 31, 2015	June 4, 2015
Meeting of Board of Directors held on November 10, 2015	Common stock	1,832 million yen	5.5 yen	September 30, 2015	December 3, 2015

(Note) The cash dividends per share resolved at the Board of Directors meeting held on November 10, 2015 includes a commemorative dividend of 1 yen per share for the 120-year anniversary of a wholly-owned subsidiary, The Ashikaga Bank, Ltd.

  (2) Of the dividends whose record date belongs to the current fiscal year, the following are those dividends of which the effective date falls after the last day of the current fiscal year
The following proposal shall be submitted at the Board of Directors meeting scheduled on May 13, 2016.
(Resolution)	Class of Shares	Aggregate amount of dividends	Source of dividends	Cash dividends per share	Record date	Effective date
Meeting of Board of Directors held on May 13, 2016	Common stock	1,499 million yen	Retained earnings	4.50 yen	March 31, 2016	June 8, 2016

(Financial Instruments)
1.	Status of Financial Instruments
  (1) Policy on Financial Instruments
The Ashikaga Holdings Group (hereinafter referred to as the “Group”) provides financial services centering on banking business.  Ashikaga Holdings Co., Ltd. (hereinafter referred to as “Ashikaga HD”) is a banking holding company, and has raised funds through subordinated borrowings to acquire the shares of The Ashikaga Bank, Ltd, which is a consolidated banking subsidiary. The consolidated banking subsidiary, which is the Group’s core business, raised funds through its core banking business of deposits, as well as through call money in the short-term financial markets to secure liquidity, and invests in loans and bills discounted mainly for business loans and housing loans, in securities such as bonds, and in short-term financial markets.

Since the Group mainly holds financial assets and financial liabilities that are subject to interest rate fluctuations, the Group utilizes asset and liability management (ALM) to avoid unfavorable impacts from interest rate fluctuations.
Derivative transactions are also used as part of these measures.

  (2) Financial Instruments and Risks
The financial assets held by the Group consist primarily of loans and bills discounted to Japanese businesses and individuals from the consolidated banking subsidiary.  Apart from the risk of interest rate movements, loans and bills discounted are exposed to credit risk that could arise from non-performance of obligations by customers. In addition, securities are principally bonds, stocks and investment trusts, which are held to maturity to secure steady interest income or for policy investment purposes. These are subject to credit risk of issuers, interest rate risk and market price volatility risk.
The Group’s financial liabilities mainly consist of deposits received by the consolidated banking subsidiary, which are mainly exposed to interest rate risk and liquidity risk. In addition, Ashikaga HD’s subordinated borrowings and borrowed money raised by the consolidated banking subsidiary are exposed to the risk that the Group is unable to execute payments on the due date under certain conditions such as the Group’s loss of access to the financial markets.
Derivatives transactions are undertaken in order to meet the demands of customers of the consolidated banking subsidiary to hedge interest-rate and foreign exchange-rate risks, and apart from being a way to control interest rate fluctuation risk for ALM purposes, are also an alternative method for on-balance investment based on appropriate risk management. Derivatives are used as a method to hedge interest-rate fluctuation risks, foreign exchange fluctuation risks, and price fluctuation risks of assets and liabilities. Derivatives mainly include interest-rate swaps, currency swaps, and bond futures, and are exposed to interest-rate fluctuations risks, foreign exchange fluctuation risks, market price fluctuation risks, and credit risk.
Hedge accounting is applied to some derivative transactions.
The hedge accounting method applied by the consolidated banking subsidiary to the foreign exchange fluctuation risks associated with foreign currency denominated assets and liabilities is the deferred hedge accounting method based on the rules of the “Treatment of Accounting and Auditing of Application Standard for Financial Instruments in the Banking Industry” (JICPA Industry Audit Committee Report No. 25).
In terms of the method to assess hedge effectiveness, currency swap transactions and foreign exchange swap transactions, etc. are used as hedging methods to reduce the foreign exchange fluctuation risks of foreign currency denominated assets and liabilities, and the hedge effectiveness is assessed by confirming the total foreign currency position of the hedging instruments corresponds to the hedged items such as foreign currency denominated assets and liabilities.

In addition, interest-rate swaps are conducted for the purpose of offsetting the market fluctuations of bonds held as available-for-sale securities, and uses deferred hedges.  Regarding swaps that meet the requirements for the special treatment of interest-rate swaps, verification continues to be made whether or not they meet special requirements with “post testing”.
Derivative transactions that do not qualify for hedge accounting are exposed to interest-rate fluctuation risks, foreign exchange fluctuation risks, price fluctuation risks and credit risks.

  (3) Risk management for financial instruments
①Credit risk management
The Group has prepared and manages a structure for managing credit based on the credit risk management rules of the consolidated banking subsidiary in relation to loans and bills discounted such as a credit assessment for each transaction, credit limits, managing credit status, internal credit rating, setting guarantees and collateral, dealing with problem loans, etc.  Apart from each sales office, such credit management is conducted by Credit Supervising Division 1 and Credit Supervising Division 2, while there is regular monitoring and reporting by management to the Credit Portfolio Meeting and the Board of Directors. Furthermore, the Auditing Department performs an audit of the status of credit risk.
The International and Treasury Administration Division of the consolidated banking subsidiary regularly obtains and reviews credit information and fair market value information to monitor the credit risk of issuers of securities and counterparty risk for derivative transactions
②Market risk management
(i) Interest rate risk management
The Group manages risks of interest rate fluctuations by ALM.  Risk management methods and procedures are stipulated in the ALM regulations and manuals and understanding and confirming the status of implementation and discussion about future action, etc. is discussed in accordance with the ALM policies by the ALM Committee. On a daily basis, the Risk Management Group of Ashikaga HD’s Business Administration Department maintains comprehensive information of interest rates and durations of financial assets and liabilities, and reports to the ALM Committee on a monthly basis.
(ii) Currency risk management
The International and Treasury Administration Division of the consolidated banking subsidiary manages the foreign exchange positions and hedges the foreign exchange fluctuation risks by using derivative transactions such as funding swaps, etc.

(iii) Price fluctuation risk management
Investment instruments including securities are managed in accordance with the security investment and market risk management rules based on policies of the ALM Committee. The International and Treasury Administration Division of the consolidated banking subsidiary aims to reduce the price fluctuation risk through advance screening, establishing investment limits and constant monitoring.  Most of the Group’s holdings in securities are held for the purpose of promoting businesses, and the financial conditions of corporate customers are monitored.
Such information is reported regularly to the Board of Directors and the ALM Committee through the International and Treasury Administration Division and the Risk Control Department of the consolidated banking subsidiary.
The Risk Control Department and the International and Treasury Administration Division of the consolidated banking subsidiary monitor the market risk quantity of derivative transactions relating to securities, currencies and interest rates using value-at-risk (VaR) and manages compliance with regulations, etc.
(iv) Market risk quantitative information
The Group’s financial instruments with exposure to major risk factors such as interest rate risk and price fluctuation risk are mainly “loans and bills discounted”, “securities”, “deposits”, “negotiable certificates of deposit”, subordinate debts of “borrowed money”, and “derivative transactions”. The Group performs quantitative analysis on these financial instruments held by the consolidated banking subsidiary and utilizes its results to allocate risk capital and for internal control of market risks. Note that quantitative analysis is not used for financial instruments of Ashikaga HD and Subsidiary Companies other than the consolidated banking subsidiary.
(I)	Financial instruments held by the consolidated banking subsidiary
a.	“Loans and bills discounted”, yen-denominated bonds of “Securities”, “Deposits”, and “Negotiable certificates of deposits”
The consolidated banking subsidiary classifies its financial assets and financial liabilities are classified into a fixed interest rate group and a floating interest rate group in its quantitative analysis, with each group disaggregated by each interest due date and the amount of effect analyzed for interest fluctuations by period.  If all risk factors, other than interest rate risk, are constant, the net fair market value of financial assets after offsetting with financial liabilities decreases by 72 million yen when the benchmark interest rate increases 10 basis points (0.10%) as of March 31, 2016 (the balance date for the current period). Such impact assumes all risk factors other than interest rate are constant, and there is no correlation between the interest rate and other risk factors. In addition, if the interest rate fluctuates more than 10 basis points (0.10%), the impact may be greater than the computed amount.
Those liquid deposits of “Deposit” that have no activities for certain periods are defined as core deposits and the interest rate risk is managed by categorizing the tm maturity periods (of up to 10 years).
b.	Financial instruments excepting a.

VaR from the variance-covariance method (holding period of 1 to 6 months, which is an appropriate period depending on the nature of the instrument, confidence interval: 99.9% (stocks for policy investment only are 99.0%), observation period of 1 year) is used for quantitative analysis.
The simple aggregated VaR of each instrument calculated for the Group is 55,631 million yen as of March 31, 2016
The Group carries out back testing to compare the VaR calculated based on the above model with hypothetical profits and losses calculated assuming that all positions were fixed at the point of the risk amount measurement. It should be noted that VaR measures the amount of market risk at certain probability levels statistically calculated based on historical market fluctuations; therefore, there may be cases where market risks cannot be captured in such situations when market conditions are changing dramatically beyond what was historically experienced.
(II)	Financial Instruments held by the Company and Subsidiary Companies other than the consolidated banking subsidiary
The Company and Subsidiary Companies other than the consolidated banking subsidiary, which are affected by interest rate risk, are subordinated borrowings of “Borrowed money”. If all risk factors, other than interest rate risk, are constant, the fair market value of the financial liabilities decreases 235 million yen when the benchmark interest rate increases 10 basis points (0.10%) as of March 31, 2016. Such impact assumes all risk factors other than interest rate are constant, and there is no correlation between the interest rate and other risk factors. In addition, if the interest rate fluctuates more than 10 basis points (0.10%), the impact may be greater than the computed amount.
③Liquidity risk management arising from financing operations for funding
Apart from adequate timely cash management for the entire group through the ALM Committee, the Group manages liquidity risk by diversifying financing methods, and balancing long-term and short-term funding with consideration to the market environment, etc.

(4) Supplementary explanation of matters relating to fair market value of financial instruments
Fair market values of financial instruments include those determined based on market prices, and values deemed to be market prices reasonably determined when financial instruments do not have market prices. Such values have been calculated using certain assumptions and may differ if calculated based on different assumptions.

2. Matters relating to fair market values of financial instruments
The following are consolidated book values, fair market values, and differences as of March 31, 2016.  Unlisted stocks and similar instruments whose fair market values are extremely difficult to determine are excluded from the table below (Please see (Note 2)).
(Millions of yen)
	Consolidated Book Value	Market Value	Difference
(1) Cash and due from banks	437,509	437,509	―
(2) Call loans and bills bought	414	414	―
(3) Other debt purchased (*1)
(4) Trading account securities	7,604	7,604	―
Trading-purpose securities
(5) Securities	3,596	3,596	―
bonds to be held to maturity	88,788	102,628	13,840
available-for-sale securities	1,205,419	1,205,41	―
(6) Loans and bills discounted	4,235,174	9
Allowance for loan losses (*1)	(40,564)
	4,194,609	4,242,480	47,870
Total Assets	5,937,942	5,999,653	61,710
(1) Deposits	5,206,700	5,209,198	2,497
(2) Negotiable certificates of deposit	174,878	174,921	42
(3) Call money and bills sold	78,000	78,000	―
(4) Payables under securities lending transactions	25,263	25,263	―
(5) Borrowed money	251,726	252,869	1,142
Total Liabilities	5,736,569	5,740,252	3,682
Derivative transactions (*2)
Derivative transactions not qualifying for hedge accounting	608	608	―
Derivative transactions qualifying for hedge accounting	(3,126)	(3,126)	―
Total derivative transactions	(2,517)	(2,517)	―

(*1)
The general allowance for doubtful accounts and allowances for individual loan losses corresponding to loans and bills discounted are deducted.  Allowance for doubtful accounts corresponding to other debt purchased are directly deducted from consolidated book value due to being immaterial.

(*2)
Derivative transactions included in Other assets and Other liabilities are presented collectively. Derivative transactions are presented as net of assets and liabilities, and net liabilities are shown as ( ).

(Note 1) Method for calculating the fair market value of financial instruments

Assets
(1) Cash and due from banks
For due from banks that have no maturity date, the carrying book value approximates fair market value. For due from banks that have a maturity date, the carrying book value approximates fair market values because of the short remaining period (one year or less) to maturity of these assets.
(2) Call loans and bills bought, and (3) Other debt purchased
The carrying book value approximates fair market values for these because of the short remaining period (one year or less) to maturity of these assets.
(4) Trading account securities
Fair market value of securities held for dealing operations such as bonds is based on the price quoted on securities exchanges or prices offered by correspondent financial institutions.
(5) Securities
Fair market value of stocks is based on prices quoted on securities exchanges, and fair market value of bonds is based on the price quoted on securities exchanges or prices offered by correspondent financial institutions. Fair market value of investment trusts is based on published net asset values.
The fair market value of guaranteed privately-placed bonds are the present values determined by discounting future cash flows at the rate that incorporates the credit risks.
(6) Loans and bills discounted
The carrying amounts of loans and bills discounted with floating interest rates approximate fair market value as long as customers’ credit risks have not changed significantly after lending because the market rates are promptly reflected in the floating interest rates.
The fair market values of loans and bills discounted with fixed interest rates are determined by discounting the principal and interest amount with the interest rate used for new loans for each category of loan, internal credit rating, and loan period.
For loans to bankrupt borrowers, substantially bankrupt borrowers, and borrowers with bankrupt concerns, as the estimated loan losses are calculated based on the amounts such as the estimated amount recoverable from collateral and guarantees, the amount obtained by deducting the amount recorded as allowances for loan losses from the amount recorded as receivables, etc. in the consolidated balance sheet as of the balance date approximates fair market value.
For loans and bills discounted without fixed maturity due to loan characteristics such as limiting loan amounts to within the value of assets pledged as collateral, carrying value approximates fair market value due to their expected repayment periods and interest rate conditions.

Liabilities
(1) Deposits, and (2) Negotiable certificates of deposit
For demand deposits, the required payment amounts requested at the date of consolidated financial statements (book value) is deemed to be the fair market value. In addition, fair market value of fixed term deposits and negotiable certificates of deposit is calculated by classifying them on the basis of their terms of duration and computing the present value by discounting future cash flows. The discount rates are determined based on interest rates offered for new deposits.
(3) Call money and bills sold, and (4) Payables under securities lending transactions
These have short-term contract terms (1 year or less) and the fair market values approximate the book values, so such book values are used as the fair market values.
(5) Borrowed money
The fair market value of borrowed money with fixed interest rates is calculated by classifying such borrowed money on the basis of their terms of duration and computing the present value by discounting future cash flows of total principal and interest using a discount rate based on interest rates applicable to similar borrowings. Furthermore, the fair market values for those with short-term contract terms (1 year or less) approximate the book values, so such book values are used as the fair market values

Derivative transactions
Derivative transactions consist of interest rate-related transactions (interest-rate futures, interest-rate options, interest-rate swaps, etc.), currency-related transactions (currency futures, currency options, currency swaps, etc.), and bond-related transactions (bond futures, bond options, etc.). Fair market values of these transactions are calculated from the prices of the securities exchange, discounted present values and option pricing models.

(Note 2) The carrying amount of financial instruments whose fair market values are deemed to be extremely difficult to determine are indicated below, and are not included in “Assets (5) Securities” in fair value information of financial instruments.

(Millions of yen)
Category	Consolidated Book Value
① Unlisted stocks (*1) (*2)	1,423
② Investments in partnerships (*3)	1,138
Total	2,561

(*1) Unlisted stocks are not subject to fair market value disclosure requirements because the market values for these securities are deemed to be extremely difficult to determine.
(*2) During the year ended March 31, 2016, impairment losses on unlisted stocks of 8 million yen were recognized.

(*3) Investments in investment partnerships consisting of assets such as unlisted stocks for which it is deemed to be extremely difficult to determine market value are not subject to fair market value disclosure requirements.

(Note 3)   Projected redemption amounts for money claims and securities that have maturity dates after the date of consolidated financial statements

(Millions of yen)
	1 year or less	More than 1 year but not more than 3 years	More than 3 years but not more than 5 years	More than 5 years but not more than 7 years	More than 7 years but not more than 10 years	More than 10 years
Due from banks	377,621	─	─	─	─	─
Call loans and bills bought	414	─	─	─	─	─
Other debt purchased	7,627	─	─	─	─	─
Securities
Bonds to be held to maturity	14,000	2,000	23,000	─	─	50,000
Available-for-sale securities that have maturity dates	93,987	174,411	118,470	70,440	242,151	149,380
Loans and bills discounted (*)	983,209	719,915	557,710	362,221	402,033	1,042,697
Total	1,476,861	896,326	699,180	432,661	644,185	1,242,077
(*) Not included above are loans and bills discounted amounting to 63,828 million yen for which redemption amounts cannot be reliably measured such as loans and bills discounted to bankrupt borrowers, substantially bankrupt borrowers, and borrowers with bankruptcy concerns and 114,900 million yen which have no maturity dates.

(Note 4)   Scheduled redemption amounts for borrowed money and other interest-bearing debts after the date of consolidated financial statements
(Millions of yen)
	1 year or less	More than 1 year but not more than 3 years	More than 3 years but not more than 5 years	More than 5 years but not more than 7 years	More than 7 years but not more than 10 years	More than 10 years
Deposits (*)	4,752,916	382,418	69,441	733	1,192	─
Negotiable certificates of deposit	174,878	─	─	─	─	─
Borrowed money	62,014	118,110	71,602	─	─	─
Total	4,989,810	500,528	141,043	733	1,192	─

(*) Demand deposits are included in deposits with maturity date of “1 year or less”.

(Tax-effect Accounting)
“The Act for Partial Revision of the Income Tax Act, etc.” (Act No. 15 of 2016) and “The Act for Partial Revision of the Local Taxation Act, etc.” (Act No. 13 of 2016) promulgated on March 29, 2016, the corporate income tax rate was lowered from the fiscal year commencing on or after April 1, 2016. In conjunction with the change, the statutory effective tax rate used for calculating deferred tax assets and deferred tax liabilities imposed on temporary differences expected to be reversed during the fiscal year commencing on April 1, 2016 has been reduced from the previous 32.06% to 30.69%, and to 30.45% in relation to the temporary difference expected to be reversed during the fiscal year commencing April 1, 2018. As a result of this change of tax rate, deferred tax assets has been reduced by 70 million yen, deferred tax liabilities fell by 461 million yen, deferred gains (losses) on hedges fell 91 million yen, unrealized gains on available-for-sale securities rose 1,067 million yen, and income taxes-deferred rose 547 million yen.

In addition, tax loss carry-forward rules are amended with the deductible amount limited to 60% of the income before carry-forward deductions from the fiscal year commencing on or after April 1, 2016, and to 55% of the income before carry-forward deductions from the fiscal year commencing on or after April 1, 2017, thereby reducing the impact.

(Per share information)
Net assets per share	909.54 yen
Net income attributable to owners of parent per share	67.37 yen

(Important Subsequent Event)
1.	Definitive Agreement Concerning the Business Integration of the Joyo Bank, Ltd. and Ashikaga HD through a Share Exchange
Ashikaga HD and the Joyo Bank, Ltd. (President: Kazuyoshi Terakado; hereinafter referred to as “Joyo”) (together, the “Companies”), in accordance with the basic agreement in relation to business integration (hereinafter referred to as the “Business Integration) through a share exchange (hereinafter referred to as “Share Exchange”) agreed upon between Joyo and Ashikaga HD on November 2, 2015, resolved at their respective meetings of the Board of Directors held on April 25, 2016 to consummate the business integration through a share exchange subject to obtaining the approval of shareholders of the Companies and regulatory approvals, and entered into a share exchange agreement (hereinafter referred to as the “Share Exchange Agreement”). At the same time, Ashikaga HD, Joyo, and The Ashikaga Bank, Ltd. (hereinafter referred to as “Ashikaga Bank”) entered into a business integration agreement and the details are as follows:

(1) Purpose of the Business Integration
The new financial group that will be established through the integration of the Companies will aim to maintain and promote the relationships with customers and deep understanding of local communities that Joyo and Ashikaga Bank have built over the years, as well as to realize the advancement of comprehensive financial services and operational efficiencies by taking advantage of a wide area network and other connections formed through the Business Integration.

Through this, the Companies will be able to provide more convenient, high-quality comprehensive financial services that can only be achieved through the integration of leading regional banks. In addition, the Companies will aim to become a group that is highly valued by each stakeholder by achieving sustained growth as a driving force of regional development and revitalization and improvement of corporate value in response to the expectations of shareholders and markets, as well as expansion of the opportunities for officers and employees and enhance their pride in and enjoyment of their duties. Furthermore, the Companies will aim to become a financial group that is open to other regional financial institutions who share their corporate ideal.

(2) Method of Share Exchange and Details of Allocation in Relation to the Share Exchange (Share Exchange Ratio)
① Method of Share Exchange
The business integration will be carried out by the holding company method. In order to complete the business integration quickly, the plan is to use Ashikaga HD, which already has a holding company structure, as the holding company of the new financial group.

Specifically, subject to obtaining the approval of shareholders of the Companies for matters necessary for the Business Integration and obtaining regulatory approvals required for the Business Integration, Joyo plans to carry out the Share Exchange with Ashikaga HD and Ashikaga HD plans to change its company name to Mebuki Financial Group, Inc. (hereinafter referred to as “Mebuki FG”).

The schedule of the Business Integration is as follows.
November 2, 2015	Execution of the Basic Agreement
March 31, 2016	Record date for the general shareholders’ meetings of the Companies
April 25, 2016	Resolution of the board of directors of the Companies directors
Execution of the Share Exchange Agreement and the business integration agreement
June 28,2016 (planned)	General shareholders’ meetings of the Companies
September 27, 2016 (planned)	Last trading day of the shares of Joyo
September 28, 2016 (planned)	Date of delisting of Joyo shares
October 1, 2016 (planned)	Effective date of the Share Exchange

Furthermore, the above schedule may be changed upon consultation between the Companies where necessary in the course of moving towards the Share Exchange or for other reasons.

② Details of allotment in the Share Exchange (Share Exchange Ratio)
Company Name	Joyo	The Company
Share Exchange Ratio	1.170	1

(Note 1) Details of allotment in the Share Exchange
Joyo shareholders will receive 1.170 shares of Mebuki FG’s common stock for each share of Joyo common stock.
If the number of Mebuki FG’s shares that Joyo shareholders will receive through the Share Exchange includes a fraction of less than one share, the relevant shareholder will be paid a cash amount corresponding to such fractional share pursuant to Article 234 of the Companies Act of Japan (“Companies Act”) and other relevant laws and regulations.
Furthermore, the above share exchange ratio may be adjusted between the Companies in the event that matters that cause material effect on the share exchange ratio are found to exist.

(Note 2) Number of newly issued shares to be delivered by Mebuki FG through the Business Integration (planned)
Common stock：845,758,343 shares

The above number has been calculated based on the total number of issued and outstanding shares of Joyo (766,231,875 shares) as of March 31, 2016. However, Joyo plans to cancel all of its treasury stock immediately before the Share Exchange takes effect (hereinafter referred to as the “Record Date”). Accordingly, treasury stock held by Joyo (43,361,496 shares) as of March 31, 2016 have not been included in calculating the above number.
The number of newly issued shares to be delivered by Mebuki FG through the Share Exchange may change if the number of Joyo’s treasury stock as of March 31, 2016 changes before the Record Date due to reasons such as exercise of the right to request purchase of shares by Joyo shareholders.

(Note 3) Handling of shares constituting less than one unit
When the Business Integration is consummated, Joyo’s shareholders who receive shares constituting less than one unit (100 shares) of Mebuki FG’s common stock (hereinafter referred to as “Shares Constituting Less than One Unit”) may not sell Shares Constituting Less than One Unit on the Tokyo Stock Exchange or any other financial instruments exchange market. Shareholders who receive Shares Constituting Less than One Unit may request Mebuki FG to purchase their Shares Constituting Less than One Unit pursuant to Article 192, Paragraph (1) of the Companies Act or will be able to request Mebuki FG to sell the number of shares needed, together with the number of Shares Constituting Less than One Unit held by such shareholder, to constitute one unit pursuant to Article 194, Paragraph (1) of the Companies Act and the Articles of Incorporation, except in the case where Mebuki FG does not possess enough shares requested to be sold.

③ Handling of stock acquisition rights and bonds with stock acquisition rights under the Share Exchange
In connection with the Share Exchange, Mebuki FG will deliver to the holders of stock acquisition rights (including stock acquisition rights attached to bonds) issued by Joyo outstanding as of the Record Date stock acquisition rights of Mebuki FG based on the terms of stock acquisition rights and the share exchange ratio.
In addition, Mebuki FG will succeed to the liabilities of bonds with stock acquisition rights issued by Joyo and Joyo will guarantee such liabilities.

  (3) Outline of the Holding Company (Mebuki FG) following the business integration
Name	Mebuki Financial Group, Inc.
Location of headquarters
7-2, Yaesu 2-chome, Chuo-ku, Tokyo
(Note) The head office functions of the Mebuki Financial Group, Inc. will comprise its full-time officers and employees as well as concurrent officers and employees of Joyo or Ashikaga Bank, and will be located in Mito, Ibaraki and Utsunomiya, Tochigi.
In addition, there is no change to the location of the head office of Joyo (Mito City, Ibaraki Prefecture) and the head office of Ashikaga Bank (Utsunomiya City, Tochigi Prefecture).

Representatives and directors expected to assume office	Representative Director and President	Kazuyoshi Terakado	(Currently, President of Joyo)
	Representative Director and Executive Vice President	Masanao Matsushita	(Currently, Director, President and CEO of Ashikaga HD and Director, President and CEO of Ashikaga Bank)
	Director	Eiji Murashima	(Currently, Managing Director of Joyo)
	Director	Kiyoshi Kato	(Currently, Executive Officer of Ashikaga Bank)
	Director	Ritsuo Sasajima	(Currently, Managing Director of Joyo)
	Director	Kazuyuki Shimizu	(Currently, Executive Officer and General Manager of Corporate Planning Department of Ashikaga HD and Managing Executive Officer of Ashikaga Bank)
	Director	Hidebumi Nishino	(Currently, Managing Executive Officer of Joyo)
	Director (Audit and Supervisory Committee Member)	Yoshiaki Terakado	(Currently, Corporate Auditor of Joyo)
	Director (Audit and Supervisory Committee Member)	Kunihiro Ono	(Currently, Director of Ashikaga HD and Director of Ashikaga Bank)
	Director (Audit and Supervisory Committee Member)	Ryuzaburo Kikuchi	(Currently, Outside Director of Joyo)
	Director (Audit and Supervisory Committee Member)	Toru Nagasawa	(Currently, a representative lawyer of Nagasawa Law Offices)
	Director (Audit and Supervisory Committee Member)	Takashi Shimizu	(Currently a professor of the Graduate School of Accountancy, Waseda University)
(Note) Ryuzaburo Kikuchi, Toru Nagasawa and Takashi Shimizu, each as a Director (Audit and Supervisory Committee Member), are Directors who are Outside Directors as defined in Article 2, item (xv) of the Companies Act.

Capital	117,495 million yen
Net assets	Details have not been determined at present.
Total assets	Details have not been determined at present.
Fiscal year end	March 31
Nature of business	Bank holding company (Management and operation of banks and other companies that Mebuki FG may have as subsidiaries under the Banking Act and any and all businesses incidental or related thereto.)

  (4) Outline of the parties to the Share Exchange (as of December 31, 2015)
Name	The Joyo Bank, Ltd.
Location	5-5, Minami-machi 2-chome, Mito, Ibaraki
Representative	Kazuyoshi Terakado, President
Business	Banking business
Capital	85,113 million yen
Date established	July 30, 1935
Number of shares issued and outstanding	766,231 thousand shares
Fiscal year end	March 31
Total assets (consolidated)	9,182,730 million yen
Net assets (consolidated)	608,065 million yen
Deposits (non-consolidated)	7,920.1 billion yen
Loans and bills discounted (non-consolidated)	5,870.7 billion yen
Number of employees (consolidated)	3,773
Number of branches (including sub-branches)	179 branches
Major shareholders and shareholding ratio (as of September 30, 2015)	The Bank of Tokyo-Mitsubishi UFJ, Ltd. Nippon Life Insurance Company Japan Trustee Services Bank, Ltd. (Trust Account) Sompo Japan Nipponkoa Insurance Inc. STATE STREET BANK AND TRUST COMPANY 505223	3. 78% 3. 28% 3. 02% 3. 02% 2.70%

(5) Outline of Accounting Process in relation to the Share Exchange
The Share Exchange is a reverse acquisition under the Accounting Standard for Business Combinations and it is expected that the purchase method will apply to the transaction, under which Joyo is an acquiring company and Ashikaga HD is an acquired company.  The amount of goodwill (or negative goodwill) which is expected to be incurred as a result of the Share Exchange has yet to be determined.

(TRANSLATION)
INDEPENDENT AUDITOR’S REPORT
May 12, 2016
To the Board of Directors of
Ashikaga Holdings Co., Ltd.:

Deloitte Touche Tohmatsu LLC

Designated Unlimited Liability Partner, Engagement Partner, Certified Public Accountant:
Masanori Matsuzaki

Designated Unlimited Liability Partner, Engagement Partner, Certified Public Accountant:
Ryujin Matsuura

Pursuant to the fourth paragraph of Article 444 of the Companies Act, we have audited the consolidated financial statements, namely, the consolidated balance sheet as of March 31, 2016 of Ashikaga Holdings Co., Ltd. (the “Company”) and its consolidated subsidiaries, and the related consolidated statements of income and changes in net assets for the fiscal year from April 1, 2015 to March 31, 2016, and the related notes.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Audit Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ashikaga Holdings Co., Ltd. and its consolidated subsidiaries as of March 31, 2016, and the results of their operations for the year then ended in accordance with accounting principles generally accepted in Japan.

Emphasis of Matter
As discussed in “Important Subsequent Event” in the notes to consolidated financial statements, the Company and the Joyo Bank, Ltd., in accordance with the basic agreement in relation to the business integration through a share exchange agreed upon between the Company and the Joyo Bank, Ltd. on November 2, 2015, resolved at their respective meetings of the Board of Directors held on April 25, 2016, to consummate the business integration through a share exchange subject to obtaining the approval of shareholders of the Company and the Joyo Bank, Ltd. and regulatory approvals, and entered into a share exchange agreement. At the same time, the Company, the Joyo Bank, Ltd., and The Ashikaga Bank, Ltd. entered into a business integration agreement.

Our opinion is not qualified in respect of this matter.

Interest
Our firm and the engagement partners do not have any interest in the Company for which disclosure is required under the provisions of the Certified Public Accountants Act.
The above represents a translation, for convenience only, of the original report issued in the Japanese language.

AUDIT REPORT

We, the Audit Committee of the Company, audited the performance by Directors and Executive Officers of their duties during Period 8 (from April 1, 2015 to March 31, 2016). We hereby report as follows on the method and results thereof.

1, Method of Audit

We performed the audit using the methods listed below, as well as by receiving periodical reports, obtaining explanations as necessary, and expressing opinions regarding the state of implementation and operation of the contents of the resolutions of the Board of Directors concerning the matters as listed in Article 416, Paragraph 1, Item 1 (b) and (e) of the Companies Act, and the status of the systems (internal control systems) established thereunder.

(i)
In accordance with the auditing policy and assignment of auditing duties, etc., as determined by the Audit Committee, and, in collaboration with the relevant departments, we attended important meetings, received reports from the Directors, Executive Officers, etc. on matters concerning the execution of their duties, requested explanations as necessary, inspected documentation of important decisions, etc., and investigated the state of activities and property of the Company.

Further, in regard to internal control over financial reporting, we received reports from the Board of Directors, etc. and from Deloitte Touche Tohmatsu LLC of the evaluation and audit of the internal control situation, and sought explanations as necessary. In addition, in regard to the subsidiaries, we communicated and exchanged information with the Directors and Executive Officers, etc. of the subsidiaries, and received business reports from the subsidiaries as necessary.
(ii)
We monitored and examined whether the Accounting Auditors maintained their independence and performed their auditing duties adequately, and also received reports from the Accounting Auditors on the status of performance of their duties and requested explanations as necessary. We also received a notice from the Accounting Auditors to the effect that “structures for ensuring that duties are appropriately performed” (matters stipulated in each item under Article 131 of the Accounting Regulation Ordinance) were being developed pursuant to the “Quality Management Standards for Auditing” (Business Accounting Council, October 28, 2005) and requested explanations as necessary.

We examined the business reports, the unconsolidated financial statements (the Unconsolidated Balance Sheet, the Unconsolidated Statement of Income, the Unconsolidated Statement of Changes in Net Assets, and the Notes to the Unconsolidated Financial Statements), and their supplementary schedules, as well as the consolidated financial statements (the Consolidated Balance Sheet, the Consolidated Statement of Income, the Consolidated Statement of Changes in Net Assets, and the Notes to the Consolidated Financial Statements), and their supplementary schedules for this period in accordance with the foregoing method.

2. Results of Audit

(1) Audit results of business report
(i)
We believe that the business report and supplementary schedules present fairly the condition of the Company in conformity with related laws and regulations and the Articles of Incorporation of the Company.

(ii)	We find no unfair act or material fact in violation of laws and ordinances or the Articles of Incorporation with respect to the performance of duties by the Directors and Executive Officers
(iii)
We are of the opinion that the resolution of the Board of Directors concerning the internal control system was reasonable. Furthermore, we find no matters that require noting with regard to the details contained in the Business Report or the Directors’ and Executive Officers’ performance of their duties in connection with the internal control systems, including internal control in relation to the financial reports.

(2) Audit results of financial statements and their supplementary schedule
In our opinion, the auditing methods used and the conclusions reached by the Independent Auditor, Deloitte Touche Tohmatsu LLC, are appropriate.

(3) Audit results of consolidated financial statements
In our opinion, the auditing methods used and the conclusions reached by the Independent Auditor, Deloitte Touche Tohmatsu LLC, are appropriate.

May 13, 2016

Audit Committee, Ashikaga Holdings Co., Ltd.
Yoshio Kohra	(Seal)
Mitsuhiro Kitamura	(Seal)
Kunihiro Ono	(Seal)

Note:  Directors Yoshio Kohra and Mitsuhiro Kitamura are Outside Directors pursuant to Article 2, Item 15 and Article 400, Paragraph 3 of the Companies Act